Exhibit 4.3

LOAN AGREEMENT

BY AND BETWEEN

Vesta Bajío, S. de R.L. de C.V.,
Vesta Baja California, S. de R.L. de C.V.,
QVC, S. de R.L. de C.V.
QVCII, S. de R.L. de C.V., and

WTN DESARROLLOS INMOBILIARIOS DE MÉXICO, S. DE R.L. DE C.V.

each, a Mexican Sociedad de Responsabilidad Limitada de Capital Variable,

individually and collectively, as the context may require, as Borrower

AND

METROPOLITAN LIFE INSURANCE COMPANY,

a New York corporation,

as Lender

July 27, 2016

EXECUTION COPY

TABLE OF CONTENTS

PAGE

Article I
LOAN TERMS AND SECURITY

Article II
CONDITIONS PRECEDENT TO DISBURSEMENT

Section 2.01	Initial Funding Disbursement	15
Section 2.02	Second Funding Disbursement	15

Article III
BORROWER REPRESENTATIONS, WARRANTIES AND COVENANTS

Article IV
INSURANCE

Section 4.01	Required Insurance and Terms of Insurance Policies.	24
Section 4.02	Adjustment of Claims	27
Section 4.03	Assignment to Lender	27

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Article V
BOOKS, RECORDS AND ACCOUNTS

Section 5.01	Books and Records	27
Section 5.02	Property Reports	28
Section 5.03	Additional Matters	29

Article VI
LEASES AND OTHER AGREEMENTS AFFECTING THE TRUST PROPERTY

Article VII
ENVIRONMENTAL HAZARDS

Article VIII
CASUALTY, CONDEMNATION AND RESTORATION

Section 8.01	Borrower’s Representations	37
Section 8.02	Restoration	37
Section 8.03	Condemnation	38
Section 8.04	Requirements for Restoration	39

Article IX
REPRESENTATIONS OF BORROWER

Section 9.01	ERISA	41
Section 9.02	Non-Relationship	41
Section 9.03	No Adverse Change	41
Section 9.04	Compliance with Laws, Including Anti-Terrorism, Bribery, KYC and Anti Money Laundering Laws	42

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Article X
CHANGE IN OWNERSHIP, CONVEYANCE OF Trust PROPERTY

Article XI
DEFAULTS AND REMEDIES

Article XII
BORROWER AGREEMENTS AND FURTHER ASSURANCES

Article XIII
RECOURSE LIABILITIES

Section 13.01	Recourse Liabilities	58

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Article XIV
DEBT SERVICE RESERVE

Section 14.01	Debt Service Reserve Requirement	61
Section 14.02	Debt Service Reserve Account	61
Section 14.03	Option to Provide Letter Of Credit	61
Section 14.04	LC Draw Events	61
Section 14.05	Renewal of Letters Of Credit	62
Section 14.06	Assignment of Letter Of Credit	62

Article XV
MISCELLANEOUS COVENANTS

EXHIBITS
EXHIBIT A:	REAL PROPERTY
Schedule 1:	TRUST PROPERTY
EXHIBIT B:	PERSONAL PROPERTY
EXHIBIT C:	ALLOCATED LOAN AMOUNTS
EXHIBIT D:	FORM OF PAGARÉ

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EXHIBIT E:	FORM OF LEASING GUIDELINES
EXHIBIT F:	FORM OF POWER OF ATTORNEY
EXHIBIT G:	RENT ROLL FOR EACH TRUST PROPERTY
EXHIBIT H:	FORM OF LEASE AGREEMENT
EXHIBIT I:	ORGANIZATIONAL CHART
EXHIBIT J:	PERSONAL PROPERTY LOCATED AT REAL PROPERTY
EXHIBIT K:	FORM LOAN REQUEST
EXHIBIT L:	SECOND FUNDING TRUST PROPERTIES

SCHEDULE 3.11	POST-CLOSING OBLIGATIONS

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EXECUTION COPY

LOAN AGREEMENT
DEFINED TERMS

Execution Date: As of July 27, 2016
Loan: A loan in an amount not to exceed US$150,000,000 (the “Total Loan Amount”) from Lender to the Borrower comprised of (i) an amount not to exceed US$119,927,000 (the “Initial Funding”), and (ii) an amount not to exceed US$30,073,000 which shall be disbursed in a single disbursement (the “Second Funding”). The disbursement of the Initial Funding pursuant to the terms hereof shall be referred to as the “Initial Funding Disbursement” and the disbursement of the Second Funding pursuant to the terms hereof shall be referred to as the “Second Funding Disbursement.” The Initial Funding and the Second Funding, once repaid pursuant to Section 1.06 or otherwise, are not available to be re-borrowed.
Borrower: Vesta Bajío, S. de R.L. de C.V., Vesta Baja California, S. de R.L. de C.V., QVC, S. de R.L. de C.V., QVCII, S. de R.L. de C.V. and WTN Desarrollos Inmobiliarios de México, S. de R.L. de C.V., each a Mexican Sociedad de Responsabilidad Limitada de Capital Variable, individually and collectively, as the context may require
Borrower’s Address:	Paseo de Tamarindos 90, Torre 2, 28th floor, Colonia Bosques de las Lomas, Mexico City, C.P. 05120. Attention: Lorenzo Berho and Juan Sottil
Borrower Taxpayer Registry Number:
Vesta Bajío, S. de R.L. de C.V.:	VBA050208J72
Vesta Baja California, S. de R.L. de C.V.:	VBC050208UU8
QVC, S. de R.L. de C.V.:	QVC940801V88
QVCII, S. de R.L. de C.V.:	QVC941103DK2
WTN Desarrollos Inmobiliarios de México,	WDI100731521
S. de R.L. de C.V.

Lender: Metropolitan Life Insurance Company, a New York corporation
As used in this Agreement, the term “Lender” shall have the meaning set forth in Paragraph E of the Recitals.
Lender’s Address:

Metropolitan Life Insurance Company
MetLife Real Estate Investors

Paseo de Tamarindos No. 90, Torre I, Piso 11, Oficina “B”

Colonia Bosques de las Lomas, Cuajimalpa,

C.P. 05120, México, D.F.
Tel: 52 55 5328 7054
Fax: 52 55 5540 2294
Attention: Regional Director

and:	Metropolitan Life Insurance Company
Real Estate Investments
10 Park Avenue, P.O. Box 1902
Morristown, New Jersey 07962
U.S.A.
Tel:  (973) 355-4000
Fax:  (973) 355-4920
Attention: Associate General Counsel – REI

With a copy (which shall not constitute notice) to: Hunton & Williams LLP 200 Park Avenue New York, New York 10166 Tel: (212) 309-1023 Fax: (917) 254-4639 Attention: Peter Mignone, Esq.
Location and Address of the Trust Property: See Exhibit A.
Use: Bulk warehouse, distribution facilities or light manufacturing facilities.

Address for Insurance Notification:

Metropolitan Life Insurance Company and/or its successors and assigns Real Estate Investments 10 Park Avenue, P.O. Box 1902 Morristown, New Jersey 07962 U.S.A. Attn: Risk Management;

With a copy to:	Metropolitan Life Insurance Company
MetLife Real Estate Investors
Paseo de Tamarindos No. 90, Torre I, Piso 11, Oficina “B”
Colonia Bosques de las Lomas, Cuajimalpa,
C.P. 05120, México, D.F.
Tel: 52 55 5328 7054
Fax: 52 55 5540 2294
Attention: Regional Director
Security Trustee Name:	CIBanco, Institución de Banca Múltiple

Affiliate: With respect to any specified Person, a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person specified.

Agreements: Means the Lease Agreements and the Management Agreements as each of the foregoing may be amended, modified or replaced from time to time to the extent permitted under the Loan Documents.

Allocated Loan Amount: Means, with respect to each individual Trust Property, the amount set forth on Exhibit C hereto. Upon the occurrence of a Permitted Property Substitution effected in accordance with the terms hereof, the Allocated Loan Amount of the applicable Replacement Property shall be the same Allocated Loan Amount of the applicable individual Trust Property substituted in connection with said Permitted Property Substitution.

Annual Debt Service Payments: An amount equal to the sum of all projected monthly installments of principal and interest payable by Borrower to Lender for the 12 consecutive calendar month period immediately following any date of determination.

Applicable Prepayment Fee: Except to the extent otherwise provided in this Agreement, with respect to any prepayment of all or part of the Secured Obligations made during the Lockout Period, the Default Prepayment Fee, and with respect to any prepayment of all or part of the Secured Obligations made in any year after the expiration of the Lockout Period (and prior to the Open Period), the Prepayment Fee

Business Day:  Any day except Saturday, Sunday and any other day in which the principal office of commercial banks located in New York City, United States of America or Mexico City, Mexico are authorized or required by law, regulation or decree to remain closed.

Business Income: The meaning given to such term in Section 4.01(b).

Control: The possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

Deemed Approval Requirements: With respect to any matter, that (i) no Event of Default shall have occurred and be continuing (either at the date of any notices specified below or as of the effective date of any deemed approval), (ii) Borrower shall have sent Lender a written request for approval with respect to such matter in accordance with the applicable terms and conditions hereof (the “Initial Notice”), which such Initial Notice shall have been (A) accompanied by any and all required information and documentation relating thereto as may be reasonably required in order to approve or disapprove such matter (the “Approval Information”) and (B) marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER”; (iii) Lender shall have failed to respond to the Initial Notice within the aforesaid time-frame; (iv) Borrower shall have submitted a second request for approval with respect to such matter in accordance with the applicable terms and conditions hereof (the “Second Notice”), which such Second Notice shall have been (A) accompanied by the Approval Information and (B) marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN THREE (3) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER”; and (v) Lender shall have failed to respond to the Second Notice within the aforesaid time-frame. For purposes of clarification, Lender requesting additional and/or clarified information, in addition to approving or denying any request (in whole or in part), shall be deemed a response by Lender for purposes of the foregoing.

Default: The occurrence of any event hereunder or under any other Loan Document or the Unsecured Indemnity Agreement which, but for the giving of notice or passage of time, or both, would be an Event of Default.

Default Interest Rate: The Default Interest Rate set forth in the Pagaré. For the avoidance of doubt, the Default Interest Rate shall in no case exceed the sum of (i) the Interest Rate plus (ii) 400 basis points (4.00%).

Default Prepayment Fee: An amount equal to the Prepayment Fee except that when calculating the Prepayment Fee, the determination of the applicable interest payments be calculated at the Default Interest Rate. Notwithstanding anything in this Agreement to the contrary, payment of the Default Prepayment Fee hereunder shall be in lieu of, and not in addition to, the payment of the Prepayment Fee.

Dollars and US$: The legal currency of the United States of America.

DSCR: The ratio of Net Operating Income to Annual Debt Service Payments. For purposes of calculating the DSCR, the Annual Debt Service Payments for the applicable period shall be determined based on the Total Loan Amount then-outstanding at the time of such calculation and (A) assuming that the Loan had been in place for the entirety of said period and (B) disregarding the “interest only” period under the Loan and assuming that the constant principal and interest payments provided for hereunder were due for the entirety of said period.

Environmental Report: The meaning given to such term in the Unsecured Indemnity Agreement.

Event of Default: The meaning set forth in Section 11.01.

Existing Liens: The existing mortgages, security trusts, or any other Liens and Encumbrances over the Trust Property in favor of BRE Debt Mexico II, S.A. de C.V. (as successor of GE Real Estate Mexico, S. de R.L. de C.V.) or any other Person other than the Lender.

Fabricas de Calzado Andrea and Multitenant Norte Trust Property: shall mean the real estate property that comprise plots seventeen (17), nineteen (19), twenty one (21) twenty three (23), twenty five (25) and twenty seven (27) of block 2 (manzana 2) including any buildings and expansion constructed in such plots, located in Fraccionamiento Parque Industrial y de Negocios las Colinas, in Monte Coecillo, Silao, Guanjuato, Mexico pursuant to public deed 17,764 dated July16, 2008, granted before Ponciano López Juárez, notary public 222 of Mexico City.

Funding or Fundings: The meaning set forth in Section 1.01(a).

Governmental Authority: Any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any individual or entity with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or quasi-governmental issues (including any court).

Gross Income: As of any date of determination, the annualized then current gross recurring monthly rent and other collections (including any amounts which may eventually be reimbursed by tenants in respect of operating expense or real estate tax adjustments) receivable from tenants that have accepted their respective premises under Lease Agreements demising space in the Trust Property.

Hazardous Materials: The meaning set forth in Section 7.05.

Imposition: The meaning set forth in Section 3.04(a).

Impairment of the Security: The meaning set forth in Section 8.02(c).

Initial Funding: has the meaning in the defined term for “Loan.”.

Initial Funding Disbursement: has the meaning in the defined term for “Loan.”

Initial Funding Disbursement Date: has the meaning in Section 2.01.

Insurance Proceeds: The meaning set forth in Section 4.02. Late Charge: The Late Charge set forth in the Pagaré. For the avoidance of doubt, the Late Charge shall in no case exceed four percent (4%) on unpaid amounts after any applicable grace period as provided herein or in the other Loan Documents.

Lease Agreements: The meaning given to the term “Contratos de Arrendamiento” in the Security Trust Agreement.

Lease Payments: The meaning given to the term “Pagos de Arrendamiento” in the Security Trust Agreement.

Liens and Encumbrances: The meaning set forth in Section 3.09.

Loan Documents: The Pagaré, this Agreement, the Security Trust Agreement, and any other agreement, document or instrument related to the Pagaré, this Agreement, and/or the Security Trust Agreement together with all extensions, renewals, amendments, modifications and restatements thereof. The Unsecured Indemnity Agreement is not a Loan Document.

Loan Fee: With respect to the Initial Funding, an amount equal to US$599,635.00 and with respect to the Second Funding, an amount equal to US$150,365.00. The Loan Fee relating to the Initial Funding and the Second Funding (i.e., US$750,000.00) shall be paid by Borrower on Initial Funding Disbursement Date, subject to the terms of Section 1.02.

LTV Ratio: The fraction, described as a percentage, obtained by dividing the outstanding principal balance of the Loan by the total fair market value of the Trust Property, as determined by Lender in its sole discretion.

Management Agreement: means each one of the management agreements dated July 31, 2012, entered into by each Borrower, individually, with Manager.

Manager: Vesta Management, S. de R.L. de C.V. formerly known as Vesta Management, S.C.

Material Adverse Effect: means, with respect to any circumstance, act, condition or event of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event, act, condition circumstances, whether or not related, a material adverse change in, or a materially adverse effect upon, (a) the ability of Borrower to perform its obligations under any Loan Document or the Unsecured Indemnity Agreement; (b) the value or physical condition of the Trust Property (taken as a whole); or (c) the validity, priority or enforceability of any Loan Document or the Unsecured Indemnity Agreement or the liens, rights (including, without limitation, recourse against the Trust Property) or remedies of Lender hereunder or thereunder (as applicable).

Net Operating Income: As of any date of determination (A) the Gross Income, less (B) all Operating Expenses payable by Borrower in respect of the Trust Property for the previous twelve (12) calendar month period.

Official Mexican Norms: The meaning set forth in Section 7.07. Open Date: May 1, 2026.
Operating Expenses: As of any date of determination, the expenses for operating the Trust Property in the ordinary course of business which are paid in cash by Borrower and which are directly associated with and allocable to the Trust Property including, without limitation, (a) Impositions, which shall be calculated by Borrower and, upon request by Lender, supplied to Lender with supporting documentation acceptable to Lender, (b)  insurance premiums, (c) management fees (which shall not be greater than three percent (3%) of Gross Income for the purposes calculating the management fees), and (d)  utility and maintenance expenses.  Operating Expenses shall exclude (x) Annual Debt Service Payments, (y) any of the foregoing expenses described in clauses (a) through (d) above for which Borrower has been or will be reimbursed from insurance proceeds or by a tenant or any third party and (z) any non-cash charges such as depreciation and amortization.

Pagaré:  Pagaré dated as of the Execution Date, written in both English and Spanish and executed and delivered by Borrower in favor of Lender evidencing the Loan, together with all extensions, renewals, amendments, modifications, restatements and replacements thereof (including, without limitation, any replacement pagaré delivered in connection with the Second Funding and/or any Property Release).

Parent: Corporación Immobiliaria Vesta, S.A.B. de C.V.

Permitted Exceptions:  (a) the Liens and Encumbrances created by this Agreement and the other Loan Documents, (b) all Liens and Encumbrances for any Trust Property that are disclosed to Lender in writing prior to the Execution Date, (c) Agreements and Lease Agreements expressly permitted pursuant to the Loan Documents, (d) Liens, if any, for Impositions imposed by any Governmental Authority being contested in accordance with the terms hereof, (e) Liens, if any, relating to contractor claims that can result in a Lien that are contested in accordance with Section 8.04(c) hereto and (f) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

Person:  any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Pesos: The legal currency of the United Mexican States.

Prepayment Fee: An amount equal to the greater of (i) the Prepayment Ratio multiplied by the difference between (x) and (y) where (x) is the present value of all remaining payments of principal (if applicable) and interest relating to the Loan, including the outstanding principal relating to the Loan due on the Maturity Date, discounted at the rate which, when compounded monthly, is equivalent to the Treasury Rate (as defined below) plus 25 basis points (0.25%) compounded semi-annually and (y) is the principal amount of the Loan then outstanding, and (ii) one percent (1%) of the amount of the Loan being prepaid.

Prepayment Ratio: A fraction, the numerator of which shall be the amount of principal being prepaid and the denominator of which shall be the principal of the Loan then outstanding.

Qualified Management Agreement: The meaning set forth in Section 6.04(c).

Rating Agency: The meaning set forth in Section 5.03(a).

Remedial Work: The meaning set forth in Section 7.02.

Requirements: All laws, ordinances, orders, covenants, conditions and restrictions and other requirements relating to land and building design and construction, use and maintenance, that may now or hereafter pertain to or affect the Trust Property or any part of the Trust Property or the Use, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, handicapped facilities, building, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules (including all material applicable Official Mexican Norms issued by the Mexican Ministry of Economy or other competent authority), laws, ordinances, statutes, codes and requirements applicable to the Trust Property, including permits, licenses, certificates of occupancy and/or other certificates that may be necessary from time to time to comply with any of the these requirements.

Requirements of Environmental Laws: The meaning set forth in Section 7.06.

Second Funding: has the meaning in the defined term for “Loan.”

Second Funding Disbursement: has the meaning in the defined term for “Loan.”

Second Funding Disbursement Conditions: has the meaning set forth in Section 2.02(b).

Second Funding Disbursement Date: has the meaning set forth in Section 1.01(b).

Second Funding End Date: has the meaning set forth in Section 1.01(a)(ii).

Second Funding Trust Properties: the properties described on Exhibit L.

Secured Obligations: The meaning set forth in Section 1.09.

Security Trust Agreement: Fideicomiso Irrevocable Traslativo de Dominio, de Garantía y Medio de Pago con Derechos de Reversión número CIB/2574, dated the Execution Date and executed by Borrower, as trustor, CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, DIVISIÓN FIDUCIARIA, as trustee (the “Security Trustee”), and Lender, as first beneficiary, and given to secure, among other things, the repayment of the Loan, together with all extensions, renewals, amendments, modifications and restatements thereof.

SMR Trust Property: shall mean the real estate property that comprise plots thirteen (13), fourteen (14), fifteen (15) and sixteen (16) of block II (manzana II) located in Circuito Exportación del Parque Industrial Tres Naciones, in San Luis Potosí, Mexico pursuant to public deed 11,918 dated November 27, 2006, granted before Leopoldo de la Garza Marroquín, notary public 33 of San Luis Potosí, recorded in the Public Registry of San Luis Potosí under number 244,182, pages 245-252, volume 4690 on April 24, 2007.

Total Loan Amount: has the meaning in the defined term for “Loan.”

Treasury Rate: The annualized yield on securities issued by the United States Treasury having a maturity equal to the remaining stated term of the Loan, as quoted in the Federal Reserve Statistical Release H. 15 (519) under the heading “U.S. Government Securities - Treasury Constant Maturities” for the date on which prepayment is being made. If this rate is not available as of the date of prepayment, the Treasury Rate shall be determined by interpolating between the yield on securities of the next longer and next shorter maturity. If the Treasury Rate is no longer published, Lender shall select a comparable rate. Lender will, upon request, provide an estimate of the amount of the Prepayment Fee two weeks before the date of the scheduled prepayment.

Trust Property: Has the meaning set forth in Recital D. For the avoidance of doubt, Trust Property includes forty eight (48) Real Properties as more particularly described in the Security Trust Agreement, as well as the Rights under the Lease Agreements (as defined in the Security Trust Agreement), the Insurance Policies and the Insurance Proceeds of the Insurance Policies. In the event of any Property

Release of any individual Trust Property effected in accordance with the terms of the Loan Documents, the term Trust Property shall thereafter exclude the applicable released property from and after the date of the applicable Property Release.

Unsecured Indemnity Agreement: Unsecured Indemnity Agreement dated as of the Execution Date and executed by Borrower in favor of Lender, together with all amendments, modifications and restatements thereof.

Vishay Trust Property: shall mean the real estate property located in Avenida de las Torres 2150, Lote Bravo in Ciudad Juarez, Chihuahua, Mexico pursuant to public deed 13,526 dated November 20, 2007, granted before Aureliano González Baz, notary public 1 of Judicial District Bravos, Chihuahua.

Wilson Trust Property: shall mean the real estate property comprising plot 21 and any building constructed in such plot located in Second Section (Sección Segunda) of Fraccionamiento Industrial el Trebol Tepoztlán in Tepoztlán, Cuautitlán Estado de México, Mexico pursuant to public deed 64,970 dated June 3, 1998, granted before Heriberto Román Talavera, notary public 62 of Mexico City, recorded in the Public Registry of Cuautitlán Izcalli, Estado de México under number 118, Volume 428, Libro Primero, Sección Primera on November 11, 1999.

3M Trust Property: shall mean the real estate property located in 133 Circuito Exportación del Parque Industrial Tres Naciones in San Luis Potosí, Mexico pursuant to public deed 30,319 dated December 1, 2014, granted before Ponciano López Juárez, notary public 222 of Mexico City, recorded in the Public Registry of San Luis Potosí under folio number 51,1156.

THIS LOAN AGREEMENT (this “Agreement”) is made as of the Execution Date by and between Borrower and Lender. All capitalized terms which are not defined in this Agreement shall have the respective meanings set forth in the Exhibits attached to this Agreement and the Pagaré or, if not defined therein, the respective meanings set forth in the Security Trust Agreement.

R E C I T A L S

A.  Lender has agreed to advance to Borrower the Loan in accordance with the terms and conditions set forth in this Agreement.

B.  The Loan is evidenced by the Pagaré.

C.  Immediately prior to the Execution Date, each Borrower held good, marketable and insurable title to the Real Property described and defined in Exhibit A attached to this Agreement owned by each such Borrower and good, sufficient legal title to all the items of Personal Property described and defined in Exhibit B attached to this Agreement owned by it.

D.  Pursuant to the Security Trust Agreement, each Borrower has transferred, or is simultaneously with the execution and delivery of this Agreement transferring, all of its right, title and interest in and to the Real Property and the Personal Property owned by each such Borrower to the Security Trustee as security for the Loan. The Real Property and Personal Property conveyed from time to time to the Security Trustee pursuant to the Security Trust Agreement, whether in connection with the disbursement of the Initial Funding or the Second Funding, a Substitution or otherwise, shall be referred to herein as the “Trust Property”.

E.  Each Borrower makes the following covenants and agreements for the benefit of Lender or any party designated by Lender, including any prospective purchaser of the Loan Documents or participant in the Loan (all of which are collectively referred to as “Lender”).

NOW, THEREFORE, IN CONSIDERATION of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

Article I
LOAN TERMS AND SECURITY

Section 1.01   Amount of Loan.

(a)   Lender has agreed to make a loan to Borrower in an amount equivalent to the Total Loan Amount. The Loan will be comprised of two separate fundings: the Initial Funding and the Second Funding (each of the foregoing, a “Funding” and collectively, the “Fundings”). Disbursements of the Loan with respect to each Funding shall be made as follows:

(i)    The Initial Funding shall be funded in full in accordance with Section 2.01. There shall only be one Initial Funding Disbursement; and

(ii)    The Second Funding shall be funded in full on the date determined as provided in Section 2.02 provided that the conditions set forth in Section 2.02 are satisfied. If the Second Funding has not been funded by Lender on or prior the date that is thirty (30) days following the Initial Funding Disbursement Date (the “Second Funding End Date”), Lender shall thereafter have no obligation to make the Second

Funding Disbursement. The Second Funding Disbursement shall be considered an advance of the Loan, shall be added to the unpaid principal balance of the Loan as of the day such Second Funding Disbursement is made and shall be secured by the Security Trust Agreement. Borrower shall make a request for the Second Funding Disbursement no later than the tenth (10th) day before the Second Funding End Date. It shall be an Event of Default hereunder if the Second Funding is not made on or prior to the Second Funding End Date due to reasons within the control of Borrower (including, without limitation, any failure of any Second Funding Disbursement Condition if such failed Second Funding Disbursement Condition was within Borrower’s control to satisfy). For the avoidance of doubt, it shall not be an Event of Default hereunder if the Second Funding is not made on or prior to the Second Funding End Date due to reasons within the control of Lender provided all Second Funding Disbursement Conditions within the control of Borrower have been satisfied on or before the Second Funding End Date.

Any amount borrowed and repaid hereunder in respect of the Loan may not be re-borrowed. Lender’s obligations to make any Disbursement in accordance with the terms and provisions of this Agreement are an independent contract made by Lender to Borrower separate and apart from any other obligation of Lender to Borrower under the other provisions of the Loan Documents and the Unsecured Indemnity Agreement. The obligations of Borrower under the Loan Documents and the Unsecured Indemnity Agreement shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Lender by reason of Lender’s failure to make the Second Disbursement.

(b)  Lender shall disburse (i) the Initial Funding Disbursement on the Initial Funding Disbursement Date and (ii) the Second Funding Disbursement upon satisfaction of the conditions set forth in Section 2.02. At least ten (10) days prior to the date of the Second Funding Disbursement and in no event later than the tenth (10th) day before the Second Funding End Date (the date of such disbursement, the “Second Funding Disbursement Date”), Borrower shall deliver to Lender a completed Loan Request executed by Borrower in the form of Exhibit K (“Loan Request”) which shall identify the proposed Second Funding Disbursement Date (which shall be a Business Day).

Section 1.02   Term of Loan; Amounts In Us Dollars. The Loan shall be for a term commencing on the Execution Date and ending on August 1, 2026 (the “Maturity Date”), at which time all amounts owing under the Loan Documents shall be due and payable in full. All payments due to Lender under the Loan Documents and the Unsecured Indemnity Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available Dollars. On the Execution Date, Borrower shall pay to Lender the Loan Fee applicable to the Initial Funding and the Second Funding (i.e., in the amount of US$750,000.00); provided, however, in the event that Lender has not made the Second Funding as of the Second Funding End Date, Lender shall promptly refund to Borrower after the Second Funding End Date a portion of the Loan Fee in the amount of US$150,365.00.

Section 1.03   Interest Rate and Payment Terms.

(a)    The interest rate applicable to the Loan is four and fifty-five hundredths percent (4.55%) (the “Interest Rate”). Payments of interest and principal on the Loan shall be made by Borrower in accordance with the terms and conditions set forth in this Agreement, the Pagaré and the Security Trust Agreement. All monthly installments shall be applied first to the payment of interest and, to the extent applicable, second to the reduction of principal. Interest shall be calculated on a daily basis of the actual number of days elapsed over a 360-day year. On and prior to August 1, 2023, Borrower shall be required to make monthly payments of interest only on each monthly payment date, in accordance with the terms set forth in the Pagaré. After August 1, 2023, Borrower shall be required to make monthly payments of interest and principal on each monthly payment date in accordance with the terms set forth in the Pagaré. The principal component of the monthly installments of principal and interest due on the Loan shall be paid in accordance with the thirty (30) year amortization schedule set forth in the Pagaré. The entire outstanding principal balance of the Loan, together with all accrued interest and all other sums due under the Loan Documents and the Unsecured Indemnity Agreement, shall be paid on the Maturity Date.

(b)    All payments to Lender pursuant to the Loan Documents and the Unsecured Indemnity Agreement will be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, levied, collected, withheld or assessed by any Mexican Governmental Authority (“Taxes”), other than withholding taxes at a rate of four and nine-tenths percent (4.9%) (or such other rate as may be applicable pursuant to, in the case of Lender, the United States-Mexico Income Tax Convention signed at Washington on September 18, 1992, along with a Protocol and an Additional Protocol that modified the Convention signed at Mexico City on September 8, 1994, as amended by the Protocol signed at Mexico City on November 26, 2002, as the same may be further amended, renegotiated, modified, replaced, supplemented or restated from time to time (the “US-Mexico Tax Treaty”), or, in the case of an assignee or transferee of Lender, the applicable income tax treaty, if any, and the Mexican Income Tax Law (Ley del Impuesto Sobre la Renta)) on interest, fees and other such payments (as applicable) made by Borrower to Lender (“Excluded Taxes”). Lender shall, to the extent permitted by applicable law at the time and following written request of Borrower, provide Borrower with a copy of U.S. Internal Revenue Service Form 6166 (Certification of U.S. Tax Residency) for each calendar year during which the Loan is outstanding (a “Tax Certification”). In the event that, to Lender’s actual knowledge, the Tax Certification most recently delivered to Borrower becomes inaccurate in any material respect as a result of any factual change with respect to Lender, where the result of such factual change is a change in the applicable withholding rate, then, promptly after becoming aware of such factual inaccuracy, Lender agrees to deliver an updated Tax Certification to Borrower or notify Borrower of such inaccuracy.

(c)    If Borrower is required to deduct or withhold any Taxes other than Excluded Taxes, then Borrower will pay to Lender such additional amount as is necessary to ensure that the net amount actually received by Lender (free and clear of such Taxes, whether assessed against Borrower or Lender) will equal the full amount Lender would have received had no such deduction or withholding been required or made. As soon as possible, but in any event no later than fifteen (15) days following the date on which Borrower pays any Taxes to the Mexican tax authority, Borrower shall deliver to Lender the original or certified copy of a receipt or stamped tax return issued by such tax authority evidencing such payment and all other additional information and documents that Lender shall reasonably request relating to such payment.

(d)    Borrower shall timely pay the full amount of Excluded Taxes deducted or withheld to the relevant Mexican tax authority in accordance with applicable law. As soon as possible, but in any event not later than fifteen (15) Business Days following the date on which Borrower pays any Excluded Taxes to the Mexican tax authority, Borrower shall deliver to Lender the original or a certified copy of a receipt or stamped tax return issued by such tax authority, or other documentation reasonably acceptable to Lender, evidencing such payment and all other additional information and documents that Lender shall reasonably request relating to such payment.

(e)    In the event that Lender is unable to obtain a full tax credit on its United States tax return for any Excluded Taxes withheld by Borrower as provided herein and in the Loan Documents as a result of (i) the failure of any Borrower to furnish Lender with any of (A) a copy of the tax return filed with the relevant Governmental Authority, (B) the written evidence of payment of such Excluded Taxes to the Mexican tax authority or, (C) if reasonably required by Lender, a certificate of income tax withholding or (ii) any other action or inaction of any Borrower that would reasonably be expected to cause the inability to obtain a full tax credit and which, in the case of inaction, follows a reasonable request of Lender of an action by Borrower, then Borrower will pay to Lender, within ten (10) Business Days after written demand therefor (which demand shall specify the reason for which Lender was unable to obtain the tax credit and confirm (1) that Lender was unable to claim such tax credit as a result of action or inaction of Borrower (and specifying such action or inaction) and (2) the amount of any such Excluded Taxes not fully credited on the United States tax return of Lender), such additional amount as is necessary, without duplication of any additional amounts paid pursuant to Section 1.03(c), to ensure that the net amount actually received by Lender (free and clear of Taxes, including Excluded Taxes for which Lender is unable to obtain a United States tax credit as described above) will equal the full amount Lender would have received had no such deduction or withholding for such Excluded Taxes been required or made. A certificate as to the reason for which Lender was unable to obtain the tax credit and confirming (1) that Lender was unable to claim such tax credit as a result of action or inaction of Borrower and (2) the amount of any such Excluded Taxes not fully credited on the United States tax return of Lender, delivered to Borrower by Lender in good faith, shall be conclusive and binding absent manifest error.

(f)    Borrower shall indemnify Lender, within ten (10) Business Days after written demand therefor for (i) the full amount of any Taxes (other than Excluded Taxes) paid by Lender with respect to any payment by or obligation of Borrower hereunder or under the Loan Documents (including such Taxes imposed on, asserted against or attributable to amounts payable as contemplated herein or in the Loan Documents) and any liability, including penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted; and (ii) the full amount of any Excluded Taxes not duly and timely paid by Borrower as required under Section 1.03(d) and any liability, including penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted, except to the extent the Excluded Taxes are paid by Lender and Lender is able to obtain a tax credit on its United States tax return with respect to such Excluded Taxes. A certificate as to the amount, of any Excluded Taxes not fully credited on the United States tax return of Lender, delivered to Borrower, and prepared by Lender, shall be conclusive and binding absent manifest error.

(g)    Notwithstanding anything to the contrary contained in this Section 1.03, if Lender assigns or transfers all or part of its interests in the Loan Documents or the Unsecured Indemnity Agreement, Borrower shall not be required to make any greater payment in respect of such interests pursuant to this Section 1.03 than Borrower would have been required to make in respect of the assigning Lender at the time of such assignment or transfer; provided, however, for the avoidance of doubt, nothing in this clause (g) shall limit (i) the rights of Lender to sell, transfer or assign all or a portion of its interest in the Loan to any assignee, participant or other transferee pursuant to Section 12.01 and (ii) the rights of such assignee, participant or other transferee under this Section 1.03 as a result in a change of law occurring after the date of such assignment or transfer.

Section 1.04   Acceleration.

(a)    The Loan may be accelerated, at the option of Lender, following an Event of Default hereunder or under the other Loan Documents. Upon such acceleration, the Accelerated Loan Amount (as defined below) shall be immediately due and payable, together with interest accrued pursuant to the terms of the Loan Documents and any other amounts then payable under the terms of the Loan Documents. The Default Interest Rate shall commence to accrue upon the occurrence of an Event of Default and shall continue so long as the Event of Default is continuing or, if the Loan has been accelerated, until the Accelerated Loan Amount is indefeasibly paid in full.

(b)    The Accelerated Loan Amount shall bear interest at the Default Interest Rate which shall never exceed the maximum rate of interest permitted to be contracted for under applicable law.

(c)    “Accelerated Loan Amount” shall mean the entire amount of the Secured Obligations and all other sums evidenced by and/or secured under the Loan Documents and the Unsecured Indemnity Agreement, including without limitation any Applicable Prepayment Fee and/or Late Charges.

Section 1.05   Prepayment. The Secured Obligations may not be prepaid in whole or in part at any time prior to the Maturity Date except as follows:

(a)    The Secured Obligations may not be prepaid in whole or in part at any time prior to August 1, 2021 (the “Lockout Date”).

(b)    The Secured Obligations may not be prepaid in whole or in part at any time prior to the Maturity Date except as follows: commencing on the Lockout Date (the period through but excluding the Lockout Date sometimes referred to herein as the “Lockout Period”), Borrower may prepay the Secured Obligations, in whole (but not in part except in connection with a Partial Release), upon payment of the Applicable Prepayment Fee, on not less than sixty (60) days’ prior written notice to Lender. Any tender of payment by Borrower (or any of them) or any other person or entity of the Secured Obligations, except as expressly provided in this Section 1.05, shall constitute a prohibited prepayment and the Applicable Prepayment Fee shall be payable thereon. Without limitation of the foregoing, if a prepayment of all or any part of the Secured Obligations is made (i) during the Lockout Period, (ii) following an Event of Default and an acceleration of the Maturity Date, or (iii) in connection with a purchase of any individual Trust Property, or a repayment of the Secured Obligations at any time before, during or after, a judicial or non-judicial foreclosure or sale of any individual Trust Property, then to compensate Lender for the loss of the investment, Borrower shall pay an amount equal to the Applicable Prepayment Fee.

(c)    Notwithstanding anything to the contrary contained herein, from and after the Open Date (such period, the “Open Period”), Borrower may prepay the Loan in full (but not in part) upon thirty (30) days’ prior written notice to Lender without the payment of the Applicable Prepayment Fee, provided Borrower shall pay to Lender all accrued interest through the date of such prepayment.

(d)    Borrower acknowledges that Lender has relied upon the anticipated investment return under the Pagaré in entering into transactions with, and in making commitments to, third parties, and that the tender of any prohibited prepayment shall, to the extent permitted by law, include the Applicable Prepayment Fee. Borrower agrees that the Applicable Prepayment Fee represents the reasonable estimate of Lender and Borrower of fair average compensation for the loss that may be sustained by Lender as a result of a prohibited prepayment of the Pagaré and it shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid under the Loan Documents. Notwithstanding the foregoing, the parties recognize and acknowledge that the Applicable Prepayment Fee constitutes for all purposes the payment of a fee and not a penalty.

(e)    EXCEPT AS EXPRESSLY PROVIDED HEREIN, BORROWER EXPRESSLY (1) WAIVES ANY RIGHTS IT MAY HAVE UNDER APPLICABLE LAW TO PREPAY THE PAGARÉ, IN WHOLE OR IN PART, WITHOUT FEE OR PENALTY, UPON ACCELERATION OF THE MATURITY DATE OF THE PAGARÉ, AND (2) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF THE PAGARÉ IS MADE, UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THE PAGARÉ BY LENDER ON ACCOUNT OF ANY DEFAULT BY

BORROWER UNDER ANY LOAN DOCUMENT, INCLUDING BUT NOT LIMITED TO ANY TRANSFER, FURTHER ENCUMBRANCE OR DISPOSITION WHICH IS PROHIBITED OR RESTRICTED BY THIS AGREEMENT, THEN BORROWER SHALL BE OBLIGATED TO PAY CONCURRENTLY THE APPLICABLE PREPAYMENT FEE SPECIFIED IN THIS SECTION 1.05. BY EXECUTING THIS AGREEMENT, BORROWER AGREES THAT LENDER’S AGREEMENT TO MAKE THE LOAN AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THE PAGARÉ CONSTITUTES ADEQUATE CONSIDERATION FOR THIS WAIVER AND AGREEMENT.

(f)    Simultaneously with any Partial Release made in accordance with this Agreement, Borrower shall execute and deliver to Lender, subject to the simultaneous receipt of the Pagaré being replaced and cancelled a new Pagaré in form of Exhibit D hereto reflecting the revised outstanding principal amount and a revised repayment schedule for the Loan (which shall, for the avoidance of doubt, be prepared by Lender based on an amortization term equal to 360 months less the number of full interest accrual periods that have elapsed since the Execution Date and an assumed Interest Rate equal to the Interest Rate) after giving effect to such prepayment.

Section 1.06   Application of Payments. At the election of Lender, and to the extent permitted by applicable law, all payments made pursuant to the Loan Documents shall be applied in the order selected by Lender to any expenses, prepayment fees, the Applicable Prepayment Fee, Late Charges (as defined in the Pagaré), Escrow Deposits (as hereinafter defined), and other sums due and payable under the Loan Documents, and to unpaid interest at the Interest Rate or the Default Interest Rate, as applicable. The balance of any payments shall be applied to reduce the then unpaid outstanding principal balance of the Loan.

Section 1.07   Increased Costs. If, due to either (a) the introduction after the date hereof of or any change after the date hereof in or in the interpretation of any law or regulation or (b) the compliance with any guideline or request after the date hereof from any Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to Lender of agreeing to make or of making, funding or maintaining the Loan (including any increase in taxes other than net income taxes, franchise taxes or withholding taxes), then Borrower shall from time to time, upon demand by Lender pay to Lender additional amounts sufficient to compensate Lender for such increased cost (which demand shall specify such additional amount). A certificate as to the amount of such increased cost, submitted to Borrower by Lender shall be conclusive and binding for all purposes, absent manifest error. Failure or delay on the part of Lender to demand compensation pursuant to this Section 1.07 shall not constitute a waiver of Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate Lender pursuant to this Section 1.07 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that Lender notifies Borrower of the event giving rise to such increased costs or reductions, and of Lender’s intention to claim compensation therefor (except that, if the applicable event giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 1.08   Change in Law. Notwithstanding any other provision of the Loan Documents, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any Governmental Authority shall assert that it is unlawful, for Lender to make any disbursements or to continue to maintain the Loan at the applicable Interest Rate (as defined in the Pagaré) in accordance with the terms of the Loan Documents, then (absent the mutual written agreement of Borrower and Lender on an alternative interest rate), on notice thereof and demand therefor by Lender to Borrower, (1) the Loan shall at the option of Lender be due and payable one hundred twenty (120) days after written notice to Borrower or such earlier date upon which it shall become unlawful for Lender to make any disbursements or to continue to maintain the Loan at the applicable Interest Rate in accordance with the terms of the Loan Documents, provided that, anything in this Agreement to the contrary notwithstanding, no Prepayment Fee or Default Prepayment Fee will be due in connection therewith and (2) Borrower agrees in writing to pay or reimburse Lender (and shall pay or reimburse Lender) in accordance with Section 11.06 hereof for the payment of any costs, expenses, penalties, fines or other sums incurred by Lender as a result of such unlawfulness which becomes payable at any time when the Loan is outstanding in accordance with the terms of Section 1.04.

Section 1.09   Security. To secure the payment of all amounts owed to Lender pursuant to the Pagaré and any other amounts required to be paid by Borrower under this Agreement and any of the other Loan Documents with interest at the rates set forth therein and the full performance by Borrower of all of the other terms, covenants and obligations set forth in the Loan Documents (collectively, the “Secured Obligations”), Borrower has contemporaneously herewith executed and delivered the Security Trust Agreement, pursuant to which Borrower has assigned, conveyed, granted, transferred and warranted all of its right, title and interest in and to the Trust Property to the Security Trustee, in trust, for the benefit of Lender.

Article II
CONDITIONS PRECEDENT TO DISBURSEMENT

Section 2.01   Initial Funding Disbursement. Borrower hereby agrees that Lender’s obligation to make the Initial Funding Disbursement shall be conditioned upon Borrowers’ satisfaction of any and all conditions required by Lender to be satisfied, including, without limitation, the following (the date of funding of the Initial Funding, the “Initial Funding Disbursement Date”):

(a)   Conditions set forth in that certain Letter from Lender to Borrower dated April 14, 2016 and accepted and agreed to by Borrower April 21, 2016, which have been satisfied on or before the Execution Date (excluding those applicable to the Second Funding Trust Property).

(b)   Lender shall have received a Pagaré in the form of Exhibit D executed by Borrower in favor of Lender in the amount of the Initial Funding.

(c)   Lender shall have received an original of a letter executed by the notary public under which the Security Trust Agreement will be granted, in which such notary public certifies that all preventive notices (avisos preventivos) with respect to the assignment of the Trust Property (excluding the Second Funding Trust Property) in favor of the Trustee are in effect.

(d)   The Initial Funding Disbursement Date Shall occur no later than July 28, 2016.

(e)   In the event that the Initial Funding Disbursement Date is not the Execution Date, all representations and warranties made by Borrower in any Loan Document, the Unsecured Indemnity Agreement and in any certificate or other document delivered to Lender on the Execution Date shall be true and correct as of the Initial Funding Disbursement Date, and Borrower shall be deemed to remake each such representation and warranty upon Lender’s making of the Initial Funding.

Section 2.02   Second Funding Disbursement.

(a)   The Second Funding shall be funded in one advance on the Second Funding Disbursement Date in accordance with the terms of this Section 2.02.

(b)   Borrower hereby agrees that Lender’s obligation to make the Second Funding Disbursement shall be conditioned upon Borrowers’ satisfaction of any and all conditions required by Lender to be satisfied (the “Second Funding Disbursement Conditions”), including, without limitation, the following:

(i)   Lender shall have received an original of a letter executed by the notary public under which the Security Trust Agreement will be granted, in which such notary public certifies that all preventive notices (avisos preventivos) with respect to the assignment of the Second Funding Trust Property in favor of the Trustee are in effect.

(ii)   Borrower shall submit to Lender a Loan Request at least ten (10) days prior to the proposed Second Funding Disbursement Date (and no later than ten (10) days prior to the Second Funding End Date) and simultaneously with the Loan Request specify the anticipated Second Funding Disbursement Date;

(iii)   The proposed Disbursement Date for the Second Funding Disbursement does not occur after the Second Funding End Date;

(iv)  No default or Event of Default shall then exist under the Loan Documents or the Unsecured Indemnity Agreement;

(v)   Lender shall have received payment of, in the event that the Second Funding Disbursement Date occurs on a day other than the first day of a calendar month, interest accruing on the Second Funding from the Second Funding Disbursement Date through the end of the month in which the Second Funding Disbursement Date occurs (which amounts shall be deducted and retained by Lender from the Second Funding Disbursement);

(vi)  Borrower shall deliver to Lender a certification that all the representations and warranties set forth in in the Loan Documents and the Unsecured Indemnity Agreement are true and correct in all material respects as of the date of the making of the Second Funding Disbursement;

(vii)   Borrower shall have complied with the requirements set forth in Section 14.01 or Section 14.03 hereof;

(viii)    Lender shall have received replacement Pagaré in the form of Exhibit D hereto executed by Borrower in favor of Lender reflecting the Total Loan Amount and a revised repayment schedule for the Loan (which shall, for the avoidance of doubt, be prepared by Lender based on an amortization term equal to 360 months less the number of full interest accrual periods that have elapsed since the Execution Date and an assumed Interest Rate equal to the Interest Rate), together with evidence that Borrower has duly authorized and executed such replacement Pagaré. Except for the Total Loan Amount and the revised repayment schedule, the terms of the replacement Pagaré shall be same as the Pagaré delivered to Lender on the Execution Date;

(ix)  The Second Funding Trust Properties shall be transferred to the Security Trustee pursuant to the Security Trust Agreement (and thereafter become part of the Trust Property) free and clear of all liens and encumbrances and otherwise in a manner acceptable to Lender;

(x)   Borrower shall execute such amendments, ratifications and assumptions to the Loan Documents and Unsecured Indemnity Agreement reasonably requested by Lender in connection with the Second Funding Disbursement (including, without limitation, to cause the representations, covenants, indemnifications and other provisions of such agreements to apply to the Second Funding Trust Properties and to reflect that the Allocated Loan Amount for the Second Funding Trust Properties as determined by Lender in its sole discretion);

(xi)  Borrower shall deliver to Lender such opinions of counsel related to the Second Funding Disbursement reasonably required by Lender;

(xii)   Lender shall have received, at Borrower’s sole cost and expense, (1) title insurance policies for each of the Second Funding Trust Properties in form and substance satisfactory to Lender in all respects and (2) any endorsements to the title policies relating to the Trust Properties existing as of the Initial Funding Disbursement Date required by Lender relating to the addition of the Second Funding Trust Properties to the Security Trust, which endorsements shall be in form and substance satisfactory to Lender in all respects;

(xiii)   Borrower shall have delivered an Officer’s Certificate certifying that the requirements of this Section 2.02 have been satisfied;

(xiv)   Borrower shall have paid to Lender all out-of-pocket costs and expenses incurred by Lender in connection with the applicable Second Funding Disbursement, including, without limitation, title insurance premiums and the reasonable fees and expenses of Lender’s attorneys; and

(xv)  Since the Execution Date, there has been no material adverse change to (a) any of the Second Funding Trust Properties or (b) in the business, assets or financial condition of Borrower that is likely to have a material adverse impact on Borrower’s ability to perform its obligations under the Loan Documents or the Unsecured Indemnity Agreement.

(c)   Lender shall have no obligation to make the Second Funding Disbursement at any time during which a default or Event of Default is continuing. The making of the Second Funding Disbursement by Lender at the time when a default or Event of Default has occurred and is then continuing shall not be deemed a waiver or cure of that default or Event of Default, nor shall Lender’s rights and remedies be prejudiced in any manner thereby.

Article III
BORROWER REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.01   Due Authorization, Execution, and Delivery.

(a)    Each Borrower represents and warrants that it is a sociedad de responsabilidad limitada de capital variable duly organized and validly existing under the laws of the United Mexican States (“Mexico”), that it has all necessary licenses, authorizations, registrations, permits and/or approvals to own its properties and to carry on its business as presently conducted.

(b)    Each Borrower represents and warrants that the execution of the Loan Documents and the Unsecured Indemnity Agreement by such Borrower have been duly authorized and there is no provision in the organizational documents, or any other agreement, document or instrument of Borrower or under applicable law, requiring further consent for such action by any other person or entity.

(c)    Each Borrower represents and warrants that the execution, delivery and performance of the Loan Documents and the Unsecured Indemnity Agreement by such Borrower will not result in such Borrower’s being in default under any provision of its organizational documents. Each Borrower represents and warrants that the execution, delivery and performance of the Loan Documents and the Unsecured Indemnity Agreement by such Borrower will not result in such Borrower’s being in default under any provision of any encumbrance, trust agreement, lease, credit or other agreement to which it is a party or which affects it or the Trust Property or any portion thereof, except where such default does not, or is not reasonably likely to, result in a Material Adverse Effect.

(d)    Each Borrower represents and warrants that its legal representative has all the necessary powers and authorizations (organizational and otherwise) to execute and deliver the Loan Documents and the Unsecured Indemnity Agreement on its behalf, and that such powers and authorizations (organizational and otherwise) have not been revoked or limited in any way whatsoever.

(e)    Each Borrower represents and warrants that the Loan Documents and the Unsecured Indemnity Agreement have been duly authorized, executed and delivered by Borrower and constitutes legal, valid, and binding obligations of Borrower which are enforceable in accordance with their respective terms except as may be limited by applicable Bankruptcy Law and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(f)    Borrower represents and warrants that there are no Liens (other than the Permitted Exceptions) filed against any Borrower or its properties that would be shown on a certificate of no Liens (constancia de folio mercantil y constancia de folio real sin anotaciones de gravamenes vigentes) issued by the public registry of commerce of the jurisdiction of each Borrower’s corporate domicile.

(g)    Each Borrower represents that the execution and delivery of the Loan Documents do not, and the performance by such Borrower of its obligations thereunder will not, (a) result in a violation of the laws of Mexico, or, to the best of each Borrower’s knowledge, the United States of America, and the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), or any order, writ, judgment, injunction, decree, determination or award binding on any Borrower or (b) result in a breach of, a default under, or the acceleration of (or entitle any party to accelerate) the maturity of any obligation of any Borrower under, or result in or require the creation any Lien upon or security interest in any property of Borrower pursuant to the terms of, any agreement to which it is a party.

(h)    Except as previously disclosed to Lender in writing prior to the closing of the Loan (the “Disclosed Litigations”), each Borrower represents that there is no action, suit, investigation, litigation, or proceeding against such Borrower pending or, to the best of such Borrower’s knowledge, threatened before any court, governmental agency or arbitrator that challenges the legality, validity or enforceability of any Loan Document or the Unsecured Indemnity Agreement. Each Borrower represents that the Disclosed Litigations do not, and are not reasonably likely to, have a Material Adverse Effect.

(i)    All the representations and warranties made by Borrower in the Security Trust Agreement herein and in the Unsecured Indemnity Agreement are true, correct and accurate as of the date hereof.

Section 3.02   Performance by Borrower. Borrower shall pay the amounts owed under the Loan Documents and the Unsecured Indemnity Agreement to Lender and shall keep and perform each and every other obligation, covenant and agreement of the Loan Documents and the Unsecured Indemnity Agreement.

Section 3.03   Warranty of Title to Trust Property.

(a)    Each Borrower warrants that in accordance with the Security Trust Agreement and subject to the existing Lease Agreements and the Permitted Exceptions, it has lawfully transferred and conveyed to the Security Trustee or that on or before the Execution Date will have lawfully transferred and conveyed to the Security Trustee (A) good, marketable, indefeasible and insurable fee simple absolute title to that portion of the Trust Property comprised of Real Property, and (B) good, sufficient and legal title to that portion of the Trust Property comprised of Personal Property. Borrower further represents and warrants that all of the information on Exhibit G attached to this Agreement is true, accurate and complete in all material respects.

(b)    Each Borrower warrants that each individual Trust Property owned by it is (x) free from any conditions, limitations or restrictions on ownership except for the Permitted Exceptions, (y) not subject to any options or preemptive rights to purchase (including, without limitation, rights of first refusal or rights of first offer other than pursuant to the Lease Agreements or under applicable law) (and if subject to any such options or preemptive rights to purchase, all such options and preemptive rights to purchase have been duly waived to the extent described in the tenant estoppel certificates delivered to Lender in connection with the closing of the Loan with respect to existing Lease Agreements), and (z) current in the payment of all applicable Impositions (as defined below).

(c)    Borrower further covenants to warrant and forever defend and indemnify Lender and the Security Trustee from and against all persons or entities claiming any interest in the Trust Property (other than pursuant to the Permitted Exceptions) or any portion thereof.

Section 3.04   Taxes, Liens and Other Charges.

(a)    Borrower shall pay or cause to be paid all real estate, predial and other taxes, assessments, water charges, license or permit fees, Liens, fines, penalties, interest, contributions or other fiscal responsibilities, and other similar public and private claims which may be payable, assessed, levied, imposed upon or become a Lien on or against any portion of the Trust Property (all of the foregoing items are collectively referred to as the “Impositions”). Each Imposition shall be paid no later than the date on which such Imposition would become delinquent and Borrower shall produce to Lender receipts of the imposing authority, or other evidence reasonably satisfactory to Lender, evidencing the payment of the Imposition in full.

(b)    If Borrower elects by appropriate legal action to contest any Imposition, Borrower shall (1) (i) provide to Lender evidence of payment of the Imposition in full, or (ii) provide to Lender evidence of (A) payment of a bond or (B) any other guaranty permitted by applicable law, in order to secure in favor of the relevant Governmental Authority the full payment of the Imposition in an amount sufficient to pay the contested Imposition plus all fines, interest, penalties and costs which may become due pending the determination of the contest which such guaranty or bond shall remain in full force and effect for the duration of the contest proceeding, and if Borrower fails to comply with the foregoing, then (2) Borrower shall deposit cash with Lender as a reserve in an amount which Lender determines is sufficient to pay the Imposition plus all fines, interest, penalties and costs which may become due pending the determination of the contest. Upon Borrower’s deposits of this reserve with Lender or pursuant to the requirements of the legal action, as applicable, Borrower shall not be required to pay the Imposition provided that the contest operates to prevent enforcement or collection of the Imposition, and the sale or forfeiture of, the Trust Property or any portion thereof, and is prosecuted with due diligence and continuity. Upon termination of any such proceeding or contest, Borrower shall pay the amount of the Imposition as finally determined in the proceeding or contest. Provided that there is not then an Event of Default, the monies which have been deposited with Lender pursuant to this Section 3.04 shall be applied toward such payment and the excess, if any, shall be returned to Borrower.

(c)    In the event of the passage, after the Execution Date, of any law which deducts from the value of any individual Trust Property, for the purposes of taxation, any lien or security interest encumbering such Trust Property, or changes in any way the existing laws regarding the taxation of security trust agreements, and/or security agreements or debts secured by these instruments, or changes the manner for the collection of any such taxes, and the law has the effect of imposing payment of any Imposition upon Lender, at Lender’s option, the Secured Obligations shall immediately become due and payable. Notwithstanding the preceding sentence, Lender’s election to accelerate the Loan shall not be effective if (i) Borrower is permitted by law (including, without limitation, applicable interest rate laws) to, and actually does, pay the Imposition or the increased portion of the Imposition and (ii) Borrower agrees in writing to pay or reimburse Lender in accordance with Section 11.06 hereof for the payment of any such Imposition which becomes payable at any time when the Loan is outstanding. Notwithstanding the foregoing or anything in this Agreement to the contrary, in the event that Borrower is not permitted by law to pay the Imposition or the increased portion of the Imposition, no Prepayment Fee or Default Prepayment Fee shall be payable by Borrower in connection with any prepayment or repayment of the Loan made pursuant to this Section 3.04(c).

(d)    Borrower represents and warrants that each Borrower is current in the payment of any and all Impositions which are due and payable as of the date hereof.

Section 3.05   Escrow Deposits.

(a)    Subject to Section 3.05(c) below, Borrower shall deposit with Lender, in an account to be designated by Lender, on the first day of each month an amount equal to one twelfth (1/12) of the amounts Lender has notified Borrower in writing are the amounts which Lender has reasonably determined are necessary to pay, on an annualized basis, (i) all Impositions, (ii) all premiums required to maintain the insurance policies more fully described in Article 4 (together with the Impositions, the “Payments”) until such time as Borrower has deposited an amount equal to the annual charges for the Payments (the “Escrow Deposits”) and on demand, Borrower shall pay to Lender from time to time any shortfall in the amounts required to pay the Payments. Borrower will furnish bills for all Payments to Lender on the earlier of thirty (30) days before any Payment shall become due or receipt of such bill. No payments shall be deemed to be trust funds and these funds may be commingled with the general funds of Lender. Lender shall have no obligation to pay interest to Borrower with respect to the Escrow Deposits. If no Event of Default shall exist, all Escrow Deposits shall be applied to the Payments prior to their becoming delinquent and the excess, if any, shall continue to be held as Escrow Deposits to be used as provided herein. If an Event of Default shall exist the Escrow Deposits shall be applied, at Lender’s option, to curing of such Event of Default or the payment of the Secured Obligations.

(b)    If any Escrow Deposit is not deposited in the account designated therefor by Lender within seven (7) days after the date on which such deposit is due, Lender shall have the option to charge Borrower a late fee equal to four percent (4%) of the amount of the deficiency.

(c)    Notwithstanding anything contained in this Agreement or the Security Trust Agreement to the contrary, Lender shall not require the Escrow Deposits unless and until any one of the following shall have occurred: (i)  a Default or an Event of Default exists under the Loan Documents or the Unsecured Indemnity Agreement; (ii) there shall be a Transfer (as hereinafter defined) in violation of the terms of the Loan Documents; or (iii) at any time any Borrower fails to furnish to Lender and the Security Trustee, not later than ten (10) days before the dates on which any insurance premiums would become delinquent, receipts for the payment of such insurance premiums or appropriate proof of issuance of a new policy which continues in force the insurance coverage of the existing policy. If any of the foregoing events shall occur, Lender reserves the right to require Escrow Deposits from Borrower at any time in its absolute discretion notwithstanding the fact that the Event of Default shall have been cured, or that the Transfer shall later have been approved in writing or otherwise by Lender.

Section 3.06   Care And Use Of The Trust Property.

(a)    Borrower represents and warrants to Lender as follows:

(i)    All authorizations, approvals, licenses, and permits required for the occupancy of the “Improvements” (as defined in Exhibit A) for the Use have been obtained, paid for and are in full force and effect, and Borrower shall enforce the terms of the Lease Agreements (provided that it is understood that such enforcement shall be conducted in a manner consistent with Borrower’s standard management practices) to cause the tenants of the Trust Property to obtain and maintain in full force and effect all authorizations, approvals, licenses, and permits required for the operation and occupancy of the Improvements for the Use.

(ii)    The Improvements, all plazas, parking facilities and landscaping upon the described “Land” (as defined in Exhibit A) and their Use comply with (and no notices of violation have been received in connection with) all Requirements (other than with respect to de minimis violations that do not have, and are not reasonably likely to have, a Material Adverse Effect) and Borrower shall at all times comply with all present or future Requirements affecting or relating to the ownership, operation, construction, occupancy or Use of the Trust Property (other than with respect to de minimis violations that do not, and are not reasonably likely to have, have a Material Adverse Effect). Borrower shall furnish Lender, on request, proof of compliance with the Requirements (other than with respect to de minimis violations that do not have, and are not reasonably likely to have, a Material Adverse Effect). No Borrower shall use or permit the use of any individual Trust Property, or any part thereof, for any illegal purpose.

(iii)   Borrower has complied and shall comply with all requirements of all instruments and agreements affecting the Trust Property, whether or not of record, including without limitation all covenants and agreements by and between any Borrower and any Governmental Authority pertaining to the development, use, operation or occupancy of any individual Trust Property, or any portion thereof. Borrower, at its sole cost and expense, shall keep each individual Trust Property or cause each individual Trust Property to be kept in good order, condition, and repair, and make all necessary structural and non-structural, ordinary and extraordinary repairs to each individual Trust Property.

(iv)   Each Borrower shall abstain from, and not permit, the commission of waste to each individual Trust Property and shall not remove or alter in any substantial manner the structure or character of any Improvements without the prior written consent of Lender.

(v)    The zoning approval for each individual Trust Property is not dependent upon the ownership or use of any property which is not encumbered by the Loan Documents.

(vi)   Other than as disclosed in the Environmental Report, no power transformers located on any individual Trust Property, contain polychlorinated biphenyls or, except as permitted under Requirements of Environmental Laws (as hereinafter defined), any other Hazardous Material (as hereinafter defined) and any such power transformers are maintained in accordance with all applicable Mexican laws, including any applicable Requirements of Environmental Laws.

(vii)   Each individual Trust Property has access to public streets sufficient to support the operation and Use of such Trust Property. No rights, payments or licenses are required in addition to those which currently accompany the Trust Property in order to use such access.

(viii)   No Borrower owns any tangible Personal Property which is located at, or on, any Real Property, other than as described in the Security Trust Agreement and as set forth on Exhibit J attached hereto.

(b)    Subject to the provisions of any Lease Agreements in effect as of the Execution Date or otherwise approved by Lender, Lender shall have the right, at any time and from time to time during normal business hours (except in case of an emergency) upon prior reasonable notice to Borrower, to enter any individual Trust Property in order to ascertain Borrower’s compliance with the Loan Documents and the Unsecured Indemnity Agreement, to examine the condition of such Trust Property, to perform an appraisal, to undertake surveying or engineering work, and to inspect premises occupied by tenants. Borrower shall cooperate with Lender in the performance of these inspections. For so long as no Event of Default exists, not more than one visit per calendar year per individual Trust Property shall be made at the expense of Borrower; provided, however, that nothing in the foregoing provision shall limit Lender’s rights and Borrower’s obligations as set forth in Section 7.03 herein and in the Unsecured Indemnity Agreement; and provided, further, that Borrower shall not be required to pay travel expenses for employees of Lender in connection with any Trust Property visits and inspections for so long as no Event of Default exists. Lender shall endeavor to minimize interference with the ordinary course operations of the Trust Property with respect to these inspections. Borrower may elect to have a designated representative present during any such inspection, but for the avoidance of doubt, the presence of a Borrower representative shall not be a condition precedent to Lender’s right perform such inspections. For the avoidance of doubt, the frequency limitations set forth in this subsection (b) shall apply to each Trust Property individually and not in the aggregate (that is, Lender may visit each Trust Property at different times in any calendar year even if no Event of Default exists).

(c)    Each Borrower shall use, or cause to be used, each individual Trust Property continuously for the Use. No Borrower shall use, or permit the use of, any individual Trust Property for any other use without the prior written consent of Lender.

(d)    Without the prior written consent of Lender (which consent shall be deemed given if the Deemed Approval Requirements are satisfied), no Borrower shall (i) initiate or fail to diligently pursue any available remedy to contest a change in the zoning classification of, and/or restrictive covenants affecting, any individual Trust Property or seek any variance under existing zoning ordinances, (ii) use or permit the use of any individual Trust Property in a manner which may result in the Use becoming a non-conforming use under applicable zoning ordinances, or (iii) subject any individual Trust Property to restrictive covenants (except as expressly permitted herein).

(e)    No Borrower will remove the Personal Property without the prior written consent of Lender, except the items of Personal Property which are consumed or worn out in ordinary usage shall be promptly replaced by Borrower with other Personal Property of value equal to or greater than the value of the replaced Personal Property.

Section 3.07   Collateral Security Instruments. Borrower covenants and agrees that if Lender or the Security Trustee at any time holds additional security for any of the Secured Obligations, Lender may, so long as an Event of Default shall have occurred and be continuing, to the fullest extent permitted under applicable law, enforce its rights and remedies with respect to such additional security, at its option, either before, concurrently or after a sale of the Trust Property or any portion thereof is made pursuant to the terms of the Security Trust Agreement. Lender may, to the fullest extent permitted under applicable law, apply the proceeds of the additional security to the Secured Obligations without affecting or waiving any right to any other security, including the security under the Loan Documents, and without waiving any breach or default by Borrower under the Loan Documents or the Unsecured Indemnity Agreement.

Section 3.08   Suits and Other Acts to Protect the Trust Property.

(a)    Borrower shall immediately notify Lender of the commencement, or receipt of notice, of any and all actions or proceedings or other material matter or claim affecting any individual Trust Property and/or the interests of Lender or the Security Trustee under the Loan Documents or the Unsecured Indemnity Agreement that has, or is reasonably likely to have, a Material Adverse Effect (collectively, “Actions”). Borrower shall appear in and defend any Actions.

(b)    Lender and the Security Trustee shall have the right, at the cost and expense of Borrower, to institute, maintain and participate in Actions and take such other action as it may deem appropriate in the good faith exercise of its discretion to preserve or protect any individual Trust Property and/or the interests of Lender or the Security Trustee under the Loan Documents or the Unsecured Indemnity Agreement. Any expenses paid by Lender or the Security Trustee under this Section 3.08 (including Lender’s reasonable counsel fees) shall be reimbursed by Borrower in accordance with Section 11.06 hereof.

Section 3.09   Liens and Encumbrances. Without the prior written consent of Lender, to be given in Lender’s sole and absolute discretion, other than the Permitted Exceptions, no Borrower shall create, place or allow to remain any lien or encumbrance on any individual Trust Property or any portion thereof, including mortgages, security trust agreements, security interests, conditional sales, mechanic or construction liens, tax liens or assessment liens regardless of whether or not they are subordinate to the lien created by the Loan Documents (collectively, “Liens and Encumbrances”, and each, a “Lien” or “Encumbrance”, respectively). If any Liens and Encumbrances are registered against the Trust Property or any portion thereof, Borrower shall initiate any required actions to obtain a discharge and release of any Liens and Encumbrances within thirty (30) days after receipt of notice of their existence and obtain such release and discharge within sixty (60) days of such registration.

Section 3.10   No Change in Fact or Circumstance. All information submitted by or on behalf of any Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by any Borrower in this Agreement or in any other Loan Document or the Unsecured Indemnity Agreement, are accurate, complete and correct in all material respects. There is no material fact presently known to any Borrower which has not been disclosed to Lender which adversely affects, nor as far as any Borrower can foresee, might adversely affect the Trust Property (taken as a whole), or the business, operations or condition (financial or otherwise) of any Borrower. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Trust Property (taken as a whole), or the business operations or the financial condition of any Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any information or information described in this Section 3.10 or any representation or warranty made herein to be materially misleading.

Section 3.11   Post-Closing Obligations. Borrower shall comply with each of the requirements set forth on Schedule 3.11 on or before the applicable dates described on Schedule 3.11.

Article IV
INSURANCE

Section 4.01   Required Insurance and Terms of Insurance Policies.

(a)    During the term of this Agreement, Borrower at its sole cost and expense must provide, or cause to be provided, insurance policies and certificates of insurance satisfactory to Lender as to amounts, types of coverage and the companies underwriting these coverages. In no event will such policies be terminated or otherwise allowed to lapse. Borrower shall be responsible for any deductibles thereunder. Borrower shall also pay for any insurance, or any increase of policy limits, not described in this Agreement which each Borrower requires for its own protection or for compliance with applicable laws. Borrower’s insurance shall be primary and without contribution from any insurance procured by Lender.

(b)    Policies of insurance shall be delivered to Lender in accordance with the following requirements:

(1)    All Risk Property insurance on the Improvements, Fixtures and the Personal Property insuring against any peril now or hereafter included within the classification “All Risk” or “Special Perils”, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction endorsements, in each case (i) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost” of the Improvements, Fixtures and the Personal Property, which for purposes of this Article 4 shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation and with a Replacement Cost Endorsement; (ii) containing an agreed amount endorsement with respect to the Improvements, the Fixtures and the Personal Property waiving all co-insurance provisions; (iii) providing for no deductible in excess of US$25,000 (or the equivalent in Mexican Pesos); and (iv) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of any individual Trust Property shall constitute non-conforming structures or uses. The Full Replacement Cost shall be determined from time to time by an appraiser or contractor designated and paid by Borrower and approved by Lender or by an engineer or appraiser in the regular employ of the insurer.

(2)    Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Trust Property, or any portion thereof, such insurance (i) to be on the so-called “occurrence” form with a combined single limit of not less than the amount set forth in the Defined Terms; (ii) to continue at not less than this limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (iii) to cover at least the following hazards: (A) premises and operations; (B) products and completed operations on an “if any” basis; (C) independent contractors; (D) blanket contractual liability for all written and oral contracts; and (E) contractual liability covering the indemnities contained in this Agreement and the Security Trust Agreement.

(3)    Business Income insurance in an amount sufficient to prevent each Borrower from becoming a co-insurer within the terms of the applicable policies, and sufficient to recover one (1) year’s “Business Income” (as hereinafter defined). The amount of such insurance shall be increased from time to time during the term of this Agreement as and when new leases and renewal leases are entered into and rents payable increase or the annual estimate of gross income form occupancy of any individual Trust Property increases to reflect such rental increases. As used in this Agreement, the term “Business Income” shall mean the sum of (i) the total anticipated gross income from occupancy of the Trust Property, (ii) the amount of all charges (such as, but not limited to, operating expenses, insurance premiums and taxes) which are the obligation of tenants or occupants of the Trust Property, (iii) the fair market rental value of any portion of any individual Trust Property which is occupied by any Borrower, and (iv) any other amounts payable pursuant to leases of the Trust Property or any portion thereof.

(4)    If Lender reasonably determines at any time that any building comprising part of any individual Trust Property or portion thereof is located in an area having been identified by the National Water Commission report or similar (reasonably approved by Lender), in an area having special flood hazards and flood insurance is commercially available, Borrower will maintain a flood insurance policy with a generally acceptable insurance carrier, in an amount not less than one hundred percent (100%) of the Full Replacement Cost of the Improvements, the Fixtures and the Personal Property for such Trust Property.

(5)    During the period of any construction or renovation or alteration of the Improvements, and without duplication, the Borrower’s shall maintain, or cause its relevant contractor to maintain, a so-called “Builder’s All Risk” insurance policy in non-reporting form for any Improvements under construction, renovation or alteration including, without limitation, for demolition and increased cost of construction or renovation, in an amount approved by Lender including an Occupancy endorsement and, if required by law, Worker’s Compensation insurance covering all persons engaged in the construction, renovation or alteration in an amount at least equal to the minimum required by the laws of the jurisdiction in which each applicable Trust Property is located. For the avoidance of doubt, “Workers’ Compensation Insurance” as referred to herein does not refer to Mexican social security requirements.

(6)    Only with respect to Borrower’s direct workers, and to the extent required under applicable Mexican law (it being acknowledged that, as of the Execution Date, such is not required under Mexican law), Workers’ Compensation insurance, subject to the laws of the jurisdiction in which each applicable Trust Property is located, and employer’s liability insurance with a limit of at least US$1,000,000 (or the equivalent in Mexican Pesos) per accident and per disease per employee of Borrower, and US$1,000,000 (or the equivalent in Mexican Pesos) for disease in the aggregate in respect of any work or operations on or about each individual Trust Property, or in connection with each individual Trust Property or its operations (if applicable). For the avoidance of doubt, “Workers’ Compensation Insurance” as referred to herein does not refer to Mexican social security requirements.

(7)    With respect to the Borrowers’ own equipment, Boiler & Machinery insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of all equipment installed in, on or at the Improvements. These policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of a covered accident or breakdown.

(8)    To the extent commercially available in Mexico, insurance from and against all losses, damages, costs, expenses, claims and liabilities related to or arising from acts of terrorism, of such types, in such amounts, with such deductibles, issued by such companies, and on such forms of insurance policies as required by Lender.

(9)    Earthquake insurance only with respect to the Trust Properties located in earthquake prone areas issued by such companies and on such forms of insurance policies as is acceptable to Lender, to the extent such coverage is available.

(10)   Such other insurance as may from time to time be reasonably required by Lender against other insurable hazards, including, but not limited to, vandalism, sinkhole and mine subsidence.

(c)    The Security Trustee’s interest must be clearly stated by endorsement in the insurance policies described in this Section 4.01 as follows:

(1)    The policies of insurance referenced in subsections (b)(1), (b)(3), (b)(4), (b)(5), (b)(7), (b)(8) and (b)(9) of this Section 4.01 shall identify the Security Trustee as the loss payee.

(2)    The insurance policy referenced in subsection 4.01(b) (2) shall name the Security Trustee as an additional insured.

(3)    All of the policies referred to in Section 4.01 shall provide that no policy may be cancelled and/or materially changed by the Security Trustee, any Borrower or Manager without the prior written authorization of Lender.

(d)    All the insurance companies must be authorized to do business in Mexico and the jurisdiction where each individual Trust Property is located and be approved by Lender. The insurance companies must be one of the following: (i) Chubb de Mexico (Compañia de Seguros), S.A. de C.V., (ii) Grupo Nacional Provincial, S.A., (iii) AXA Seguros, S.A. de C.V. or (iv) any similar company of comparable financial strength in Mexico which has been previously approved in writing by Lender.

(e)    Certified copies of the policies, and any endorsements, shall be made available for inspection by Lender and/or the Security Trustee promptly upon request. If any policy is canceled before the Loan is satisfied, and Borrower fails to immediately procure replacement insurance, Lender reserves the right but shall not have the obligation immediately to procure, or cause to be procured, replacement insurance at Borrower’s cost.

(f)    Borrower shall be required during the term of the Loan to continue to provide Lender with original renewal policies or replacements of the insurance policies referenced in Section 4.01(b). Lender may accept Certificates of Insurance evidencing insurance policies referenced in subsections (b)(2), (b)(4), and (b)(6) of this Section 4.01 instead of requiring the actual policies. Lender shall be provided with renewal Certificates of Insurance, or Binders, not less than fifteen (15) days prior to each expiration. The failure of any Borrower to maintain the insurance required under this Article 4 shall not constitute a waiver of each Borrower’s obligation to fulfill these requirements.

(g)    All binders, policies, endorsements, certificates, and cancellation notices are to be sent to Lender and the Security Trustee at the Address for Insurance Notification as set forth in the Defined Terms until changed by notice from Lender or the Security Trustee, as applicable.

(h)    Borrower (or the applicable insurance company) shall provide Lender thirty (30) days’ notice of any cancellation of any of the insurance policies referred to in this Section 4.01.

Section 4.02   Adjustment of Claims. Borrower hereby authorizes and empowers Lender and, at Lender’s direction, the Security Trustee to settle, adjust or compromise any claims for damage to, or loss or destruction of, all or a portion of the Trust Property, regardless of whether there are Insurance Proceeds available or whether any such Insurance Proceeds are sufficient in amount to fully compensate for such damage, loss or destruction. “Insurance Proceeds” shall mean all proceeds under any policies of insurance payable to any Borrower in connection with any Real Property, whether or not such insurance coverage is specifically required under the terms of this Agreement.

Section 4.03   Assignment to Lender. In the event of the foreclosure of the Security Trust Agreement and/or other transfer of the title to all or any portion of any individual Trust Property in extinguishment of all or any portion of the Secured Obligations, all right, title and interest of any Borrower and the Security Trustee in and to any insurance policy, Insurance Proceeds, premiums or payments in satisfaction of claims or any other rights under such insurance policies and any other insurance policies covering such Trust Property shall pass to the transferee thereof.

Article V
BOOKS, RECORDS AND ACCOUNTS

Section 5.01   Books and Records. Borrower shall keep adequate books and records of account in accordance with applicable Financial Information Norms (“NIF’s”), or in accordance with other methods applicable to Borrower and acceptable to Lender, consistently applied and furnish to Lender:

(a)    an annual Excel file in electronic form which shall include without limitation, a then current rent roll (containing the information set forth in Section 5.01(b), and all income and expenses of the Trust Property (on an individual basis for each individual Trust Property and on an aggregate basis for all of the Trust Property), within forty-five (45) days after the end of each calendar year;

(b)    quarterly certified rent rolls signed and dated by each Borrower, detailing the names of all tenants of the Improvements, the portion of the Improvements occupied by each tenant, the base rent and any other charges payable under each Lease Agreement and the term of each Lease Agreement, including the expiration date, and any other information as is reasonably required by Lender, within forty-five (45) days after the end of each fiscal quarter;

(c)    a quarterly operating statement of the Trust Property (on an individual basis for each individual Trust Property and on an aggregate basis for all of the Trust Property), and year to date operating statements detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, to be prepared and certified by Borrower in the form required by Lender, and if available, any quarterly operating statement prepared by an independent certified public accountant, within forty-five (45) days after the close of each fiscal quarter of each Borrower. Each such quarterly operating statement shall be submitted to Lender together with all supporting documentation necessary to permit Lender to calculate the DSCR as of the last day of such quarter;

(d)   the internal quarterly financial statements of each Borrower (on an individual basis for each Borrower) according to NIF’s, prepared and certified by an authorized officer of Borrower, within forty-five (45) days after the close of each fiscal quarter of each such Borrower;

(e)    an annual balance sheet and profit and loss statement for each Borrower (on an individual basis for each Borrower) according to NIF’s, prepared and certified by an authorized officer of Borrower, within forty-five (45) days after the close of each fiscal year of each Borrower; and an annual tax report (“Dictamen Fiscal”) for each Borrower prepared by an independent certified public accountant acceptable to Lender and submitted to the tax authorities, within thirty (30) days after submission of the annual tax report to the relevant tax authorities; and

(f)   an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Trust Property (on an individual basis for each individual Trust Property and on an aggregate basis for all of the Trust Property), including cash flow projections for the upcoming year and all proposed capital replacements and improvements within forty-five (45) days after the close of the third quarter of each Borrower.

Section 5.02   Property Reports. Upon request from Lender or the Security Trustee, or any of their respective representatives or designees, Borrower shall furnish in a timely manner to Lender and the Security Trustee:

(a)    property management report for the Trust Property (on an individual basis for each individual Trust Property), showing deposits received from tenants and any other information requested by Lender or the Security Trustee, in reasonable detail and certified by Borrower (or an officer, general partner, member or principal of Borrower if Borrower is not an individual) under penalty of perjury to be true and complete, but no more frequently than quarterly.

Section 5.03   Additional Matters.

(a)    Borrower shall furnish Lender with such other additional financial or management information (including, without limitation, and just if applicable, federal, state and municipal tax returns) as may, from time to time, be reasonably required by Lender or any rating agency approved by Lender (a “Rating Agency”) in form and substance satisfactory to Lender or the Rating Agency, and subject to the confidentiality provisions set forth herein.

(b)    Borrower shall furnish Lender or its representatives and designees convenient facilities for the examination and audit of any such books and records.

(c)    If available and if applicable, and without duplication of that set forth in Section 5.01 (e) above, Borrower shall furnish Lender with a certificate from an independent certified public accountant acceptable to Lender evidencing compliance by Borrower with all federal, state and municipal tax and custom laws, within forty-five (45) days after the end of each fiscal quarter.

(d)    If there shall occur any change to the information contained on Exhibit G and in any event within thirty (30) days after the end of each calendar year, Borrower shall provide a report supplementing Exhibit G as may be necessary for Exhibit G to be accurate and complete. Borrower shall furnish Lender or its representatives and designees convenient facilities for the examination and audit of any such books and records.

Article VI
LEASES AND OTHER AGREEMENTS AFFECTING THE TRUST PROPERTY

Section 6.01   Borrower’s Representations and Warranties. Borrower represents and warrants to Lender as follows as of the date hereof and as of each disbursement date:

(a)    There are no leases or occupancy agreements affecting the Trust Property except the leases and amendments listed on Exhibit G (as supplemented from time to time with the approval of Lender if so required hereunder) and Borrower has delivered to Lender and the Security Trustee true, correct and complete copies of all such Lease Agreements. As of any date on which the representations and warranties set forth in this Agreement shall be remade, the term “Lease Agreements” shall be deemed to include all Lease Agreements affecting the Trust Property that exist on and as of such date.

(b)    Except as shown on Exhibit G, there are no options in favor of any tenant of any individual Trust Property or any preferential rights of tenants to purchase any individual Trust Property or any right of first refusal to purchase any individual Trust Property, in each either pursuant to the corresponding Lease Agreement or pursuant to applicable law. Pursuant to the tenant estoppel certificates delivered to Lender in connection with the closing of the Loan with respect to existing Lease Agreements, any options to purchase, preferential rights to purchase or rights of first refusal to purchase of any current tenant with respect to the transfer of any Trust Property to the Security Trustee of the trust created under the Security Trust Agreement have been waived or have expired.

(c)    All Lease Agreements are in full force and effect without any oral or written modification except as set forth in writing in the copies delivered to Lender and the Security Trustee, and to the extent Lender’s approval of any Lease Agreement entered into after the Execution Date was required pursuant to the leasing guidelines described in Exhibit E (the “Leasing Guidelines”) such approval has been obtained.

(d)    There are no monetary or material non-monetary defaults by any Borrower under the Lease Agreements and, to the best knowledge of Borrower, there are no monetary or material non-monetary defaults by any tenants under the Lease Agreements or by any guarantors with respect to any Lease Agreements. The Lease Agreements are in full force and effect and constitute valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their terms, except as may be limited by applicable Bankruptcy Law and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(e)    To the best knowledge of Borrower, none of the tenants now occupying ten (10%) or more of any Individual Trust Property or having one or more Lease Agreements affecting ten (10%) or more of any Individual Trust Property is the subject of any bankruptcy, concurso mercantil, reorganization or insolvency proceeding or any other debtor-creditor proceeding or similar proceeding under any Bankruptcy Law. The term “Bankruptcy Law” shall mean, with respect to any person or entity, any statute, law, code or regulation relating to bankruptcy, insolvency, receivership, suspension of payment, reorganization, rearrangement, winding-up, composition, liquidation, special liquidation, corporate restructuring, adjustment of debts or other relief for debtors, including, without limitation, the Mexican Ley de Concursos Mercantiles, any such statute, law, code or regulation to which such person or entity may at any time become subject pursuant to the laws of the United States of America, New York State or Mexico, as applicable.

(f)    Except only for rent and additional rent for the current month, no Borrower has accepted under any of the Lease Agreements any payment of rent or additional rent that is more than one (1) month’s rent or any security deposit in an amount that is more than two (2) months’ rent.

(g)    Borrower has deposited all security deposits delivered in connection with the Lease Agreements to the Security Trustee under the Security Trust Agreement. Any security deposits collected under any Lease Agreements (excluding amendments or extensions of existing Lease Agreements unless new security deposit monies are collected in connection therewith) shall be deposited by the tenants thereunder directly into the applicable collection trust account(s) held by the Security Trustee in accordance with the Security Trust Agreement, subject to the rights of Tenants pursuant to the Lease Agreements. Without limiting the foregoing, in the event Borrower receives any security deposits directly from any tenants, Borrower shall deposit such security deposits into the applicable collection trust account(s) held by the Security Trustee in accordance with the Security Trust Agreement, within five (5) days after receipt.

(h)    No Borrower has received notice from any tenant under any Lease Agreement that it is currently asserting any defense, set-off or counterclaim with respect to its tenancy or its obligations under its lease, and to the best knowledge of Borrower, no such defense, set-off or counterclaim currently exists.

(i)    Except as set forth on Exhibit G or in any tenant estoppel certificate delivered to Lender in connection with the closing of the Loan, there are no unfulfilled landlord obligations due to tenants for tenant improvements, moving expenses or rental concessions or other matters, and all credits required to be paid or contributed by each Borrower under each Lease Agreement has been paid or contributed in full.

(j)    None of the Lease Agreements or Lease Payments (Pagos de Arrendamiento, with respect thereto have been assigned, pledged, hypothecated or otherwise encumbered or transferred by any Borrower except to the extent provided in the Loan Documents.

(k)   True and complete copies of all Lease Agreements have been provided to Lender prior to the Execution Date. The Lease Agreements executed after the Execution Date shall be substantially in the form of Exhibit H.

(l)    No Lease Agreement may be amended, terminated or cancelled unilaterally by a tenant and no tenant may be released from its obligations, except in the event of (i) material damage to, or destruction of, the applicable Trust Property, or (ii) condemnation of all or substantially all of the demised premises under such Lease Agreement, in each case except as shown on Exhibit G or as provided by applicable law.

(m)   There are no contracts or agreements relating to the Trust Properties or any portion thereof requiring the payment of property management fees except for the Management Agreements, which Management Agreements may be terminated at any time without cause by Borrower on ninety (90) days’ written notice.

Section 6.02   Performance of Obligations.

(a)    Borrower shall perform all obligations of the lessor under any and all Lease Agreements. In the event any Borrower receives a notice of default under any of the Lease Agreements, Borrower shall forward a copy of such notice to each of Lender and the Security Trustee. If any of the acts described in this Section 6.02 are done other than as permitted herein, without the written consent of Lender, then at the option of Lender, they shall be of no force or effect with respect to Lender and shall constitute an Event of Default under this Agreement.

(b)    Borrower agrees to furnish Lender and the Security Trustee executed copies of all future Lease Agreements (including extensions of, and modifications or amendments to, existing Lease Agreements) entered into following the Execution Date within ten (10) Business Days of execution thereof. No Borrower shall, nor shall cause or permit any agent or representative of any Borrower, to without the express prior written consent of Lender (not to be unreasonably withheld, conditioned or delayed),

(i)    enter into or extend any Lease Agreement (other than extensions called for in the Lease with respect to which Borrower has no approval right) unless such Lease Agreement or extension thereof complies with the Leasing Guidelines which are attached to this Agreement as Exhibit E, or

(ii)    cancel or terminate any Lease Agreement (except in the case of a default relating to a Lease Agreement for less than 100,000 square feet of net leasable area) unless Borrower or any agent or representative of Borrower, has entered into a new Lease Agreement which complies with the Leasing Guidelines or has been approved by Lender in writing covering all of the premises of the Lease Agreement being terminated or surrendered, or

(iii)   modify or amend any Lease Agreements in any way which materially increases landlord’s obligations or liabilities or tenant’s rights and remedies or materially decreases landlord’s rights and remedies or tenant’s obligations and liabilities or reduces the rent or additional rent payable thereunder, or

(iv)   consent to an assignment of the tenant’s interest or to a subletting of any Lease Agreement unless the tenant remains liable under the Lease Agreement following the assignment or subletting, or

(v)    accept payment of advance rents in an amount in excess of one (1) month’s rent, or payment of any security deposit in an amount that is more than two (2) months’ rent, or

(vi)   enter into or grant any options, or rights of refusal, to purchase the Trust Property or any portion thereof.

If any of the action described in the above Section 6.02(b) (i) through Section 6.02(b) (vi) are taken other than as permitted herein without the written consent of Lender to the extent such consent is required to be obtained, then the taking of such action without Lender’s consent shall, at Lender’s option, constitute an Event of Default under this Agreement.

(c)    No Borrower shall, nor shall permit any agent or representative of any Borrower to, without Lender’s prior approval, execute any Lease Agreement (other than any extension or renewal of any Lease Agreement existing on the date hereof) if the rent payable thereunder is denominated in Pesos and the annual payments thereunder will cause the portion of the total annual gross income payable in Pesos for the Trust Properties in the aggregate to exceed twenty percent (20%) of the total annual gross income received from the Trust Properties in the aggregate (based on tenants who have accepted their respective spaces and are (x) paying rent or (y) in a free rent period with a definitive and unconditional commencement date and containing no tenant option or right to terminate).

Section 6.03   Recognition by Tenants. Each of the Lease Agreements affecting the Trust Property or any portion thereof and executed after the Execution Date shall contain a provision, satisfactory to Lender, to the effect that in the event of the foreclosure of the Trust Property or any portion thereof or any conveyance, sale or other transfer in lieu of foreclosure, (a) the particular Lease Agreement shall not be terminated and the tenant shall recognize the purchaser acquiring the Security Trustee’s interest in such Trust Property as its landlord pursuant to its existing Lease Agreement, and (b) the tenant shall waive, to the fullest extent permitted under applicable law, any right of first refusal, right of first offer or other similar right arising from or in connection with any such conveyance, sale or other transfer of the Trust Property or any portion thereof. Upon the reasonable request from Borrower, Lender shall enter into a subordination, attornment and non-disturbance agreement (an “SNDA”) with any tenant (other than an Affiliate of Borrower) pursuant to any future Lease Agreement approved by Lender (irrespective of whether Lender’s consent is otherwise required pursuant to the terms of this Agreement). All costs and expenses actually incurred by Lender in connection with the negotiation, preparation, execution and delivery of any SNDA, including, without limitation, reasonable fees and disbursements of Lender’s attorneys, shall be paid by Borrower or the applicable tenant. The SNDA shall be on Lender’s then current standard form with such customary and commercially reasonable changes as may be reasonably approved by Lender.

Section 6.04   Leasing Commissions, Management Agreements.

(a)    Borrower covenants and agrees that all future contracts and agreements relating to leasing of any individual Trust Property or any portion thereof shall provide (whether in the agreement itself or a separate subordination agreement) that the contract or agreement shall not be enforceable against Lender or the Security Trustee or any designee of Lender and that the payment of any sums under such contract or agreement shall be subordinate to all amounts owed under the Loan Documents. Lender will be provided evidence of Borrower’s compliance with this Section 6.04 upon request.

(b)    Each Borrower hereby agrees that, other than the Management Agreements, there presently are no contracts or agreements relating to the management of any individual Trust Property, or any portion thereof. The Management Agreements are in full force and effect and no event has occurred, with the passage of time and/or the giving of notice would constitute a default thereunder. Borrower covenants and agrees that the Management Agreements shall provide (whether in the agreement itself or a separate subordination agreement) that the Management Agreements shall not be enforceable against Lender or the Security Trustee or any designee of Lender and that the payment of any sums under the Management Agreements shall be subordinate to all amounts owed under the Loan Documents.

(c)    Each applicable Borrower shall (i) diligently and promptly perform, observe and enforce all of the terms, covenants and conditions of the Management Agreements on the part of such Person to be performed, (ii) promptly notify Lender of any default beyond any applicable cure period under the Management Agreements of which such Borrower has actual knowledge; (iii) promptly deliver to Lender a copy of any notice of a default or other material notice received by such Borrower under the Management Agreements; (iv) promptly give notice to Lender of any written notice or other written information that any Borrower receives which indicates that Manager is terminating the Management Agreements or that Manager is otherwise discontinuing its management of the applicable Trust Property; and (v) promptly enforce the performance and observance of all of the material covenants required to be performed and observed by Manager under the Management Agreements. No Borrower shall, without the prior written consent of Lender (which consent shall not be unreasonably withheld, delayed or conditioned), (i) surrender, terminate or cancel the Management Agreements, (ii) consent to any assignment of the Manager’s interest under the Management Agreements or otherwise replace Manager (except to an Affiliate of Borrower pursuant to a Qualified Management Agreement), (iii) renew or extend any Management Agreement or enter into any other new or replacement management agreement with respect to any individual Trust Property, other than a Qualified Management Agreement, (iv) reduce or consent to the reduction of the term of the Management Agreements; (v) increase or consent to the increase of the amount of any charges under the Management Agreements; or (vi) otherwise modify, change, alter or amend, in any material respect, or waive or release any of its material rights and remedies under, the Management Agreements in any material respect. Any future management agreement covering any portion of any individual Trust Property shall be subject to the prior written approval of Lender. As used herein “Qualified Management Agreement” shall mean, collectively, (a) either (i) a management agreement with the Manager or an Affiliate of Borrower substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with the Manager or an Affiliate of Borrower, which management agreement shall be reasonably acceptable to Lender in form and substance and (b) a consent of manager in substantially the form delivered in connection with the closing of the Loan (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such manager at Borrower’s expense.

Section 6.05   Assignment of Leases. As provided in the Security Trust Agreement, (i) all Lease Agreements (Contratos de Arrendamiento, as such term is defined in the Security Trust Agreement) shall be entered into by the individuals (delegados fiduciarios) appointed by the Security Trustee (acting in its capacity pursuant to the Security Trust Agreement) or by the individuals appointed by Borrower (as agent of the Security Trustee pursuant to a special power of attorney granted by the Security Trustee for such purpose), provided that such execution and delivery is in compliance with this Agreement and the Security Trust Agreement, (ii) all of the rights (but not the obligations), title and interest of the lessor and/or landlord, in and to all such Lease Agreements, including all rights to receive and collect any and all Lease Payments or other payments and security deposits thereunder, shall be irrevocably transferred and assigned to, and held directly by, the Security Trustee in accordance with the Security Trust Agreement as collateral security for the Loan and (iii) all obligations and/or liabilities on the part of lessor and/or landlord under such Lease Agreements shall be held solely by, and be enforceable solely against, Borrower (and each Borrower shall execute such Lease Agreements in its individual capacity with regard to such obligations and/or liabilities), and the Security Trustee, Lender and all assets constituting each individual Trust Property shall be irrevocably released from any such obligations and/or liabilities.

Section 6.06   Lease Payments. Borrower shall, in accordance with the requirements of the Security Trust Agreement, cause (or cause each Borrower (as applicable) to cause) all Lease Payments to be deposited into the applicable collection trust account(s) in accordance with the Security Trust Agreement.

Article VII
ENVIRONMENTAL HAZARDS

Section 7.01   Representations and Warranties. Except as disclosed in the Environmental Report, Borrower hereby represents, warrants, covenants and agrees to and with Lender that (a) no Borrower nor, to the best of each Borrower’s knowledge, after due inquiry, no tenant, subtenant or occupant of any individual Trust Property, has at any time placed, suffered or permitted, nor at any time will any Borrower place, suffer or permit the presence of any toxic waste or other Hazardous Materials (as defined in Section 7.05 hereof) or any contaminants, oil or pesticides at, on, under, within or about any individual Trust Property except as permitted under applicable Requirements of Environmental Law or as expressly approved by Lender in writing, (b) all operations or activities upon any individual Trust Property by Borrower, and any use or occupancy of any individual Trust Property by any Borrower are presently and shall in the future be in compliance with all Requirements of Environmental Laws and shall be conducted by Borrower in a manner that is reasonably likely not to result in a violation of any Requirements of Environmental Laws; (c) Borrower shall (i) use its commercially reasonable efforts to assure (A) that any tenant, subtenant or occupant of any individual Trust Property shall in the future be in compliance with all Requirements of Environmental Laws and (B) that no tenant, subtenant or occupant places, suffers or permits any toxic waste or other Hazardous Materials, or any contaminants, oil or pesticides at, on, under, within or about any individual Trust Property in violation of any Requirements of Environmental Law and (ii) enforce the terms of the Lease Agreements to cause tenants to comply with the foregoing clauses (i)(A) and (B) (provided that it is understood that such enforcement shall be conducted in a manner consistent with Borrower’s standard management practices); (d) no Borrower knows of, nor has received, any written or oral notice or other communication from any person or entity (including, without limitation, a Governmental Authority) relating to Hazardous Materials at any individual Trust Property or Remedial Work pertaining thereto, of possible liability of any person or entity pursuant to any Requirements of Environmental Laws or other environmental conditions, in each case, in connection with any individual Trust Property, or any actual administrative or judicial proceedings in connection with any of the foregoing, (e) Borrower (i) shall not do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off such Trust Property), impairs or may impair the value of any individual Trust Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to any individual Trust Property and (ii) shall (x) use its commercially reasonable efforts to not allow any tenant or other user of any individual Trust Property (in each case, in connection with any Trust Property) to do any of the foregoing such acts and (y) shall, promptly upon becoming aware of any such act, enforce the terms of the applicable Lease Agreement against any tenant of the property to rectify or prevent the foregoing; (f) Borrower (i) has obtained all permits or licenses required by any Requirements of Environmental Laws in connection with construction of the Improvements, the Lease Agreements require the applicable tenant to obtain any permits or licenses required by any Requirements of Environmental Laws in connection with the use of any portion of the Improvements and (ii) shall (A) use its commercially reasonable efforts to assure that each applicable tenant has obtained any such permits and licenses and (B) enforce the terms of the Lease Agreements to cause tenants to comply with the foregoing clause (ii)(A) (provided that it is understood that such enforcement shall be conducted in a manner consistent with Borrower’s standard management practices); (g) each Borrower will comply with all of the requirements and recommendations set forth in the Environmental Report performed prior to the date hereof as a condition of the Loan and will obtain and forward to Lender revised environmental site assessments, if requested by Lender, and (h) Borrower has provided to Lender any and all written information relating to environmental conditions in, on, under or from any individual Trust Property that is known to any Borrower and that is contained in any Borrower’s files and records, including, without limitation, any reports relating to Hazardous Materials in, on, under or from any individual Trust Property and/or to the environmental condition of any individual Trust Property (other than attorney/client communications and attorney work product that is attorney-client privileged; for the avoidance of doubt, any report relating to Hazardous Materials prepared by non-legal professionals shall not be deemed attorney-client privileged irrespective of whether Borrower’s counsel commissioned such report).

Section 7.02   Remedial Work. In the event any remedial, response, abatement, cleanup, removal, containment, restoration, investigative, and monitoring work in connection with any Hazardous Materials (collectively, the “Remedial Work”) is reasonably necessary under the then existing Requirements of Environmental Laws because of, or in connection with, an Environmental Claim (as defined in the Unsecured Indemnity Agreement), Borrower shall within the 30-day period following written demand by Lender (or such shorter period of time as may be required under Requirements of Environmental Laws) perform or cause to be performed all Remedial Work. All Remedial Work shall be performed by one or more contractors selected by Borrower and approved in advance in writing by Lender and under the supervision of a consulting engineer approved in advance in writing by Lender. Subject to the terms and conditions of the Unsecured Indemnity Agreement, all costs and expenses of Remedial Work shall be paid by Borrower including, without limitation, Lender’s reasonable attorneys’, architects’ and/or consultants’ fees and costs incurred in connection with monitoring or review of the Remedial Work. In the event Borrower shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Lender may, but shall not be required to, cause such Remedial Work to be performed, subject to the provisions of Sections 11.05 and 11.06 hereof.

Section 7.03   Environmental Site Assessment. No more than once in any calendar year with respect to each individual Trust Property (unless during the existence of an Event of Default or in the event that Lender has a reasonable belief that (x) the Trust Property is not in compliance with all Requirements of Environmental Laws, (y) an environmental condition exists at a Trust Property reasonably likely to result in a violation of Requirements of Environmental Laws or (z) a “recognized environmental condition” (as defined by the then applicable environmental professional standards) exists at any Trust Property (each of the circumstances described in clauses (x), (y) and (z) being referred to herein as an “Environmental Issue”), Lender shall have the right, at any time and from time to time, to undertake, at the expense of Borrower, an environmental site assessment on any individual Trust Property, including any testing that Lender may determine, in its sole and absolute discretion, is necessary or desirable to ascertain the environmental condition of any individual Trust Property and the compliance of such Trust Property with Requirements of Environmental Laws. Borrower shall cooperate fully with Lender and its consultants performing such assessments and tests. For the avoidance of doubt, (a) the frequency limitations set forth in this Section 7.03 shall apply to each Trust Property individually and not in the aggregate (that is, Lender may require an environmental site assessment for each Trust Property at different times in any calendar year even if no Event of Default exists or Lender has no reasonable believe that any Environmental Issue exists) and (b) nothing in this Section 7.03 shall be construed to limit Lender’s right to perform any additional environmental testing if Lender, in its sole and absolute discretion, based on the results of the previous environmental site assessment, has a reasonable belief that any Environmental Issue exists.

Section 7.04   Unsecured Obligations. No amounts which may become owing by any Borrower to Lender under this Article 7 or under any other provision of this Agreement as a result of a breach of or violation of this Article 7 shall be secured by the Loan Documents. The obligations shall continue in full force and effect and any breach of this Article 7 shall constitute an Event of Default if (a) Borrower fails to pay any sum owing to Lender pursuant to this Article 7 within ten (10) days of the due date of such payment, (b) the Remedial Work is not commenced or completed within the time periods set forth in Section 7.02 hereof, or (c) if Borrower shall default in the observance or performance of any other obligation, term, covenant, condition or warranty herein, and such default is not cured within any applicable cure periods set forth in this Article 7, if any, or if no such cure periods are set forth herein, within thirty (30) days after receipt of notice of such default. The Loan Documents shall not secure (a) any obligations evidenced by or arising under the Unsecured Indemnity Agreement (collectively, the “Unsecured Obligations”), or (b) any other obligations to the extent that they are the same or have the same effect as any of the Unsecured Obligations. The Unsecured Obligations shall continue in full force, and any breach or default of any such obligations shall constitute a breach or default under this Agreement but the proceeds of any foreclosure sale shall not be applied against the Unsecured Obligations. Nothing in this Section 7.04 shall in any way limit or otherwise affect the right of Lender to obtain, or cause to be obtained, a judgment in accordance with applicable law for any deficiency in recovery of all obligations that are secured by the Loan Documents following foreclosure, notwithstanding that the deficiency judgment may result from diminution in the value of the Trust Property by reason of any event or occurrence pertaining to Hazardous Materials or any Requirements of Environmental Laws.

Section 7.05   Hazardous Materials. “Hazardous Materials” shall mean any substance as is or shall become regulated by, classified as hazardous or toxic under, or that may form the basis of liability under, any Requirements of Environmental Laws, from time to time, including, without limitation, in whatever form, any hazardous wastes, hazardous materials, toxic substances, pollutants, hazardous materials, radioactive substances, radioactive waste, medical waste, hospital waste, petroleum or petroleum derived substances or wastes, asbestos, materials or constituents which contain asbestos, polychlorinated biphenyls or materials or constituents which contain polychlorinated biphenyls, or any hazardous or toxic constituent thereof, and in general any substance or material regulated by Requirements of Environmental Laws that is of a corrosive, reactive, explosive, toxic, flammable, or biologically infectious nature, or that has been mixed with substances or materials which have such characteristics, including any and all underground or ground container which contains any of the aforementioned substances or substances.

Section 7.06   Requirements of Environmental Laws. “Requirements of Environmental Laws” means all requirements of Mexican environmental, ecological or (insofar as they relate to any hazardous wastes, hazardous materials, toxic substances, pollutants, , radioactive substances or waste or hospital waste or medical waste) health or industrial hygiene laws, regulations, rules of jurisprudence, rules of common law, Official Mexican Norms, international treaties to which Mexico is a party, orders, decrees, judgments, injunctions, coordination agreements, criteria, provisions, procedures, standards, notices or valid and effective agreements related to each individual Trust Property, including, without limitation, all requirements imposed by any Mexican environmental permit, law, rule, order, or regulation of any Mexican federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, which relate to (a) exposure to hazardous wastes, hazardous materials, toxic substances, pollutants, radioactive substances, radioactive waste, medical waste, hospital waste, petroleum or petroleum derived substances or wastes, asbestos, materials or constituents which contain asbestos, polychlorinated byphenyls or materials or constituents which contain polychlorinated biphenyls or any hazardous or toxic constituent thereof (“Hazardous Substances”); (b) pollution or protection of the air, surface water, ground water, land; (c) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation of any Hazardous Substance; or (d) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Substances.

Section 7.07   Official Mexican Norms. “Official Mexican Norms” means any and all regulations (technical or otherwise) of mandatory compliance issued by Mexican competent authorities, including, without limitation, the Secretaría de Medio Ambiente y Recursos Naturales, the Comisión

Nacional del Agua, the Secretaría del Trabajo y Previsión Social, the Secretaría de Comunicaciones y Transportes and the Secretaría de Salud, that establish requirements, specifications, conditions, procedures, parameters and permissible limits which are applicable to products, processes, facilities, systems, activities, services or production methods regarding: (i) the pollution, contamination, remediation, protection, promotion, improvement, conservation and preservation of the quality of the air, water, soil and, in general, the environment and natural resources, and (ii) use, storage, disposal, treatment, handling, transportation, confinement, emission, discharge, potential release or release of, Hazardous Materials; Official Mexican Norms include, but are not limited to, NOM-052-SEMARNAT-2005, NOM-053-SEMARNAT-1993, NOM-138-SEMARNAT/SSA1-2012, NOM-147-SEMARNAT/SSA1-2004, NOM-085-SEMARNAT-2011, NOM-043-SEMARNAT-1993, and NOM-133-SEMARNAT-2000.

Article VIII
CASUALTY, CONDEMNATION AND RESTORATION

Section 8.01   Borrower’s Representations. Borrower represents and warrants as follows:

(a)    Except as expressly approved by Lender in writing, to Borrower’s knowledge, no casualty or damage to any part of the Trust Property which would cost more than US$50,000 (or the equivalent in Pesos) to restore or replace has occurred which has not been fully restored or replaced.

(b)   To Borrower’s knowledge, no part of any individual Trust Property has been taken in condemnation or other similar proceeding or transferred in lieu of condemnation, nor has any Borrower received notice of any proposed condemnation or other similar proceeding affecting any individual Trust Property.

(c)    There is no pending proceeding for the total or partial condemnation of any individual Trust Property.

Section 8.02   Restoration.

(a)    Borrower shall give prompt written notice of any casualty to any individual Trust Property to Lender whether or not required to be insured against. The notice shall describe the nature and cause of the casualty and the extent of the damage to the applicable Trust Property.

(b)    In the event of any damage to or destruction of any individual Trust Property, and regardless of whether (x) Net Insurance Proceeds (as hereinafter defined) are available therefor, or (y) any Lease Agreement contains provisions to the contrary, Borrower shall commence within ninety (90) days of the applicable damage or destruction (or such earlier date if required by any applicable Lease Agreement) and thereafter diligently pursue to completion the Restoration of the Trust Property. Pursuant to the Security Trust Agreement, Borrower has assigned to the Security Trustee all Insurance Proceeds which each Borrower is entitled to receive in connection with a casualty whether or not such insurance is required under this Agreement. In the event of any damage to or destruction of any individual Trust Property, and provided that (1) an Event of Default does not then currently exist, and (2) Lender has determined that (i) there has not been an Impairment of the Security (as defined in subsection 8.02(c) hereof), and (ii) the repair, restoration and rebuilding of any portion of the Trust Property that has been partially damaged or destroyed (the “Restoration”) can be accomplished in full compliance with all Requirements for Restoration (other than with respect to de minimis violations that do not have, and are not reasonably likely to have, a Material Adverse Effect) to the same condition, character and general utility as nearly as possible to that existing prior to the casualty and at least equal in value as that existing prior to the casualty, then Lender shall instruct the Security Trustee to hold and disburse the Insurance Proceeds (other than Business Income Insurance proceeds received by the Security Trustee) less the cost, if any, to Lender and the Security Trustee of recovering the Insurance Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Insurance Proceeds”) to Borrower for the Restoration of the applicable Trust Property.

(c)    For the purpose of this Article 8, the term “Impairment of the Security” shall mean any or all of the following: (i) if any damage, destruction, casualty or condemnation affects more than twenty-five percent (25%) of the net rentable area of any individual Trust Property, (ii) any Lease Agreement or Lease Agreements at any individual Trust Property has been cancelled, or shall contain (or there shall be the legal right to) any exercisable right to cancel as a result of the damage, destruction, condemnation or casualty and Tenant has not expressed in writing its intention to not cancel its respective Lease Agreement and to therefore remain at such individual Trust Property, (iii) the casualty, damage or condemnation occurs during the last year of the term of the Loan unless the Restoration of the Trust Property is estimated by a third party consultant selected by Lender to be completed no later than one hundred eighty (180) days prior to the Maturity Date, (iv) the term of, and proceeds derived from Borrower’s business interruption insurance (or other similar insurance) shall not be sufficient to fully cover the period that such Trust Property is undergoing restoration, or (v) Restoration of the applicable Trust Property is estimated to require more than one (1) year to complete from the date of the occurrence.

(d)    If the Net Insurance Proceeds are to be used for the Restoration in accordance with this Article 8, Borrower shall comply with Lender’s Requirements For Restoration as set forth in Section 8.04 below. Upon Borrower’s satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing under the Loan Documents or the Unsecured Indemnity Agreement, Lender shall instruct the Security Trustee to pay any remaining Restoration Funds (as defined in Section 8.04 below) then held by the Security Trustee to Borrower.

(e)    In the event that the conditions precedent to Lender’s disbursement of the Net Insurance Proceeds for the Restoration set forth in this Section 8.02 have not been met, Lender may, at its option, apply the Net Insurance Proceeds to the reduction of the Secured Obligations in such order as Lender may determine and unless Borrower, within ninety (90) days of the date that Lender notifies Borrower in writing that it will not disburse the Net Insurance Proceeds pursuant to this Section 8.02, (1) obtains the release of the applicable affected Trust Property from the Security Trust in accordance with Section 10.09 or (2) substitutes a Replacement Property for the applicable affected Trust Property in accordance with Section 10.09, Lender may declare the entire Secured Obligations immediately due and payable. In the event the Net Insurance Proceeds are applied to the reduction of the Secured Obligations pursuant to the terms hereof, no Prepayment Fee shall be due in connection with such application. After a Property Release or Substitution of the affected Trust Property in accordance with Section 10.09 or payment in full of the Secured Obligations, any remaining Restoration Funds shall be paid to Borrower.

Section 8.03   Condemnation.

(a)    If the Trust Property or any portion thereof is taken by reason of any condemnation or similar eminent domain proceeding, or by a grant or conveyance in lieu of condemnation or eminent domain (a “Condemnation”), the Security Trustee, for the benefit of Lender, shall be entitled to all compensation, awards, damages, proceeds and payments or relief for the Condemnation (the “Condemnation Proceeds”). At Lender’s option, Lender or the Security Trustee shall be entitled to commence, appear in and prosecute in its own name any action or proceeding or to make any compromise or settlement in connection with such Condemnation, and Borrower shall deliver to Lender upon demand all such powers of attorney and other authorizations or consents that may be reasonably necessary in connection therewith.

(b)    In the event of any Condemnation of all or any portion of any individual Trust Property, and regardless of whether Net Condemnation Proceeds are available therefor, Borrower shall commence and diligently pursue to completion the Restoration of the Trust Property that has not been taken. Each Borrower assigns to Lender all Condemnation Proceeds which such Borrower is entitled to receive. In the event of any Condemnation, and provided that (1) an Event of Default does not then currently exist, and (2) Lender has determined that (i) there has not been an Impairment of the Security, and (ii) the Restoration of any portion of the Trust Property that has not been taken can be accomplished in full compliance with all Requirements for Restoration to the same condition, character and general utility as nearly as possible to that existing prior to the taking and at least equal in value as that existing prior to the taking, then Lender shall hold and disburse the Condemnation Proceeds, less the cost, if any, to Lender of recovering the Condemnation Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Condemnation Proceeds”), to Borrower for the Restoration of each applicable individual Trust Property.

(c)    In the event the Net Condemnation Proceeds are to be used for the Restoration, Borrower shall comply with Lender’s Requirements For Restoration as set forth in Section 8.04 below. Upon Borrower’s satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing under the Loan Documents or the Unsecured Indemnity Agreement, Lender shall pay any remaining Restoration Funds (as defined in Section 8.04 below) then held by Lender to Borrower.

(d)    In the event that the conditions precedent to Lender’s disbursement of the Net Condemnation Proceeds for the Restoration set forth in this Section 8.03 have not been met, Lender may, at its option, apply the Net Condemnation Proceeds to the reduction of the Secured Obligations in such order as Lender may determine and unless Borrower, within ninety (90) days of the date that Lender notifies Borrower in writing that it will not disburse the Net Condemnation Proceeds pursuant to this Section 8.03, (1) obtains the release of the applicable affected Trust Property from the Security Trust in accordance with Section 10.09 or (2) substitutes a Replacement Property for the applicable affected Trust Property in accordance with Section 10.09, Lender may declare the entire Secured Obligations immediately due and payable. In the event the Net Condemnation Proceeds are applied to the reduction of the Secured Obligations pursuant to the terms hereof, no Prepayment Fee shall be due in connection with such application. After a Property Release or Substitution of the affected Trust Property in accordance with Section 10.09 or payment in full of the Secured Obligations, any remaining Restoration Funds shall be paid to Borrower.

Section 8.04   Requirements for Restoration. Unless otherwise expressly agreed in a writing signed by Lender, the following are the “Requirements For Restoration”:

(a)    In the event that the work related to any applicable Restoration has a projected total cost in excess of US$500,000, prior to the commencement of any Restoration work (the “Work”), Borrower shall provide Lender for its review and written approval (i) complete plans and specifications for the Work which (A) have been approved by all relevant Governmental Authorities, (B) have been approved by an architect satisfactory to Lender (the “Architect”) and (C) are accompanied by Architect’s signed statement of the total estimated cost of the Work (the “Approved Plans and Specifications”); (ii) the amount of money which Lender reasonably determines (which determination shall factor, to the extent available, the statement of the Architect, the Approved Plans and Specifications, any work contracts and/or other information delivered to Lender relating to the proposed Restoration) will be sufficient when added to the Net Insurance Proceeds or Net Condemnation Proceeds to pay the entire cost of the Restoration (collectively referred to as the “Restoration Funds”); (iii) evidence that the Approved Plans and Specifications and the Work are in compliance with all Requirements; (iv) an executed contract for construction with a contractor satisfactory to Lender (the “Contractor”) in a form approved by Lender in writing (a “Construction Contract”); and (v) a surety bond endorsed to Lender in a manner acceptable to Lender and/or guarantee of payment with respect to the completion of the Work. The bond or guarantee shall be reasonably satisfactory to Lender in form and amount and shall be signed by a surety or other persons or entities who are acceptable to Lender. With respect to any applicable Restoration that has a projected cost of less than or equal to US$500,000, Borrower shall provide Lender a copy of the Approved Plans and Specifications and the Construction Contract, but Lender’s approval shall not be required in connection therewith.

(b)    No Borrower shall commence the Work, other than temporary work to protect any individual Trust Property or prevent interference with business, until Borrower shall have complied with the requirements of subsection (a) of this Section 8.04. Provided that the conditions precedent to Lender’s disbursement of the Net Insurance Proceeds set forth in Section 8.02(b), in the case of a casualty, or Net Condemnation Proceeds set forth in Section 8.03(b), in the case of a Condemnation, for the Restoration have been met and Borrower is diligently pursuing the Restoration as required hereunder, then, (i) if the Net Proceeds shall be less than or equal to US$500,000.00 (the "Restoration Threshold") and the costs of completing the Work shall be less than or equal to the Restoration Threshold, the Net Insurance Proceeds or Net Condemnation Proceeds, as applicable, will be disbursed by Lender to Borrower upon receipt and (ii) if the Net Insurance Proceeds or Net Condemnation Proceeds, as applicable, are greater than the Restoration Threshold or the costs of completing the Work is equal to or greater than the Restoration Threshold, so long as there does not then currently exist an Event of Default and the following conditions have been complied with or, in Lender’s sole and absolute discretion, waived, Lender shall disburse the Restoration Funds in increments to Borrower, from time to time as the Work progresses:

(i)    Architect shall be in charge of the Work;

(ii)    Lender shall disburse, or cause to be disbursed, the Restoration Funds through the Insurance Proceeds Account, upon not less than ten (10) days’ prior written notice from Borrower to Lender and Borrower’s delivery to Lender of (A) Borrower’s written request for payment (a “Disbursement Request for Payment”) accompanied by a certificate by Architect in form and substance satisfactory to Lender which states that (1) all of the Work completed to that date has been completed in compliance with the Approved Plans and Specifications and in accordance with all Requirements (other than with respect to de minimis violations that do not have, and are not reasonably likely to have, a Material Adverse Effect), (2) the amount requested has been paid or is then due and payable and is properly a part of the cost of the Work, and (3) when added to all sums previously paid by Lender, the requested amount does not exceed the value of the Work completed to the date of such certificate; and (B) evidence satisfactory to Lender that the balance of the Restoration Funds remaining after making the payments shall be sufficient to pay the balance of the cost of the Work. Each Disbursement Request for Payment shall be accompanied by waivers of liens (or similar instruments) covering that part of the Work previously paid for, if any; and

(iii)   The final Disbursement Request for Payment shall be accompanied by (A) a final certificate of occupancy or other evidence of approval of appropriate Governmental Authorities for the use and occupancy of the Trust Property, (B) evidence that the Restoration has been completed in accordance with the Approved Plans and Specifications and all Requirements (other than with respect to de minimis violations that do not have, and are not reasonably likely to have, a Material Adverse Effect), (C) evidence that the costs of the Restoration have been paid in full or will be paid in full with the applicable disbursement, and (D) evidence that no mechanics’ or materialmen’s liens or other similar liens for labor or material supplied in connection with the Restoration are outstanding against the Trust Property, including final waivers of liens (or similar instruments) covering all of the Work and, if available under applicable law, a certificate of no liens confirming that no encumbrance exists on or affects the Trust Property other than the Permitted Exceptions.

(c)    If (i) within ninety (90) days after the occurrence of any damage, destruction or condemnation requiring Restoration, any Borrower fails to submit to Lender and receive Lender’s approval of plans and specifications or fails to deposit with Lender the additional amount necessary to accomplish the Restoration as provided in subsection (a)(ii) above, or (ii) after such plans and specifications are approved by all required Governmental Authorities and Lender, any Borrower fails to commence promptly or diligently continue to completion the Restoration, or (iii)  any Borrower becomes delinquent in payment to mechanics, materialmen or others for the costs incurred in connection with the Restoration (provided that Borrower shall have the right to contest same in the same manner applicable to contesting Impositions as set forth in Section 3.04(b)), or (iv) there exists an Event of Default, then, in addition to all of the rights herein set forth and after ten (10) days’ written notice of the non fulfillment of one or more of these conditions, Lender may apply the Restoration Funds to reduce the Secured Obligations in such order as Lender may determine, and at Lender’s option and in its sole and absolute discretion, Lender may declare the Secured Obligations immediately due and payable together with the Applicable Prepayment Fee.

Article IX
REPRESENTATIONS OF BORROWER

Section 9.01   ERISA. Borrower hereby represents and warrants, that (i) it is a Mexican entity and only does business in Mexico, (ii) it has no employees working in the United States of America and (iii) that the foregoing representations in (i) and (ii) shall remain true until the indefeasible payment in full of the Secured Obligations.

Section 9.02   Non-Relationship. No Borrower nor any partner, shareholder, member, director, or officer of any Borrower nor, to any Borrower’s knowledge, any person who is a Borrower’s Constituent (as defined in Section 9.03 hereof) is (a) a director or officer of Metropolitan Life Insurance Company, (b) a parent, son or daughter of a director or officer of Metropolitan Life Insurance Company, or a descendent of any of them, (c) a stepparent, adopted child, stepson or stepdaughter of a director or officer of Metropolitan Life Insurance Company, or (d) a spouse of a director or officer of Metropolitan Life Insurance Company.

Section 9.03   No Adverse Change. Borrower hereby represents and warrants that:

(a)    There has been no material adverse change from the conditions shown in the application submitted for the Loan by Borrower (the “Application”) or in the materials submitted in connection with the Application in the credit rating or financial condition of any Borrower, the partners, shareholders, members or beneficiaries of any Borrower or any entity which is a partner, shareholder, member or beneficiary of any Borrower, respectively as the case may be (collectively, the “Borrower’s Constituents”). Borrower represents and warrants that the organizational chart attached as Exhibit I hereto is true and correct as of the Execution Date.

(b)    Borrower has delivered to Lender true and correct copies of all of each Borrower’s organizational documents and except as expressly approved by Lender in writing, there have been no changes in any Borrower’s Constituents since the date that the Application was executed by Borrower.

(c)    No Borrower nor any of Borrower’s Constituents is involved in any bankruptcy, concurso mercantil, reorganization, insolvency, dissolution, suspension of payment, liquidation or similar proceeding under any Bankruptcy Law, and to the best knowledge of each Borrower, no such proceeding is contemplated or threatened.

(d)    Each Borrower has received reasonably equivalent value for the granting of the Security Trust Agreement, the other Loan Documents and the Unsecured Indemnity Agreement.

(e)    No Borrower nor any of Borrower’s Constituents has been convicted of, or been indicted for a felony criminal offense.

(f)    No Borrower nor any of Borrower’s Constituents is in default under any mortgage, security trust agreement, note, pagaré, loan or credit agreement.

(g)    No Borrower nor any of Borrower’s Constituents is involved in any litigation, arbitration, or other proceeding or governmental investigation pending which if determined adversely would materially affect any Borrower’s ability to perform in accordance with the Loan Documents or the Unsecured Indemnity Agreement.

(h)    Borrower represents and warrants that (i) on or before the date hereof, each direct owner of each Borrower has confirmed the accuracy of the representations and warranties set forth in this Section 9.03 applicable to such Borrower, (ii) each such direct owner confirmed to such Borrower that said representations and warranties pertaining to such direct owner are not misleading in any respect (in each case, without regard to any knowledge qualifier) and (iii) no Borrower is aware of any change in any such representations or warranties as of the date they were made.

(i)    As of Execution Date, and taking into account its obligations under the Loan Documents and the Unsecured Indemnity Agreement, and any rights of contribution with respect to any payments thereunder, each Borrower (i) owns assets the fair saleable value of which are greater than the total amount of liabilities (including any contingent obligations) of such Borrower; (ii) has capital that is sufficient in relation to its business as presently conducted and for any transaction that such Borrower has undertaken or presently contemplates; and (iii) does not intend to incur and does not believe that it will incur debts beyond its ability to pay as they become due.

Section 9.04   Compliance with Laws, Including Anti-Terrorism, Bribery, KYC and Anti Money Laundering Laws.

(a)    Borrower represents that, and agrees to furnish Lender on request evidence confirming that: no Borrower nor any direct or indirect owner of any interest in any Borrower and no legal or beneficial interest in a partner, member, shareholder, beneficiary, officer, or director of any Borrower is or will be held, directly or indirectly, by persons or entities for which entering into transactions with such a person or entity are prohibited by the U.S. Office of Foreign Assets Control, the USA Patriot Act, the regulations thereunder, or any Presidential Executive Order or any other similar applicable law, ordinance, order, rule, or regulation. Each Borrower has implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure the foregoing representations and warranties remain true and correct during the term of the Loan. Lender acknowledges that Parent, the owner of direct and indirect interests in each Borrower, is a publicly traded company and that the foregoing representations by Borrower with respect to owners of interests of publicly traded shares in Parent are limited to the actual knowledge of Borrower (which, for purposes of this subsection (a), the knowledge of Borrower shall be deemed to mean the actual or constructive knowledge of Parent after reasonable inquiry).

(b)    No Borrower nor any of its subsidiaries, if any, nor, to the knowledge of each Borrower, any director, officer, agent, employee, partner, member, beneficiary or Affiliate of each Borrower or any of its subsidiaries is aware of, has taken, or will take any action, directly or indirectly, that would result in a violation by such persons of (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, or (ii) any other applicable laws and regulations relating to bribery or corruption (the “Anti-Corruption Laws”); and each Borrower, has conducted, and will continue to conduct, their businesses in compliance in all material respects with the FCPA and the Anti-Corruption Laws and have retained, and will continue to retain, accurate books and records and instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(c)    No Borrower nor any direct or indirect owner of any interest in any Borrower is engaged in any money laundering scheme or activity. No person or entity has a direct or indirect financial interest in any individual Trust Property other than as disclosed to Lender. All funds being invested by each Borrower in each individual Trust Property have been and are derived from permissible sources and all Loan proceeds shall be used in a permissible manner. Each Borrower and Borrower’s Constituents have implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure the foregoing representations and warranties contained in this Section 9.04(c) remain true and correct during the term of the Loan.

(d)    Each Borrower shall comply at all times with the requirements of all laws and regulations applicable to it, including without limitation, all money laundering, Anti-Corruption Laws, and anti-terrorist laws and regulations.

(e)    If (i) there is the introduction of or any change in any law or regulation made after the date of this Agreement relating to “know your customer” or similar identification procedures, or (ii) there is any change in the status of any Borrower or the Constituent Parties after the date hereof, including without limitation, any change in management control, or (iii) Lender proposes to assign or transfer any of its rights or obligations under this Agreement, each Borrower shall, upon Lender’s request, promptly comply with “know your customer” or similar identification procedures and supply such documentation and other evidence as is reasonably requested by Lender (or the proposed new lender) so that Lender is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations.

Article X
CHANGE IN OWNERSHIP, CONVEYANCE OF Trust PROPERTY

Section 10.01   Conveyance of Trust Property, Change in Ownership and Composition.

(a)    No Borrower shall cause or permit, without the prior written consent of Lender, at Lender’s sole discretion: (i) any individual Trust Property, the reversion or beneficiary rights or any residual or other interest in any individual Trust Property, to be conveyed, transferred, assigned, encumbered, sold or otherwise disposed of (provided that the transfer and conveyance of the Trust Property, or any other assets that constitute the Trust Property, to the Security Trustee pursuant to the Security Trust Agreement shall be permitted hereunder); or (ii) any transfer, assignment or conveyance of any direct or indirect interest in any Borrower; (iii) any merger, reorganization, dissolution or other change in the ownership or organizational structure or form of any Borrower, including, without limitation, any conversion of any Borrower; or (iv) any change (directly or indirectly) in the effective legal control of the management and affairs of any Borrower to occur (collectively, the “Transfers”). At all times until the Secured Obligations are repaid in full, Parent shall continue to own one hundred percent (100%) of the direct or indirect ownership interests in each Borrower and each individual Trust Property and shall continue to maintain effective legal control of the management and affairs of each Borrower and each individual Trust Property. For the avoidance of any doubt, no Borrower shall issue, or cause to be issued, any additional rights, shares, certificates or other instruments with respect to its ownership interests to any Person other than Parent and/or any direct or indirect subsidiary of Parent (provided that Parent shall continue to own one hundred percent (100%) of the direct or indirect ownership interests in each Borrower).

(b)    The prohibitions on transfer shall not be applicable to (i) Transfers as a result of the death of a natural person who is a Borrower; (ii) Transfers in connection with estate planning by a natural person to a spouse, son or daughter or descendant of either, a stepson or stepdaughter or descendant of either; (iii) any Lease Agreements existing as of the date hereof or entered into after the Execution Date in accordance with the terms hereof; or (iv) any Transfers (including, for the avoidance of doubt, issuances, redemptions and capital returns or reductions) of shares of stock or other equity interests (including, without limitation, certificados bursátiles fiduciarios) in or issued by Parent (or any direct or indirect owner of such entity), provided in each case (x) such shares of stock or other equity interests in or issued by such entity are (or in connection with an issuance, will be simultaneously with such issuance) and remain listed on the Mexican Stock Exchange (Bolsa Mexicana de Valores) and (y) no change of the effective legal control of the management and affairs of any Borrower shall occur as a result of such Transfer.

(c)    Upon request from Lender, Borrower shall promptly provide to Lender a revised version of the organizational chart delivered to Lender in connection with the closing of the Loan reflecting the direct and indirect ownership interests in any Borrower, which organizational chart shall be in form and substance satisfactory to Lender.

Section 10.02   Prohibition on Subordinate Financing. No Borrower shall incur or permit the incurring of (a) any financing in addition to the Loan that is secured by a Lien, security interest or other encumbrance of any part of the Trust Property or (b) any pledge or encumbrance of any direct or indirect interest in any Borrower (except to the extent permitted pursuant to Section 10.01(b)(iv). For the avoidance of doubt, the parties hereto acknowledge that Borrowers are not special purpose entities and own assets other than each Trust Property and portions thereof, and any other assets owned by Borrowers are free from any lien or encumbrance granted to Lender pursuant to the Loan Documents.

Section 10.03   Restrictions on Additional Obligations. During the term of the Loan, no Borrower shall, without the prior written consent of Lender, become liable with respect to any indebtedness or other obligation, in each case relating to any individual Trust Property, except for (a) the Loan, (b) Lease Agreements entered into in the ordinary course of owning and operating the Trust Property for the Use, (c) other liabilities incurred in the ordinary course of owning and operating the Trust Property for the Use but excluding any loans or borrowings secured by any Trust Property, (d) liabilities or indebtedness relating to other properties (other than the Trust Property) of the Borrowers so long as not secured by any Trust Property, (e) liabilities or indebtedness disclosed in writing to and approved by

Lender on or before the Execution Date, and (f) any other single item of indebtedness or liability relating to the Trust Properties which does not at any time exceed US$50,000 (or the equivalent from time to time in Pesos) or, when aggregated with other items of indebtedness or liability, does not at any time exceed US$200,000 (or the equivalent from time to time in Pesos).

Section 10.04   Statements Regarding Ownership. Each Borrower agrees to submit or cause to be submitted to Lender within thirty (30) days after December 31st of each calendar year during the term of this Agreement and ten (10) days after any written request by Lender, a sworn, notarized certificate, signed by an authorized (a) individual who is Borrower or one of the individuals comprising Borrower, (b) member of Borrower, (c) partner of Borrower or (d) officer of Borrower, as the case may be, stating whether (i) any part of any individual Trust Property, or any interest in any individual Trust Property, has been conveyed, transferred, assigned, encumbered, or sold, and if so, to whom; (ii) any conveyance, transfer, pledge or encumbrance of any interest in any Borrower has been made by Borrower and if so, to whom; or (iii) there has been any change in any Borrower’s Constituents from those on the Execution Date, and if so, a description of such change or changes.

Section 10.05   Compliance with Laws. Notwithstanding anything to the contrary contained herein (and without limiting any other obligations set forth in the Loan Documents or the Unsecured Indemnity Agreement), any Transfer (whether or not such Transfer requires Lender’s consent) shall not be permitted if such Transfer results (or would result) in a breach or other violation of Section 9.04 hereof or any of the provisions of the Loan Documents pertaining to ERISA.

Section 10.06   Partial Releases. From and after the end of the Lockout Period (unless pursuant to Section 10.09 which may occur prior to the end of the Lockout Period), Borrower shall have the right to cause the release of any individual Trust Property (the “Release Property”) from the Security Trust Agreement (each, a “Property Release”), which release shall be made pursuant to the terms of the Security Trust Agreement, in the event that each of the following conditions is satisfied as reasonably determined by Lender (except to the extent a different standard for Lender determination is set forth in any such condition, in which case such different standard shall apply):

(a)    no Default or Event of Default has occurred and is then continuing under this Agreement, any of the other Loan Documents or the Unsecured Indemnity Agreement and no such Default or Event of Default would exist immediately following the Property Release;

(b)    Borrower shall have given Lender written notice of such prospective Property Release not less than thirty (30) days before the date on which such Property Release occurs (the “Release Date”);

(c)    Borrower shall prepay a portion of the Loan in the amount of one hundred ten percent (110%) of the Allocated Loan Amount applicable to such Release Property and simultaneously with such prepayment, Borrower also shall pay to Lender the Applicable Prepayment Fee relating to such prepayment (unless pursuant to Section 10.09), and without duplication, all accrued and unpaid interest and any and all amounts due and payable by Borrower under this Agreement and the other Loan Documents with respect to such Released Property (and, for the avoidance of any doubt, all accrued and unpaid interest and any and all amounts due and payable by Borrower under this Agreement not paid on such Release Date shall be paid on the next payment date in accordance with this Agreement and the Pagaré). Following such partial principal prepayment, the monthly installments of interest and, as applicable, principal, shall be revised to reflect the reduced outstanding principal amount and the revised repayment schedule for the Loan (which shall, for the avoidance of doubt, be prepared by Lender based on an amortization term equal to 360 months less the number of full interest accrual periods that have elapsed since the Execution Date and an assumed Interest Rate equal to the Interest Rate);

(d)    following such Property Release, the DSCR of all of the Trust Properties remaining in the Trust Property subsequent to the Property Release shall be equal to or greater than the DSCR immediately prior to the Property Release;

(e)    following such Property Release, the LTV Ratio of the Trust Properties remaining in the Trust Property subsequent to the Property Release is equal to or less than the LTV Ratio of the Trust Properties immediately prior to the Property Release but in no event greater than fifty percent (50%);

(f)    the aggregate Allocated Loan Amounts of all properties previously subject to a Property Release prior to the proposed Property Release (together with the Allocated Loan Amount of the Release Property) shall not exceed (a) prior to the making of the Second Funding Disbursement, twenty-five percent (25%) of the initial Loan amount (i.e., US$31,307,750.00) and (b) from and after the making of the Second Funding Disbursement, twenty-five percent (25%) of the Total Loan Amount (i.e., US$37,500,000.00). In the event that (A)(i) the aggregate Allocated Loan Amounts of all properties previously subject to a Property Release exceeds twenty-five percent (25%) of the applicable maximum amount set forth in the preceding sentence and (ii) Borrower subsequently seeks to effect a Property Release with respect to the Elring Klinger Mexico or Zeller Plastic Mexico Trust Properties solely in connection with any or both of the tenants at such Trust Properties exercising their preferential right to purchase such Trust Property or (B) a Rosarito Required Release (as defined on Schedule 3.11) occurs, the condition set forth in this subsection (f) shall not be required to be satisfied in connection with such release of such affected Trust Property provided all other conditions set forth in this Section 10.06 have been satisfied;

(g)    In the event that two or more individual Trust Properties are contiguous and the Release Property is so contiguous to one or more of the other Trust Properties not being released (the “Remaining Property”), Borrower shall have delivered evidence that would be satisfactory to Lender that, immediately after giving effect to the Property Release, that:

(i)    the Remaining Property shall (A) comply in all respects with all applicable Requirements, including, without limitation, all applicable zoning and building laws, rules, ordinances and regulations, and not result in a violation of any lease, (B) be legally subdivided, and (C) constitute one or more separate tax lots; and

(ii)    (A) Borrower has entered into all reciprocal easements, cross-easements and mutual or non-exclusive easements or similar rights (each of which shall be in such form and substance as would be satisfactory to Lender) for ingress, egress, access, pedestrian walkways, parking, traffic flow, drainage, utilities and services necessary for the operation of the Remaining Property following such Property Release and such easements and/or rights shall be conveyed to the Security Trust or (B) evidence that such reciprocal easements, cross-easements and mutual or non-exclusive easements and/or similar rights are not (1) required by any Governmental Authority, (2) necessary or the operation of the Remaining Property and (3) required under any Lease Agreement or other agreement affecting the Remaining Property at the time of the Property Release;

(h)    Lender determines in its sole but reasonable discretion that, after giving effect to the Property Release, the credit quality of the tenants in occupancy, the average remaining lease term, and the lease expiration profile of the tenants at the Trust Properties not being released are not adversely affected as a result of such Property Release;

(i)    Following the Property Release, Peso denominated rents shall not exceed twenty percent (20%) of total annual gross income for the Trust Properties in the aggregate not being released (based on tenants who have accepted their respective spaces and are (x) paying rent or (y) in a free rent period with a definitive and unconditional commencement date and containing no tenant option or right to terminate);

(j)    Borrower shall pay all costs and expenses incurred by any Borrower and Lender (including the Security Trustee) in connection with the Property Release, including without limitation any and all recording or transfer taxes, commissions and fees related to such Property Release including documentation costs and reasonable attorney’s fees and disbursements, notary fees, Security Trustee’s fees and registration costs; and

(k)    Borrower shall deliver to Lender an officer’s certification certifying that all the conditions set forth in this Section 10.06 have been satisfied.

Upon satisfaction of the conditions set forth in Section 10.06 for a particular Property Release, Lender and Borrower shall deliver to the Security Trustee a joint written notice confirming that the release conditions have been met and satisfied by Borrower, together with a description of the Trust Property being released. Upon the release of the applicable individual Trust Property in accordance with the foregoing, Borrower shall be released from its obligations under the Loan Agreement and the Unsecured Indemnity Agreement solely with respect to such individual Trust Property for acts or events first arising after the applicable Property Release. No Property Release shall release the applicable Borrower from its obligations under the Loan Documents or the Unsecured Indemnity Agreement for any acts or events occurring or obligations arising prior to or on the Release Date or for any acts or events occurring or obligations arising in connection with any Trust Properties which are not released whether such acts or events occur before or after such Property Release. Upon request by Lender, Borrower shall execute without any cost or expense to Lender such documents and agreements as Lender shall require in its reasonable discretion to evidence and effectuate the ratification of said obligations. Upon request by Borrower, Lender shall, and shall cause the Security Trustee to, execute, at Borrower’s sole cost and expense, such documents and agreements as Borrower shall reasonably request to evidence and effectuate such release.

Section 10.07   Substitution of Properties. Notwithstanding anything to the contrary contained in this Article 10, Borrower may, at any time, cause the release of one or more (but not more than fifteen (15) individual Trust Properties in the aggregate, except as provided below) individual Trust Properties (the “Substituted Property”) from the Security Trust Agreement and the substitution of one or more replacement properties (the “Replacement Property”) for each individual Trust Property so released (each, a “Permitted Property Substitution”) provided that each of the following terms and conditions are satisfied with respect to each Permitted Property Substitution as reasonably determined by Lender (except a different standard for Lender determination is set forth in any such condition, in which case such different standard shall apply):

(a)    no Default or Event of Default has occurred and is then continuing under this Agreement, any of the other Loan Documents or the Unsecured Indemnity Agreement and no such Default or Event of Default would exist immediately following the Permitted Property Substitution;

(b)    Borrower shall have given Lender written notice of such prospective Permitted Property Substitution not less than forty-five (45) days before the date on which such Permitted Property Substitution is scheduled to occur the actual date of the consummation of the Permitted Property Substitution (the “Substitution Date”) and concurrently therewith (i) provides Lender all such information concerning the proposed Replacement Property and the Substituted Property as required in the conditions set forth in this Section 10.07 and (ii) pays to Lender a processing fee in the amount equal to 0.10% of the Allocated Loan Amount of the Substituted Property;

(c)    The Allocated Loan Amount of the Substitute Property in connection with the proposed Permitted Property Substitution, when added to all the Allocated Loan Amounts relating to previous Permitted Property Substitutions, shall not exceed twenty-five percent (25%) of (a) prior to the making of the Second Funding Disbursement, twenty-five percent (25%) of the initial Loan amount (i.e., US$31,307,750.00) and (b) from and after the making of the Second Funding Disbursement, twenty-five percent (25%) of the Total Loan Amount (i.e., US$37,500,000.00) ; provided, however, if an Impairment of the Security as defined in Section 8.02(c)(i) relates to any individual Trust Property, Borrower shall have the right to replace, within forty-five (45) days of the occurrence of such Impairment of the Security, such individual Trust Property pursuant to the terms of this Section 10.07, even if such substitution will cause the aggregate Allocated Loan Amount of all Permitted Property Substitutions to exceed twenty-five percent (25%) of the applicable maximum amount set forth in the preceding sentence. The condition set forth in this subsection (c) shall not be required to be satisfied in connection with the Required Rosarito Substitution (as defined on Schedule 3.11) provided all other conditions set forth in this Section 10.07 have been satisfied. In the event that (i) the aggregate Allocated Loan Amounts of all properties previously subject to a Permitted Property Substitution exceeds twenty-five percent (25%) of the applicable maximum amount set forth in the preceding sentence and (ii) Borrower subsequently seeks to effect a Permitted Property Substitution with respect to the Elring Klinger Mexico or Zeller Plastic Mexico Trust Properties solely in connection with any or both of the tenants at such Trust Properties exercising their preferential right to purchase such Trust Property, the condition set forth in this subsection (c) shall not be required to be satisfied in connection with such substitution of such affected Trust Property provided all other conditions set forth in this Section 10.07 have been satisfied;

(d)    The estimated fair market value of the Replacement Property is equal to or greater than that of the Substituted Property at the time of such substitution (as such fair market value is determined by Lender in its sole and absolute discretion);

(e)    Following such Permitted Property Substitution, the LTV Ratio of the Trust Properties in the Trust Property following the Permitted Property Substitution is equal to or less than the LTV Ratio of the Trust Properties immediately prior to the Permitted Property Substitution but in no event greater than fifty percent (50%);

(f)    Following such Permitted Property Substitution, the DSCR of all of the Trust Properties in the Trust Property subsequent to the Permitted Property Substitution shall be equal to or greater than the DSCR immediately prior to the Permitted Property Substitution;

(g)    The Replacement Property must have net operating income as of the Substitution Date equal to or greater than the net operating income of the Substituted Property immediately prior to such Permitted Property Substitution as determined by Lender in its sole and absolute discretion;

(h)    Not more than fifteen (15) individual Trust Properties may be subject to any Permitted Property Substitution during the term of the Loan; provided, however, that (x) the Required Rosarito Substitution (as defined on Schedule 3.11) shall not be counted as a Permitted Property Substitution with respect to the condition set forth in this subsection (h) and (y) in the event that (i) fifteen (15) Permitted Property Substitutions have previously occurred and (ii) Borrower subsequently seeks to effect a Permitted Property Substitution with respect to the Elring Klinger Mexico or Zeller Plastic Mexico Trust Properties solely in connection with any or both of the tenants at such Trust Properties exercising their preferential right to purchase such Trust Property, the condition set forth in this subsection (h) shall not be required to be satisfied in connection with such substitution of such affected Trust Property provided all other conditions set forth in this Section 10.07 have been satisfied;

(i)   The Replacement Property must be no less than ninety percent (90%) leased under Lease Agreements acceptable to Lender with acceptable third party tenants in occupancy, paying rent (or in a free rent period with a definitive and unconditional commencement date and containing no tenant option or right to terminate) and not in default under their respective Lease Agreement;

(j)   The tenant credit quality, lease expiration profile and average remaining lease term with respect to all Lease Agreement at the Replacement Property are reasonably acceptable to Lender;

(k)    Lender shall have received estoppel certificates in form and substance satisfactory to Lender from all tenants at the Replacement Property;

(l)    Lender determines in its sole but reasonable discretion that after giving effect to the Permitted Property Substitution, the geographic diversification of the Trust Properties is not materially adversely affected as a result of such Permitted Property Substitution;

(m)   The Replacement Property shall consist of a fee simple interest in the proposed property, which fee simple interest shall be owned by Borrower;

(n)   The Replacement Property must satisfy Lender’s then-current environmental and engineering standards and comply with all Requirements of Environmental Laws;

(o)   The Replacement Property must satisfy Lender’s then-current insurance and underwriting requirements. Borrower shall also provide Lender with insurance endorsements or certificates evidencing compliance with the provisions of Article 4 with respect to the Replacement Property;

(p)   The Replacement Property must comply with all title, land use, and other Requirements then in effect and applicable to the Replacement Property;

(q)    The Replacement Property must be of generally similar quality to or better in quality than the Substituted Property,

(r)    The location of the Replacement Property shall be acceptable to Lender in its sole and absolute discretion;

(s)   The Replacement Property is a fully constructed bulk warehouse, distribution, or generally similar industrial property that in any case is acceptable to Lender in all respects in its sole and absolute discretion.

(t)    Following each Permitted Property Substitution, Peso denominated rents shall not exceed twenty percent (20%) of the total annual gross income received from the Trust Properties in the aggregate (based on tenants who have accepted their respective spaces and are (x) paying rent or (y) in a free rent period with a definitive and unconditional commencement date and containing no tenant option or right to terminate);

(u)    The Replacement Property shall be transferred to the Security Trustee pursuant to the Security Trust Agreement (and thereafter become part of the Trust Property) free and clear of all liens and encumbrances and otherwise in a manner acceptable to Lender;

(v)    In the event that two or more Trust Properties are contiguous and the Substituted Property is so contiguous to a “Remaining Property”), Borrower shall have delivered evidence that would be satisfactory to Lender that, immediately after giving effect to the Permitted Property Substitution, that:

(i)   the Remaining Property shall (A) comply in all respects with all applicable Requirements, including, without limitation, all applicable zoning and building laws, rules, ordinances and regulations, and not result in a violation of any lease and (B) be legally subdivided; and

(ii)    (A) each applicable Borrower has entered into all reciprocal easements, cross-easements and mutual or non-exclusive easements or similar rights (each of which shall be in such form and substance as would be satisfactory to Lender) for ingress, egress, access, pedestrian walkways, parking, traffic flow, drainage, utilities and services necessary for the operation of the Remaining Property following such Permitted Property Substitution and such easements and/or rights shall be conveyed to the Security Trust or (B) evidence that such reciprocal easements, cross-easements and mutual or non-exclusive easements and/or similar rights are not (1) required by any Governmental Authority, (2) necessary or the operation of the Remaining Property and (3) required under any Lease Agreement or other agreement affecting the Remaining Property at the time of the Property Release;

(w)   Each applicable Borrower shall (and if the Replacement Property is to be owned by an Affiliate of any Borrower, Borrower shall cause such Affiliate to) execute such amendments, ratifications and assumptions to the Loan Documents and Unsecured Indemnity Agreement reasonably requested by Lender in connection with the Permitted Property Substitution (including, without limitation, to cause the representations, covenants, indemnifications and other provisions of such agreements to apply to the Replacement Property and to reflect that the Allocated Loan Amount for the Substituted Property shall thereafter be the Allocated Loan Amount for the Replacement Property);

(x)   Lender shall have received a current survey for the Replacement Property in form and substance satisfactory to Lender;

(y)   Borrower shall deliver or cause to be delivered to Lender updates or, if the Replacement Property is to be owned by an Affiliate of any Borrower, originals, in either case certified by Borrower or such Affiliate, as applicable, of all organizational documentation related to each Borrower or such Affiliate, as applicable (including, without limitation, resolutions of each Borrower or such Affiliate, as applicable, authorizing the substitution and any actions taken in connection with such Substitution);

(z)   Borrower shall deliver to Lender such opinions of counsel related to the Permitted Property Substitution reasonably required by Lender;

(aa)   Lender shall have received annual operating statements and occupancy statements for the Replacement Property for the most current completed fiscal year and a current operating statement for the Substituted Property, each certified by Borrower to Lender as being true and correct in all material respects and a certificate from Borrower certifying that there has been no material adverse change in the financial condition of the Replacement Property since the date of such operating statements;

(bb)   The Replacement Property shall constitute one or more separate tax lots;

(cc)   Lender shall have received copies of all contracts and agreements relating to the leasing, operation and management of the Replacement Property, each of which shall be in a form and substance satisfactory to Lender;

(dd)   Borrower shall pay all fees, costs, and expenses incurred by any Borrower, Lender and Security Trustee in connection with the substitution of the Replacement Property for the Substituted Property), including without limitation all survey costs, costs of inspections and reports required in connection therewith, appraisal fees, brokerage commissions (other than brokers claiming through Lender) title charges, registration charges, appraisers, architect’s, engineer’s, environmental consultant’s and reasonable attorney’s fees and expenses, notary fees, Security Trustee’s fees, and reasonable travel expenses of any such third party consultants (to the extent not covered by such third parties’ fees); and

(ee)   Borrower shall deliver to Lender an officer’s certification certifying that all the conditions set forth in this Section 10.07 have been satisfied.

Upon satisfaction of the conditions set forth in this Section 10.07 for a particular Permitted Property Substitution, Lender and Borrower shall deliver to the Security Trustee a joint written notice confirming that the substitution conditions have been met and satisfied by Borrower, together with a description of the Replacement Property and the Substituted Property. Upon the release of the applicable Substituted Property in accordance with the foregoing, Borrower shall be released from its obligations under the Loan Agreement and the Unsecured Indemnity Agreement solely with respect to such Substituted Property for acts or events first arising after the applicable Permitted Property Substitution. No release of a Substituted Property shall release any Borrower from its obligations under the Loan Documents or the Unsecured Indemnity Agreement for any acts or events occurring or obligations arising prior to or on the effective date of the release of the Trust Property from the Security Trust Agreement or for any acts or events occurring or obligations arising in connection with any Trust Properties which are not released, whether such acts or events occur before or after such Permitted Property Substitution. Upon request by Lender, Borrower shall execute without any cost or expense to Lender such documents and agreements as Lender shall require in its reasonable discretion to evidence and effectuate the ratification of said obligations.

Section 10.08   Deemed Approval for Easements. With respect to any request for Lender consent to the granting of any easements, restrictions, covenants, reservations and rights of way for access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes or other purposes, Lender’s consent thereto shall be deemed given if the Deemed Approval Requirements are satisfied.

Section 10.09   Casualty/Condemnation Release or Substitution. In the event that the conditions precedent to Lender’s disbursement of the Net Insurance Proceeds or Condemnation Proceeds for the Restoration set forth in Section 8.02 or 8.03 have not been met, Borrower shall have the right to cause (1) a Property Release, which release shall be pursuant to the terms of Security Trust Agreement, provided that each of the conditions precedent set forth in Section 10.06 are satisfied or (2) a Permitted Property Substitution provided that each of the conditions precedent set forth in Section 10.07 are satisfied and, in each case, provided, further, however, that in determining whether any condition precedent has been met, the conditions shall be determined with respect to the affected Trust Property immediately prior to the Casualty or Condemnation and not immediately prior to the Property Release or Permitted Property Substitution, as the case may be (i.e., references to the state of the affected Trust Property, whether there has been an adverse effect on the affected Trust Property, whether the Substituted Property is of the same quality as the Replacement Property and other similar references shall be deemed to mean the applicable affected Trust Property immediately prior to the Casualty or Condemnation). Upon satisfaction of the conditions set forth in Section 10.07 for a particular Permitted Property Substitution, Lender and Borrower shall deliver to the Security Trustee a joint written notice confirming that the substitution conditions have been met and satisfied by Borrower, together with a description of the Replacement Property and the Substituted Property. Upon satisfaction of the conditions set forth in Section 10.06 for a particular Property Release, Lender and Borrower shall deliver to the Security Trustee a joint written notice confirming that the release conditions have been met and satisfied by Borrower, together with a description of the Trust Property being released. Upon the release of the applicable individual Trust Property in accordance with the foregoing, Borrower shall be released from its obligations under the Loan Agreement and the Unsecured Indemnity Agreement solely with respect to such individual Trust Property for acts or events first arising after the Property Release or Permitted Property Substitution, as applicable. No Property Release or Permitted Property Substitution shall release the applicable Borrower from its obligations under the Loan Documents or the Unsecured Indemnity Agreement for any acts or events occurring or obligations arising prior to or on the Release Date or for any acts or events occurring or obligations arising in connection with any Trust Properties which are not released whether such acts or events occur before or after such Property Release or Permitted Property Substitution. Upon request by Lender, Borrower shall execute without any cost or expense to Lender such documents and agreements as Lender shall require in its reasonable discretion to evidence and effectuate the ratification of said obligations. Upon request by Borrower, Lender shall, and shall cause the Security Trustee to, execute, at Borrower’s sole cost and expense, such documents and agreements as Borrower shall reasonably request to evidence and effectuate such release or substitution.

Article XI
DEFAULTS AND REMEDIES

Section 11.01   Events of Default. Any of the following shall be deemed to be a material breach of Borrower’s covenants in this Agreement and shall constitute an “Event of Default”:

(a)    The failure of any Borrower to pay (i) any installment of principal, interest or principal and interest, any required escrow deposit or any other sum required to be paid under any of the Loan Documents, whether to Lender or the Security Trustee or otherwise, within seven (7) days of the due date of such payment or (ii) all amounts due under the Pagaré on the Maturity Date;

(b)    The failure of any Borrower to perform or observe any other term, provision, covenant, condition or agreement under any of the Loan Documents or the Unsecured Indemnity Agreement for a period (x) of more than thirty (30) days after receipt of notice of such failure, or (y) which extends beyond any cure period specifically set forth in this Agreement;

(c)    The filing by any Borrower of a voluntary petition or application for relief under any present or future Bankruptcy Law, the filing against any Borrower of an involuntary petition or application for relief under any present or future Bankruptcy Law which is not dismissed within sixty (60) days, or any Borrower’s adjudication as a bankrupt or insolvent, or the filing by any Borrower of any petition, application for relief or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, suspension of payments, liquidation, dissolution or similar relief for itself under any present or future Bankruptcy Law, or any Borrower’s seeking or consenting to or acquiescing in the appointment of any trustee, custodian, conservator, receiver or liquidator of any Borrower of all or any substantial part of the Trust Property or of any or all of the Lease Payments or any other assets that constitute the Trust Property, or the making by any Borrower of any general assignment for the benefit of creditors, or the admission in writing of its inability to pay its debts generally as they become due;

(d)    If any warranty, representation, certification, financial statement or other information made or furnished at any time pursuant to the terms of the Loan Documents or the Unsecured Indemnity Agreement by any Borrower or by any other person or entity otherwise liable under any of the Loan Documents or the Unsecured Indemnity Agreement shall be materially false or misleading, provided, however, if such false or misleading warranty, representation, certification, or other information shall have been made unintentionally and is susceptible of being cured and does not relate to any financial information pertaining to any Trust Property or Borrower, then Borrower shall have a period of thirty (30) days after Borrower receives a notice from Lender (or becomes aware), to cure or cause to be cured such default;

(e)    If any Borrower shall suffer or permit any individual Trust Property, or any part of any individual Trust Property, to be used in a manner that (x) could reasonably be expected to (i) impair the state of title to such Trust Property, (ii) create rights of adverse use or possession, or (iii) constitute an implied dedication of any part of such Trust Property; provided, however, it shall not be an Event of Default under this subsection (x) if the breach described in this subsection (x) is cured by Borrower within thirty (30) days after receipt of notice of such breach or (y) results in (i) an impairment the state of title to the Trust Property, (ii) a creation of rights of adverse use or possession, or (iii) an implied dedication of any part of the Trust Property;

(f)    If any Borrower shall, without the prior written consent of Lender, take any action to assign or otherwise transfer (i) any individual Trust Property or any portion thereof (except to the extent expressly permitted under and in accordance with this Agreement) or (ii) any of their respective rights or obligations under the Loan Documents or the Unsecured Indemnity Agreement;

(g)    Any Transfer shall occur, except to the extent expressly permitted under and in accordance with this Agreement);

(h)    If any Borrower shall take any action to create, or shall permit the creation of, any Lien or Encumbrance on any Trust Property (other than Permitted Exceptions), which such Borrower shall not have removed within fifteen (15) days of the creation of such Lien or Encumbrance through the posting of a bond or other means available under applicable law, or any condition, limitation or restriction on ownership, or any option or preemptive right (including, without limitation, any right of first refusal to purchase or right of first offer affecting any individual Trust Property or any portion thereof;

(i)    If there shall be (i) any financing in addition to the Loan that is secured by a lien, security interest or other encumbrance of any part of any individual Trust Property, or (ii) any pledge or encumbrance of a partnership, member, shareholder, or other direct or indirect beneficial interest in any Borrower (other than as expressly permitted under and in accordance with this Agreement);

(j)    If any Borrower (or any person or entity on their behalf) challenges any procedure initiated by the Security Trustee or Lender in connection with (A) the delivery by any such Person of the legal and physical possession of all of the Trust Property (or any portion thereof) to the Security Trustee or, pursuant to Lender’s written instructions, the Security Trustee’s designee in accordance with the provisions of the Security Trust Agreement or (B) the enforcement of the rights and/or remedies of Lender or the Security Trustee under the Security Trust Agreement, the Loan Documents or the Unsecured Indemnity Agreement (in each of clause (A) and clause (B) (other than any challenge by Borrower that the applicable Event of Default does not exist); or

(k)    If any Borrower shall default or fail to perform under the Unsecured Indemnity Agreement executed by Borrower in favor of Lender, in each case beyond any applicable notice and cure periods.

Borrower shall notify Lender in writing, within two (2) Business Days following the date of the occurrence of any event that constitutes, or after notice or passage of time or both could constitute, an Event of Default.

Section 11.02   Remedies upon Default. During the continuance of an Event of Default, the Secured Obligations shall, at the option of Lender, become immediately due and payable, without further notice or demand and from and after an Event of Default, the Secured Obligations shall bear interest at the Default Interest Rate. During the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under the Loan Documents or the Unsecured Indemnity Agreement, or at law or in equity, may be exercised by Lender, acting in its sole discretion at any time and from time to time, whether or not all or any portion of the Secured Obligations shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Trust Property or all or any portion of the Trust Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender in its sole discretion may determine, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents or the Unsecured Indemnity Agreement.

Section 11.03   Application of Proceeds. In the event of the sale of the Trust Property, any individual Trust Property or any portion thereof pursuant to the Security Trust Agreement or Lender’s realization upon any other collateral that may secure the Loan, to the extent permitted by law, Lender shall determine in its sole discretion the order in which the proceeds resulting therefrom shall be applied to the payment of the Secured Obligations, including without limitation, the expenses incurred by Lender in connection with any sale or other realization upon such collateral and all proceedings in connection therewith, including reasonable attorneys’ fees and disbursements; withholding taxes, Impositions, insurance premiums, liens, and other charges and expenses; the outstanding principal balance under the Pagaré, any accrued interest, any prepayment fees, the Applicable Prepayment Fees, Late Charges and any other amounts owed under any of the Loan Documents or the Unsecured Indemnity Agreement.

Section 11.04   Waiver of Jury Trial. To the fullest extent permitted by law, Borrower and Lender HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY in any action, proceeding and/or hearing on any matter whatsoever arising out of, or in any way connected with, the Pagaré, the Security Trust Agreement, this Agreement, any of the other Loan Documents or the Unsecured Indemnity Agreement, or the enforcement of any remedy under any law, statute, or regulation. Neither party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived. Each party has received the advice of counsel with respect to this waiver.

Section 11.05   Lender’s Right to Perform Borrower’s Obligations. Borrower agrees that, if any Borrower fails to perform any act or to pay any money which such Borrower is required to perform or pay under the Loan Documents or the Unsecured Indemnity Agreement, Lender may make the payment or perform the act at the cost and expense of Borrower and in Borrower’s name or in its own name. Any money paid by Lender under this Section 11.05 shall be reimbursed to Lender in accordance with Section 11.06. Lender shall use commercially reasonable efforts to notify Borrower of any such payment or performance by Lender; provided, however, that any failure by Lender to so notify Borrower shall not affect, impair or otherwise limit any rights Lender may have under the Loan Documents or the Unsecured Indemnity Agreement.

Section 11.06   Lender Reimbursement. All payments made, or funds expended or advanced by Lender pursuant to the provisions of any of the Loan Documents or the Unsecured Indemnity Agreement, shall (a) become a part of the Secured Obligations, (b) become due and payable by Borrower within five (5) Business Days from the date of demand by Lender, (c) bear interest at the Interest Rate from the date of demand by Lender and (d) if not paid within five (5) Business Days of such demand, the failure to make such payment shall constitute an Event of Default and such payments shall bear interest at the Default Interest Rate.

Section 11.07   Fees and Expenses. Borrower shall pay or, on demand, reimburse Lender for the payment of, all reasonable fees and disbursements as may be incurred by Lender or the Security Trustee in connection with the granting, administration, closing and consummation of the transactions contemplated by the Loan Documents (including, without limitation, (a) the preparation, negotiation, delivery and execution of the Loan Documents and the Unsecured Indemnity Agreement, and (b) reviewing and approving proposed Lease Agreements), or (c) otherwise attributable or chargeable to the owner of any individual Trust Property, including, without limitation, costs of inspections and reports required under the Loan Documents and the Unsecured Indemnity Agreement, appraisal fees, brokerage commissions, title charges, title insurance premiums, title insurance endorsement fees, registration fees, fees of notaries public, fees of translators, the Security Trustee’s fees and expenses, escrow fees, architect’s, engineer’s environmental consultant’s and reasonable attorney’s fees and expenses and disbursements, and (d) Borrower’s completion of any post-closing obligations under the Loan Documents. If Lender or the Security Trustee becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, any Borrower, any individual Trust Property or the title thereto or any of the interests of Lender or the Security Trustee therein, or employs an attorney to collect any amounts owed under the Loan Documents or the Unsecured Indemnity Agreement or to enforce performance of the obligations, covenants and agreements of the Loan Documents or the Unsecured Indemnity Agreement, Borrower shall reimburse Lender or the Security Trustee in accordance with Section 11.06 above for all expenses, costs, charges and legal fees incurred by Lender or the Security Trustee, as the case may be (including, without limitation, the fees and expenses of experts and consultants), whether or not suit is commenced.

Section 11.08   Waiver of Consequential Damages. Borrower covenants and agrees that in no event shall Lender or the Security Trustee be liable for consequential damages, and to the fullest extent permitted by law, each Borrower expressly waives all existing and future claims that it may have against Lender or the Security Trustee for consequential damages.

Section 11.09   Attorney-In-Fact. Each Borrower hereby irrevocably appoints and constitutes Lender as Borrower’s true and lawful attorney-in-fact, coupled with an interest and with full power of substitution, for the purpose of taking any of the actions described herein and all acts incidental thereto including, without limitation, to preserve any rights of any Borrower whatsoever in respect of any part of the Trust Property or any portion thereof; provided, however, that Lender shall not exercise such power of attorney unless an Event of Default exists. Each Borrower hereby releases, discharges and waives all claims of any kind or nature against Lender arising out of any action taken or omission made by Lender in exercising such authority. The exercise by Lender of any of its options or rights pursuant to this Agreement shall not be considered a waiver by Lender of any default or Event of Default by any Borrower under the Loan Documents, and/or the Unsecured Indemnity Agreement.

Article XII
BORROWER AGREEMENTS AND FURTHER ASSURANCES

Section 12.01   Participation and Sale of Loan.

(a)    Lender may sell, transfer or assign all or a portion of its interest or one or more participation interests in the Loan and the Loan Documents and the Unsecured Indemnity Agreement, at any time and from time to time, including, without limitation, its rights and obligations as servicer of the Loan and may issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, including depositing the Loan Documents with a trust that may issue securities (the “Securities”). Lender and, at Lender’s direction, the Security Trustee may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securities (each, an “Investor”), any prospective Investor or any Rating Agency rating or assigning value to such Securities, all documents and information which Lender or the Security Trustee now has or may hereafter acquire relating to the Secured Obligations, Borrower, the Security Trustee, and any individual Trust Property, whether furnished by Borrower, the Security Trustee or otherwise, as Lender determines necessary or desirable; provided, however, that Lender shall require each such prospective Investor to execute a confidentiality agreement in substantially the same form as the confidentiality agreement executed by Borrower and Lender before the closing of the Loan. Lender shall use commercially reasonable efforts to notify Borrower of any sale, transfer or assignment of all or any portion of its interest in the Loan (other than with respect to participation interests which Lender shall not be required to so notify the Borrower); provided, however, that any failure by Lender to so notify Borrower shall not result in any liability to Lender or affect, impair or otherwise limit any rights Lender may have under the Loan Documents or the Unsecured Indemnity Agreement.

(b)    Borrower will cooperate with Lender, the Security Trustee and the Rating Agencies in furnishing such information and providing such other assistance, reports and legal opinions as Lender may reasonably request in connection with any such transaction. In addition, Borrower acknowledges that Lender may release or disclose, or cause to be released or disclosed, to potential purchasers or transferees of the Loan, or potential participants in the Loan, originals or copies of the Loan Documents and Unsecured Indemnity Agreement, title information, engineering reports, financial statements, operating statements, appraisals, leases, rent rolls, and all other materials, documents and information in Lender’s or the Security Trustee’s possession or which Lender or the Security Trustee is entitled to receive under the Loan Documents and the Unsecured Indemnity Agreement with respect to the Loan, Borrower, the Security Trustee, or any individual Trust Property. Borrower shall also furnish to such Investors, prospective Investors or Rating Agency any and all information concerning any individual Trust Property, the Lease Agreements, the financial condition of any Borrower as may be requested by Lender, any Investor, any prospective Investor or any Rating Agency in connection with any sale, transfer or participation interest; provided, however, Borrower shall not be required to deliver or disclose any information (other than such information which is otherwise required to be provided by Borrower pursuant to any other provisions of the Loan Documents or the Unsecured Indemnity Agreement) if Borrower has a legal obligation not to disclose such information unless (i) Borrower would not be so prohibited from disclosing such information if delivered pursuant to a confidentiality agreement and (ii) the applicable requesting party delivers a confidentiality agreement to Borrower, in substantially the same form as the confidentiality agreement executed by Borrower and Lender before the closing of the Loan, with respect to such information. Borrower shall provide estoppel certificates and any other documentation to such Investor, prospective Investors and/or Rating Agency as may reasonably be required by Lender. Borrower shall not be required to (i) reimburse Lender for any costs or expenses of Lender incurred in connection with any sale, assignment or other transfer of its interests under the Loan Documents and the Unsecured Indemnity Agreement or (ii) incur any cost or expense (except to a de minimis extent) in connection with Borrower’s satisfying its cooperation obligations pursuant to this subsection (b); and to the extent that any action required by this subsection (b), including without limitation the delivery of legal opinions, would reasonably require Borrower to incur expenses in excess of those contemplated in this clause (ii) Borrower shall not be required to take any such action unless Lender shall have expressly agreed to assume such expenses.

(c)    Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right to bifurcate the Loan (or any portion thereof) into two or more component pagarés, which pagarés may be pari passu or senior/subordinate, provided that (i) the aggregate principal amount of the pagarés immediately following such bifurcation shall equal the outstanding principal balance of the Loan and (ii) the weighted average interest rate of the Loan immediately following such reallocation shall equal the interest rate which was applicable to the Loan immediately prior to such bifurcation. Borrower shall cooperate with all reasonable requests of Lender in order to bifurcate the amount of the Loan and shall execute and deliver such documents as shall reasonably be required by Lender in connection therewith, including, without limitation, one or more new component notes to replace the original Pagaré, all in form and substance reasonably satisfactory to Lender, provided that such documents shall contain terms, provisions and clauses (x) no less favorable to Borrower than those contained herein and in the Pagaré, and (y) which do not increase Borrower’s obligations hereunder or decrease Borrower’s rights under the Loan Documents. If Lender redefines the interest rate, the amount of interest payable under the modified pagarés, in the aggregate, shall at all times equal the amount of interest which would have been payable under the Pagaré at the Interest Rate. In the event any Borrower fails to execute and deliver such documents to Lender within five (5) Business Days following such request by Lender, each Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions described in this clause (c), Borrower ratifying all that such attorney shall do by virtue thereof.

Section 12.02   Replacement of Pagaré. Upon the loss, theft, destruction or mutilation of any Pagaré (a “Lost Pagaré”), Lender shall initiate the proceeding under Mexican law to replace the Lost Pagaré pursuant to the provisions of law, and Borrower shall cooperate in good faith with Lender in order to obtain the cancellation of the Lost Pagaré and, upon issuance of a resolution by the competent courts of such cancellation, shall take such actions as are required by law to replace the Lost Pagaré with a replacement pagaré identical in form, scope and substance to the Lost Pagaré, and dated the date of such Lost Pagaré, and Borrower shall, within five (5) days of such resolution, deliver such replacement pagaré to Lender. Upon the execution and delivery of the replacement pagaré, all references in any of the Loan Documents to the Lost Pagaré shall refer to the replacement pagaré. All costs and expenses of Borrower arising from, or in connection with, Borrower’s cooperation pursuant to this Section 12.02, including, without limitation, reasonable fees and disbursements of Borrower’s attorneys, shall be paid by Lender.

Section 12.03   Borrower’s Estoppel. Within ten (10) days after a request by Lender, Borrower shall furnish an acknowledged written statement in form satisfactory to Lender (a) setting forth the amounts owed under any of the Loan Documents or the Unsecured Indemnity Agreement, (b) stating either that no offsets or defenses exist against such amounts, or if any offsets or defenses are alleged to exist, their nature and extent, (c) stating whether any default then exists under the Loan Documents or the Unsecured Indemnity Agreement or any event has occurred and is continuing, which, with the lapse of time, the giving of notice, or both, would constitute such a default, and (d) any other matters as Lender may reasonably request. If Borrower does not furnish an estoppel certificate within the 10-day period, Borrower appoints Lender as its attorney-in-fact to execute and deliver the certificate on its behalf, which power of attorney shall be coupled with an interest and with full power of substitution and shall be irrevocable.

Section 12.04   Further Assurances. Borrower agrees that it shall, without expense to Lender or the Security Trustee, execute, acknowledge and deliver all further acts, deeds, conveyances, security trust agreements, assignments, security agreements, and other similar documents as Lender shall from time to time reasonably require, to perfect, assign, transfer, protect and maintain unto the Security Trustee the title to any individual Trust Property and unto Lender the rights and remedies conveyed, assigned or granted by the Loan Documents or the Unsecured Indemnity Agreement or which any Borrower may become bound to convey or assign to Lender or the Security Trustee, or for carrying out the intention or facilitating the performance of the terms of the Loan Documents and the Unsecured Indemnity Agreement, or for registering or reregistering the Security Trust Agreement or any of the other Loan Documents; provided, however, that such documents, agreements or instruments shall not expand Borrower’s obligations or abrogate Borrower’s rights under the Loan Agreement, the Unsecured Indemnity Agreement or any other Loan Document in any material respect (provided that, for the avoidance of doubt, correcting any errors consistent with the intent of the Loan Documents or the Unsecured Indemnity Agreement shall not be deemed a material expansion of obligations or abrogation of rights). If any Borrower fails to comply with the terms of this Section 12.04, Lender may, at Borrower’s expense, perform, or cause to be performed, each Borrower’s obligations for and in the name of each Borrower, and each Borrower hereby irrevocably appoints Lender as its attorney in fact to do so; provided, however, that Lender shall not exercise such power of attorney unless an Event of Default exists. The appointment of Lender as attorney-in-fact is coupled with an interest and with full power of substitution, to act in its name and stead to make and execute all documents necessary or desirable to effect such transactions.

Section 12.05   UCC Financing Statements. Each Borrower hereby represents that (i) it is a Mexican entity and only does business in Mexico, and (ii) it has no properties nor any other assets in the United States of America. In the event that following the date hereof (and without limiting any other provision of this Agreement) any Borrower or Personal Property is located in any state of the United States, within the meaning of Article 9 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”) or would otherwise be subject to the UCC, each Borrower hereby authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable law, as applicable to all or part of the Personal Property and as necessary or required in connection herewith. For purposes of such filings, Borrower agrees to furnish any information requested by Lender promptly upon request by Lender. Each Borrower also ratifies its authorization for Lender to have filed any like initial financing statements, amendments thereto or continuation statements, if filed prior to the date of the Security Trust Agreement. Each Borrower hereby irrevocably appoints Lender as its attorney in fact to execute any such documents and otherwise carry out the purposes of this Section 12.03, to the extent that Borrower’s authorization above is not sufficient and Borrower fails or refuses to promptly execute such documents. To the extent permitted by law, Borrower hereby ratifies all acts said attorneys-in-fact have lawfully done in the past or shall lawfully do or cause to be done in the future by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

Article XIII
RECOURSE LIABILITIES

Section 13.01   Recourse Liabilities.

(a)    Except as provided in this Section 13.01, Lender shall look solely to the Trust Property, any other assets that constitute the Trust Property and any other security under the Loan Documents for the repayment of the Loan and will not enforce a deficiency judgment against Borrower upon the occurrence of an Event of Default. However, nothing contained herein or in any of the other Loan Documents or the Unsecured Indemnity Agreement shall limit the rights of Lender to proceed against Borrower, on a full recourse basis (i) to recover any losses, damages, costs and/or expenses arising from the failure of any Borrower to enforce, or Lender enforcing, any Lease Agreements entered into by Borrower or its Affiliates as tenant, guarantees, or other agreements entered into by Borrower in a capacity other than as borrower or any policies of insurance; (ii) to recover damages for fraud, material misrepresentation, material breach of warranty or physical waste; (iii) to recover any Net Condemnation Proceeds or Net Insurance Proceeds or other similar funds which have been misapplied by any Borrower or which, under the terms of the Loan Documents, should have been paid to the Security Trustee or Lender, including, without limitation; (iv) to recover any tenant security deposits, tenant letters of credit or other deposits or fees paid to any Borrower that are part of the collateral for the Loan or prepaid rents for a period of more than thirty (30) days which have not been delivered to the Security Trustee or Lender; (v) to recover Lease Payments and other payments received by any Borrower after the first day of the month in which an Event of Default occurs and prior to the date Lender acquires title to the Trust Property which have not been applied to the Loan or in accordance with the Loan Documents to operating and maintenance expenses of the Trust Property; (vi) to recover damages, costs and expenses arising from, or in connection with, the provisions of this Agreement pertaining to environmental matters (including, without limitation, Hazardous Materials) or the Unsecured Indemnity Agreement; (vii) to recover damages arising from any Borrower’s failure to comply with the provisions of the Loan Documents pertaining to ERISA, the USA Patriot Act or the Foreign Corrupt Practices Act; (viii) to recover any and all Loan amounts arising from or relating to the failure to perfect the transfer in favor of the Security Trustee of the Trust Property and/or any other collateral transferred or purported to be transferred pursuant to the Security Trust Agreement in accordance with applicable law, including, without limitation, rejection (with or without cause) of the registration of the Security Trust Agreement in any required public registry of property in accordance with the terms and conditions set forth in the Security Trust Agreement; (ix) to recover all amounts due and payable under Sections 11.06 and 11.07 of this Agreement, including out of pocket expenses incurred by Lender and/or the Security Trustee pursuant to the Security Trust Agreement and any amount expended by Lender and/or the Security Trustee, in connection with the foreclosure of the Security Trust Agreement; and further including without limitation, any claim, liability, costs or expenses in connection with the operation, management and/or leasing of the Trust Property following any Event of Default and prior to the judicial or extra-judicial sale of the Trust Property or any portion thereof; (x) to recover the full amount, including, without limitation, any damages, charges, levies, imposts, costs and expenses, arising from the failure of any Borrower to comply with the provisions of the Loan Documents pertaining to Taxes and Excluded Taxes; (xi) to recover employee, labor and/or income tax payments and liabilities of Borrower to which any Trust Property is subject, including litigation expenses related thereto, attributable to any period prior to the date Lender or any Affiliate, acquires the Trust Property either by judicial or extra-judicial sale of the Trust Property; (xii) to recover any losses, damages, costs and/or expenses resulting from the failure to pay Impositions and/or insurance premiums during any period during which Lender shall have suspended the collection of Impositions and/or insurance premiums pursuant to the provisions of this Agreement; (xiii) [reserved]; and (xiv) to recover any financial losses suffered by Lender if any of the covenants or warranties (as distinguished from a misrepresentation not constituting a breach of clause (ii) above) described in Sections 6.01(a) through Section 6.01(g) are breached with respect to future Leases or any of the actions set forth in Section 6.02(b)(i) through Section 6.02(b) (vi) or Section 6.02(c) are taken other than as permitted herein without the written consent of Lender.

(b)    Nothing contained herein or in any of the other Loan Documents or the Unsecured Indemnity Agreement shall limit the rights of Lender to proceed against Borrower on a recourse basis for the entire amount of the Secured Obligations in the event that (i) there is a Transfer, except as permitted in the Loan Documents or otherwise approved by Lender; (ii) any Borrower commences a voluntary bankruptcy, concurso mercantil, or insolvency proceeding or an involuntary bankruptcy, concurso mercantil, or insolvency proceeding is commenced against any Borrower and is not dismissed within ninety (90) days after such commencement and/or (iii) there is any financing in addition to the Loan that is secured by a Lien, security interest or other encumbrance of the Trust Property or any portion thereof or any other rights or assets that constitute (or should constitute) part of the Trust Property. Notwithstanding the foregoing, each Borrower shall not be personally liable for payment of the

Loan merely by reason of an involuntary bankruptcy of any Borrower (irrespective of its duration) as to which the following conditions are satisfied: (1) such involuntary bankruptcy is not solicited, procured or supported by any Borrower or any Related Person (defined below); (2) there is no secondary financing which is prohibited by the Loan Documents, and such Borrower has not incurred liabilities, loans or borrowings with respect to the Trust Property in violation of Section 10.03; (3) such Borrower and each Related Person in such involuntary bankruptcy proceeding has not contested or objected to Lender’s motions and/or requests to obtain relief from the automatic stay (or Mexican equivalent thereof) and to obtain adequate protection for Lender; (4) neither such Borrower nor any Related Person has proposed or in any way supported any plan of reorganization which in any way modifies or seeks to modify any provisions of the Loan Documents or the Unsecured Indemnity Agreement or any of Lender’s rights under the Loan Documents or the Unsecured Indemnity Agreement; and (5) neither such Borrower nor any Related Person proposed or consented to any use of cash collateral except with Lender’s consent, which may be withheld in Lender’s sole discretion. As used herein, a “Related Person” shall mean any person or entity which is an Affiliate of any Borrower.

(c)    Nothing contained herein or in any of the other Loan Documents or the Unsecured Indemnity Agreement shall limit the rights of Lender to proceed against any Borrower on a full recourse basis for the entire amount of the Secured Obligations if (i) the Security Trustee fails to hold at any time and for any reason whatsoever, valid, legal and perfected title to the assets constituting any individual Trust Property (or any portion thereof) (except as a result of any negligence or willful misconduct by Lender), or any Borrower fails to maintain, protect, defend or enforce title to such applicable Trust Property (or any portion thereof), or to pay in full any and all costs and expenses which are necessary or convenient in connection therewith, in each case in accordance with and pursuant to the Security Trust Agreement; (ii) any Borrower withholds relevant, material information adverse to the value or prospects of the Trust Property (or any portion thereof) which is otherwise required to be delivered as required pursuant to the Loan Documents; (iii) any Borrower challenges any procedure initiated by the Security Trustee or Lender in connection with (A) the delivery by any Borrower of the legal and physical possession of all of the Trust Property (or any portion thereof) to the Security Trustee or, pursuant to Lender’s written instructions, the Security Trustee’s designee in accordance with the provisions of the Security Trust Agreement, or (B) the enforcement of the rights and/or remedies of Lender or the Security Trustee under the Security Trust Agreement, (iv) any Borrower fails to comply with the requirements of the Loan Documents relating to waiving, modifying or otherwise amending any of the Lease Agreements or any other rights transferred or purported to be transferred to the Security Trustee pursuant to the Security Trust Agreement which results in a material diminution in the value of the Trust Property; and/or (v) any tax claim, any labor award or any judgment is issued with respect to the Trust Property (or any portion thereof) giving any individual or entity other than the Security Trustee or Lender any right, claim or preference over the Trust Property (or any portion thereof), unless any such claim, award or judgment is finally and indefeasibly discharged and revoked within sixty (60) days after any such claim, award or judgment was issued (other than claims constituting Impositions being contested in accordance with Section 3.04(b) hereto or labor claims being contested in accordance with the terms of Section 8.04(c) hereto).

(d)    Each Borrower’s obligations pursuant to this Article XIII shall survive (i) performance and repayment of the Loan, (ii) release of security provided in connection with the Loan (including the re-conveyance of all or any portion of any individual Trust Property to Borrower in accordance with the Security Trust Agreement), (iii) bankruptcy sale, or foreclosure or extra-judicial sale under the Security Trust Agreement and/or any of the other Loan Documents, (iv) any transfer or assignment in lieu of foreclosure relating to any individual Trust Property, and (v) transfer of all of Lender’s rights in the Loan, the Loan Documents, and the Trust Property or other collateral securing the Loan.

Article XIV
DEBT SERVICE RESERVE

Section 14.01   Debt Service Reserve Requirement. Contemporaneously with the execution and delivery hereof, Borrower has delivered to Lender US$1,528,981.58 (the “Debt Service Reserve”) to be held by Lender as additional collateral for the Loan, subject, however, to Lender’s right to withdraw the Debt Service Reserve as set forth in this Agreement. In the event that Lender has not made the Second Funding as of the Second Funding End Date, Lender shall promptly refund to Borrower after the Second Funding End Date a portion of the Debt Service Reserve in the amount of US$306,540.42. The Debt Service Reserve shall at all times be equal to US$1,528,981.58 (unless Lender has not made the Second Funding as of the Second Funding End Date, in which case the Debt Service Reserve shall at all times be equal to US$1,222,441.16). Lender agrees not to withdraw the Debt Service Reserve unless an Event of Default shall exist. If an Event of Default shall exist, the Debt Service Reserve shall be applied as Lender may elect in its sole discretion, including without limitation to (i) the curing of the Event of Default or (ii) the payment of the Secured Obligations.

Section 14.02   Debt Service Reserve Account. The Debt Service Reserve shall be held in an interest bearing account. Lender shall not be liable for any loss caused by the failure, suspension, bankruptcy, concurso mercantil or dissolution of the institution in which the Debt Service Reserve is held. Interest earned on the Debt Service Reserve shall be added to the Debt Service Reserve, and be a part thereof. Borrower shall be responsible for the payment of any charges or taxes applicable to the Debt Service Reserve, or the interest earned thereon. The Debt Service Reserve shall not be deemed to constitute trust funds and the Debt Service Reserve may be commingled with the general funds of Lender.

Section 14.03   Option to Provide Letter Of Credit. Following the making of the Second Funding Disbursement (or if the Second Funding Disbursement is not made on or before the Second Funding End Date, following the Second Funding End Date), Borrower shall have a one-time right to replace the entire Debt Service Reserve with an unconditional, clean, irrevocable letter of credit which (i) is payable to Lender as beneficiary, (ii) has an expiration date not earlier than one year from the date of issuance and which states that it is deemed to be automatically extended without amendment for one year from the expiry date thereof, or any future expiration date, unless forty-five (45) days prior to an expiration date the issuer notifies Lender by registered mail that it elects not to renew the Letter of Credit, in which case Borrower shall immediately replace the Letter of Credit, (iii) be fully transferable more than once by the beneficiary thereunder and (iv) otherwise shall be in form, scope and substance satisfactory to Lender (such letter of credit together with any amendments, modifications, extensions, renewals, supplements or replacements thereof approved in writing by Lender, collectively, the “Letter of Credit”). Such Letter of Credit shall be in a face amount at all times equal to US$1,528,981.58 (unless Lender has not made the Second Funding as of the Second Funding End Date, in which case the Letter of Credit shall be in the face amount at all times equal to US$1,222,441.16). Such Letter of Credit shall be issued by United States national bank or other institution satisfactory to Lender and shall constitute an irrevocable obligation to make payment to Lender in the full amount outstanding under such Letter of Credit. Lender agrees not to draw down on the Letter of Credit until there exists an LC Draw Event (as defined below). Any such Letter of Credit shall provide, among other things, that it may be drawn upon after presentation to the issuer, at an address in New York City, of (i) the original Letter of Credit and (ii) a draft drawn at sight on the issuer.

Section 14.04   LC Draw Events. Lender shall be entitled to immediately draw the full amount of the Letter of Credit upon the occurrence of any of the following (each, an “LC Draw Event”):

(a)    any Event of Default under any of the Loan Documents;

(b)    any Borrower’s failure to obtain a replacement Letter of Credit, which shall comply with the terms of this Article 14, within thirty (30) days after receipt of notice from Lender that Lender has determined that the issuer of the then existing Letter of Credit is financially unsound.

Section 14.05   Renewal of Letters Of Credit. Borrower shall take all necessary action to maintain the Letter of Credit in full force and effect until such time as the Secured Obligations are paid in full. If the Letter of Credit shall not be extended, renewed or replaced prior to the forty-fifth (45th) day before its expiration date with an extended, renewed or replacement Letter of Credit that complies with this Article 14 and is otherwise in form, scope and substance acceptable to Lender, Lender shall have the right to immediately draw the full amount of such Letter of Credit in accordance with the terms thereof. All amounts so drawn by Lender under such Letter of Credit shall be applied to the payment of the Secured Obligations.

Section 14.06   Assignment of Letter Of Credit. In the event of any assignment or other transfer of Lender’s interest in this Loan or the Secured Obligations, Lender shall have the right to transfer all of its right, title and interest in and to the Letter of Credit to the assignee or transferee thereof and the Letter of Credit shall expressly provide that such transfers can be made without the prior consent of the issuer. Following any such transfer, Borrower shall look solely to the new lender in respect of all matters relating to such Letter of Credit. Without limiting of the foregoing, Borrower, upon ten (10) days’ prior written notice, will deliver a replacement or substitute Letter of Credit naming the new lender as the beneficiary thereof. Borrower shall be responsible for any and all fees incurred in connection with the transfer of the Letter of Credit.

Article XV
MISCELLANEOUS COVENANTS

Section 15.01   Prohibitions of Assignment. No Borrower may assign or otherwise transfer its rights and/or obligations under this Agreement whether voluntarily or by operation of law, without Lender’s prior approval, which may be given or withheld in its sole discretion.

Section 15.02   No Waiver. No single or partial exercise by Lender, or delay or omission in the exercise by Lender, of any right or remedy under the Loan Documents or the Unsecured Indemnity Agreement shall preclude, waive or limit the exercise of any other right or remedy. Lender shall at all times have the right to proceed against any portion of, or interest in, the Trust Property without waiving any other rights or remedies with respect to any other portion thereof. No right or remedy under any of the Loan Documents or the Unsecured Indemnity Agreement is intended to be exclusive of any other right or remedy but shall be cumulative and may be exercised concurrently with or independently from any other right and remedy under any of the Loan Documents or the Unsecured Indemnity Agreement or under applicable law. Any waiver of any breach or default or Event of Default must be in writing and signed by the non-defaulting party to be effective.

Section 15.03   Notices. All notices, demands and requests given or required to be given by, pursuant to, or relating to, this Agreement shall be in writing. All notices shall be deemed to have been properly given if delivered: (a) personally, return receipt requested; or (b) by reputable international overnight courier service, return receipt requested. All notices shall be delivered to the parties at the addresses set forth in the Defined Terms (or at such other addresses as shall be given in writing by any party to the others) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such courier service.

Section 15.04   Broker. Borrower represents and warrants to Lender that no Borrower has dealt with any broker in connection with the Loan or the negotiation and/or execution of this

Agreement. Borrower shall be solely responsible for the payment of any brokerage fees or commission due to the Broker in connection with the transactions contemplated by the Loan Documents. Borrower shall indemnify and hold Lender harmless from, the payment of any brokerage commissions or fees of any kind and any legal fees and/or expenses incurred by Lender in connection with any claims arising from or relating to the breach of the foregoing representation or covenant by any Borrower.

Section 15.05   Heirs and Assigns; Terminology.

(a)    This Agreement applies to Lender, each Borrower and their respective heirs, legatees, devisees, administrators, executors, successors and assigns. The term “Borrower” shall include both each original Borrower and any subsequent owner or owners of each individual Trust Property, or any portion thereof (other than the Security Trustee).

(b)    In this Agreement, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

Section 15.06   Severability. If any provision of this Agreement should be held unenforceable or void, then that provision shall be separated from the remaining provisions and shall not affect the validity of this Agreement except that if the unenforceable or void provision relates to the payment of any monetary sum, then, Lender may, at its option, declare the Secured Obligations immediately due and payable.

Section 15.07   Applicable Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New York (including without limitation, Section 5-1401 of the New York General Obligations Law).

Section 15.08   Consent to Jurisdiction and Service of Process.

(a)    All judicial proceedings brought against any Borrower or Lender arising out of or relating to this Agreement shall be brought in any State or Federal Court of competent jurisdiction in the State of New York. Borrower and Lender irrevocably accepts for itself, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, and expressly and irrevocably waives any other jurisdiction that could apply by virtue of its present or future domicile or any other reason, waives defense of forum non conveniens and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. In the event that a judicial proceeding is brought against any Borrower in the State of New York, each Borrower irrevocably designates and appoints CT Corporation System, with an office on the date hereof at 111 Eighth Avenue, New York, New York, 10011, U.S.A., and such other persons or entities as may hereafter be selected by Borrower irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by Borrower to be effective and binding service in every respect. A copy of any such process so served shall be sent by internationally recognized overnight mail or courier service to Borrower at its address provided in the Defined Terms hereof; provided that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of such process. If any agent appointed by any Borrower refuses to accept service, service of process sufficient for personal jurisdiction in any action against any Borrower in the State of New York may be made by any manner permitted by applicable law. Nothing herein shall affect (i) the right to serve process in any judicial proceeding brought in any of the aforesaid courts in any manner permitted by applicable law, or (ii) the right to enforce any judgment entered in any judicial proceeding brought in any of the aforesaid courts in any other jurisdiction to the fullest extent permitted under applicable law. Such designation and appointment of the Process Agent shall be irrevocable until all principal and interest and all other amounts payable under this Agreement, the Pagaré, the other Loan Documents and the

Unsecured Indemnity Agreement have been paid in full in accordance with the provisions hereof and thereof. If such Process Agent shall cease so to act or is dissolved without leaving a successor, each Borrower covenants and agrees to designate irrevocably and appoint without delay another such process agent satisfactory to Lender and to deliver promptly to Lender evidence in writing of such other process agent’s appointment and acceptance. Borrower shall give prompt notice of any change of address of the Process Agent hereunder.

(b)    Each Borrower shall deliver to Lender on or prior to the Execution Date, an irrevocable special power of attorney in favor of the Process Agent (in the form of Exhibit F), for lawsuits and collections duly granted, executed and delivered by such entity in a public deed and before a Mexican notary public.

Section 15.09   Waiver of Immunities. To the extent that any Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and its obligations under the Loan Documents and the Unsecured Indemnity Agreement.

Section 15.10   Judgment Currency.

(a)    If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under the Loan Documents or the Unsecured Indemnity Agreement from Dollars (the “Original Currency”) into another currency (the “Other Currency”), Borrower agrees, to the fullest extent permitted by applicable law, that the rate of exchange used shall be that at which financial institutions, in accordance with normal banking procedures, could purchase the Original Currency with the Other Currency on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is paid or otherwise satisfied.

(b)    All sums payable under the Loan Documents and the Unsecured Indemnity Agreement shall be payable in Dollars. The obligations of Borrower in respect of any sum due from it to Lender under the Loan Documents or the Unsecured Indemnity Agreement shall, notwithstanding any judgment in Pesos, be discharged only to the extent that on the Business Day following receipt by Lender of any sum adjudged to be so due in Pesos, Lender may, in accordance with its normal operations, purchase Dollars with such Pesos. If the Dollars so purchased is less than the sum originally due to Lender in Dollars, Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Lender against such loss. If the amount of the Dollars so purchased exceeds the sum originally due to Lender in Dollars, Lender shall remit such excess to Borrower.

Section 15.11   Captions. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of any provisions of this Agreement.

Section 15.12   Time of the Essence. Time shall be of the essence with respect to all of each Borrower’s obligations under the Loan Documents and the Unsecured Indemnity Agreement.

Section 15.13   No Modifications. This Agreement may not be changed, amended or modified, except in a writing expressly intended for such purpose and executed by Borrower and Lender.

Section 15.14   Entire Agreement. This Agreement, the Pagaré, the Security Trust Agreement, the other Loan Documents and the Unsecured Indemnity Agreement constitute the entire agreement among Borrower and Lender with respect to the subject matter hereof and all understandings, oral representations and agreements heretofore or simultaneously had between or among the parties are merged in, and are contained in, such agreements, documents and instruments.

Section 15.15   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Signature and acknowledgement pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature and acknowledgement pages are physically attached to the same instrument.

Section 15.16   No Third Party Beneficiaries. Nothing contained herein is intended or shall be deemed to create or confer any rights upon any third person not a party hereto, whether as a third party beneficiary or otherwise, except as expressly provided herein.

Section 15.17   Joint and Several Liability. Each entity comprising Borrower expressly agrees that it will be jointly and severally liable for the due and timely payment and satisfaction of any and all obligations arising from or relating to this Agreement, the other Loan Documents and the Unsecured Indemnity Agreement. In addition, each entity comprising Borrower acknowledges and agrees, expressly and irrevocably, that Lender may demand from such entity the total or partial payment and/or satisfaction of each and every one of the obligations of Borrower derived from or in connection with this Agreement, the other Loan Documents and the Unsecured Indemnity Agreement.

Section 15.18   Construction. The parties hereto acknowledge that (x) the defined term “Borrower” has been defined to individually and collectively, as the context may require, include each entity listed in the definition of “Borrower” and (y) without limiting the joint and several nature of the obligations of Borrower as described in Section 15.17 subject to the other provisions of this Section 15.18, all covenants, representations, terms and conditions contained in this Agreement applicable to Borrower shall be deemed to apply to each Borrower individually and to the Trust Propert(y)(ies) owned by such Borrower, and (z) the defined term “Trust Property” has been defined to individually and collectively, as the context may require, include each individual Trust Property referenced on Exhibit A. It is the intent of the parties hereto in making any determination under this Agreement, including, without limitation, in determining whether (i) a breach of a representation, warranty or a covenant has occurred, (ii) there has occurred a Default or Event of Default, or (iii) an event has occurred which would create recourse obligations under Article 13 of this Agreement, that any such breach, occurrence or event with respect to any Borrower or any individual Trust Property shall be deemed to be such a breach, occurrence or event with respect to all Borrowers and Trust Properties, as applicable, and that all Borrowers and Trust Properties, as applicable, need not have been involved with such breach, occurrence or event in order for the same to be deemed such a breach, occurrence or event with respect to every Borrower and every Trust Property.

Section 15.19   Confidentiality. Lender acknowledges and agrees that it has policies and procedures in place with respect to clients’ privacy and confidential information and Lender will (i) adhere to such policies and procedures (as they may be revised from time to time) with respect to any such information obtained from Borrower pursuant to the terms hereof and (ii) in connection therewith, treat such information consistently with how Lender treats similar information of similar borrowers of loans of similar type and size as the Loan. For the avoidance of doubt, in the event that Lender transfers the Loan, this provision will apply to any transferee that becomes a Lender hereunder (with respect to such Person’s own policies and procedures).

[Balance of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their respective duly authorized representative(s) as of the Execution Date.

BORROWER:

Vesta Bajío, S. de R.L. de C.V.

By:	/s/ Lorenzo Manuel Berho Corona
Name: Lorenzo Manuel Berho Corona
Title: Attorney in Fact

By:	/s/ Juan Felipe Sottil Achutegui
Name: Juan Felipe Sottil Achutegui
Title: Attorney in Fact

Vesta Baja California, S. de R.L. de C.V.

By:	/s/ Lorenzo Manuel Berho Corona
Name: Lorenzo Manuel Berho Corona
Title: Attorney in Fact

By:	/s/ Juan Felipe Sottil Achutegui
Name: Juan Felipe Sottil Achutegui
Title: Attorney in Fact

QVC, S. de R.L. de C.V.

By:	/s/ Lorenzo Manuel Berho Corona
Name: Lorenzo Manuel Berho Corona
Title: Attorney in Fact

By:	/s/ Juan Felipe Sottil Achutegui
Name: Juan Felipe Sottil Achutegui
Title: Attorney in Fact

Loan Agreement - Borrowers’ Signature Page (Vesta II)

QVCII, S. de R.L. de C.V.

By:	/s/ Lorenzo Manuel Berho Corona
Name: Lorenzo Manuel Berho Corona
Title: Attorney in Fact

By:	/s/ Juan Felipe Sottil Achutegui
Name: Juan Felipe Sottil Achutegui
Title: Attorney in Fact

WTN DESARROLLOS INMOBILIARIOS DE MÉXICO, S. DE R.L. DE C.V.

By:	/s/ Lorenzo Manuel Berho Corona
Name: Lorenzo Manuel Berho Corona
Title: Attorney in Fact

By:	/s/ Juan Felipe Sottil Achutegui
Name: Juan Felipe Sottil Achutegui
Title: Attorney in Fact

Loan Agreement - Borrowers’ Signature Page (Vesta II)

LENDER:

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Stephen C. Brill
Name: Stephen C. Brill
Title: Director

Loan Agreement - Lenders’ Signature Page (Vesta II)

EXHIBIT A

REAL PROPERTY

The “Real Property” shall consist of that the real property described on Schedule 1 attached hereto and made a part hereof, together with all of the following items:

(a)	all easements, rights of way, gaps, strips and gores of land, streets and alleys, water rights, privileges, licenses, tenements, and appurtenances appertaining to and running with the real property, and the reversion(s), remainder(s), and claims of each Borrower (other than the reversionary interest in any individual Trust Property expressly reserved in favor of Borrower under the Security Trust Agreement) with respect to these items, and the benefits of any existing or future conditions, covenants or restrictions appurtenant to such real property (collectively with the real property, the “Land”);

(b)	all buildings, structures and improvements now or hereafter placed on the Land, and all additions, replacements, repairs, or substitutions to these items (collectively, the “Improvements”);

(c)	all fixtures, elevators, boilers, building service equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), partitions, appliances, furniture, furnishings, building materials, supplies, computers and software, window coverings and floor coverings, lobby furnishings, and other machinery or property now or in the future affixed to, or installed in, the Improvements, and all additions, replacements, repairs, or substitutions to these items (collectively, the “Fixtures”) to the extent that such Fixtures are owned by Borrower or are part of the Trust Property;

(d)	all present and future income, rents, revenue, profits, proceeds, accounts receivable, security deposits, and other benefits from the Land and/or Improvements and all deposits made with respect to the Land and/or Improvements, including, but not limited to, any security given to utility companies by any Borrower, any advance payment of real estate taxes or assessments or insurance premiums made by any Borrower and all claims or demands relating to such deposits and other security, including claims for refunds of tax payments or assessments, and all insurance proceeds payable to any Borrower in connection with the Land and/or Improvements whether or not such insurance coverage is specifically required under the terms of this Agreement;

(e)	all damages, payments and revenue of every kind that any Borrower may be entitled to receive from any person or entity owning or acquiring a right to the oil, gas or mineral rights and reservations of the Land;

(f)	all proceeds and claims arising on account of any damage to, or Condemnation (as hereinafter defined) of any part of the Land and/or Improvements, and all causes of action and recoveries for any diminution in the value of the Land and/or Improvements;

(g)	all licenses, contracts, management agreements, guaranties, warranties, franchise agreements, permits, or certificates relating to the ownership, use, operation or maintenance of the Land and/or Improvements.

Schedule 1 to Exhibit A

No. 1	Borrower	Tenant	Property	Surface SF	Property Title	Property Value
1	QVC, S. de R.L. de C.V.	Operadora en Servicios Comerciales, S.A. de C.V.	Street 4 North No 104 Industrial Park Toluca 2000, Toluca, México Resulting lot of the merger of plots 4 to 17, block “E” of the industrial development named Extension Industrial Park Toluca 2000, located at road to Villa Cuauhtémoc without number, municipality and district of Toluca, Estado de Mexico, currently lot 29, block 423 with official number 104, street 4 north.	460,615	Public deed number 30,314 dated December 1st, 2014, granted before Ponciano Lopez Juarez, Public Notary number 222 of Mexico City	$21,854,000
2.1	QVCII, S. de R.L. de C.V.	BMW de México S.A. de C.V.	Lots 4, 5 y 6, block X, Industrial Park Toluca 2000, Toluca, México Lots numbered 4, 5 and 6, block X, of the industrial development Industrial Park Toluca 2000, located within the bounds of the municipality and district of Toluca, Estado de Mexico.	189,277.4	Public deed number 7,552, dated December 3, 1999, granted before Victor Alfonso Varela Pérez, Public Notary number 20, Toluca State of Mexico.	$14,859,000
2.3		BMW de México S.A de C.V.		27,437.21
2.2		Zeta Espacial Industrial, S.A. de C.V.		27,513
3.1	QVC, S. de R.L. de C.V.	Gates de México, S.A. de C.V.	Lots 7- 12 located at block IX, 4 south street, Industrial Park, Toluca 2000 Resulting lot of the merger of lots 7,8,9,10,11 and 12, block IX of the industrial development named Industrial Park Toluca 2000.	78,028	Public deed number 30,313 dated December 1st, 2014, granted before Ponciano Lopez Juarez, Public Notary number 222 of Mexico City.	$20,681,000
3.6		IACNA Mexico II, S. de R.L. de C.V.		60,116
3.2		IACNA Mexico II, S. de R.L. de C.V.		44,670
3.3		IACNA Mexico II, S. de R.L. de C.V.		44,886
3.4		IACNA Mexico II, S. de R.L. de C.V.		89,803
3.5		IACNA Mexico II, S. de R.L. de C.V.		45,101
4	QVC, S. de R.L. de C.V.	Ryder Capital. S de R.L. de C.V. / Elring Klinger Mexico, S.A. de C.V.	Street No. 1 Lots 4 and 5 block 821 Industrial Park Exportec, second stage, Toluca Resulting lot of the merger of the lots numbered 4 and 5, block 3 of the Industrial Park Exportec Second Stage, located within the bounds of the municipality and district of Toluca, Estado de Mexico.	107,283	Public deed number 64,972 dated June 3, 1998, granted before Heriberto Roman Talavera, Public Notary number 62 of Mexico City.	$6,069,000
5	QVCII, S. de R.L. de C.V.	Elring Klinger Mexico, S.A. de C.V.	Street S/N number 126 Lot 15 block 210, Industrial Park Exportec, second stage, Toluca Lot numbered 15, block 3 of the industrial development Industrial Park Exportec Second Stage, located within the bounds of the municipality and district of Toluca, Estado de Mexico.	44,509	Public deed number 11,519 dated July 31, 2001, granted before Franklin Lieben Klau, Public Notary number 12, Toluca State of Mexico.	$5,215,000
6	QVC, S. de R.L. de C.V.	CAE Flight Training Center Mexico, S. de RL de CV.	Ernesto Montoy 110 Industrial Park Exportec, second stage, Toluca Lot for industrial use number 5, block 4 and the constructions built within for industrial use, located at Industrial Park Exportec Second Stage, within the bounds of the municipality and district of Toluca, Estado de Mexico.	66,575	Public deed number 64,973 dated June 3, 1998, granted before Heriberto Roman Talavera, Public Notary number 62 of Mexico City.

No. 1	Borrower	Tenant	Property	Surface SF	Property Title	Property Value
7	WTN Desarrollos Inmobiliarios de México, S. de R.L. de C.V.	Nestle Distribución, S.A. de C.V. Toluca	Av. Industria Automotriz s/n block 520 Lot 8, Industrial Park El Coecillo, Toluca Portion “I” at Breña, resulting of the subdivision of the industrial lot marked with an “A”, Industrial Park Exportec Second Stage with the municipality and district of Toluca, Estado de Mexico.	816,446	Public deed number 11,640 dated February 9, 2001, granted before Jose Luis Villavicencio Castañeda, Public Notary number 218 of Mexico City.	$53,704,000
8	Vesta Baja California, S. de R.L. de C.V.	Imperial Toy de México S. de R.L. de C.V.	Mazatlán Street 14600, Industrial Park Pacific 22643 Tijuana, Baja California.	194,885	Public deed number 195, 708, dated December 12, 2015, granted before Gabriel Moreno Mafud, Notary Public number 2, Tijuana Baja California	$9,939,000
9		Cal Mil de México, S. de R.L. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa Resulting lot of the property identified as fraction 4-A, county of “La Mesa” and the property located southeast of the parcel number 96, next to the south irrigation channel of “Rodriguez” quarry, Tijuana, Baja California.	23,640	Public deed number 20,222, dated May 12, 2005, granted before Carlos E. Ahumada Arruti, Notary Public number 13 of Tijuana, Baja California	$1,233,000
21		Cal Mil de México, S. de R.L. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa Resulting lot of the property identified as fraction 4-A, county of “La Mesa” and the property located southeast of the parcel number 96, next to the south irrigation channel of “Rodriguez” quarry, Tijuana, Baja California.	42,972		$2,306,000
10		Donyang Litho Preprinting, SA de CV	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa Resulting lot of the property identified as fraction 4-A, county of “La Mesa” and the property located southeast of the parcel number 96, next to the south irrigation channel of “Rodriguez” quarry, Tijuana, Baja California.	24,849		$1,320,000
11		Reliable Manufacturing S de RL de CV.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa Resulting lot of the property identified as fraction 4-A, county of “La Mesa” and the property located southeast of the parcel number 96, next to the south irrigation channel of “Rodriguez” quarry, Tijuana, Baja California.	60,970		$3,507,000

No. 1	Borrower	Tenant	Property	Surface SF	Property Title	Property Value
12	Unoccupied	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa Resulting lot of the property identified as fraction 4-A, county of “La Mesa” and the property located southeast of the parcel number 96, next to the south irrigation channel of “Rodriguez” quarry, Tijuana, Baja California.	32,857	$1,660,000
13	Availmed, S.A. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa Resulting lot of the property identified as fraction 4-A, county of “La Mesa” and the property located southeast of the parcel number 96, next to the south irrigation channel of “Rodriguez” quarry, Tijuana, Baja California.	46,745	$2,514,000
18.1	Avent, S. de R.L. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa Resulting lot of the property identified as fraction 4-A, county of “La Mesa” and the property located southeast of the parcel number 96, next to the south irrigation channel of “Rodriguez” quarry, Tijuana, Baja California.	27,928	$1,141,000
18.3	Avent, S. de R.L. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa Resulting lot of the property identified as fraction 4-A, county of “La Mesa” and the property located southeast of the parcel number 96, next to the south irrigation channel of “Rodriguez” quarry, Tijuana, Baja California.	7,900	$2,245,000
18.2	Ortus Plastics, S. de R.L. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa Resulting lot of the property identified as fraction 4-A, county of “La Mesa” and the property located southeast of the parcel number 96, next to the south irrigation channel of “Rodriguez” quarry, Tijuana, Baja California.	24,420
14	Avent, S. de R.L. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa Resulting lot of the property identified as fraction 4-A, county of “La Mesa” and the property located southeast of the parcel number 96, next to the south irrigation channel of “Rodriguez” quarry, Tijuana, Baja California.	25,738	$1,443,000

No. 1	Borrower	Tenant	Property	Surface SF	Property Title	Property Value
19	Bazz Houston S. de R.L. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa Resulting lot of the property identified as fraction 4-A, county of “La Mesa” and the property located southeast of the parcel number 96, next to the south irrigation channel of “Rodriguez” quarry, Tijuana, Baja California.	34,632	$1,737,000
20	Ensambles Hyson, S.A de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa Resulting lot of the property identified as fraction 4-A, county of “La Mesa” and the property located southeast of the parcel number 96, next to the south irrigation channel of “Rodriguez” quarry, Tijuana, Baja California.	48,300	$2,778,000
22	San Technology de México SA de CV	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa Resulting lot of the property identified as fraction 4-A, county of “La Mesa” and the property located southeast of the parcel number 96, next to the south irrigation channel of “Rodriguez” quarry, Tijuana, Baja California.	19,642	$1,056,000
23.1	Unoccupied	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa Resulting lot of the property identified as fraction 4-A, county of “La Mesa” and the property located southeast of the parcel number 96, next to the south irrigation channel of “Rodriguez” quarry, Tijuana, Baja California.	7,254	$2,189,000
23.2	Tecnica Industrial de Norteamerica S.A. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa Resulting lot of the property identified as fraction 4-A, county of “La Mesa” and the property located southeast of the parcel number 96, next to the south irrigation channel of “Rodriguez” quarry, Tijuana, Baja California.	7,810
23.4	Tecnica Industrial de Norteamerica S.A. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa Resulting lot of the property identified as fraction 4-A, county of “La Mesa” and the property located southeast of the parcel number 96, next to the south irrigation channel of “Rodriguez” quarry, Tijuana, Baja California.	12,067

No. 1	Borrower	Tenant	Property	Surface SF	Property Title	Property Value
23.3		Donyang Litho Preprinting, S.A. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa Resulting lot of the property identified as fraction 4-A, county of “La Mesa” and the property located southeast of the parcel number 96, next to the south irrigation channel of “Rodriguez” quarry, Tijuana, Baja California.	7,300
17	Vesta Baja California, S. de R.L. de C.V.	Cal Mil de México, S. de R.L. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa Resulting lot of the property identified as fraction 4-A, county of “La Mesa” and the property located southeast of the parcel number 96, next to the south irrigation channel of “Rodriguez” quarry, Tijuana, Baja California.	22,476	Public deed number 14,668, dated September 29, 2006, granted before Ponciano Lopez Juarez, Notary Public number 222 of Mexico City	$3,476,000
16.2		Availmed, S.A. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa Resulting lot of the property identified as fraction 4-A, county of “La Mesa” and the property located southeast of the parcel number 96, next to the south irrigation channel of “Rodriguez” quarry, Tijuana, Baja California.	40,367
16.1		Availmed, S.A. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa Resulting lot of the property identified as fraction 4-A, county of “La Mesa” and the property located southeast of the parcel number 96, next to the south irrigation channel of “Rodriguez” quarry, Tijuana, Baja California.	64,122		$3,455,000
15.1		Border Assembly, S. de R.L. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa Resulting lot of the property identified as fraction 4-A, county of “La Mesa” and the property located southeast of the parcel number 96, next to the south irrigation channel of “Rodriguez” quarry, Tijuana, Baja California.	18,595		$1,950,000
15.2		Availmed, S.A. de C.V. / Border Assembly	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa Resulting lot of the property identified as fraction 4-A, county of “La Mesa” and the property located southeast of the parcel number 96, next to the south irrigation channel of “Rodriguez” quarry, Tijuana, Baja California.	18,407

No. 1	Borrower	Tenant	Property	Surface SF	Property Title	Property Value
24.1		Availmed, S.A. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa Resulting lot of the property identified as fraction 4-A, county of “La Mesa” and the property located southeast of the parcel number 96, next to the south irrigation channel of “Rodriguez” quarry, Tijuana, Baja California.	105,522		$5,686,000
24.2		Volex de México, S.A. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa Resulting lot of the property identified as fraction 4-A, county of “La Mesa” and the property located southeast of the parcel number 96, next to the south irrigation channel of “Rodriguez” quarry, Tijuana, Baja California.	79,020		$4,769,000
25.1	Vesta Baja California, S. de R.L. de C.V.	Premier Inmobiliaria 5 S. de R.L. de C.V.	Lots 7, 8 y 9 block 5 Av Balbino Obeso López No. 1,200 Fracc. Lucio Blanco Industrial Park, Rosarito Lots numbered 7, 8 and 9, block 5, third section, town of Mazatlan, municipality of Playas de Rosarito, Baja California.	99,370	Public instrument number 14,256 dated October 11, 2006, granted before Lamberto Morera Mezquita, public notary number 12, Tijuana, Baja California	$11,357,000
25.2		Fabrikntart S.A. de C.V.		99,759
25.3		Grande Plásticos S. de R.L. de C.V.		102,133
36	Vesta Baja California, S. de R.L. de C.V.	Electronica Dale de México, S.A. De C.V.	Avenida de las Torres, 2150, Lot Bravo, Ciudad Juárez, Chihuahua.	100,243	Public deed number 13,526, dated November 20, 2007, granted before Aureliano Gonzalez Baz, Public Notary number 2 , Distrito Judicial Bravos	$4,769,000
37	Vesta Baja California, S. de R.L. de C.V.	Comercializadora Pepsico Mexico S. de R.L de C.V.	Avenida de las Torres esquina calle Tikal, Industrial Development Los Bravos, lot C, 5B1, Cuidad Juárez, Chihuahua.	53,017	Public deed number 13,530 dated November 20, 2007, granted before Aureliano Gonzalez Baz, Public Notary number 2 , Distrito Judicial Bravos	$2,661,000

40	QVC, S. de R.L. de C.V.	Remy Remanufacturing de México, S. de R.L. de C.V.	Lot 4 and part of 3 and 5 Block 3, Street Circuito México 230, Industrial Park Tres Naciones, San Luis Potosí, SLP.	98,565	Public deed number 20, dated February 22, 2000, granted before Leopoldo de la Garza Marroquin, public notary number 33 of San Luis Potosi	$6,080,000
41	QVC, S. de R.L. de C.V.	Remy Remanufacturing de México, S. de R.L. de C.V.	Eje No. 140 # 150, Industrial Zone, San Luis Potosí, SLP.	55,639	Public deed number 3,251, dated May 24, 2002 granted before Leopoldo de la Garza Marroquin, public notary number 33 of San Luis Potosi	$2,750,000

No. 1	Borrower	Tenant	Property	Surface SF	Property Title	Property Value
42	QVC, S. de R.L. de C.V.	Unoccupied	Lot 6, first section, Industrial Park Tres Naciones, San Luis Potosí, SLP.	52,991	Public deed number 5,840 dated February 3, 2004, granted before Leopoldo de la Garza Marroquin, public notary number 33 of San Luis Potosi	$2,624,000
43	Vesta Bajio, S. de R.L. de C.V.	Polymer Tech Mexico, .S.A. de C.V.	Lots 1 and 2, Cerrada Exportación, Industrial Park Tres Naciones, San Luis Potosí, SLP.	40,064	Public deed number 9,997 dated January 30, 2006 and Public deed number 14,311, dated October 12, 2007, both granted before Leopoldo de la Garza Marroquin, public notary number 33 of San Luis Potosi	$2,676,000
44	Vesta Bajio, S. de R.L. de C.V.	SMR Automotive Vision Systems Mexico, S.A. de C.V.	Circuito Exportación No. 133 Industrial Park Tres Naciones, San Luis Potosí, SLP Lot number 7, block 2, located at Circuito Exportacion at the second stage of the Industrial Park Tres Naciones, within the industrial area “Del Potosi”, San Luis Potosi	96,940	Public deed number 30,319 dated December 1st, 2014, granted before Ponciano Lopez Juarez, Public Notary number 222 of Mexico City	$5,360,000
45	Vesta Bajio, S. de R.L. de C.V.	3M México, SA de CV	Lots 13, 14 and 15 block II Circuito Exportación Industrial Park Tres Naciones (2nd stage) San Luis Potosí, SLP	116,751	Public deed number 11, 918, dated November 27, 2006, granted before Leopoldo de la Garza Marroquin, public notary number 33 of San Luis Potosi	$6,047,000
46	QVCII, S. de R.L. de C.V.	Nepsa de México, S.A. de C.V.	Montaña 176, Col. La Perla. Naucalpan de Juárez, State of Mexico Lots numbered 1,2,3,4 and 5, block 3 of the industrial development named “La Perla”, located at the streets of “Montaña” and “Terreno” number 166, at the municipality of Naucalpan, District of Tlanepantla, Estado de Mexico.	111,191	Public deed number 30,315 dated December 1st, 2014, granted before Ponciano Lopez Juarez, Public Notary number 222 of Mexico City	$9,163,000
47	QVCII, S. de R.L. de C.V.	Wilson Sporting Goods Co. De México, S.A. de C.V.	Av. De la Industria 21, Col Industrial Trébol de Tepotzotlán Lot number 21 and the constructions built within for industrial use, located at the second section of the industrial development “El Trebol Tepotzotlan”, at the municipality of Tepotzotlan, District of Cuautitlan, Estado de Mexico.	47,081	Esc. 64,970 dated June 3, 1998 granted before Heriberto Roman Talavera, public notary number 62 of Mexico City	$2,698,000
48	QVCII, S. de R.L. de C.V.	Zeller Plastic Mexico S.A. De C.V.	Avenue Tejocotes Esq. Tejocotes S/N Industrial Development San Martin Obispo, Cuautitlán Izcalli Resulting lot of the merger and subdivision of several properties, number 6, section IV of the industrial development San Martin Obispo, Cuautitlan Izcalli, Estado de Mexico	99,254	Public deed number 30,316 dated December 1st, 2014, granted before Ponciano Lopez Juarez, Public Notary number 222 of Mexico City	$6,564,000

EXECUTION COPY

EXHIBIT B

PERSONAL PROPERTY

The “Personal Property” shall consist of all personal property that relates to any Real Property in all of its forms that any Borrower or the Security Trustee now or hereafter owns or in which any Borrower or the Security Trustee now or hereafter acquires an interest or right, including, without limitation, those in which any Borrower or the Security Trustee has an interest in mass or a joint or other interest or right of any kind, those which are now or hereafter located on the Real Property, and those in transit thereto or in any other location, or used or useful in the operation, use or occupancy of the Real Property or the construction of any improvements thereon, including, without limitation, all right, title and interest of any Borrower or the Security Trustee in and to the following items (expressly excluding, however, trade fixtures and other personal property of tenants of the Real Property), in each case to the extent entrusted to the Security Trustee pursuant to the Security Trust Agreement:

(a)	any portion of the Real Property which may be personal property, and all other personal property, whether now existing or acquired in the future which is used in the construction or operation of, or in connection with, the Real Property;

(b)	all rights to the use of water, including water rights appurtenant to the Real Property, pumping plants, ditches for irrigation, all water stock or other evidence of ownership of any part of the Real Property that is owned by any Borrower or the Security Trustee in common with others and all documents of membership in any owner’s association or similar group;

(c)	all plans and specifications prepared for construction of the Improvements, and all contracts and agreements of any Borrower or the Security Trustee relating to the plans and specifications or to the construction of the Improvements;

(d)	all art work located on or used in connection with the Real Property or its occupation or occupancy;

(e)	all equipment, furniture, furnishings, appliances, machinery, partitions, building materials, supplies, computers and software, window coverings and floor coverings, furniture, furnishings, fixtures, goods and other personal property, at any time located on or used in connection with the Real Property;

(f)	all sales agreements, deposits, escrow agreements, other documents and agreements entered into with respect to the sale of any part of the Trust Property, and all proceeds of the sale;

(g)	all leases, tenant security deposits, policies of insurance, accounts (including, without limitation, any escrow account described in the Loan Documents or the Security Trust Agreement and all sums on deposit therein), documents, instruments and chattel paper, and other agreements and rights relating to the Real Property, and other general intangibles, including but not limited to all governmental permits relating to construction or other activities on the Real Property, all licenses and permits relating in any way to, or to the operation of, the Real Property, all contractual rights, all options, all purchase orders, all manufacturers’ warranties with respect to improvements, all construction contracts, all maintenance contracts, all service contracts and all of each Borrower’s claims, credits and rights arising under or pursuant to any Bankruptcy Law;

(h)	all proceeds from the voluntary or involuntary disposition or claim respecting any of the foregoing items (including, without limitation, judgments, condemnation awards or otherwise) and all substitutions, replacements of, and additions to, any of the foregoing items.

EXECUTION COPY

EXHIBIT C

ALLOCATED LOAN AMOUNTS

Property No. 1	Borrower	Tenant	Property	Allocated Loan Amount
1	QVC, S. de R.L. de C.V.	Operadora en Servicios Comerciales, S.A. de C.V.	Street 4 North No 104 Industrial Park Toluca 2000, Toluca, México	$10,941,000.00
2.1	QVCII, S. de R.L. de C.V.	BMW de México S.A. de C.V.	Lots 4, 5 y 6, block X, Industrial Park Toluca 2000, Toluca, México	$7,439,000.00
2.3		BMW de México S.A de C.V.		$0.00
2.2		Zeta Espacial Industrial, S.A. de C.V.		$0.00
3.1	QVC, S. de R.L. de C.V.	Gates de México, S.A. de C.V.	Lots 7- 12 located at block IX, 4 south street, Industrial Park, Toluca 2000	$10,354,000.00
3.6		IACNA Mexico II, S. de R.L. de C.V.		$0.00
3.2		IACNA Mexico II, S. de R.L. de C.V.		$0.00
3.3		IACNA Mexico II, S. de R.L. de C.V.		$0.00
3.4		IACNA Mexico II, S. de R.L. de C.V.		$0.00
3.5		IACNA Mexico II, S. de R.L. de C.V.		$0.00
4	QVC, S. de R.L. de C.V.	Ryder Capital. S de R.L. de C.V. / Elring Klinger Mexico, S.A. de C.V.	Street No. 1 Lots 4 and 5 block 821 Industrial Park Exportec, second stage, Toluca	$3,038,000.00

5	QVCII, S. de R.L. de C.V.	Elring Klinger Mexico, S.A. de C.V.	Street S/N number 126 Lot 15 block 210, Industrial Park Exportec, second stage, Toluca	$2,611,000.00

6	QVC, S. de R.L. de C.V.	CAE Flight Training Center Mexico, S. de RL de CV.	Ernesto Montoy 110 Industrial Park Exportec, second stage, Toluca	$0.00

7	WTN Desarrollos Inmobiliarios de México, S. de R.L. de C.V.	Nestle Distribución, S.A. de C.V. Toluca	Av. Industria Automotriz s/n block 520 Lot 8, Industrial Park El Coecillo, Toluca	$26,890,000.00
8	Vesta Baja California, S. de R.L. de C.V.	Imperial Toy de México S. de R.L. de C.V.	Mazatlán Street 14600, Industrial Park Pacific 22643 Tijuana, Baja California.	$4,976,000.00
9		Cal Mil de México, S. de R.L. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa	$617,000.00
21		Cal Mil de México, S. de R.L. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa	$1,154,000.00

10		Donyang Litho Preprinting, SA de CV	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa	$661,000.00

11		Reliable Manufacturing S de RL de CV.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa	$1,756,000.00
12		Availmed, S.A. de C.V. /vacant	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa	$831,000.00
13		Availmed, S.A. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa	$1,258,000.00
18.1		Avent, S. de R.L. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa	$571,000.00

18.3		Avent, S. de R.L. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa	$0.00

18.2		Ortus Plastics, S. de R.L. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa	$1,124,000.00

14		Avent, S. de R.L. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa	$723,000.00
19		Bazz Houston S. de R.L. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa	$870,000.00
20		Ensambles Hyson, S.A de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa	$1,391,000.00

22		San Technology de México SA de CV	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa	$529,000.00
23.1		Vacant	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa	$1,096,000.00
23.2		Tecnica Industrial de Norteamerica S.A. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa	$0.00
23.4		Tecnica Industrial de Norteamerica S.A. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa	$0.00
23.3		Donyang Litho Preprinting, S.A. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa	$0.00
17	Vesta Baja California, S. de R.L. de C.V.	Cal Mil de México, S. de R.L. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa	$0.00

16.2		Availmed, S.A. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa	$1,740,000.00

16.1		Availmed, S.A. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa	$1,730,000.00

15.1		Border Assembly, S. de R.L. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa	$976,000.00

15.2		Availmed, S.A. de C.V. / Border Assembly	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa	$0.00
24.1		Availmed, S.A. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa	$2,847,000.00
24.2		Volex de México, S.A. de C.V.	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa	$2,387,000.00
25.1	Vesta Baja California, S. de R.L. de C.V.	Premier Inmobiliaria 5 S. de R.L. de C.V.	Lots 7, 8 y 9 block 5 Av Balbino Obeso López No. 1,200 Fracc. Lucio Blanco Industrial Park, Rosarito	$5,686,000.00
25.2		Fabrikntart S.A. de C.V.		$0.00
25.3		Grande Plásticos S. de R.L. de C.V.		$0.00
36	Vesta Baja California, S. de R.L. de C.V.	Electronica Dale de México, S.A. De C.V.	Avenida de las Torres, 2150, Lot Bravo, Ciudad Juárez, Chihuahua.	$2,388,000.00
37	Vesta Baja California, S. de R.L. de C.V.	Comercializadora Pepsico Mexico S. de R.L de C.V.	Avenida de las Torres esquina calle Tikal, Industrial Development Los Bravos, lot C, 5B1, Cuidad Juárez, Chihuahua.	$1,332,000.00
40	QVC, S. de R.L. de C.V.	Remy Remanufacturing de México, S. de R.L. de C.V.	Lot 4 and part of 3 and 5 Block 3, Street Circuito México 230, Industrial Park Tres Naciones, San Luis Potosí, SLP.	$3,044,000.00
41	QVC, S. de R.L. de C.V.	Remy Remanufacturing de México, S. de R.L. de C.V.	Eje No. 140 # 150, Industrial Zone, San Luis Potosí, SLP.	$1,379,000.00
42	QVC, S. de R.L. de C.V.	Vacant	Lot 6, first section, Industrial Park Tres Naciones, San Luis Potosí, SLP.	$1,314,000.00
43	Vesta Bajio, S. de R.L. de C.V.	Polymer Tech Mexico, .S.A. de C.V.	Lots 1 and 2, Cerrada Exportación, Industrial Park Tres Naciones, San Luis Potosí, SLP.	$1,340,000.00
44	Vesta Bajio, S. de R.L. de C.V.	SMR Automotive Vision Systems Mexico, S.A. de C.V.	Circuito Exportación No. 133 Industrial Park Tres Naciones, San Luis Potosí, SLP	$2,683,000.00
45	Vesta Bajio, S. de R.L. de C.V.	3M México, SA de CV	Lots 13, 14 and 15 block II Circuito Exportación Industrial Park Tres Naciones (2nd stage) San Luis Potosí, SLP	$3,027,000.00
46	QVCII, S. de R.L. de C.V.	Nepsa de México, S.A. de C.V.	Montaña 176, Col. La Perla. Naucalpan de Juárez, State of Mexico	$4,587,000.00
47	QVCII, S. de R.L. de C.V.	Wilson Sporting Goods Co. De México, S.A. de C.V.	Av. De la Industria 21, Col Industrial Trébol de Tepotzotlán	$1,351,000.00
48	QVCII, S. de R.L. de C.V.	Zeller Plastic Mexico S.A. De C.V.	Avenue Tejocotes Esq. Tejocotes S/N Industrial Development San Martin Obispo, Cuautitlán Izcalli	$3,286,000.00
				$119,927,000.00

EXHIBIT D

FORM OF PAGARÉ

[See attached]

Execution Version

Page 1 of 10	Página 1 de 10

Promissory Note (Non-Negotiable)
US$119,927,000.00 DOLLARS

FOR VALUE RECEIVED, each of the undersigned (the “Undersigned”), (i) Vesta Bajío, S. de R.L. de C.V., (ii) Vesta Baja California, S. de R.L. de C.V., (iii) QVC, S. de R.L. de C.V., (iv) QVCII, S. de R.L. de C.V., and (v) WTN Desarrollos Inmobiliarios de México, S. de R.L de C.V., each a sociedad de responsabilidad limitada de capital variable duly organized and validly existing under the laws of the United Mexican States (“Mexico”), by this Promissory Note (the “Promissory Note”) unconditionally promises to pay to the order of Metropolitan Life Insurance Company (the “Lender”), at the Lender’s bank account number 2000011241995, ABA# 121000248 (Re: Loan number 520115), with Wells Fargo Bank, N.A, San Francisco, CA, United States (the “Lender’s Account”), the principal amount of US$119,927,000.00 (one hundred nineteen million nine hundred twenty-seven thousand dollars 00/100) legal currency of the United States of America (“Dollars”), which amount (together with accrued interest thereon) shall be payable in 120 (one hundred twenty) monthly, consecutive installments, with successive maturities, commencing on September 1, 2016, for the amounts and on the dates (each, a “Payment Date”) specified in the following schedule (the “Payment Schedule”):

Pagaré (No Negociable)
EU$119.927.000,00 DÓLARES

POR VALOR RECIBIDO, cada una de las suscritas (las “Suscritas”), (i) Vesta Bajío, S. de R.L. de C.V., (ii) Vesta Baja California, S. de R.L. de C.V., (iii) QVC, S. de R.L. de C.V., (iv) QVCII, S. de R.L. de C.V., y (v) WTN Desarrollos Inmobiliarios de México, S. de R.L de C.V., cada una, una sociedad de responsabilidad limitada de capital variable debidamente constituida y válidamente existente de conformidad con las leyes de los Estados Unidos Mexicanos (“México”), por medio de este Pagaré (el “Pagaré”) promete incondicionalmente pagar a la orden de Metropolitan Life Insurance Company (el “Acreedor”), en la cuenta bancaria del Acreedor número 2000011241995, ABA# 121000248 (Re: Loan number 520115) con Wells Fargo Bank, N.A, San Francisco, CA, Estados Unidos (la “Cuenta del Acreedor”), el monto principal de EU$119.927.000,00 (ciento diecinueve millones novecientos veintisiete mil dólares 00/100) moneda de curso legal de los Estados Unidos de América (“Dólares”), cuyo monto (junto con los intereses devengados sobre el mismo) será pagadero en 120 (ciento veinte) pagos mensuales, consecutivos y con vencimientos sucesivos, comenzando el 1 de septiembre de 2016, por las cantidades y en las fechas (cada una, una “Fecha de Pago”) que se especifican en el siguiente calendario (el “Calendario de Pagos”):

Payment Number/ Número de Pago	(Day/Month/ Year)/ (Día/ Mes/Año)	Amount of Principal Due/Monto del Principal Pagadero US$/EU$ Dollars/Dólares	Amount of Interest Due/Monto de Intereses Pagadero US$/EU$ Dollars/Dólares	Monthly Payment/Pago Mensual US$/EU$ Dollars/Dólares	End Principal Balance/ Balance Final del Principal
1.	01/09/2016	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
2.	01/10/2016	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
3.	01/11/2016	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
4.	01/12/2016	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
5.	01/01/2017	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
6.	01/02/2017	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
7.	01/03/2017	US$0.00	$424,408.33	$424,408.33	$119,927,000.00
8.	01/04/2017	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
9.	01/05/2017	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
10.	01/06/2017	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
11.	01/07/2017	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
12.	01/08/2017	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
13.	01/09/2017	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
14.	01/10/2017	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
15.	01/11/2017	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
16.	01/12/2017	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
17.	01/01/2018	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
18.	01/02/2018	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
19.	01/03/2018	US$0.00	$424,408.33	$424,408.33	$119,927,000.00
20.	01/04/2018	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
21.	01/05/2018	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
22.	01/06/2018	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
23.	01/07/2018	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
24.	01/08/2018	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
25.	01/09/2018	US$0.00	$469,880.65	$469,880.65	$119,927,000.00

Page 2 of 10	Página 2 de 10

Payment Number/ Número de Pago	(Day/Month/ Year)/ (Día/ Mes/Año)	Amount of Principal Due/Monto del Principal Pagadero US$/EU$ Dollars/Dólares	Amount of Interest Due/Monto de Intereses Pagadero US$/EU$ Dollars/Dólares	Monthly Payment/Pago Mensual US$/EU$ Dollars/Dólares	End Principal Balance/ Balance Final del Principal
26.	01/10/2018	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
27.	01/11/2018	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
28.	01/12/2018	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
29.	01/01/2019	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
30.	01/02/2019	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
31.	01/03/2019	US$0.00	$424,408.33	$424,408.33	$119,927,000.00
32.	01/04/2019	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
33.	01/05/2019	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
34.	01/06/2019	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
35.	01/07/2019	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
36.	01/08/2019	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
37.	01/09/2019	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
38.	01/10/2019	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
39.	01/11/2019	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
40.	01/12/2019	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
41.	01/01/2020	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
42.	01/02/2020	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
43.	01/03/2020	US$0.00	$439,565.77	$439,565.77	$119,927,000.00
44.	01/04/2020	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
45.	01/05/2020	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
46.	01/06/2020	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
47.	01/07/2020	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
48.	01/08/2020	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
49.	01/09/2020	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
50.	01/10/2020	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
51.	01/11/2020	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
52.	01/12/2020	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
53.	01/01/2021	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
54.	01/02/2021	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
55.	01/03/2021	US$0.00	$424,408.33	$424,408.33	$119,927,000.00
56.	01/04/2021	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
57.	01/05/2021	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
58.	01/06/2021	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
59.	01/07/2021	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
60.	01/08/2021	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
61.	01/09/2021	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
62.	01/10/2021	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
63.	01/11/2021	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
64.	01/12/2021	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
65.	01/01/2022	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
66.	01/02/2022	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
67.	01/03/2022	US$0.00	$424,408.33	$424,408.33	$119,927,000.00
68.	01/04/2022	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
69.	01/05/2022	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
70.	01/06/2022	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
71.	01/07/2022	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
72.	01/08/2022	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
73.	01/09/2022	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
74.	01/10/2022	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
75.	01/11/2022	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
76.	01/12/2022	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
77.	01/01/2023	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
78.	01/02/2023	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
79.	01/03/2023	US$0.00	$424,408.33	$424,408.33	$119,927,000.00
80.	01/04/2023	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
81.	01/05/2023	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
82.	01/06/2023	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
83.	01/07/2023	US$0.00	$454,723.21	$454,723.21	$119,927,000.00
84.	01/08/2023	US$0.00	$469,880.65	$469,880.65	$119,927,000.00
85.	01/09/2023	$141,339.93	$469,880.65	$611,220.58	$119,785,660.07
86.	01/10/2023	$157,033.29	$454,187.29	$611,220.58	$119,628,626.78
87.	01/11/2023	$142,508.97	$468,711.61	$611,220.58	$119,486,117.81
88.	01/12/2023	$158,169.05	$453,051.53	$611,220.58	$119,327,948.76

Page 3 of 10	Página 3 de 10

Payment Number/ Número de Pago	(Day/Month/ Year)/ (Día/ Mes/Año)	Amount of Principal Due/Monto del Principal Pagadero US$/EU$ Dollars/Dólares	Amount of Interest Due/Monto de Intereses Pagadero US$/EU$ Dollars/Dólares	Monthly Payment/Pago Mensual US$/EU$ Dollars/Dólares	End Principal Balance/ Balance Final del Principal
89.	01/01/2024	$143,687.05	$467,533.53	$611,220.58	$119,184,261.71
90.	01/02/2024	$144,250.02	$466,970.56	$611,220.58	$119,040,011.69
91.	01/03/2024	$174,905.87	$436,314.71	$611,220.58	$118,865,105.82
92.	01/04/2024	$145,500.49	$465,720.09	$611,220.58	$118,719,605.33
93.	01/05/2024	$161,075.41	$450,145.17	$611,220.58	$118,558,529.92
94.	01/06/2024	$146,701.67	$464,518.91	$611,220.58	$118,411,828.24
95.	01/07/2024	$162,242.40	$448,978.18	$611,220.58	$118,249,585.85
96.	01/08/2024	$147,912.13	$463,308.45	$611,220.58	$118,101,673.71
97.	01/09/2024	$148,491.66	$462,728.92	$611,220.58	$117,953,182.05
98.	01/10/2024	$163,981.43	$447,239.15	$611,220.58	$117,789,200.62
99.	01/11/2024	$149,715.95	$461,504.63	$611,220.58	$117,639,484.67
100.	01/12/2024	$165,170.87	$446,049.71	$611,220.58	$117,474,313.81
101.	01/01/2025	$150,949.69	$460,270.89	$611,220.58	$117,323,364.11
102.	01/02/2025	$151,541.12	$459,679.46	$611,220.58	$117,171,822.99
103.	01/03/2025	$196,562.52	$414,658.06	$611,220.58	$116,975,260.47
104.	01/04/2025	$152,905.01	$458,315.57	$611,220.58	$116,822,355.46
105.	01/05/2025	$168,269.15	$442,951.43	$611,220.58	$116,654,086.31
106.	01/06/2025	$154,163.39	$457,057.19	$611,220.58	$116,499,922.93
107.	01/07/2025	$169,491.71	$441,728.87	$611,220.58	$116,330,431.22
108.	01/08/2025	$155,431.49	$455,789.09	$611,220.58	$116,174,999.73
109.	01/09/2025	$156,040.48	$455,180.10	$611,220.58	$116,018,959.26
110.	01/10/2025	$171,315.36	$439,905.22	$611,220.58	$115,847,643.90
111.	01/11/2025	$157,323.08	$453,897.50	$611,220.58	$115,690,320.82
112.	01/12/2025	$172,561.45	$438,659.13	$611,220.58	$115,517,759.37
113.	01/01/2026	$158,615.58	$452,605.00	$611,220.58	$115,359,143.79
114.	01/02/2026	$159,237.05	$451,983.53	$611,220.58	$115,199,906.75
115.	01/03/2026	$203,540.91	$407,679.67	$611,220.58	$114,996,365.84
116.	01/04/2026	$160,658.43	$450,562.15	$611,220.58	$114,835,707.41
117.	01/05/2026	$175,801.86	$435,418.72	$611,220.58	$114,659,905.55
118.	01/06/2026	$161,976.70	$449,243.88	$611,220.58	$114,497,928.85
119.	01/07/2026	$177,082.60	$434,137.98	$611,220.58	$114,320,846.23
120.	01/08/2026	$114,320,846.23	$447,915.43	$114,768,761.66	$0.00

The Undersigned extend the period of presentment for payment of this Promissory Note until August 1, 2028, in terms of Article 128 of the Mexican General Law of Negotiable Instruments and Credit Transactions.	Las Suscritas extienden el plazo para la presentación para el pago de este Pagaré hasta el día 1 de agosto de 2028, en términos del Artículo 128 de la Ley General de Títulos y Operaciones de Crédito.

The obligation of the Undersigned to repay the principal of this Promissory Note, together with interest accrued thereon and all other amounts payable hereunder shall be dischargeable only by payment in Dollars, outside of the territory of Mexico, as set forth in this Promissory Note.	La obligación de las Suscritas de pagar el principal de este Pagaré, junto con los intereses devengados y cualesquiera otros montos pagaderos bajo el mismo, será cumplida exclusivamente mediante el pago en Dólares (EU$), fuera del territorio de México, en los términos establecidos en este Pagaré.

The Undersigned also unconditionally promise to pay, from the date hereof until the date on which the outstanding principal amount due hereunder is paid in full, on each Payment Date, interest on the outstanding principal amount of this Promissory Note, during each Interest Period (as defined below) with respect thereto at an annual fixed rate of 4.55% (four point five five percent) (the “Interest Rate”). Interest shall be payable in arrears on each Payment Date (except for interest accrued during the first Interest Period, which shall be payable in advance on the date hereof).	Las Suscritas además prometen incondicionalmente pagar, a partir de la fecha de este Pagaré y hasta la fecha en que el monto principal insoluto de este Pagaré sea pagado en su totalidad, en cada Fecha de Pago, intereses sobre el monto principal insoluto de este Pagaré, durante cada Periodo de Intereses (según dicho término se define más adelante) con respecto al mismo, a una tasa anual fija de 4.55% (cuatro punto cincuenta y cinco por ciento) (la “Tasa de Interés”). Los intereses serán pagados conforme se venzan en cada Fecha de Pago (excepto por los intereses devengados durante el primer Periodo de Intereses, los cuales serán pagaderos por adelantado en la fecha

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de este Pagaré).

The Undersigned also unconditionally promise to pay overdue interest (in lieu of the interest provided above) in respect of the aggregate outstanding principal amount of this Promissory Note, from the date of any Payment Default (as hereinafter defined) of the principal amount or interest due hereunder, until the date on which such Payment Default is cured (which cure the holder shall not be obligated to accept) or waived by the holder in its sole discretion, at a rate per annum equal to the sum of (i) the Interest Rate; plus (ii) 4% (four percentage points) (the “Default Interest Rate”), which interest shall be payable on demand.	Las Suscritas además prometen incondicionalmente pagar intereses moratorios (en lugar de los intereses previstos anteriormente) sobre la totalidad del monto principal insoluto de este Pagaré, a partir de la fecha de cualquier Incumplimiento de Pago (según dicho término se define más adelante) del monto principal o de los intereses adeudados bajo este Pagaré, y hasta la fecha en que dicho Incumplimiento de Pago sea subsanado (cuyo saneamiento el tenedor no tiene obligación de aceptar) o renunciado por el tenedor a su sola discreción, a una tasa anual equivalente a la suma de (i) la Tasa de Interés; más (ii) 4% (cuatro puntos porcentuales) (la “Tasa de Interés Moratoria”), cuyos intereses serán pagaderos a la vista.

All interest hereunder will be calculated on a daily basis of the actual number of days elapsed over a 360 (three hundred sixty) day year.	Todos los intereses bajo este Pagaré se calcularán de manera diaria por el número de días efectivamente transcurridos sobre un año de 360 (trescientos sesenta) días.

If a Payment Default occurs with respect to any accrued interest due and payable on any Payment Date or any Monthly Amortization (as hereinafter defined) or any portion thereof, the Undersigned unconditionally promise also to pay to the holder hereof, a late fee (each, a “Late Charge”) equal to 4% (four percent) of the outstanding and unpaid interest or principal amount of such Monthly Amortization, as applicable, which Late Charge shall be payable on demand.	En caso de que ocurra un Incumplimiento de Pago con respecto a intereses vencidos y pagaderos en cualquier Fecha de Pago o cualquier Amortización Mensual (según dicho término se define más adelante) o cualquier porción de los mismos, las Suscritas además prometen incondicionalmente pagar al tenedor de este Pagaré, un cargo por mora (cada uno, un “Cargo por Mora”) equivalente al 4% (cuatro por ciento) del monto vencido y no pagado de intereses o principal, según sea aplicable, de dicha Amortización Mensual, cuyo Cargo por Mora será pagadero a la vista.

As used in this Promissory Note, the following terms have the meanings specified below:	Según se utilizan en este Pagaré, los siguientes términos tienen los significados detallados abajo:

“Business Day”: means any day except Saturday, Sunday and any other day in which the principal office of commercial banks located in New York City, United States of America or Mexico are authorized or required by law, regulation or decree to remain closed.	“Día Hábil”: significa cualquier día que no sea un sábado, domingo o cualquier otro día en el que las oficinas principales de bancos comerciales ubicados en la Ciudad de Nueva York, Estados Unidos de América o México, estén autorizadas o requeridas por ley, regulación o decreto a permanecer cerradas.

“Governmental Authority”: means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any individual or entity with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or quasi-governmental issues (including any court).	“Autoridad Gubernamental”: significa cualquier gobierno nacional o federal, cualquier subdivisión política estatal, regional, local u otra del mismo con jurisdicción, y cualquier persona o entidad con jurisdicción que esté ejerciendo funciones ejecutivas, legislativas, judiciales, regulatorias o administrativas de o concernientes a cualesquiera asuntos gubernamentales o cuasi-gubernamentales (incluyendo cualquier tribunal).

“Interest Period”: means (a) with respect to the first Interest Period, the period commencing on the date hereof and ending on July 31, 2016; (b) with	“Periodo de Intereses”: significa (a) respecto del primer Periodo de Intereses, el periodo que se inicia en la fecha de suscripción de este Pagaré y que termina el

Page 5 of 10	Página 5 de 10

respect to the second Interest Period, the period commencing on August 1, 2016 and ending on the day immediately preceding the first Payment Date set forth in the Payment Schedule; and (c) thereafter, each period commencing on the immediately following Payment Date set forth in the Payment Schedule and ending on the day immediately preceding the next Payment Date set forth in the Payment Schedule; provided that no Interest Period shall extend past the Maturity Date.	día 31 de julio de 2016; (b) respecto del segundo Periodo de Intereses, el periodo que se inicia en el día 1 de agosto de 2016 y que termine en el día inmediato anterior a la primera Fecha de Pago prevista en el Calendario de Pagos; y (c) posteriormente, cada periodo que se inicie en la Fecha de Pago inmediata siguiente prevista en el Calendario de Pagos y que termine en el día inmediato anterior a la siguiente Fecha de Pago prevista en el Calendario de Pagos; en el entendido, que ningún Periodo de Intereses terminará después de la Fecha de Vencimiento.

“Maturity Date”: means the last Payment Date set forth in the Payment Schedule of this Promissory Note, which shall be August 1, 2026.	“Fecha de Vencimiento”: significa la última Fecha de Pago prevista en el Calendario de Pagos de este Pagaré, que será el día 1 de agosto 2026.

“Monthly Amortization” means, with respect to each Payment Date, (i) the amount of principal (if applicable), plus (ii) accrued interest during the relevant Interest Period, due and payable by the Undersigned on such Payment Date as provided in this Promissory Note.	“Amortización Mensual” significa, respecto de cada Fecha de Pago, (i) el monto principal (en su caso), más (ii) los intereses devengados durante el Periodo de Intereses respectivo, vencidos y pagaderos por las Suscritas en dicha Fecha de Pago conforme a lo previsto en este Pagaré.

“Payment Default” means the failure of the Undersigned to pay (i) any installment of principal, interest or principal and interest pursuant to this Promissory Note (other than the sums due pursuant to this Promissory Note on the Maturity Date), within 7 (seven) days after the corresponding due date of such payment as provided herein or (ii) all sums due pursuant to this Promissory Note on the Maturity Date.	“Incumplimiento de Pago” significa el incumplimiento por parte de las Suscritas de pagar (i) cualquier monto de principal, intereses o principal e intereses conforme al presente Pagaré (aparte de los montos pagaderos conforme al presente Pagaré en la Fecha de Vencimiento), dentro de 7 (siete) días siguientes a la respectiva fecha en que sean pagaderos dichos montos conforme al presente Pagaré o (ii) todos los montos pagaderos conforme al presente Pagaré en la Fecha de Vencimiento.

All payments to be made by the Undersigned hereunder whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim, and shall be made prior to 11:00 a.m., New York City time on the due dates specified herein, in Dollars and in immediately available funds, at the Lender’s Account or such other account or place outside Mexico indicated in writing by the holder of this Promissory Note. The Undersigned agree to reimburse upon demand, in like manner and funds, all losses, costs and reasonable expenses of the holder hereof, if any, incurred in connection with the enforcement of this Promissory Note (including, without limitation, all reasonable legal costs and expenses).	Todos los pagos que deban ser efectuados por las Suscritas conforme a este Pagaré, ya sea por concepto de principal, interés, cuota o por cualquier otro concepto, serán efectuados sin compensación o contrarreclamo, y deberán ser efectuados antes de las 11:00 a.m., hora de la ciudad de Nueva York, en las fechas de pago aquí previstas, en Dólares y en fondos inmediatamente disponibles, en la Cuenta del Acreedor o en cualquier otra cuenta o lugar fuera de México que indique por escrito el tenedor de este Pagaré. Las Suscritas convienen en rembolsar a la vista, en la misma forma y fondos, cualesquiera pérdidas, costos y gastos razonables del tenedor de este Pagaré, en su caso, incurridos en relación con cualquier procedimiento de cobro del presente Pagaré (incluyendo, sin limitación, todos los costos y gastos legales razonables).

All payments made by the Undersigned under this Promissory Note to the holder hereof shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, levied, collected, withheld or assessed by any Mexican Governmental Authority (“Taxes”) other than withholding taxes at a rate of 4.9% (four point nine percent) (or such other rate as may be applicable pursuant to, in the case of Lender, the United States-	Todos los pagos hechos por las Suscritas bajo este Pagaré al tenedor de este Pagaré se harán libres de y sin deducción o retención por, o a cuenta de, cualquier ingreso presente o futuro, impuesto de timbre u otros impuestos, derechos, cargas, cuotas, deducciones o retenciones, determinados, impuestos, cobrados, o retenidos por cualquier Autoridad Gubernamental mexicana (los “Impuestos”), excluyendo impuestos retenidos a una tasa de 4.9% (cuatro punto nueve por ciento) (o cualquier otra tasa aplicable conforme, en el caso del Acreedor, al Tratado

Page 6 of 10	Página 6 de 10

Mexico Income Tax Convention signed at Washington on September 18, 1992, along with a Protocol and an Additional Protocol that modified the Convention signed at Mexico City on September 8, 1994, as amended by the Protocol signed at Mexico City on November 26, 2002, as the same may be further amended, renegotiated, modified, replaced, supplemented or restated from time to time (the “US-Mexico Tax Treaty”), or, in the case of an assignee or transferee of Lender, the applicable income tax treaty, if any, and the Mexican Income Tax Law (Ley del Impuesto Sobre la Renta)) on interest, fees and other such payments (as applicable) made by the Undersigned to the holder hereof (“Excluded Taxes”). The holder hereof shall, to the extent permitted by applicable law at the time and following written request of the Undersigned, provide the Undersigned with a copy of U.S. Internal Revenue Service Form 6166 (Certification of U.S. Tax Residency) for each calendar year during which the Loan is outstanding (a “Tax Certification”). In the event that, to the actual knowledge of the holder hereof, the Tax Certification most recently delivered to the Undersigned becomes inaccurate in any material respect as a result of any factual change with respect to such holder, where the result of such factual change is a change in the applicable withholding rate, then, promptly after becoming aware of such factual inaccuracy, such holder agrees to deliver an updated Tax Certification to the Undersigned or notify the Undersigned of such inaccuracy.	Fiscal celebrado entre México y los Estados Unidos, firmado en Washington el 18 de septiembre de 1992, junto con un Protocolo y un Protocolo Adicional que modificó el Tratado firmado en la Ciudad de México el 8 de septiembre de 1994, modificado mediante el Protocolo firmado en la Ciudad de México el 26 de noviembre de 2002, el cual puede ser posteriormente enmendado, renegociado, modificado, reemplazado, suplementado o reformulado de tiempo en tiempo (el “Tratado Fiscal EU-México”), o en caso de un cesionario, o persona que reciba los derechos bajo el Pagaré, del Acreedor, el tratado fiscal aplicable, si lo hubiere, y la Ley del Impuesto sobre la Renta de México, sobre cualquier pago de intereses, cuotas u otros pagos (según corresponda) realizados por las Suscritas al tenedor de este Pagaré (los “Impuestos Excluidos”). El tenedor de este Pagaré, en la medida permitida por la ley aplicable en ese momento y previa solicitud escrita de las Suscritas, proporcionará a las Suscritas una copia del Formulario 6166 del Servicio de Rentas Internas de los EE.UU. (Certificación de Residencia Fiscal de los EE.UU.) para cada año calendario durante el cual el Préstamo se encuentre pendiente de pago (una “Certificación de Impuestos”). En el caso que el tenedor de este Pagaré tenga conocimiento de que la Certificación de Impuestos más recientemente entregada a las Suscritas llegase a ser inexacta en cualquier aspecto significativo como resultado de cualquier cambio de hecho respecto a dicho tenedor, y que dicho cambio de hecho resulte en un cambio en la tasa de retención aplicable, entonces, inmediatamente después de tener conocimiento de dicha inexactitud de hechos, dicho tenedor se compromete a entregar una Certificación de Impuestos actualizada a las Suscritas o a notificar a las Suscritas dicha inexactitud.

If the Undersigned are required to deduct or withhold any Taxes other than Excluded Taxes, then the Undersigned will pay to the holder hereof such additional amount as is necessary to ensure that the net amount actually received by such holder (free and clear of such Taxes, whether assessed against the Undersigned or such holder) will equal the full amount such holder would have received had no such deduction or withholding been required or made. As soon as possible, but in any event no later than 15 (fifteen) days following the date on which the Undersigned pay any Taxes to the Mexican tax authority, the Undersigned shall deliver to the holder hereof the original or certified copy of a receipt or stamped tax return issued by such tax authority evidencing such payment and all other additional information and documents that such holder shall reasonably request relating to such payment.	Si las Suscritas son requeridas a deducir o retener cualesquier Impuestos, excluyendo los Impuestos Excluidos, entonces las Suscritas pagarán al tenedor de este Pagaré aquella cantidad adicional que sea necesaria para asegurar que la cantidad neta efectivamente recibida por el tenedor de este Pagaré (libre de dichos Impuestos, ya sean impuestos a las Suscritas o a dicho tenedor) iguale la cantidad total que dicho tenedor hubiere recibido si dicha deducción o retención no hubiere sido hecha o requerida. Tan pronto como sea posible, pero en cualquier caso dentro de los 15 (quince) días siguientes a la fecha en que las Suscritas paguen cualesquier Impuestos a la autoridad fiscal mexicana, las Suscritas deberán entregar al tenedor de este Pagaré el original o una copia certificada del recibo emitido o declaración de impuestos sellada emitida por dicha autoridad fiscal evidenciando dicho pago y toda otra información adicional y documentación que dicho tenedor razonablemente solicite en relación con dicho pago.

The Undersigned shall timely pay the full amount of Excluded Taxes deducted or withheld to the relevant Mexican tax authority in accordance with applicable law. As soon as possible, but in any event not later than fifteen (15) Business Days following the date on which the Undersigned pay	Las Suscritas deberán pagar oportunamente el monto total de los Impuestos Excluidos deducidos o retenidos a la autoridad fiscal mexicana de conformidad con la legislación aplicable. Tan pronto como sea posible, pero en cualquier caso dentro de los quince (15) Días Hábiles siguientes a la fecha en que

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any Excluded Taxes to the Mexican tax authority, the Undersigned shall deliver to the holder hereof the original or a certified copy of a receipt or stamped tax return issued by such tax authority, or other documentation reasonably acceptable to the holder hereof, evidencing such payment and all other additional information and documents that such holder shall reasonably request relating to such payment.	las Suscritas paguen cualesquiera Impuestos Excluidos a la autoridad fiscal mexicana, las Suscritas entregarán al tenedor de este Pagaré el original o una copia certificada del recibo emitido o declaración de impuestos sellada emitida por dicha autoridad fiscal, u otra documentación razonablemente aceptable al tenedor de este Pagaré, reflejando y confirmando dicho pago y toda otra información adicional y documentación que dicho tenedor razonablemente solicite en relación con dicho pago.

In the event that the holder hereof is unable to obtain a full tax credit on its United States tax return for any Excluded Taxes withheld by the Undersigned as provided herein as a result of (i) the failure of any of the Undersigned to furnish such holder with any of (A) a copy of the tax return filed with the relevant Governmental Authority, (B) the written evidence of payment of such Excluded Taxes to the Mexican tax authority or, (C) if reasonably required by such holder, a certificate of income tax withholding or (ii) any other action or inaction of any of the Undersigned that would reasonably be expected to cause the inability to obtain a full tax credit and which, in the case of inaction, follows a reasonable request of such holder of an action by the Undersigned, then the Undersigned will pay to such holder, within ten (10) Business Days after written demand therefor (which demand shall specify the reason for which such holder was unable to obtain the tax credit and confirm (1) that such holder was unable to claim such tax credit as a result of action or inaction of any of the Undersigned (and specifying such action or inaction) and (2) the amount of any such Excluded Taxes not fully credited on the United States tax return of such holder), such additional amount as is necessary, without duplication of any additional amounts paid pursuant to the second paragraph preceding this paragraph, to ensure that the net amount actually received by such holder (free and clear of Taxes, including Excluded Taxes for which such holder is unable to obtain a United States tax credit as described above) will equal the full amount such holder would have received had no such deduction or withholding for such Excluded Taxes been required or made. A certificate as to the reason for which such holder was unable to obtain the tax credit and confirming (1) that such holder was unable to claim such tax credit as a result of action or inaction of the Undersigned and (2) the amount of any such Excluded Taxes not fully credited on the United States tax return of such holder, delivered to the Undersigned by such holder in good faith, shall be conclusive and binding absent manifest error.	En caso de que el tenedor de este Pagaré no pueda obtener un crédito fiscal completo en su declaración de impuestos en los Estados Unidos para cualesquier Impuestos Excluidos retenidos por las Suscritas según lo dispuesto en el presente documento como resultado de (i) la falta por parte de cualquiera de las Suscritas de suministrar a tal tenedor (A) una copia de la declaración de impuestos presentada ante la Autoridad Gubernamental pertinente, (B) la confirmación escrita del pago de dichos Impuestos Excluidos a la autoridad fiscal mexicana o, (C) si es requerido razonablemente por tal tenedor, un certificado de retención de impuestos sobre la renta o (ii) cualquier otra acción o inacción de cualquiera de las Suscritas que razonablemente se espere que cause la incapacidad de obtener un crédito fiscal completo y que, en el caso de inacción, sigue una petición razonable de tal tenedor de una acción por parte de las Suscritas, entonces las Suscritas pagarán a dicho tenedor, dentro de los 10 (diez) Días Hábiles siguientes al requerimiento por escrito de ello (cuyo requerimiento deberá especificar el motivo por el cual dicho tenedor no pudo obtener el crédito fiscal y confirmar (1) que dicho tenedor no pudo reclamar dicho crédito fiscal como consecuencia de la acción o inacción de alguna de las Suscritas (y especificando dicha acción o inacción) y (2) el monto de cualquiera de esos Impuestos Excluidos que no hayan sido totalmente acreditados en la declaración de impuestos en los Estados Unidos de dicho tenedor), por dicho monto adicional según sea necesario, sin duplicación de cualesquiera cantidades adicionales pagadas de conformidad con el párrafo inmediato anterior al párrafo anterior, para asegurar que la cantidad neta efectivamente recibida por dicho tenedor (libre y exenta de Impuestos, incluyendo Impuestos Excluidos para los que dicho tenedor no pueda obtener un crédito fiscal de los Estados Unidos, como se describe arriba) será igual a la cantidad total que dicho tenedor hubiera recibido de no haber sido requerida ni efectuada dicha deducción o retención de tales Impuestos Excluidos. Un certificado en cuanto a la razón por la cual dicho tenedor no pudo obtener el crédito fiscal y confirmando (1) que dicho tenedor no pudo reclamar dicho crédito fiscal como consecuencia de la acción o inacción de las Suscritas y (2) el monto de cualesquiera de dichos Impuestos Excluidos que no hayan sido totalmente acreditados en la declaración de impuestos en los Estados Unidos de dicho tenedor, entregado a las Suscritas por dicho tenedor de buena fe, será concluyente y vinculante en ausencia de error manifiesto.

Page 8 of 10	Página 8 de 10

The Undersigned shall indemnify the holder of this Promissory Note (within 10 (ten) Business Days after written demand therefor), for (a) the full amount of any Taxes (other than Excluded Taxes) paid by such holder with respect to any payment by or obligation of the Undersigned hereunder (including Taxes imposed on, asserted against or attributable to amounts payable as contemplated herein) and any liability, including, penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted and (b) the full amount of any Excluded Taxes not duly and timely paid by the Undersigned as required by the second paragraph preceding this paragraph, and any liability, including penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted, except to the extent the Excluded Taxes are paid by such holder and such holder is able to obtain a tax credit on its United States tax return with respect to such Excluded Taxes. A certificate as to the amount of any Excluded Taxes not fully credited on the United States tax return of such holder, delivered to the Undersigned, and prepared by such holder, shall be conclusive and binding absent manifest error.	Las Suscritas indemnizarán al tenedor de este Pagaré (dentro de los 10 (diez) Días Hábiles siguientes a la solicitud por escrito realizada para ello), por (a) el monto total de cualesquiera Impuestos (exceptuando Impuestos Excluidos) pagados por dicho tenedor respecto a cualquier pago efectuado por u obligación a cargo de las Suscritas conforme al presente Pagaré (incluyendo Impuestos determinados sobre, impuestos contra o atribuibles a cantidades pagaderas conforme a lo previsto en este Pagaré), así como de cualquier responsabilidad, incluyendo multas, intereses y costos razonables derivados de o en relación con lo anterior, ya sea que dichos Impuestos hayan o no sido correcta o legalmente determinados o impuestos y (b) el monto total de cualesquiera Impuestos Excluidos no pagados debida y oportunamente por las Suscritas, según se requiere con el párrafo inmediato anterior al párrafo anterior, así como de cualquier responsabilidad, incluyendo multas, intereses y costos razonables derivados de o en relación con lo anterior, ya sea que dichos Impuestos Excluidos hayan sido o no correcta o legalmente determinados o impuestos, salvo en la medida en que los Impuestos Excluidos sean pagados por dicho tenedor y dicho tenedor obtenga un crédito fiscal bajo su declaración de impuestos en los Estados Unidos con respecto a dichos Impuestos Excluidos. Un certificado identificando el monto de cualesquiera Impuestos Excluidos que no haya sido totalmente acreditado en la declaración de impuestos en los Estados Unidos de dicho tenedor, entregado a las Suscritas, y preparado por dicho tenedor, será concluyente y vinculante en ausencia de error manifiesto.

If any Payment Date under this Promissory Note shall be a day that is not a Business Day, such Payment Date will be extended to the next succeeding Business Day; provided that no extension of any payment of principal and/or interest pursuant to the preceding sentence shall affect or otherwise modify the Interest Period applicable to any such payment.	En caso que cualquier Fecha de Pago bajo este Pagaré no sea un Día Hábil, dicha Fecha de Pago se extenderá al Día Hábil inmediato siguiente; en el entendido que ninguna extensión de pago de principal y/o intereses conforme a la oración anterior afectará o de cualquier otra forma modificará el Periodo de Intereses aplicable a cualquiera de dichos pagos.

For everything related to this Promissory Note, the Undersigned designate their domicile as Paseo de Tamarindos 90, Torre 2, 28th floor, Colonia Bosques de las Lomas, C.P. 05120.	Para todo lo relacionado con este Pagaré, las Suscritas designan como su domicilio: Paseo de Tamarindos 90, Torre 2, piso 28, Colonia Bosques de las Lomas, C.P. 05120.

This Promissory Note is issued and shall be governed by and construed in accordance with the laws of the State of New York, United States of America, provided, that in connection with any legal action or proceeding (other than an action to enforce a judgment obtained in another jurisdiction) brought in respect of this Promissory Note, in the courts of Mexico, this Promissory Note shall be deemed to be made under the laws of Mexico, and for such purposes shall be governed by, and construed in accordance with, the laws of Mexico. The Undersigned and the holder of this Promissory Note expressly and irrevocably submit	Este Pagaré se suscribe y será regido por, e interpretado de conformidad con, las leyes del Estado de Nueva York, Estados Unidos de América, en el entendido que, en relación con cualquier acción o procedimiento legal (distinto de una acción para ejecutar una sentencia obtenida en otra jurisdicción) que surja en relación con este Pagaré, ante los tribunales de México, este Pagaré será considerado como suscrito bajo las leyes de México, y para dichos propósitos será regido por, e interpretado de conformidad con, las leyes de México. Las Suscritas y el tenedor de este Pagaré se someten expresa e irrevocablemente a la jurisdicción de (i) cualquier

Page 9 of 10	Página 9 de 10

to the jurisdiction of (i) any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, and (ii) any competent court of Mexico City, Mexico, at the election of the party initiating any action or proceeding arising out of or relating to this Promissory Note, or for recognition or enforcement of any judgment. The Undersigned and the holder of this Promissory Note hereby expressly and irrevocably waive any other jurisdiction to which they may now or hereafter be entitled to by reason of their present or future domiciles or otherwise.	tribunal del Estado de Nueva York o cualquier tribunal federal de los Estados Unidos de América con sede en la ciudad de Nueva York, y a cualquier tribunal de apelación de los mismos, y (ii) cualquier tribunal competente en la Ciudad de México, México, a elección de la parte que inicie cualquier acción o procedimiento que surja como consecuencia de o en relación con este Pagaré, o para el reconocimiento o ejecución de cualquier sentencia. Las Suscritas y el tenedor de este Pagaré en este acto renuncian, de manera expresa e irrevocable, a cualquier otra jurisdicción que pudiere corresponderles en virtud de sus respectivos domicilios presentes o futuros o por cualquier otro motivo.

This Promissory Note is executed in both the English and Spanish languages, both versions of which shall bind the Undersigned; provided, however, that in the event of any suit or action brought in the City of New York, New York, United States of America, the English version shall prevail and, in the event of any suit or action brought in Mexico, the Spanish version shall prevail.	El presente Pagaré se suscribe en los idiomas inglés y español, obligando ambas versiones a las Suscritas; en el entendido, sin embargo, de que en caso de cualquier demanda o acción en la ciudad de Nueva York, Nueva York, Estados Unidos de América, la versión en inglés será la que prevalezca, y en caso de cualquier demanda o acción en México, la versión en español será la que prevalezca.

The Undersigned hereby expressly and irrevocably waive any diligence, demand, protest and notices of any kind whatsoever in connection with this Promissory Note.	Las Suscritas por el presente renuncian expresa e irrevocablemente a cualquier diligencia, demanda, protesto y notificación de cualquier clase en relación con el presente Pagaré.

This Promissory Note is non-negotiable according to article 25 of the General Law of Negotiable Instruments and Credit Transactions.	Este Pagaré es no negociable, de conformidad con lo previsto en el artículo 25 de la Ley General de Títulos y Operaciones de Crédito.

[NO FURTHER TEXT ON THIS PAGE]	[NO HAY TEXTO ADICIONAL EN ESTA PÁGINA]

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Mexico, Federal District, on July 29, 2016
México, Distrito Federal, a 29 de julio de 2016

VESTA BAJÍO, S. DE R.L. DE C.V., a Sociedad de Responsabilidad Limitada de Capital Variable

Name/Nombre: Juan Felipe Sottil Achutegui Title/Cargo: Attorney-in-fact/Apoderado	Name/Nombre: Lorenzo Manuel Berho Corona Title/Cargo: Attorney-in-fact/Apoderado

VESTA BAJA CALIFORNIA, S. DE R.L. DE C.V., a Sociedad de Responsabilidad Limitada de Capital Variable

Name/Nombre: Juan Felipe Sottil Achutegui Title/Cargo: Attorney-in-fact/Apoderado	Name/Nombre: Lorenzo Manuel Berho Corona Title/Cargo: Attorney-in-fact/Apoderado

QVC, S. DE R.L. DE C.V., a Sociedad de Responsabilidad Limitada de Capital Variable

Name/Nombre: Juan Felipe Sottil Achutegui Title/Cargo: Attorney-in-fact/Apoderado	Name/Nombre: Lorenzo Manuel Berho Corona Title/Cargo: Attorney-in-fact/Apoderado

QVCII, S. DE R.L. DE C.V., a Sociedad de Responsabilidad Limitada de Capital Variable

Name/Nombre: Juan Felipe Sottil Achutegui Title/Cargo: Attorney-in-fact/Apoderado	Name/Nombre: Lorenzo Manuel Berho Corona Title/Cargo: Attorney-in-fact/Apoderado

WTN DESARROLLOS INMOBILIARIOS DE MÉXICO, S. DE R.L DE C.V., a Sociedad de Responsabilidad Limitada de Capital Variable

Name/Nombre: Juan Felipe Sottil Achutegui Title/Cargo: Attorney-in-fact/Apoderado	Name/Nombre: Lorenzo Manuel Berho Corona Title/Cargo: Attorney-in-fact/Apoderado

EXHIBIT E

LEASING GUIDELINES

“Leasing Guidelines” shall mean the guidelines approved in writing by Lender, from time to time, with respect to the leasing of the Trust Property. The following are the initial Leasing Guidelines:

(a)	All Lease Agreements shall be substantially in the form of Exhibit H to this Agreement;

(b)	All Lease Agreements shall have an initial term of at least three (3) years but not more than ten (10) years;

(c)	None of the Lease Agreements shall be for more than 100,000 square feet of net leasable area;

(d)	All Lease Agreements shall have an annual minimum rent payable of at least the then-prevailing market rent (following reasonable industry practices, market building and leasing conditions and existing local market rates in the area where the applicable Trust Property is located and after giving effect to the terms of the applicable Lease Agreement);

(e)	No Lease Agreement shall be entered into if there is an Event of Default under any of the Loan Documents or the Unsecured Indemnity Agreement;

(f)	All rent, additional rent or any other amounts payable by any tenant under a Lease Agreement shall be denominated in US Dollars (unless otherwise approved in writing by Lender in its sole discretion);

(g)	Other than to the extent consistent with local market terms (provided that Borrower must give evidence of payment to Lender to the extent not included as a tenant obligation), each net Lease Agreement shall contain provisions requiring the tenant to pay its proportionate share of operating expenses and taxes and all other Lease Agreements shall contain provisions requiring the tenant to pay, after the first year, its proportionate share of increases in taxes and operating expenses (unless otherwise approved in writing by Lender in its sole discretion); and

(h)	No Lease Agreement shall contain any provision under which the landlord provides any indemnity to the tenant for (i) construction obligations or (ii) any other items which are reasonably likely to result in an obligation of landlord in excess of US$25,000 (or the equivalent in Pesos).

EXHIBIT F

Formato de Poder Especial Irrevocable (Spanish Version)

Mexican counsel to provide Spanish translation

Form of Special Irrevocable Power of Attorney (English Translation)

[To be executed and delivered by ________________________ in the presence of and formalized by a Mexican notary public]

__________________________ (the “Grantor”), hereby grants a special irrevocable power of attorney for litigation and collections in favor of CT Corporation System (the “Process Agent”) in terms of the first and fourth paragraphs of article 2554 of the Federal Civil Code and the corresponding articles of the Civil Codes of all States of the United Mexican States and of the Federal District of Mexico. This power of attorney is limited in its scope but is as broad as necessary and may be exercised in any jurisdiction, so that the Process Agent, in the name and on behalf of the Grantor, receives any and all notices and service of process in connection with any suits, actions, proceedings and judgments of all kinds, including, without limitation, judicial, administrative, or arbitration proceedings in any way relating to (i) the Letter dated _________________, 200_ from Metropolitan Life Insurance Company (the “Lender”) accepted and agreed to by ________________________ the Grantors, (ii) the loan agreement dated ______________________ , 200_ (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the (“Loan Agreement”) entered into between Borrower and Lender in connection with the Loan Application; and (iii) any other agreement, instrument or document related to the Loan Application and the Loan Agreement, with the exception of any legal action initiated in Mexico in connection with the Security Trust Agreement referred to in the Loan Application and the Loan Agreement. The Grantor hereby appoints as its conventional domicile exclusively to receive any of the notices and service of process referred above, 111 Eighth Avenue, New York, New York, 10011, United States of America, or any other domicile notified in writing by the Process Agent to the Grantor and Lender. This power of attorney is granted in satisfaction of a condition set forth in the Loan Application, and it is therefore irrevocable.

EXHIBIT G

RENT ROLL FOR EACH TRUST PROPERTY

[See attached.]

EXECUTION COPY

Owner	ID # Metlife	Vesta ID	Tenant	State	Location	GLA	Term		Monthly Rent	Monthly Rent	Montly Rent	Yearly Rent	Yearly Rent	Yearly Rent	Secutirty Deposit	Security Deposit	Appraisal Value	Insurable Value	Allocated Loan Amount
						SF	Begin	Expiration	UDIS	M.N.	USD	UDIS	M.N.	USD	M.N.	USD
QVC	1	TLC-2000-13AB	Operadora en Servicios Comerciales, S.A. de C.V.	Toluca	Calle 4 Norte No 104 Fracc. Parque Industrial Toluca 2000	460,615	10-ago-07	01-may-23			$ 148,952.02			$ 1,787,424.29		$ 162,985.60	$ 21,854,000	$ 20,171,000	$10,941,300.00
QVCII	2.1	TLC-2000-5ABD	BMW de México SA de CV	Toluca	Lote 4, 5 y 6 de la manzana X, Fracc. Parq. Industrial Toluca 2000	189277.4	01-sep-15	01-sep-22			$ 75,613.09			$ 907,357.08		$ -	$ 14,859,000	$ 10,695,000	$7,439,250.00
QVCII	2.3	TLC-2000-5E	BMW de México SA de CV	Toluca		27437.21	01-mar-16	31-jul-17			$ 9,865.44			$ 118,385.28		$ -
QVCII	2.2	TLC-2000-5C	Zeta Espacial Industrial, S.A. de C.V.	Toluca		27,513	01-jun-02	01-jun-17			$ 13,965.05			$ 167,580.61		$ 23,004.00
QVC	3.1	TLC-2000-6A	Gates de México, S.A. de C.V.	Toluca	Lotes 7 A 12 ubicados en Manzana IX, Calle 4 Sur, Parque Industrial Toluca 2000	78,028	02-jul-12	02-jul-17			$ 31,659.02			$ 379,908.27		$ 30,444.54	$ 20,681,000	$ 15,154,000	$10,354,050.00
QVC	3.6	TLC-2000-6F	IACNA Mexico, S. De R.L. De C.V.	Toluca		60,116	01-jul-11	30-jun-21			$ 24,337.00			$ 292,044.00		$ 22,898.50
QVC	3.2	TLC-2000-6B	IACNA Mexico, S. De R.L. De C.V.	Toluca		44,670	01-sep-09	01-oct-19			$ 17,048.20			$ 204,578.40		$ 16,600.00
QVC	3.3	TLC-2000-6C	IACNA Mexico, S. De R.L. De C.V.	Toluca		44,886	29-mar-06	30-jun-19			$ 18,020.52			$ 216,246.24		$ 22,476.30
QVC	3.4	TLC-2000-6D	IACNA Mexico, S. De R.L. De C.V.	Toluca		89,803	21-abr-05	01-jun-17			$ 35,639.30			$ 427,671.60		$ 37,535.16
QVC	3.5	TLC-2000-6E	IACNA Mexico, S. De R.L. De C.V.	Toluca		45,101	09-jul-05	01-ago-17			$ 17,864.30			$ 214,371.60		$ 17,095.20

QVC	4	TLC-Exportec 2AB	Ryder Capital. S de RL de CV / Elring Klinger	Toluca	Lotes 4 y 5 Manzana 3 Fracc. Parque Industrial Exportec Segunda Etapa. Toluca	107,283	01-oct-09	01-oct-16		$ 26,154.51		$ 313,854.10	$ 47,841.60	$ 6,069,000	$ 4,698,000	$3,038,400.00
QVCII	5	TLC-Exportec-3A	Elring Klinger Mexico, SA de CV	Toluca	Calle sin nombre número 126 Lote 15 Manzana 210 Frac. Industrial Exportec Segunda Etapa. Toluca	44,509	01-may-12	01-may-22		$ 15,034.96		$ 180,419.57	$ 14,472.50	$ 5,215,000	$ 4,865,000	$2,610,900.00
QVC	6	TLC-Exportec-4A	CAE Flight Training Center Mexico, S de RL de CV.	Toluca	Ernesto Montoy 110 Fracc. Parque Industrial Exportec Segunda Etapa. Toluca	66,575	01-oct-11	30-sep-17		$ 21,978.05		$ 263,736.60	$ 40,880.60
WTN	7	TLC-VPC-7AB	Nestle Distribución, S.A. De C.V.	Toluca	Av. Industria Automotriz s/n Manzana 520 Lote 8, Parque Industrial El Coecillo, Toluca	816,446	12-oct-07	09-jul-18	1112786.45		13353437.4		$ -	$ 53,704,000	$ 35,737,000	$26,887,350.00
VBC	8	TIJ-PIP-024-1A	Imperial Toy de México S. de R.L. de C.V.	Tijuana	Calle Mazatlán 14600, Parque Industrial Pacífico, 22643 Tijuana, Baja California.	194,885	01-ene-14	01-feb-21		$ 71,776.14		$ 861,313.68	$ 143,552.29	$ 9,939,000	$ 9,762,000	$4,975,950.00
VBC	9	TIJ-VPLM-001-A1	Cal Mil de México, S. de R.L. de C.V.	Tijuana	Av. Paseo Reforma 16491, Col. Rubio Parque Industrial La Mesa	23,640	01-sep-12	01-sep-17		$ 26,398.92		$ 316,787.04	$ 25,934.80	$ 1,233,000	$ 1,184,000	$617,250.00
VBC	21	TIJ-VPLM-013-F1	Cal Mil de México, S. de R.L. de C.V.	Tijuana		42,972								$ 2,306,000	$ 2,153,000	$1,154,400.00

VBC	10	TIJ-VPLM-002-A2	Donyang Litho Preprinting, SA de CV	Tijuana	24,849	01-dic-12	01-dic-17	$ 8,830.68	$ 105,968.16	$ 16,400.34	$ 1,320,000	$ 1,038,000	$660,750.00
VBC	11	TIJ-VPLM-003-A3	Reliable Manufacturing S de RL de CV.	Tijuana	60,970	01-nov-13	01-nov-18	$ 24,982.08	$ 299,784.96	$ 23,778.30	$ 3,507,000	$ 2,546,000	$1,755,750.00
VBC	12	TIJ-VPLM-004-B1	Availmed, S.A. de C.V. /vacant (Megaforce)	Tijuana	32,857			$ -	$ -	$ -	$ 1,660,000	$ 1,646,000	$831,000.00
VBC	13	TIJ-VPLM-005-C1	Availmed, S.A. de C.V.	Tijuana	46,745	01-nov-15	01-nov-18	$ 18,230.55	$ 218,766.60	$ 18,431.60	$ 2,514,000	$ 2,342,000	$1,258,650.00
VBC	14	TIJ-VPLM-006-D1	Avent, S. de R.L. de C.V.	Tijuana	25,738	01-ene-12	01-ene-17	$ 20,706.19	$ 248,474.28	$ 27,515.86	$ 1,443,000	$ 1,289,000	$722,400.00
VBC	18.1	TIJ-VPLM-010-B2/A	Avent, S. de R.L. de C.V.	Tijuana	27,928						$ 1,141,000	$ 1,019,000	$571,200.00
VBC	18.3	TIJ-VPLM-010-B2-B1	Avent, S. de R.L. de C.V.	Tijuana	7,900			$ 3,087.06	$ 37,044.72		$ 2,245,000	$ 1,999,000	$1,123,950.00
VBC	18.2	TIJ-VPLM-010-B2/B	Vacant (Before Ortus)	Tijuana	24,420	01-sep-11	01-sep-17	$ 10,169.42	$ 122,033.04
VBC	19	TIJ-VPLM-011-C2	Bazz Houston S. de R.L. de C.V.	Tijuana	34,632	01-abr-13	01-abr-18	$ 10,257.96	$ 123,095.52	$ 10,043.28	$ 1,737,000	$ 1,735,000	$869,550.00
VBC	20	TIJ-VPLM-012-D2	Ensambles Hyson, S.A de C.V.	Tijuana	48,300	01-ene-14	31-dic-18	$ 19,181.53	$ 230,178.36	$ 35,742.00	$ 2,778,000	$ 2,420,000	$1,390,800.00
VBC	22	TIJ-VPLM-014-F3	San Technology de México SA de CV	Tijuana	19,642	01-nov-13	01-nov-18	$ 7,614.83	$ 91,377.96	$ 7,071.12	$ 1,056,000	$ 984,000	$528,600.00

VBC	23.1	TIJ-VPLM-015-G2/A	Vacant	Tijuana	7,254				$ -		$ 2,189,000	$ 1,984,000	$1,095,900.00
VBC	23.2	TIJ-VPLM-015-G2/B	Tecnica Industrial de Norteamerica S.A. de C.V.	Tijuana	7,810	01-feb-14	01-feb-17	$ 2,961.94	$ 35,543.28	$ 3,031.60
VBC	23.4	TIJ-VPLM-015-G2/E, D	Tecnica Industrial de Norteamerica S.A. de C.V.	Tijuana	12,067	01-ene-15	01-sep-20	$ 5,309.48	$ 63,713.76	$ 5,309.48
VBC	23.3	TIJ-VPLM-015-G2/C	Donyang Litho Preprinting, SA de CV	Tijuana	7,300	01-jul-15	25-jun-17	$ 2,920.00	$ 35,040.00	$ 2,920.00
VBC	17	TIJ-VPLM-013-F2B	Cal Mil de México, S. de R.L. de C.V.	Tijuana	22,476	01-ene-16	01-ene-19	$ 9,439.92	$ 113,279.04	$ 9,439.92	$ 3,476,000	$ 3,148,000	$1,740,150.00
VBC	16.2	TIJ-VPLM-009-F2 A	Availmed, S.A. de C.V.	Tijuana	40,367	01-nov-15	30-sep-16	$ 15,743.13	$ 188,917.56	$ 24,231.60
VBC	16.1	TIJ-VPLM-008-E2	Availmed, S.A. de C.V.	Tijuana	64,122	01-nov-15	01-nov-18	$ 26,161.77	$ 313,941.24	$ 26,161.77	$ 3,455,000	$ 3,212,000	$1,729,650.00
VBC	15.1	TIJ-VPLM-007-E1	Border Assembly, S. de R.L. de C.V.	Tijuana	18,595	14-abr-16	14-abr-23	$ 7,252.05	$ 87,024.60	$ 14,130.78	$ 1,950,000	$ 1,854,000	$976,200.00
VBC	15.2	TIJ-VPLM-007-E1	Availmed, S.A. de C.V. / Border Assembly	Tijuana	18,407	01-nov-15	30-sep-16	$ 7,510.06	$ 90,120.72
VBC	24.1	TIJ-VPLM-016-G1/A,B,C,G,H	Availmed, S.A. de C.V.	Tijuana	105,522	01-nov-15	30-jun-17	$ 43,052.97	$ 516,635.64	$ 31,297.60	$ 5,686,000	$ 5,286,000	$2,846,700.00
VBC	24.2	TIJ-VPLM-016-G1/D,E,F	Volex de México, S.A. de C.V.	Tijuana	79,020	01-ago-14	01-ago-19	$ 32,438.27	$ 389,259.24	$ 66,377.00	$ 4,769,000	$ 3,958,000	$2,387,550.00

VBC	25.1	TIJ-VPR-017-R1/A	Premier Inmobiliaria 5 S.de R.L. de C.V.	Rosarito	Lots 7, 8 y 9 block 5 Av Balbino Obeso López No. 1,200 Fracc. Lucio Blanco Industrial Park, Rosarito	99,370	01-jun-14	30-may-21	$ 28,817.30	$ 345,807.60	$ 28,817.30	$ 11,357,000	$ 14,968,000	$5,685,900.00
VBC	25.2	TIJ-VPR-017-R1/B	Fabrikntart SA de CV	Rosarito		99,759	01-mar-15	28-feb-18	$ 28,630.83	$ 343,569.96	$ 27,932.52
VBC	25.3	TIJ-VPR-017-R1/C	Grande Plásticos S. de R.L. de C.V.	Rosarito		102,133	01-feb-14	30-abr-19	$ 24,681.25	$ 296,175.00	$ 23,491.97
QVCII	26	QRO-PBQ-7A	Industrias Camca, SA de CV	Queretaro*	Av. De la Cañada No 31 Lote 20, Manzana IV, Fracc. Parque Industrial Bernardo Quintana (2da Etapa), El Marqués, Qro	36,274	15-feb-13	15-feb-23	$ 11,461.72	$ 137,540.64	$ 11,121.00	$ 1,648,000	$ 1,553,000	$825,000.00
QVC	27	QRO-PBQ-8A	Man Truck & Bus Mexico, S.A. De C.V.	Queretaro*	Santa Rosa de Viterbo No. 7, Lote 7 Manzana II Fracc. Parque Industrial Finsa. Municipio El Marqué, Qro.	105,443	29-oct-10	30-nov-17	$ 37,013.60	$ 444,163.20	$ 39,184.00	$ 5,800,000	$ 4,875,000	$2,903,700.00
VBJ	28	QRO-PIQ-10A	Frenos y Mecanismos S. de R.L. de C.V.	Queretaro*	Av. La Griega No. 109, Fracción del Lote 26, 27 28 y 29 de la Manzana V Fracc. Parque Industrial Queretaro	128,629	01-abr-06	01-abr-22	$ 56,165.00	$ 673,980.00	$ -	$ 8,515,000	$ 5,507,000	$4,263,000.00
VBJ	29	QRO-PIQ-11A	Fletes Mexico Carga Express, S. de R.L. de C.V.	Queretaro*	Parcela 339B Z8 P1/1, Ejido Buena Vista, Santa Rosa de Jauregui, Querétaro.	53,820	01-oct-13	31-dic-17	$ 6,822.38	$ 81,868.56	$ 13,400.00	$ 2,899,000	$ 2,497,000	$1,451,400.00

VBJ	30	QRO-PIQ-13A	Novem Car Interior Design México, S.A. de C.V.	Queretaro*	Calle Jurica Num 113, Parque industrial Queretaro, Queretaro	127,025	01-sep-14	01-nov-26	$ 51,806.39	$ 621,676.68	$ 51,806.39	$ 7,192,000	$ 5,439,000	$3,600,600.00
VBJ	31	SIL-PLC-1A	Bodycote Thermal Processing de México, S. De R.L. De C.V.	Silao*	Manzana 6, Lote 19, 20, 21, 22 y 23, Parque Industrial y de Negocios las Colinas, Silao, Guanajuato.	80,030	01-ago-07	30-sep-19	$ 36,282.80	$ 435,393.60	$ -	$ 4,811,000	$ 3,270,000	$2,408,550.00
VBJ	32	SIL-PLC-2A	RSB Transmissions de Mexico S de RL	Silao*	Lote 7, Manzana 9, Ave. Eucalipto esquina Ave. Fresno, Fracc. Parque Industrial de Negocios las Colinas, Silao, Guanajuato.	56,034	01-ene-11	31-dic-20	$ 20,585.82	$ 247,029.87	$ 36,960.74	$ 2,961,000	$ 2,290,000	$1,482,450.00
VBJ	33.1	SIL-PLC-3AE	Fábricas de Calzado Andrea, S.A. de C.V.	Silao*	Av. Paseo de las Colinas No. 218, 220, 222, 224, 226, 228, 230, 232 Fracc. Parque Industrial y de Negocios las Colinas, Silao	64,583	01-sep-12	31-dic-18	$ 20,426.11	$ 245,113.32	$ 18,000.00	$ 6,744,000	$ 5,278,000	$3,376,350.00
VBJ	33.2	SIL-PLC-3B	Contour Hardening de México, S. De R.L. De C.V.	Silao*		16,146	01-oct-12	30-abr-20	$ 12,723.57	$ 152,682.84	$ -

VBJ	33.5	SIL-PLC-3F	Contour Hardening de México, S. De R.L. De C.V.	Silao*		16,146								$ -
VBJ	33.3	SIL-PLC-3C	Baxter S.A. de C.V.	Silao*		16,146	01-ene-10	31-dic-16	$ 110,586.62		$ 1,327,039.44		$ 90,000.00
VBJ	33.4	SIL-PLC-3D	Roche Industries Professional de Mexico S. de R.L. de C.V.	Silao*		16,146	01-dic-12	30-nov-18		$ 4,933.74		$ 59,204.88		$ 9,300.00
VBJ	34.1	SIL-PLC-4A	CGS Automotive de México SRL DE CV	Silao*	Av. Fresno No. 217, 219, 221 y 223 Parque Industrial y de Negocios Las Colinas, Silao	32,292	01-mar-06	28-feb-21		$ 19,208.71		$ 230,504.52		$ -	$ 5,233,000	$ 4,155,000	$2,619,900.00
VBJ	34.2	SIL-PLC-4B	CGS Automotive de México SRL DE CV	Silao*		16,146								$ -
VBJ	34.3	SIL-PLC-4C	MAHLE BEHR Rio Bravo S. de R.L. de C.V.	Silao*		48,438	20-dic-06	31-mar-18		$ 21,411.34		$ 256,936.08		$ -
VBJ	35	SIL-PLC-5A	Fábricas de Calzado Andrea, S.A. de C.V.	Silao*	Lotes 28, 30 y 32 de la manzana II, Parque Industrial y de Negocios las Colinas, Silao, Guanajuato	68,362	01-feb-14	31-ene-17		$ 27,060.80		$ 324,729.60		$ 26,670.00	$ 3,672,000	$ 2,932,000	$1,838,400.00
VBC	36	CDJ-VPLT-1A	Electronica Dale de México, S.A. De C.V.	Juarez	Avenida de las Torres, 2150, Lote Bravo, Ciudad Juárez, Chihuahua.	100,243	21-may-12	18-dic-17		$ 33,748.47		$ 404,981.64		$ -	$ 4,769,000	$ 4,076,000	$2,387,550.00

VBC	37	CDJ-VPLT-3A	Comercializadora Pepsico Mexico S. de R.L de C.V.	Juarez	Avenida de las Tores esquina calle Tikal, Fraccionamiento Industrial Los Bravos, lote C, 5B1, Cuidad Juárez, Chihuahua.	53,017	17-jul-15	16-jul-20	$ 305,000.00		$ 3,660,000.00		$ 305,000.00		$ 2,661,000	$ 2,155,000	$1,332,150.00
VBC	38	CDJ-VPLT-4AB	Lear Electrical Systems de México, S. de R.L. DE C.V. 1	Juarez	Lote 11, 12 y 13 Parque Industrial Los Bravos II, Calle Hacienda de las Torres y Los Bravos 2000	143,157	16-jul-12	15-jul-19		$ 85,550.24		$ 1,026,602.88		$ 59,290.85	$ 10,595,000	$ 9,027,000	$5,304,450.00
VBC	39	CDJ-VPLT-4AB	Lear Electrical Systems de México, S. de R.L. DE C.V. 2	Juarez		57,119	16-jul-12	15-jul-19
QVC	40	SLP-PTN-1AB	Remy Remanufacturing de México, S. de R.L. de C.V. 1	San Luis Potosí	Lote de terreno 4 y parte del 3 y 5 de la Manzana 3, calle Circuito México 230, Parque Industrial Tres Naciones, San Luis Potosí, SLP.	98,565	01-ene-14	31-dic-21		$ 45,061.93		$ 540,743.16		$ 82,645.76	$ 6,080,000	$ 4,372,000	$3,043,950.00
QVC	41	SLP-PTN-2A	Remy Remanufacturing de México, S. de R.L. de C.V. 2	San Luis Potosí	Eje No. 140 # 150, Fraccionaiento Zona Industrial, San Luis Potosí SLP.	55,639	15-dic-04	15-dic-16		$ 17,710.06		$ 212,520.72			$ 2,750,000	$ 2,403,000	$1,376,700.00
QVC	42	SLP-PTN-3A	Vacant 3	San Luis Potosí	Lote 6, primera seccion Parque Industrial Tres Naciones, San Luis Potosí, SLP.	52,991									$ 2,624,000	$ 2,288,000	$1,313,700.00

VBJ	43	SLP-PTN-4A	Polymer Tech Mexico, .S.A. de C.V.	San Luis Potosí	Lote 1 y 2, Cerrada Exportación, Parque Industrial Tres Naciones, San Luis Potosi, SLP.	40,064	01-feb-06	01-feb-26			$ 20,075.06			$ 240,900.70		$ 16,749.33	$ 2,676,000	$ 1,730,000	$1,339,650.00
VBJ	44	SLP-PTN-5A	SMR Automotive Vision Systems Mexico, S.A. de C.V.	San Luis Potosí	Circuito Exportación No. 133 Fracc. Industrial Tres Naciones. San Luis Potosí	96,940	01-oct-15	01-oct-20			$ 36,924.60			$ 443,095.20		$ 73,849.20	$ 5,360,000	$ 4,186,000	$2,683,500.00
VBJ	45	SLP-PTN-6A	3M México, SA de CV	San Luis Potosí	Lotes 13 y 14 y 15 de la Manzana II Circuito Exportación Parque Industrial Tres Naciones (2da Etapa) San Luis Potosí	59,422	16-jul-15	14-jun-17			$ 20,977.90			$ 251,734.80		$ 20,238.80	$ 6,047,000	$ 5,042,000	$3,027,450.00
			Vacant (antes 3M)			57,329
QVCII	46	VM-SP3-3A	Nepsa de México, S.A. de C.V.	Valle de Mexico	Montaña 176, Col. La Perla. Naucalpan de Juárez, Estado de México	111,191	14-feb-03	14-feb-18			$ 85,767.81			$ 1,029,213.75		$ 121,452.00	$ 9,163,000	$ 3,824,000	$4,587,450.00
QVCII	47	VM-SP1-1	Wilson Sporting Goods Co. De México, S.A. de C.V.	Valle de Mexico	Av. De la Industria 21, Col Industrial Trébol de Tepotzotlán	47,081	21-abr-04	20-abr-20			$ 16,791.87			$ 201,502.44		$ 14,871.60	$ 2,698,000	$ 1,962,000	$1,350,750.00
QVCII	48	VM-SP2-2AB	Zeller Plastic Mexico S.A. De C.V.	Valle de Mexico	Av. Tejocotes Esq. Tejocotes S/N Fracc. Industrial San Martin Obispo. Cuautitlán iZcalli	99,254	01-may-03	01-may-23			$ 50,413.77			$ 604,965.25		$ 51,700.00	$ 6,564,000	$ 4,347,000	$3,289,800.00
									1112786.45	$ 415,586.62	$ 1,651,209.50	13353437.4	$ 4,987,039.44	$ 19,814,513.94	$ 395,000.00	$ 1,655,084.80	$ 299,605,000	$ 239,055,000	$150,000,000.00

EXECUTION COPY

EXHIBIT H

FORM OF LEASE AGREEMENT

[See attached.]

Contrato de Arrendamiento (el “Contrato”) de fecha /*/ de /*/ de 201/*/ que celebran:

1.  /*/, como arrendatario (a quien en lo sucesivo se le denominará el “Arrendatario”), representado en este acto por el señor /*/.

2.  /*/, como fiador (a quien en lo sucesivo se le denominará el “Fiador”), representado en este acto por /*/; y

3.  /*/, S. de R.L. de C.V., como arrendador (a quien en lo sucesivo se le denominará como el “Arrendador”), representada en este acto por los señores /*/ y /*/.

Con la comparecencia del Fideicomiso (según dicho término se define más adelante), representado en este acto por los señores /*/ y /*/; de conformidad con los siguientes antecedentes, declaraciones y cláusulas.

Lease Agreement, dated /*/, 201/*/ entered into by and among:

1.  /*/, as tenant (hereinafter referred to as the “Tenant”), represented herein by Mr. /*/.

2.  /*/, as guarantor, (hereinafter referred to as the "Guarantor"), represented herein by Mr. /*/; and

3.  /*/, S. de R.L. de C.V., as landlord, (hereinafter the “Landlord”), represented herein by Mr. /*/ and Mr. /*/.

With the appearance of the Trust (as such term is defined below), represented herein by Mr. /*/ and Mr. /*/, in accordance with the following recitals, representations and clauses.

ANTECEDENTES

I.  Mediante escritura pública número /*/, de fecha /*/ de /*/ de 201/*/, otorgada ante la fe del Lic. /*/, titular de la notaría pública número /*/ de /*/, cuyo primer testimonio quedó debidamente inscrito en el registro público de la propiedad y del comercio de /*/, bajo /*/ con fecha /*/, el Arrendador adquirió la propiedad de /*/ de terreno (el "Terreno"), sobre el cual desarrolló el parque industrial denominado /*/ (el "Parque"). Una copia del plano de ubicación del Terreno se acompaña como Anexo "1".

II.   El [*] de [enero] de 2015, el Arrendador celebró (a) un cierto Contrato de Crédito (el “Contrato de Crédito”) entre el Arrendador, [Vesta Bajío, S. de R.L. de C.V., Vesta Baja California, S. de R.L. de C.V., QVC, S. de R.L. de C.V. y QVCII, S. de R.L. de C.V. y WTN Desarrollos Inmobiliarios, S. de

RECITALS

I.  By means of public deed number /*/, dated as of /*/, 201/*/, granted before Mr. /*/, notary public number /*/ of /*/, which first original was recorded before the public registry of property and commerce of /*/, under /*/, on /*/, the Landlord acquired /*/ of land (the "Land"), in which the industrial park named /*/ (the "Park") was developed. A copy of the location plan of the Land is attached hereto as Exhibit "1".

II.  On [January __, 2015], Landlord entered into (a) that certain Loan Agreement by and among Landlord

R.L. de C.V.] (conjuntamente, los “Acreditados”) y Metropolitan Life Insurance Company (“Metlife”), y (b) cierto Contrato de Fideicomiso Irrevocable Traslativo de Dominio, de Garantía y Medio de Pago con Derechos de Reversión (el “Fideicomiso”) celebrado entre los Acreditados, como fideicomitentes, [CIBanco, S.A., Institución de Banca Múltiple, División Fiduciaria], como fiduciario (el “Fiduciario”) y Metlife, como fideicomisario en primer lugar (el “Fideicomisario en Primer Lugar”), al cual se contribuyó, entre otras cosas, (i) el inmueble objeto del presente arrendamiento (el “Inmueble”); y (ii) todos los derechos del Arrendador bajo este Contrato de Arrendamiento, incluyendo sin limitar, los derechos de recibir y cobrar las rentas y demás pagos del Arrendatario al Arrendador bajo el Contrato de Arrendamiento (los “Derechos de Cobro”).

III.  A esta fecha el Terreno cuenta con uso de suelo para /*/ según la licencia de uso de suelo número /*/. Una copia de dicho documento se agrega a esta Contrato como Anexo “2”.

(the “Loan Agreement”), [Vesta Bajío, S. de R.L. de C.V., Vesta Baja California, S. de R.L. de C.V., QVC, S. de R.L. de C.V., and QVCII, S. de R.L. de C.V., and WTN Desarrollos Inmobiliarios, S. de R.L. de C.V.] (collectively, “Borrowers”) and Metropolitan Life Insurance Company (“MetLife”), and (b) that certain Irrevocable Transfer of Title, Security, Source of Payment Trust Agreement with Reversion Rights (the “Trust”) (Contrato de Fideicomiso Irrevocable Traslativo de Dominio, de Garantía y Medio de Pago con Derechos de Reversión) by and among Borrowers, as trustor, [CIBanco, S.A., Institución de Banca Múltiple, División Fiduciaria], as trustee (the “Trustee”), and MetLife, as first beneficiary (the “Trust Beneficiary”), under which, among other things, the leased property (i) the leased property (the “Premises”); and (ii) any and all rights of Landlord under the Lease (as defined below), including, without limitation, any and all rights to collect and receive any and all rent and other payments payable by Tenant to Landlord pursuant to the Lease (the “Lease Rights”), were transferred by Landlord to Trustee for the purposes set forth in the Trust.

III.  As of the date hereof, the Land has an authorized use for /*/ as per the zoning license number /*/. A copy of such document is attached hereto as Exhibit "2".

DECLARACIONES	REPRESENTATIONS

I. Declara el Arrendatario, a través de su representante, y bajo protesta de decir verdad, que: 1) Es una sociedad mercantil válidamente	I. The Tenant, through its representative, represents, and under oath, that: 1) Is a corporation validly incorporated constituida y legalmente existente al amparo de las leyes aplicables en los Estados Unidos Mexicanos (“México”), según consta en la escritura pública número /*/ de fecha /*/, otorgada ante la fe del Lic. /*/, notario público número /*/ de /*/, cuyo primer testimonio quedó debidamente inscrito ante el registro público de la propiedad y del comercio de /*/, bajo el folio mercantil número /*/, con fecha /*/; y cuenta con el Registro Federal de Contribuyentes número /*/. Una copia simple de dichos documentos ha sido entregada al Arrendador con anterioridad a la fecha de celebración del presente Contrato.

2)  La celebración, entrega y cumplimiento del presente Contrato por parte del Arrendatario, están comprendidos dentro de su objeto social, en su caso, han sido debidamente autorizadas por todos los actos corporativos necesarios, y no viola, contraviene o incumple (i) sus estatutos sociales vigentes, o (ii) ley o restricción contractual alguna que le obligue o afecte.

3)  No se requiere autorización o aprobación de, ni se requiere de cualquier otro acto por parte de, y no se requiere notificar o registrar ante, cualquier persona, órgano corporativo, autoridad gubernamental o agencia regulatoria alguna para la debida celebración, entrega y cumplimiento del presente Contrato por parte del Arrendatario.

4)  Es su voluntad, tomar el Inmueble (según dicho término se define más adelante) en arrendamiento de conformidad con los términos, condiciones y en las fechas que más adelante se detallan. Como Anexo “3” de este Contrato se agrega, and legally existing under the laws applicable in the United Mexican States (“Mexico”), as evidenced by public deed number /*/, dated /*/, granted before Mr. /*/, notary public number /*/ of /*/, whose first original has been duly recorded before the public registry of property and commerce of /*/, under commercial file number /*/, on /*/; and its Federal Tax Payer number is /*/. A non-certified copy of such documents has been delivered to Landlord before the date hereof.

2)  The execution, delivery and fulfillment of this Agreement by the Tenant, are considered within its corporate purpose, in its case, have been duly authorized by all necessary corporate actions, and does not violate or breaches (i) its current by-laws, or (ii) law or contractual restriction binding or affecting it.

3)  It does not require authorization or approval from, nor of any action by, or to notify or register before any person, corporate body, governmental authority or regulatory agency for the due execution, delivery and fulfillment of this Agreement by the Tenant.

debidamente rubricado en todas sus hojas por el Arrendatario y por el Arrendador, una copia del plano de ubicación del Inmueble.

5)  Cuenta con la capacidad, la solvencia económica y los recursos materiales y humanos suficientes para dar cumplimiento a las obligaciones que a cargo del Arrendatario que derivan de este Contrato, en especial a su obligación de pago de rentas en los términos aquí previstos.

6)  Los recursos que utilizará para dar cumplimiento a sus obligaciones derivadas del presente Contrato provienen de fuentes lícitas.

7)  Este Contrato constituye obligaciones legales y válidas del Arrendatario, exigibles en su contra de conformidad con sus respectivos términos.

8)  Toda la documentación que ha entregado al Arrendador, es verdadera y correcta en todos sus aspectos; aquella documentación que ha sido entregada en copia simple, es una reproducción fiel de sus originales.

9)  Reconoce que su capacidad para dar cumplimiento sus obligaciones conforme a este Contrato y la Fianza (según dicho término se define más adelante) que el Fiador otorga conforme a este Contrato, son los elementos que inducen al Arrendador a celebrar el presente Contrato.

10)  Conoce y acepta los términos y condiciones del reglamento interno del Parque (el “Reglamento del Parque”) y declara que es su voluntad el dar cumplimiento a dichos términos durante el Plazo y la(s) Prórroga(s) (según dichos términos se definen más adelante). Una copia del Reglamento

4)  It wishes to lease the Premises (as such term is defined below) pursuant to the terms, conditions and dates set forth below. As Exhibit "3" hereto, and duly initialized in all its pages by the Tenant and the Landlord, is a copy of the location plan of the Premises.

5)  Has the capacity, economic solvency and material and human resources to comply with the obligations of the Tenant under this Agreement, specially to its obligation of paying rents as herein established.

6)  The resources to be used to comply with its obligations hereunder come from legal sources.

7)  This Agreement constitutes legal and valid obligations of the Tenant, enforceable against it according to their own terms.

8)  All documents provided to the Landlord, are true and correct in all of their aspects; such documents delivered as copies are true reproductions of their originals.

del Parque se acompaña como Anexo “4”; y

11)  Su representante legal cuenta con los poderes y las facultades necesarias para obligar al Arrendatario en los términos y condiciones del presente Contrato, mismas que a la fecha no le han sido modificadas, revocadas o restringidas de modo alguno, según consta en la escritura pública número /*/ de fecha /*/, otorgada ante la fe del Lic. /*/, notario público número /*/ de /*/, cuyo primer testimonio quedó inscrito en el registro público de la propiedad y del comercio de /*/, bajo el folio mercantil número /*/ con fecha /*/. Una copia simple de dicha escritura ha sido entregada al Arrendador con anterioridad a la fecha de celebración del presente Contrato.

9)  Acknowledges that its capacity to fulfill its obligations hereunder and the Guaranty (as such term is defined below) to be issued by the Guarantor pursuant to this Agreement, are the elements inducing the Landlord to execute this Agreement.

10)  Acknowledges and accepts the terms and conditions of the internal regulations of the Park (the “Park Regulations”) and declares that it wills to comply with such terms during the Term and the Extension(s) (as such terms are defined below). A copy of the Park Regulations is attached hereto as Exhibit “4”; and

11)  Its legal representative has the necessary authority to bind the Tenant in the terms and conditions of this Agreement, which as of the date hereof have not been modified, revoked or restricted in any manner, as evidenced by public deed number /*/, dated /*/, granted before Mr. /*/, notary public number /*/ of /*/, which first original was recorded before the public registry of property and commerce of /*/, under commercial file number /*/ on /*/. A non-certified copy of such document has been delivered to Landlord before the date hereof.

II. Declara el Fiador, a través de su representante, y bajo protesta de decir verdad,	II. The Guarantor, through its representative, represents, under oath, that:

que:

1)  Es una sociedad mercantil válidamente constituida y legalmente existente al amparo de las leyes aplicables en /*/, según consta en /*/. Una copia simple de dicho documento ha sido entregada al Arrendador con anterioridad a la fecha de celebración del presente Contrato.

2)  Tiene relación con el Arrendatario; y por ende tiene interés en garantizar las obligaciones que a cargo del Arrendatario derivan del presente Contrato.

3)  Reconoce que la Fianza (según dicho término se define más adelante) es uno de los elementos que inducen al Arrendador a la celebración del presente Contrato.

4)  La celebración, entrega y cumplimiento del presente Contrato por parte del Fiador, están comprendidos dentro de su objeto social, y han sido debidamente autorizadas por todos los actos corporativos necesarios, y no contravienen (i) sus estatutos sociales vigentes, o (ii) ley o restricción contractual alguna que le obligue o afecte.

5)  No se requiere autorización o aprobación de, ni se requiere de cualquier otro acto por parte de, y no se requiere notificar o registrar ante, cualquier persona, órgano corporativo, autoridad gubernamental o agencia regulatoria alguna para la debida celebración, entrega y cumplimiento del presente Contrato por parte del Fiador.

6)  Toda la documentación que ha

1)  Is a corporation validly incorporated and legally existing pursuant to the applicable laws of /*/, as evidenced by /*/. A non-certified copy of such document has been delivered to the Landlord before the date hereof.

2)  Has a relationship with the Tenant; therefore has interest in guaranteeing the obligations of the Tenant hereunder.

3)  Acknowledges that the Guaranty (as such term is defined below) is one of the elements inducing the Landlord to execute this Agreement.

4)  The execution, delivery and fulfillment of this Agreement by the Guarantor, are included within its corporate purpose, and have been duly approved for all necessary corporate actions, and do not contravene (i) its current by-laws, or (ii) law or contractual restriction binding or affecting it.

5)  It does not require authorization or approval from, nor of any action by, or to notify or register before any person, corporate body, governmental authority or regulatory agency for the due execution, delivery and fulfillment of this Agreement by the Guarantor.

entregado al Arrendador con motivo de la celebración del presente Contrato, es verdadera y válida en todos sus aspectos, aquella documentación que ha sido entregada en copia simple es una reproducción fiel de sus originales.

7)  Ha revisado y está de acuerdo con los términos y condiciones del presente Contrato, por lo que manifiesta que es su voluntad para garantizar las obligaciones que a cargo del Arrendatario derivan del mismo.

8)  Este Contrato constituye obligaciones legales y válidas del Fiador, exigibles en su contra de conformidad con sus respectivos términos.

9)  Los recursos que utilizará para dar cumplimiento a sus obligaciones materia de este Contrato provienen de fuentes lícitas.

10)  Conoce los términos y condiciones del Reglamento del Parque; y

11)  Su representante legal cuenta con los poderes y las facultades necesarias para obligar a su representada en los términos y condiciones del presente Contrato, mismas que a la fecha no le han sido modificadas, revocadas o restringidas de modo alguno, según consta en /*/. Una copia simple de dicho documento ha sido entregado al Arrendador con anterioridad a la fecha de celebración de este Contrato.

6)  All documents provided to the Landlord, are true and correct in all of their aspects; such documents delivered as copies are true reproductions of their originals.

7)  Has reviewed and agrees to the terms and conditions of this Agreement, hence it expresses its will to guarantee the obligations of the Tenant hereunder.

8)  This Agreement constitutes legal and valid obligations of the Guarantor, enforceable against it according to their own terms.

9)  The resources to be used to comply with its obligations hereunder come from legal sources.

10)  Acknowledges and accepts the terms and conditions of the Park Regulations; and

11)  Its legal representative has the authority and faculties necessary to bind it under the terms and conditions of this Agreement, which as of the date hereof, have not been modified, revoked or limited in any manner, as evidenced by /*/. A non-certified copy of such document has been delivered to the Landlord before the date hereof.

III. Declara el Arrendador, por conducto de sus representantes, bajo protesta de decir verdad, que:

1)     Es una sociedad mercantil, válidamente constituida y legalmente existente conforme a las leyes de México, según consta en la escritura pública número /*/ de fecha /*/, otorgada ante la fe del Lic. /*/, notario público número /*/ de /*/, cuyo primer testimonio quedó inscrito en el registro público de la propiedad y del comercio de /*/, bajo el folio mercantil electrónico número /*/, con fecha /*/ y su registro federal de contribuyentes es /*/. Una copia simple de dicho documento ha sido entregado al Arrendatario con anterioridad a la fecha de celebración de este Contrato.

2)  Ha construido un edificio industrial de /*/ m2 de área rentable y que ocupa una superficie de /*/ m2 dentro del Terreno (el “Inmueble”)

3)  La celebración, entrega y cumplimiento del presente Contrato por parte del Arrendador, están comprendidos dentro de su objeto social, han sido debidamente autorizadas por todos los actos corporativos necesarios, y no viola, contraviene o incumple: (i) sus estatutos sociales vigentes, o (ii) ley o restricción contractual alguna que le obligue o afecte.

4)  No requiere autorización o aprobación de, ni requiere de cualquier otro acto por parte de, y no requiere notificar o registrar ante, cualquier persona, órgano corporativo, autoridad gubernamental o agencia regulatoria

III. Landlord represents, through its representatives, under oath, that:

1)  It is a company validly incorporated and legally existing under the laws of Mexico, as provided in the public deed number /*/, dated as of /*/, granted before Mr. /*/, notary public /*/ of /*/, which first original was recorded at the Public Registry of Commerce of /*/, under commercial file number /*/, on /*/, and its federal tax payer number is /*/. A non-certified copy of such document has been delivered to the Tenant before the date hereof.

2)  Has built an industrial building of /*/ m2 of leasable area, and that occupies a surface of /*/ m2 within the Land (the "Premises")

3)  The execution, delivery and performance of this Agreement by the Landlord, are considered within its corporate purpose, and have been duly authorized by all necessary corporate actions, and do not contravene (i) its by-laws, or (ii) any law or contractual restriction binding or affecting it.

4)  It does not require authorization or approval from, nor of any action by, or to notify or register before any person, corporate body, governmental authority or regulatory agency for the due execution, delivery and fulfillment of this Agreement by the Landlord.

alguna para la debida celebración, entrega y cumplimiento del presente Contrato por parte del Arrendador.

5).   Los recursos que utilizará para dar cumplimiento a sus obligaciones materia de este Contrato, provienen de fuentes lícitas.

6)  Este Contrato constituye obligaciones legales y válidas del Arrendador, exigibles en su contra de conformidad con sus respectivos términos.

7)  Cuenta con la capacidad técnica, la solvencia económica y los recursos tanto humanos como materiales suficientes para dar cumplimiento a sus obligaciones conforme a este Contrato.

8)  (i) La veracidad y exactitud de las declaraciones del Arrendatario y del Fiador contenidas en el capítulo de Declaraciones de este Contrato y de la documentación por dichas partes entregada al Arrendador y al Comité Técnico, (ii) la Fianza (según dicho término se define más adelante) que mediante este Contrato otorga el Fiador para beneficio del Arrendador y (iii) el plazo de arrendamiento, constituyen el motivo determinante de su voluntad para desarrollar y dar el Inmueble en arrendamiento al Arrendatario de conformidad con los términos y condiciones que más adelante se detallan; y

9)  Sus representantes legales cuentan con las facultades necesarias para la celebración del presente Contrato, mismos que a la fecha no les han sido modificadas, revocadas o restringidas de modo alguno, según se acredita con la escritura pública número /*/ de fecha /*/, otorgada ante la fe del Lic. /*/, notario público número /*/ de /*/, cuyo primer testimonio quedó inscrito

5)  The resources to be used to fulfill its obligations hereunder, derive from legal sources.

6)  This Agreement constitutes legal and valid obligations of the Landlord, enforceable against it according to its terms.

7)  Has the technical capability, economic solvency and resources, human and material, to fulfill its obligations pursuant to this Agreement.

8)  (i) The truthfulness and accuracy of the representations by Tenant and the Guarantor contained in the Representations Section herein and the documents delivered by such parties to the Landlord to the Technical Committee, (ii) the Guaranty (as such term is defined below) that the Guarantor provides pursuant to this Agreement, and (iii) the lease term, constitute the reasons inducing the Landlord to build and lease the Premises to the Tenant under the terms and conditions set forth herein; and

9)  Its legal representatives have the authority to enter into this Agreement, which to date has not been modified, revoked or limited in any way, as evidenced by public deed number /*/, dated as of /*/, granted before Mr. /*/, notary public /*/ of /*/, which first original was recorded at the Public Registry of Commerce of /*/, under commercial file number /*/, on /*/. A

en el registro público de la propiedad y del comercio de /*/, bajo el folio mercantil electrónico número /*/, con fecha /*/. Una copia simple de dicho documento ha sido entregado al Arrendatario con anterioridad a la fecha de celebración de este Contrato.	non-certified copy of such document has been delivered to the Tenant before the date hereof.

Estando de acuerdo con los antecedentes y las declaraciones que preceden, las partes convienen en sujetarse a lo que de común acuerdo establecen en las siguientes:	Now therefore, in consideration of the foregoing recitals and representations, the parties expressly agree to be bound by that set forth in the following:

CLÁUSULAS

CLÁUSULA I

Arrendamiento

Inciso 1.01. Arrendamiento. En los términos y sujeto a las condiciones previstas por el presente Contrato, el Arrendador dará al Arrendatario en arrendamiento y el Arrendatario tomará el Inmueble en arrendamiento para sí, sujeto a dichos términos y condiciones.

El Arrendatario tomará posesión de, recibirá y ocupará el Inmueble en renta a su entera satisfacción y en perfectas condiciones físicas, de higiene y de seguridad propias para el destino permitido conforme al Inciso 1.03 siguiente, en o antes de /*/ (la “Fecha de Entrega”). La recepción del Inmueble en renta se realizará previa suscripción del acta de entrega suscribirán (el “Acta de Entrega”) en la que se hará constar (i) la toma de posesión física y jurídica del Inmueble por parte del Arrendatario, (ii) una descripción detallada del Inmueble y de los bienes y accesorios con los que el mismo se entrega al Arrendatario, (iii) una memoria fotográfica del Inmueble al momento de su entrega al Arrendatario, (iv) el estado de conservación y las condiciones de seguridad e higiene del Inmueble al momento de la entrega y (v) aquellos otros asuntos o situaciones que relacionados con la entrega del Inmueble, las partes acuerden hacer constar en el Acta de Entrega.

CLAUSES

CLAUSE I

Lease

Section 1.01 Lease. In the terms and subject to the conditions set forth in this Agreement, the Landlord shall give to the Tenant, and the Tenant shall take, for itself, the Premises in lease, subject to such terms and conditions.

Tenant shall take possession, receive and occupy the Premises to its entire satisfaction in physical, hygienic and safety conditions for the allowed purposes set forth in Section 1.03 below, on or before /*/ (the “Delivery Date”). Receipt of the Premises shall be made upon subscription of a delivery minute (the "Delivery Minute") which will include (i) the delivery of the physical and legal possession of the Premises to the Tenant, (ii) a detailed description of the Premises and of the goods and accessories of the same being delivered to the Tenant, (iii) a photographic memory of the Premises at the time of delivery to Tenant, (iv) the conservation and security conditions in which the Premises are being delivered to the Tenant, and (v) those other matters or situations that related to the delivery of the Premises the parties agree to include in the Delivery Minute.

For the purposes of this Agreement, the Tenant acts in its own name and behalf and does not assume any right or obligations in the name or on behalf of any third party, being the Tenant the only party being benefited from the lease of the Premises pursuant to this Agreement.

Para efectos de este Contrato el Arrendatario actúa en nombre y por cuenta propia, y no asume ningún derecho ni obligación a nombre ni por cuenta de terceros, siendo el Arrendatario la única persona que se beneficie del arrendamiento del Inmueble conforme a este Contrato.

Para los propósitos de este Contrato, las partes convienen que la Fecha de Entrega, se considerará como la fecha de inicio del arrendamiento (la “Fecha de Inicio del Arrendamiento”).

Inciso 1.02. Uso y Goce Pacífico del Inmueble. En términos de lo dispuesto en los artículos /*/ del código civil para el estado de /*/, el Arrendador garantiza al Arrendatario el uso y goce pacífico del Inmueble durante el Plazo (según dicho término se define más adelante) y la(s) Prorroga(s) (según dicho término se define más adelante), en la inteligencia de que esta obligación del Arrendador no comprende vías de hecho de parte de terceros que no aleguen derecho sobre el Inmueble pero impidan o interfieran con el uso o goce de la misma por parte del Arrendatario, contra los cuales el Arrendatario deberá hacer valer los derechos que como poseedor le confieren las leyes aplicables. Tampoco será el Arrendador responsable de abusos de fuerza.

Inciso 1.03. Destino del Inmueble. En términos de lo dispuesto en el artículos /*/ del código civil para el estado de /*/, el Arrendatario se obliga a destinar el Inmueble única y exclusivamente para /*/, oficinas administrativas y actividades relacionadas, derivadas o conexas con las anteriormente señaladas, no pudiendo variar el destino del Inmueble sin el previo consentimiento por escrito otorgado por el Arrendador para tal efecto; en el entendido de que en ningún caso se podrá variar el destino del Inmueble en contravención de las normas relativas al uso de suelo aplicables al Inmueble.

Asimismo, el Arrendatario se obliga desde este

To the effect of this Agreement, the parties agree that the Delivery Date, shall be considered as the commencement date of this lease (the “Lease Commencement Date”).

Section 1.02. Pacific Use and Enjoyment of the Premises. In terms of that set forth in articles /*/ of the civil code for the state of /*/, the Landlord guarantees Tenant the pacific use and enjoyment of the Premises during the Term (as such term is defined below) and the Extension(s) (as such term is defined below), provided that this obligation by the Landlord does not cover actions of third parties not alleging right on the Premises but impede the use and enjoyment of the same by the Tenant, against whom the Tenant binds to exercise the rights that as a possessor are afforded to it by applicable laws. The Landlord shall not be responsible for abuse in force.

Section 1.03. Permitted Use of the Premises. In terms of that set forth in article /*/ of the civil code for the state of /*/, the Tenant binds to use the Premises only and exclusively for /*/, administrative offices and related activities, derived or consequent to the above mentioned, and may not vary the use of the Premises without the previous written consent granted by the Landlord to that effect; provided that in no case may the use of the Premises be modified in contravention to that set forth in the zoning rules applicable to the Premises.

Likewise, the Tenant covenants to comply with each and every one of the laws, rules, circulars, decrees, regulations, urban development plans (whether state or municipal) and each and all of the applicable legislation to the use of land and the activities that according to that may be carried out at the Premises.

Tenant acknowledges that it is forbidden to use the Premises to keep, hide and/or mix goods coming from or product of illegal activities; that may be and instrument, subject matter of, or product of a crime; product of patrimonial crimes or organized crime; that may be used for committing a crime; or in any manner related to crimes.

momento a dar cumplimiento a todas y cada una de las leyes, reglamentos, circulares, ordenanzas, decretos, planes de desarrollo urbano (ya sean estatales o municipales) y toda y cualquier normatividad relativa al uso de suelo aplicable y a las actividades que conforme al mismo puedan llevarse a cabo dentro del Inmueble.

El Arrendatario reconoce expresamente que está prohibido utilizar el Inmueble para almacenar, ocultar y/o mezclar bienes de procedencia ilícita o producto de actividades ilícitas; que sean instrumento, objeto o producto de un delito; producto de delitos patrimoniales o de delincuencia organizada; que estén siendo utilizados para la comisión de un delito; o de cualquier manera relacionados o vinculados con delitos.

Inciso 1.04. Bienes Introducidos al Inmueble. El Arrendatario reconoce y conviene que todo el equipo de cualquier tipo, maquinaria, mobiliario, vehículo y todo y cualquier otro bien que sea introducido a, o instalado por el Arrendatario en el Inmueble en cualquier momento desde la fecha de este Contrato, son introducidos a su propio riesgo y en todo momento serán responsabilidad única y exclusiva del Arrendatario y que el Arrendador no asume responsabilidad por dichos bienes así introducidos al Inmueble, incluyendo en caso de robo o extravío de cualquiera de dichos bienes o de cualquier parte de los mismos, excepto en caso de culpa o negligencia del Arrendador, directores, funcionarios, empleados, asesores, representantes, contratistas, factores, dependientes, visitantes o cualquier otra persona por la que el Arrendador sea legalmente responsable.

Inciso 1.05. Lugares de Estacionamiento. Como parte del Inmueble, el Arrendatario tendrá el uso de /*/ lugares de estacionamiento y /*/ andenes para tráiler. El Arrendatario se obliga a no utilizar ninguna otra área del Inmueble (incluyendo sin limitar, las áreas verdes) para fines de estacionamiento de cualquier tipo de

Section 1.04. Goods Introduced to the Premises. Tenant acknowledges and agrees that all equipment of any kind, machinery, furniture, vehicles and any and all good introduced to, or installed by the Tenant at the Premises at any time from the date hereof, are introduced at its own risk and at all times will be the exclusive responsibility of the Tenant and that the Landlord shall not assume any liability for such goods introduced into the Premises, including in case of theft or loss of any of such goods or a part thereof, except in the case of fault or negligence of the Landlord, its directors, officers, employees, consultants, representatives, contractors, managers, visitors or any other person for whom the Landlord is legally responsible.

Section 1.05. Parking Spaces. As part of the Premises, the Tenant shall have the use of the /*/ parking spaces and /*/ trailer docks. The Tenant agrees not to utilize any other area of the Premises (including without limitation the gardened areas) for parking vehicles of any kind (whether particular, trailers, boxes, forklifts, etc). The Landlord shall have no responsibility related to theft or damage to the vehicles using such parking spaces, or with respect to object left therein; except in case of fault or negligence of the Landlord, its directors, officers, employees, consultants, representatives, contractors, managers, visitors or any other person for whom the Landlord is legally responsible.

Likewise, the Tenant agrees not to utilize, or to allow any of its directors, officers, employees, consultants, representatives, contractors, managers, visitors or any other person for whom the Tenant is legally responsible, for carrying out any kind of repairs to vehicles of any kind, being the Tenant responsible of any damage, prejudice, loss, fine, penalty, expense or cost incurred by the Landlord by reason of the breach of this obligation, especially those related to the Environmental Legislation (as such term is defined below).

vehículo (ya sea particular o de carga, cajas de tráiler, montacargas, etc). El Arrendador no tendrá ninguna responsabilidad relacionada con robos o daños a los vehículos que utilicen dichos lugares de estacionamiento, o respecto de los objetos que se encuentren dentro de los mismos; excepto en caso de culpa o negligencia del Arrendador, sus directores, funcionarios, empleados, asesores, representantes, contratistas, factores, dependientes, visitantes o cualquier otra persona por la que el Arrendador sea legalmente responsable.

Asimismo, el Arrendatario se obliga a no utilizar, ni a permitir que sus directores, funcionarios, empleados, asesores, representantes, contratistas, factores, dependientes, visitantes o cualquier otra persona por la que el Arrendatario sea legalmente responsable, utilicen los lugares de estacionamiento para la realización reparaciones a vehículos de cualquier tipo, siendo el Arrendatario responsable de todo y cualquier daño, perjuicio, pérdida, multa, penalidad, gasto o costo en que incurra el Arrendador con motivo del incumplimiento de esta obligación, especialmente aquellos relacionados con, o derivados de la Legislación Ambiental (según dicho término se define más adelante).

Inciso 1.06. Seguridad del Inmueble. El Arrendatario será el único responsable de contratar los servicios de seguridad que requiera de acuerdo a sus necesidades para el resguardo del Inmueble y de sus contenidos. La seguridad general del Parque, será cubierta con las cuotas que el Arrendatario y los demás usuarios del Parque paguen a la administración del mismo en los términos de este Contrato y del Reglamento del Parque.

Inciso 1.07. Licencias; Permisos; Autorizaciones. El Arrendatario será el único responsable de la obtención de todas las licencias, autorizaciones y/o permisos de carácter federal, estatal y/o municipal, que sean necesarios para el legal funcionamiento y operación de su negocio en

Section 1.06. Security at the Premises. Tenant shall be the only responsible for hiring the security services required according to its own needs to secure the Premises and its contents. The general security of the Park, shall be covered by the common area maintenance quotas paid by the Tenant and the other users of the Park to the administration of the same in the terms of this Agreement and of the Park Regulations.

Section 1.07. Licenses, Permits and Authorizations. Tenant shall be the only one responsible for obtaining all licenses, permits and authorizations, whether federal, state or municipal, for the legal operation of its business at the Premises (the “Governmental Permits”), with the exception of the construction licenses and the zoning licenses; provided that the fault to obtain any of the Governmental Permits shall not release the Tenant from its obligations hereunder, especially its rental payment obligation.

It is expressly agrees by the parties that the Tenant shall be the only and exclusive responsible of keeping, from time to time, each and all of the Governmental Permits; provided that the lack of any or all of the Governmental Permits for any reason not attributable to Landlord, even in the case of suspension or closing of Tenant activities at the Premises, shall not release Tenant from its rental payment obligations, nor from its other obligations hereunder.

Tenant by this means agrees to deliver to Landlord, within a term not exceeding ten (10) calendar days following the Landlord’s written request, a non-certified copy of each and all of the Governmental Permits, including in its case, any permit of environmental nature.

Section 1.08. Appearance of the Trust. Considering the assets and rights that with respect to the Land have been contributed to el Inmueble (los “Permisos Gubernamentales”), a excepción de las licencias requeridas para la construcción del Inmueble y el uso de suelo del mismo; en el entendido de que la falta de obtención de cualquiera de los Permisos Gubernamentales no liberará al Arrendatario de sus obligaciones conforme a este Contrato, especialmente de su obligación de pago de renta.

Queda expresamente convenido por las partes que el Arrendatario será el único y exclusivo responsable de mantener vigentes, conforme a la legislación aplicable de tiempo en tiempo, todos y cada uno de los Permisos Gubernamentales; en el entendido de que la falta de vigencia de todos o de cualquiera de dichos Permisos Gubernamentales por cualquier causa o motivo que no sea atribuible al Arrendador, aún en el supuesto de una clausura o cierre de las operaciones del Arrendatario en el Inmueble, no liberarán al Arrendatario de sus obligaciones de pago de renta, ni de sus demás obligaciones conforme al presente Contrato.

El Arrendatario por este medio se obliga a entregar al Arrendador, en un plazo no mayor de diez (10) días naturales siguientes a la solicitud por escrito del Arrendador, copia simple de cada uno de sus Permisos Gubernamentales, incluyendo, en su caso, cualquier permiso de tipo ambiental.

Inciso 1.08. Comparecencia del Fideicomiso. Considerando los bienes y los derechos que respecto del Inmueble han sido aportados al patrimonio del Fideicomiso para el cumplimiento de los fines del mismo, el Fideicomiso a través de sus apoderados comparece a la celebración de este Contrato única y exclusivamente con ese carácter, con el propósito de darse por enterado respecto de la celebración de este Contrato por parte del Arrendador, por estar la misma contemplada y permitida en los fines del Fideicomiso, así como para recibir un original de este Contrato; en el entendido de que la comparecencia del the estate of the Trust for the fulfillment of its purposes, the Trust appears to the execution of this Agreement only and exclusively as Trustee, with the purpose of acknowledging the execution of this Agreement by the Landlord, due to the fact that the same is contemplated and allowed according to the purposes of the Trust, as well as to receive an original counterpart of this Agreement; provided that the appearance of the Trust to this Agreement shall not be considered as constitutive of any representation, right, liability or obligation of any kind, in favor or on the Trust, the Trustee, Metlife, nor their respective shareholders, directors, officers, trust delegates, attorneys in fact, representatives, employees, managers or persons related to them.

Fideicomiso en este Contrato no será considerada como constitutiva de declaración, derecho, responsabilidad u obligación de ningún tipo a favor ni a cargo del Fideicomiso, el Fiduciario, Metlife, ni sus respectivos, sus accionistas, consejeros, directores, delegados fiduciarios, apoderados, representantes, empleados, factores, dependientes o personas relacionadas con estos.

CLÁUSULA II

Plazo; Prorrogas

Inciso 2.01. Plazo. El presente Contrato tendrá una vigencia de /*/ meses calendario forzosos para ambas partes, comenzando en la Fecha de Inicio del Arrendamiento y terminando el /*/ (el “Plazo”).

En términos del artículo /*/ del código civil para el estado de /*/, las partes convienen que este Contrato se celebra por un plazo determinado, por lo que, excepto por el derecho de prorroga que se contiene en el Inciso 3.02 siguiente, el mismo terminará en la fecha antes señalada, sin necesidad de aviso, protesto, demanda, notificación o cualquier otro acto por parte del Arrendador.

Inciso 2.02. Prórroga(s). Sujeto a la condición de que el Arrendatario esté al corriente en el pago de las rentas y en cumplimiento con todas y cada una de las obligaciones materiales que le derivan conforme al presente Contrato, el Arrendatario tendrá el derecho de prorrogar el presente Contrato, en /*/ ocasiones por periodos no menores a /*/ calendario cada uno (la(s) “Prorroga(s)”). Una vez ejercida cada Prórroga, ésta constituirá un plazo forzoso para las partes.

Queda convenido que durante la(s) Prórroga(s), los términos y condiciones de este Contrato serán aplicables sin modificación alguna, excepto por lo que hace al precio de renta el cual se actualizará conforme a lo previsto en el Inciso 3.02 de este Contrato.

CLAUSE II

Term; Extensions

Section 2.01. Term. This Agreement shall be in effect for a term/*/ calendar months, mandatory for the parties, commencing on the Lease Commencement Date and ending on /*/ (the “Term”).

In terms of that set forth in article /*/ of the civil code for the state of /*/, the parties agree that this Agreement is being executed for a determined term; hence, except for the right to extend it pursuant to Section 3.02 below, the same shall end on the date set forth above, without the need of notice, protest, demand, notification or any other action by Landlord.

Section 2.02. Extension(s). Subject to the condition that the Tenant be in compliance with the payment of rents hereunder, and with each and every one of its material obligations derived hereunder, the Tenant shall have the right to extend this Agreement in /*/ for periods of not less than /*/ each (the “Extension(s)”). Once each Extension is exercised, it shall constitute a mandatory term for the parties.

It is hereby agreed that during the Extension(s), the terms and conditions of this Agreement shall be applicable without any amendment thereto; except for the rental price, which shall be updated pursuant to Section 3.02 of this Agreement.

Section 2.03. Form to Extend the Lease. In the case that the Tenant wills to exercise its right to extend this Agreement pursuant to Section 2.02 above, the Tenant shall deliver in writing to the Landlord an extension request, with at least /*/ calendar days in advance to the date in which the Term or the

Inciso 2.03. Forma de Prorrogar Arrendamiento. En el supuesto de que el Arrendatario desee ejercer su derecho de prorrogar el presente Contrato conforme al Inciso 2.02 anterior, el Arrendatario deberá entregar por escrito al Arrendador una solicitud de prórroga, con por lo menos/*/ días naturales de anticipación a la fecha en que el Plazo, o la Prórroga anterior esté programada para vencer; en el entendido de que dicha notificación deberá de incluir un acuerdo del Fiador de continuar garantizando las obligaciones del Arrendatario conforme a este Contrato durante la Prórroga solicitada.

La falta de entrega de la solicitud de prórroga respectiva, precluirá y cancelará su derecho a solicitar la Prórroga de que se trate, sin necesidad de aviso, demanda, notificación o cualquier otro requerimiento de cualquier naturaleza por parte del Arrendador, a todo lo cual el Arrendatario renuncia expresamente en este acto.

Inciso 2.04. Vencimiento del Plazo y/o de la(s) Prórroga(s). Vencido el Plazo y, en su caso, la(s) Prórroga(s), ya sea por vencimiento programado o anticipado, el Arrendatario deberá desocupar y entregar al Arrendador el Inmueble con todas sus pertenencias y accesiones en el mismo estado en que dicho arrendatario lo recibió (excepto por el desgaste natural del tiempo y el uso normal del Inmueble), en la fecha de vencimiento respectiva y sin necesidad de aviso, demanda, notificación o requerimiento de cualquier naturaleza por parte del Arrendador, de conformidad con lo establecido en el Inciso 5.05 siguiente y dando cumplimiento a todas las demás obligaciones relacionadas con la devolución del Inmueble que en este Contrato se consignan.

En el supuesto de que el Arrendatario continúe en posesión del Inmueble con posterioridad a la fecha de vencimiento del Plazo o de la(s) Prórroga(s), el Arrendatario pagará una renta previous Extension is scheduled to expire; in the understanding that such notice shall include the agreement by the Guarantor to continue guaranteeing the obligations of the Tenant pursuant to this Agreement during the requested Extension.

Lack of delivery of such extension request, shall preclude and cancel its right to request the respective Extension, without need of notice, demand, notification or any other requirement of any nature by Landlord, all of which is hereby expressly waived by the Tenant.

Section 2.04. Expiration of the Term and/or the Extension(s). Upon expiration of the Term and, in its case the Extension(s), whether scheduled or anticipated, the Tenant shall release and deliver the Premises to the Landlord, with all its accessories and installations in the same conditions in which it received them (except for the normal wear and tear from the ordinary use and lapse of time), in the corresponding expiration date, without need of notice, demand, notification or requirement of any nature by Landlord, according to that set forth in Section 5.05 below and in compliance with all other obligations that related to the delivery of the Premises are contained in this Agreement.

Should the Tenant remain in possession of the Premises after expiration of the Term or the Extension(s), the Tenant shall pay a rent for the Premises equivalent to the result of multiplying the rent of the calendar month immediately preceding to the expiration date of the Term of the respective Extension, times 2 (two), for each calendar month or part of calendar month during which the Tenant remained in possession of the Premises. The reception of such payment by Landlord shall not be considered as: (i) extension or renewal of this Agreement, (ii) modification to this Agreement, (iii) consent for the Tenant to remain in possession of the Premises, (iv) waiver by the Landlord to its right to recover possession of the Premises by any means permitted by applicable law, or (v) waiver by Landlord to any other right afforded to it by virtue of this Agreement and/or applicable laws.

por el Inmueble, igual al resultado de multiplicar el importe de la renta correspondiente al mes calendario anterior a la fecha de vencimiento del Plazo o de la Prórroga respectiva, por 2 (dos), por cada mes calendario o fracción de mes calendario durante el cual dicho Arrendatario continúe en posesión del Inmueble. La recepción de dicho pago por parte del Arrendador no implicará: (i) prorroga o renovación de este Contrato, (ii) modificación alguna de este Contrato, (iii) consentimiento para que el Arrendatario continúe en posesión del Inmueble, (iv) renuncia alguna por parte del Arrendador a su derecho de recuperar la posesión de Inmueble por cualquier medio que la legislación aplicable le permita, ni (v) renuncia por parte del Arrendador a ningún otro de sus derechos conforme a este Contrato y/o a la legislación aplicable.

En la fecha de devolución del Inmueble por parte del Arrendatario conforme a este Inciso, las partes deberán de suscribir un acta de devolución de la Inmueble (el “Acta de Devolución”), en la que por lo menos hagan constar (i) el estado físico en que el Arrendatario devuelve el Inmueble, (ii) una memoria fotográfica el Inmueble al momento de la devolución, (iii) un inventario detallado del Inmueble y de sus accesorios, (iv) la descripción de cualquier reparación que el Arrendatario deba de hacer al Inmueble con el propósito de devolver el mismo conforme a lo previsto en este Contrato, (v) la forma en que se cubrirán los gastos derivados de cualquiera dicha reparación, (vi) aquellas obligaciones que subsistirán a la terminación de este Contrato, si hubiera alguna, (vii) el monto que el Arrendador mantiene como Depósito en Garantía (según dicho término se define más adelante), (viii) las instrucciones del Arrendatario para la devolución del Depósito en Garantía (según dicho término se define más adelante), (ix) la descripción de cualquier instalación o mejora previamente autorizada conforme al presente Contrato que, en su caso, quede para beneficio del Inmueble (tales como

In the date of delivery of the Premises by the Tenant pursuant to this Section, the parties shall execute a return minute of the Premises (the “Return Minute”), in which shall, at least include (i) the physical condition in which the Tenant is returning the Premises, (ii) a photographic memory of the Premises at the time of being returned, (iii) a detailed inventory of the Premises and its accessories, (iv) the description of any repair that Tenant must make in order to return the Premises pursuant to that set forth in this Agreement, (v) the manner in which the expenses derived from such repairs shall be covered, (vi) those obligations subsisting to the termination of this Agreement, if any, (vii) the amount of the Security Deposit (as such term is defined below) being held by the Landlord, (viii) the instructions by Tenant for the Landlord to return the Security Deposit (as such term is defined below), (ix) the description of any installation or improvement previously authorized pursuant to this Agreement that, in its case, will benefit the Premises (such as electrical installations, voice and data cabling, pipes, etc), as well as a location plan of such installation or improvements, and in its case, the manuals, verifications, inspections, maintenance, authorizations, guarantees and service policies and any other document related to such installations and improvements, and (x) any other matter that the parties may require to be included in the Return Minute, provided that it is related to the surrender of the Premises.

Section 2.05. Waiver. Tenant expressly waives to the extension of the term of the lease by consequence of law and to the right conferred upon it under article /*/ of the civil code for the state of /*/.

To the extent permitted by applicable law, Tenant hereby expressly renounces any right of first refusal or preferential right to purchase the Premises which may be granted to Tenant under the Civil Code of the State in which the Premises is located. In the event of a foreclosure or other transfer thereof pursuant to the terms of the Security Trust Agreement, Tenant hereby expressly and irrevocably waives any right of first refusal or preferential right it may have under the Civil Code instalaciones de electricidad, cableados de voz y datos, tuberías, etc.), así como un plano de ubicación de dichas instalaciones o mejoras y, en su caso, los manuales, verificaciones, inspecciones, mantenimientos, autorizaciones, pólizas de garantía y servicio y cualquier documento relacionado con dichas instalaciones o mejoras, y (x) cualquier otro asunto que cualquiera de las partes requiera se haga constar en el Acta de Devolución; siempre y cuando esté relacionado con la devolución del Inmueble.

Inciso 2.05. Renuncia. El Arrendatario en este acto renuncia expresamente a la tácita reconducción y a los derechos que le confiere el artículo /*/ del código civil para el estado de /*/.

En la medida permitida por la ley, el Arrendatario en este acto expresamente renuncia a cualquier derecho de preferencia o del tanto para comprar el Inmueble que pudiere corresponderle al Arrendatario conforme al Código Civil del Estado en el que se encuentre ubicado el Inmueble. En caso de transmisión derivado del procedimiento de ejecución o cualquier enajenación derivada del mismo de conformidad con el Contrato de Fideicomiso, el Arrendatario en este acto renuncia irrevocablemente al derecho de preferencia o del tanto para que pudiere tener de conformidad con lo dispuesto en el Código Civil del Estado de [___] para comprar o adquirir el Inmueble.

Inciso 2.06. Derecho de Mostrar el Inmueble. En el caso de que el Arrendatario no ejerza la(s) Prórroga(s) conferidas conforme al Inciso 3.02 anterior, o si habiéndolas ejercido no hubiera negociado un nuevo contrato de arrendamiento al término de la última, el Arrendador tendrá el derecho de, en días y horas hábiles durante el periodo de /*/ días naturales anteriores a la fecha de terminación del Plazo o de la Prórroga que corresponda, entrar al Inmueble con el propósito de mostrar of [___] in which the Premises is located to purchase or otherwise acquire the Premises or any portion thereof.

Section 2.06. Right to Show the Premises. In case that the Tenant does not exercise the Extension(s) conferred upon by Section 3.02, or if having done so, a new lease agreement has not been negotiated by the end of the last of such Extension(s), the Landlord shall have the right, in business days and hours, during the period of /*/ calendar days before the expiration of the Term or the corresponding Extension, access the Premises to show it to a prospective tenant; the above previous written notice to Tenant with at least 2 (two) calendar days in advance to the date of the visit. The persons attending such visits shall comply with each and every one of the regulations and internal security policies of the Tenant and in no case shall interfere with the operations of the Tenant at the Premises.

el mismo a cualquier prospecto arrendatario; lo anterior previa notificación por escrito al Arrendatario con por lo menos 2 (dos) días naturales de anticipación a la fecha de la visita. Las personas que acudan a dichas visitas deberán cumplir con todos los reglamentos y políticas internas de seguridad del Arrendatario y en ningún caso podrán interferir con las operaciones del Arrendatario en el Inmueble.

CLÁUSULA III

Rentas

Inciso 3.01. Rentas. El Arrendatario pagará al Arrendador una renta por el uso y goce temporal del Inmueble por cada mes calendario (o fracción de mes calendario) que ocurra a partir de la Fecha de Inicio del Arrendamiento, igual a la cantidad de US$/*/ dólares, moneda de curso legal de los Estados Unidos de América (“Dólares” y/o “US$”), que es el resultado de multiplicar (i) una renta de US$/*/ Dólares, por metro cuadrados por (ii) una superficie de /*/m2.

Dicha renta mensual será incrementada en cada aniversario de la Fecha de Inicio del Arrendamiento que ocurra durante el Plazo y, en su caso, la(s) Prórroga(s), conforme a lo previsto en el Inciso 3.02 siguiente.

Las rentas serán pagadas por meses adelantados y no por meses vencidos. Toda vez que el presente Contrato se pacta por un plazo forzoso, las partes reconocen que la contraprestación por el uso del Inmueble es igual al total de las rentas pagaderas durante el Plazo, y en su caso, las Prórroga(s) y que el pago mensual que se hace de las mismas durante dicho periodo, conforme a lo previsto en esta Cláusula, es sólo una forma de hacer el pago de la contraprestación total por el uso y goce del Inmueble.

Excepto en los casos específicamente previstos en este Contrato, el Arrendatario no podrá, bajo ningún concepto retener el pago de ninguna renta debida conforme a este

CLAUSE III

Rents

Section 3.01 Rents. Tenant shall pay to Landlord a rent for the temporal use and enjoyment of the Premises for each calendar month (or part of calendar month) occurring from the Lease Commencement Date, equivalent to the amount of US$/*/ dollars, legal currency of the United States of America (“Dollars” and/or “US$”), which results from multiplying (i) a rent of US$/*/ Dollars per square meter, times (ii) a surface of /*/m2.

Such monthly rent shall be increased each anniversary of the Lease Commencement Date occurring during the Term and, in its case, the Extension(s), in accordance to that provided in Section 3.02 below.

The rents shall be paid by advance months and not for past due months. Since this Agreement is being entered into for a mandatory term, the parties acknowledge that the consideration for the use of the Premises is equivalent to the full amount of the rents to be paid during the Term and, in its case, the Extension(s) and that the monthly payment being made during such period pursuant to this Clause, is just a form of paying the full consideration for the use and enjoyment of the Premises.

Except for the cases specifically set forth in this Agreement, the Tenant shall not, under no circumstance withhold the payment of any rent owed pursuant to this Agreement.

Section 3.02. Rent Increase. The monthly rent corresponding to the Premises set forth in Section 3.01 above, shall be increased on each anniversary of the Lease Commencement Date, based on the variation experimented on the consumer price index

Contrato.

Inciso 3.02. Incremento de Rentas. La renta mensual correspondiente al Inmueble establecida en el Inciso 3.01 anterior, será incrementada cada aniversario de la Fecha de Inicio del Arrendamiento con base en la variación experimentada por el índice de precios al consumidor (el “Indice”) publicado por el Departamento del Trabajo de los Estados Unidos de América (“Consumer Price Index published by the United States Department of Labor”) (All Urban Consumers, Not Seasonally Adjusted, Area = US City Average, Items = All Items), mismo que se encuentra disponible en la página de internet http://data.bls.gov/cgi-bin/surveymost?cu.

Para tales efectos, se determinará el factor de incremento correspondiente (el “Factor de Incremento”) dividendo: (a) el Índice vigente en el correspondiente aniversario de la Fecha de Inicio del Arrendamiento, entre (b) el Índice vigente en dicha fecha del año calendario inmediato anterior. El Factor de Incremento así determinado se multiplicará por el importe total de la renta mensual vigente durante el mes calendario inmediato anterior a la fecha en que se lleve a cabo la determinación del Factor de Incremento conforme a este Inciso 3.02.

En el supuesto de que por cualquier razón el Índice no estuviera disponible, la renta se incrementará conforme al índice que lo sustituya o a aquel que las partes de común acuerdo determinen por escrito. En caso de que, dentro de los 15 (quince) días naturales siguientes a la fecha en que la renta deba de ser incrementada las partes no llegaren a un acuerdo respecto del índice substituto, la renta se incrementará en el mismo monto en el que se incrementó el aniversario inmediato anterior.

En el caso de que el Factor de Incremento resultare igual a "cero" o negativo, entonces la Renta no sufrirá incremento o decremento alguno durante dicho aniversario.

(the “Index”) published by the Department of Labor of the United States of America (All Urban Consumers, not seasonally Adjusted, Area = US City Average, Items= All Items), which is available at the web page http://data.bls.gov/cgi-bin/surveymost?cu.

For those effects, the corresponding increase factor (the “Increase Factor”) shall be determined, dividing: (a) the Index in effect on the corresponding anniversary of the Lease Commencement Date, by (b) the Index in effect on the same date of the immediately previous calendar year. The Increase Factor so determined shall be multiplied times the monthly rent paid during the calendar month immediately preceding to the date in which the Increase Factor is being calculated pursuant to this Section 3.02.

Should for any reason the Index not be available, the rent shall be increased pursuant to the index substituting it or according to that the parties mutually agree in writing. In the case that, within the 15 (fifteen) calendar days following the date in which the rent must be increased the parties fail to reach an agreement with respect to the substitute index, the rent will be increased in the same amount as the immediate previous anniversary.

Should the Increase Factor result to be "zero" or negative, then the Rent shall not suffer any increase or decrease during such anniversary.

Section 3.03. Form of Payment. Tenant expressly agrees to pay the monthly rent in effect from time to time during the Term or the Extension(s), within the first 10 (ten) calendar days of each calendar month occurring during the Term and, in its case, the Extension(s) or as long as the Tenant continues in possession of the Premises after such dates; provided that, Landlord delivers the invoice described in Section 3.04 below, through electronic transfer of freely and immediately available funds to the following bank accounts:

Inciso 3.03. Forma de Pago. El Arrendatario conviene expresamente en este acto en pagar la renta mensual vigente de tiempo en tiempo durante el Plazo y la(s) Prórroga(s), los primeros días diez (10) de cada mes calendario que ocurra durante el Plazo y, en su caso, la(s) Prórroga(s) o mientras el Arrendatario continúe en posesión del Inmueble con posterioridad a dichas fechas; siempre y cuando el Arrendador entregue la factura que se señala en el Inciso 3.04 siguiente, mediante transferencia electrónica de fondos libre e inmediatamente disponibles a las siguientes cuentas bancarias:

Si en Pesos, Moneda Nacional/ If in Pesos:

Banco:
Beneficiario:
Número de Cuenta:
CLABE:
Producto:
Moneda:

Si en Dólares/ If in Dollars:

Banco:
Beneficiario:
Número de Cuenta:
CLABE:
Producto:
Moneda Legal:

O mediante depósito a cualquier otra cuenta bancaria que el Arrendador indique por escrito al Arrendatario con por lo menos 15 (quince) días hábiles de anticipación a la fecha del siguiente pago de renta, sin que el presente Contrato se entienda novado o modificado en forma alguna.

Conforme a lo dispuesto por el artículo 8 de la Ley Monetaria de los Estados Unidos Mexicanos, el Arrendatario podrá solventar el pago de cada renta conforme a este Contrato entregando al Arrendador el equivalente de dicha renta en pesos, moneda de curso legal de México (“Pesos”), al tipo de cambio vigente en la fecha de pago, según dicho tipo de cambio

Or through deposit to any other bank account that Landlord may notify in writing to Tenant with at least 15 (fifteen) business days in advance to the following payment date, without this Agreement be considered as novated or modified in any manner.

Pursuant to the provisions of article 8 of the Monetary Law for the United Mexican States, the Tenant may pay the rent pursuant to this Agreement, by delivering to Landlord the equivalent to such rent in pesos, national currency (“Pesos”), considering the exchange rate published by the Bank of Mexico at the Official Gazette of the Federation as the exchange rate for paying obligations agreed in foreign currency but payable within the Mexican Republic.

sea publicado y dado a conocer por el Banco de México a través del Diario Oficial de la Federación como el tipo de cambio para solventar obligaciones contraídas en moneda extranjera para ser pagadas en la República Mexicana.

Inciso 3.04. Recibos. El Arrendador conviene en entregar al Arrendatario una factura electrónica que reúna todos los requisitos fiscales necesarios para su deducción por parte del Arrendatario conforme a la legislación aplicable, los días primero de cada mes calendario que ocurran durante el Plazo y, en su caso, la(s) Prórroga(s). En ningún caso, el retraso en la entrega de dicho recibo liberará al Arrendatario de sus obligaciones de pago de renta conforme a este Contrato; sin embargo, el Arrendatario podrá retener el pago de la renta correspondiente hasta en tanto no le sea entregado el recibo correspondiente.

El Arrendatario designa como cuentas de correo electrónico para la recepción de la factura las siguientes: /*/ y /*/.

La factura por sí misma no hará evidencia de pago, si no va acompañada del comprobante de la transferencia bancaria correspondiente.

Inciso 3.05. Impuestos. Las rentas pagaderas por el Arrendatario al Arrendador conforme a este Contrato no incluyen y por lo tanto serán adicionadas de todo y cualquier impuesto indirecto que grave el pago de dicha renta, incluido sin limitar, el impuesto al valor agregado vigente de tiempo en tiempo, y/o de cualquier otro impuesto que lo sustituya o adicione, y que de acuerdo a la legislación vigente deba de ser pagado por el Arrendatario.

El impuesto predial y los demás impuestos que afecten a los activos o ingresos del Arrendador, serán por cuenta del Arrendador.

Inciso 3.06. Interés Moratorio. Sin perjuicio de

Section 3.04. Invoices. Landlord agrees to deliver to Tenant an electronic invoice that covers all fiscal requirements for its deduction by Tenant according to the applicable tax laws, the first days of each calendar month occurring during the Term and, in its case, the Extension(s). In no case, the delay in delivering such invoice will release the Tenant from its rental payment obligations according to this Agreement; however, the Tenant may withhold the corresponding rental payment until delivery of the respective invoice.

The Tenant designates as electronic mail accounts for reception of the invoice the following: /*/ and /*/.

The invoice by itself shall not constitute evidence of payment, unless it includes proof of the corresponding bank transfer.

Section 3.05. Taxes. Rents payable by Tenant to Landlord according to this Agreement do not include; and therefore, shall be added with any and all taxes directly affecting the rental payments, including without limitation, the value added tax in effect from time to time, and/or any other tax substituting or adding it, and that according to the applicable law should be paid by the Tenant.

The real estate tax and other taxes imposed on the assets or income of the Landlord, shall be borne by the Landlord.

Section 3.06. Default Interest. Notwithstanding that set forth in Clause IX below, in case of default in payment of any amount payable by Tenant under this Agreement, including without limitation, any rental payment, or if any due amount is not paid in full, Tenant shall pay default interest on such due and unpaid amount at an interest rate of 15% fifteen) percent per annum, calculated on the basis of a 360 (three hundred and sixty) days year, times the number of days elapsed from the date in which such due and unpaid amount must have been paid and until the date of its payment in full.

lo dispuesto por la Cláusula IX siguiente, en caso de mora respecto de cualquier cantidad pagadera por el Arrendatario conforme a este Contrato, incluyendo sin limitar, cualquier pago de renta, o si cualquier otra cantidad debida no es pagada en su totalidad, el Arrendatario pagará intereses moratorios sobre dicha cantidad debida y no pagada a una tasa igual al 15% (quince por ciento) anual, calculado sobre la base de un año de 360 (trescientos sesenta) días y multiplicado por el número de días transcurridos entre la fecha en que dicha cantidad debía de ser pagada y la fecha de su pago íntegro.

CLÁUSULA IV

Depósito en Garantía

Inciso 4.01. Constitución del Depósito en Garantía. Dentro de los 5 (cinco) días hábiles siguientes a la fecha de celebración del presente Contrato, el Arrendatario entregará al Arrendador en calidad de depósito en garantía, para garantizar el puntual y oportuno cumplimiento de sus obligaciones conforme al presente Contrato (el “Depósito en Garantía”), la cantidad de US$/*/ Dólares, equivalente a /*/ mes(es) de renta conforme al Inciso 3.01 anterior.

Dicho Depósito de Garantía en ningún caso será considerado como pago anticipado de rentas futuras, ni como pago de servicios públicos, o reparaciones al Inmueble, ni tampoco devengará interés alguno a favor del Arrendatario ni del Arrendador. El Arrendador no tendrá derecho a compensación alguna como depositario en virtud del Depósito en Garantía.

Inciso 4.02. Aplicación del Depósito en Garantía. El Arrendatario en este acto expresamente autoriza al Arrendador para que retire del Depósito de Garantía, hasta donde el mismo alcance, cualquier cantidad adeudada por el Arrendatario en los términos de este Contrato.

CLAUSE IV

Security Deposit

Section 4.01. Creation of the Security Deposit. Within the 5 (five) business days following the execution of this Agreement, the Tenant shall deliver to Landlord as security deposit to guarantee the due compliance of its obligations hereunder (the “Security Deposit”), the amount of US$/*/ Dollars, equivalent to /*/ month(s) of rent pursuant to Section 3.01 above.

Such Security Deposit shall in no case be considered as advanced payment of future rents, nor as payment for utilities, or repairs to the Premises, nor will bear any interest for the benefit of the Tenant of the Landlord. The Landlord shall have no right to compensation of any kind for acting as depository of the Security Deposit.

Section 4.02. Application of the Security Deposit. The Tenant hereby expressly authorizes the Landlord to withdraw from the Security Deposit, up to its limit, any amount owed by the Tenant in the terms set forth in this Agreement.

In order for the Landlord to dispose of any part of the Security Deposit as set forth in paragraph above, the parties agree that Landlord shall give Tenant a written notice with at least 5 (five) calendar days in advance to the date of the foreseen withdrawal (except in case of emergency), with respect to any

A fin de que el Arrendador pueda disponer de cualquier parte del Depósito en Garantía según lo previsto en el párrafo anterior, las partes acuerdan que el Arrendador deberá dar aviso por escrito al Arrendatario, con por lo menos 5 (cinco) días naturales de anticipación a la fecha del pretendido retiro (excepto en caso de emergencia), respecto de cualquier cantidad que se vaya a retirar del Depósito en Garantía conforme a lo previsto en este Inciso 5.02, así como el motivo y la aplicación de dicho retiro. En caso de que el Arrendatario no cubriera la cantidad requerida dentro de dicho plazo de 5 (cinco) días naturales (excepto en caso de emergencia) el Arrendador se entenderá para todos los efectos legales como expresa e irrevocablemente autorizado y facultado por el Arrendatario para llevar a cabo el retiro correspondiente en los términos notificados, liberando desde este momento al Arrendador de toda y cualquier responsabilidad derivada de la aplicación del Depósito en Garantía; siempre y cuando la aplicación hubiera sido para los fines notificados al Arrendatario conforme a lo previsto en este Inciso 4.02.

El Arrendatario conviene expresamente en reconstituir el Depósito en Garantía, dentro de los 5 (cinco) días naturales siguientes a la fecha en que el Arrendador notifique al Arrendatario que efectivamente se aplicó alguna parte del Depósito en Garantía conforme a lo previsto en el párrafo anterior.

Inciso 4.03. Devolución del Depósito en Garantía. Dentro de los 30 (treinta) días naturales siguientes a la fecha de suscripción del Acta de Devolución; y siempre y cuando: (i) no exista insoluta cantidad alguna pagadera por el Arrendatario conforme a este Contrato, (ii) el Arrendatario hubiere dado cumplimiento a sus obligaciones conforme a este Contrato, incluyendo aquellas obligaciones aplicables a la devolución del Inmueble y las obligaciones de tipo ambiental que se contienen en la Cláusula VIII de este Contrato y (iii) el Arrendatario hubiera entregado al Arrendador evidencia del pago completo de todos los servicios públicos amount that will be withdrew from the Security Deposit according to that set forth in this Section 5.02, as well as the reason and the destine of such amount. Should the Tenant does not pay such required amount within such term of 5 (five) calendar days (except in case of emergency), the Landlord shall be considered, for all legal purposes whatsoever, as expressly and irrevocably authorized and empowered by the Tenant to make the withdrawal in the terms so notified, the Landlord is from now on released from any liability derived from the application of the Security Deposit; as long as such application be notified to Tenant in the terms set forth in this Section 4.02.

The Tenant expressly agrees to replenish the Security Deposit within 5 (five) calendar days following the date in which Landlord notifies the Tenant that any part of the Security Deposit was applied in accordance to paragraph above.

Section 4.03. Reimbursement of Security Deposit. Within the 30 (thirty) calendar days following the date of execution of the Return Minute, and provided that: (i) there is no amount owed by Tenant to Landlord pursuant to this Agreement, (ii) the Tenant had complied with its obligations according to this Agreement, including those related to the return of the Premises and the environmental type obligations contained in Clause VIII herein and (iii) the Tenant had deliver to Landlord evidence of payment in full of the utilities hired with respect to the Premises during the Term and the Extension(s), as well as all other payments for which Tenant is responsible in accordance to this Agreement; the Landlord, in order to comply with that set forth in article [__] of the civil code for the state of [_____], shall return to Tenant the amount of the Security Deposit that Landlord holds as of such date, according to the instructions of the Tenant to that effect, which shall be included within the corresponding Return Minute.

Tenant hereby acknowledges that the return of the

contratados respecto del Inmueble durante el Plazo y la(s) Prórroga(s), así como de los demás pagos por los que el Arrendatario es responsable conforme a este Contrato; el Arrendador a fin de cumplir con lo previsto en el artículo [____] del código civil para el estado de [____], devolverá al Arrendatario el importe del Depósito en Garantía que en dicha fecha mantenga, conforme a las instrucciones del Arrendatario para tal efecto, las cuales deberán constar en el Acta de Devolución respectiva.

El Arrendatario reconoce y acepta que la devolución del Depósito en Garantía que haga el Arrendador conforme a las instrucciones del Arrendatario contenidas en el Acta de Devolución, liberarán a al Arrendador de su obligación de devolver el Depósito en Garantía conforme a este Inciso, sin necesidad de ningún otro acto posterior, aceptación o confirmación de parte del Arrendatario.

Security Deposit by the Landlord according to the instructions of Tenant in that regard set forth in the Return Minute, shall release the Landlord from its obligation to deliver the Security Deposit in accordance to this Section, without the need of any other further action, acceptance or confirmation by the Tenant.

CLÁUSULA V

Modificaciones; Mantenimiento

Inciso 5.01. Modificaciones. En términos de lo previsto en el artículo /*/ del código civil para el estado de /*/, el Arrendatario requerirá de la aprobación expresa y por escrito del Arrendador para variar la forma del Inmueble y/o para llevar a cabo mejoras de importancia en el Inmueble y/o para realizar cualquier modificación o instalación en el Inmueble.

El Arrendatario conviene que, en todo caso y previo al inicio de cualquier obra por parte del Arrendatario en el Inmueble, presentará al Arrendador los planos de ingeniería civil, electromecánica, hidráulicos y arquitectónicos, para su revisión y aprobación.

Inciso 5.02. Aprobación del Arrendador. Con el propósito de obtener la aprobación del Arrendador a la que refiere el Inciso 6.01 anterior, el Arrendatario deberá entregar por escrito al Arrendador una solicitud de aprobación, la cual deberá de incluir todos los planos y especificaciones, así como la demás

CLAUSE V

Modifications; Maintenance

Section 5.01. Modifications. In terms of the provisions of article /*/ of the civil code for the state of /*/, the Tenant will require express and written approval by the Landlord to modify the form of the Premises and/or to carry out any important improvement to the Premises and/or to carry out any modification or installation to the Premises.

The Tenant agrees that, in any case and previous to the commencement of any work by the Tenant at the Premises, shall submit to the Landlord the civil engineering, electromechanical, hydraulic and architectural plans.

Section 5.02. Landlord’s Approval. In order to obtain the approval by the Landlord referred to in Section 6.01 above, the Tenant shall deliver to Landlord a request for approval, which must include all plans and specifications, as well as all other documents and information related that may be necessary for the Landlord to have all elements needed to make the analysis of the corresponding request, with at least 20 (twenty) calendar days in advance to the documentación e información relacionada que sea necesaria para que el Arrendador tenga todos los elementos requeridos para hacer el análisis de la solicitud correspondiente, con por lo menos veinte (20) días naturales de anticipación a la fecha en que pretenda llevar a cabo la obra de que se trate. En caso de aprobarse la solicitud del Arrendatario, la cual no podrá ser negada sin causa justificada, será notificada por escrito al Arrendatario dentro de los 10 (diez) días naturales siguientes a la fecha en que la solicitud correspondiente hubiere sido efectivamente recibida por el Arrendador para su revisión.

Las partes convienen que el Arrendador podrá solicitar información adicional a la presentada por el Arrendatario en la solicitud correspondiente; siempre y cuando dicha información adicional así solicitada tenga relación directa con la solicitud y sea necesaria y razonable para el análisis de la misma, en cuyo caso el plazo de 10 (diez) días naturales con que cuenta el Arrendador para resolver acerca de la solicitud presentada por el Arrendatario, comenzará a correr a partir de la fecha en que el Arrendatario entregue al Arrendador la información adicional solicitada por este último.

Si dentro de los 10 (diez) días naturales siguientes a la fecha de presentación de la solicitud de aprobación del Arrendatario, el Arrendador no requiriera información adicional o no emite resolución alguna al respecto, se entenderá que el Arrendador ha aprobado la solicitud presentada por el Arrendatario en sus propios términos, y a partir de dicha fecha podrá el Arrendatario llevar a cabo la modificación de que se trate.

La obtención de todas las licencias, permisos y autorizaciones que se requieran de parte de las autoridades federales, estatales y/o municipales para llevar a cabo las construcciones de que se trate, incluyendo sin limitar, manifestaciones de impacto ambiental, informes preventivos, informes continuos, date in which the works are intended to be carried out. In case of approval of such request by Tenant, which shall not be denied without cause, shall be notified in writing to the Tenant within the 10 (ten) calendar days following the date in which the corresponding request had been effectively submitted for Landlord’s review.

The parties agree that Landlord may request information in addition to that submitted by the Tenant with the respective request; provided that, such additional information has direct relation with the request and is necessary and reasonable to make the analysis of the request, in which case the 10 (ten) calendar days period for the Landlord to resolved on the request submitted by the Tenant shall commence on the date in which the Tenant delivers the additional information so requested.

If within the 10 ten) calendar days following the date of submission of the request for approval by Tenant, Landlord had not required additional information or issued a resolution on that regard, it shall be considered that the Landlord has approved the submitted request according to its own terms, and as of such date, the Tenant shall carry out the related works.

Obtaining of all licenses, permits and authorizations required by the federal, state or municipal authorities to carry out the related constructions, including without limitation, environmental impact reports, preventive reports, construction licenses, construction termination notices, sanitary authorization by labor authorities and any other study, permit, license or authorization required by the legislation applicable to the Premises or to the type of work or installation to be carried out by the Tenant at the Premises, as well as the liability and risk insurance policies adequate for such kind of works , shall be the sole responsibility of the Tenant. Previous to the commencement of the corresponding works, the Tenant binds to deliver to Landlord copies of all such documents so obtained. Likewise, shall be the responsibility of the Tenant to licencias de construcción, avisos de terminación de obra, licencias sanitarias, autorizaciones de autoridades laborales y cualquier tipo de estudio, permiso, licencia o autorización requerido por la legislación aplicable al Inmueble o al tipo de obra o instalación que el Arrendatario pretenda llevar a cabo dentro del Inmueble, así como de los seguros de responsabilidad y riesgos que sean adecuados a los trabajos de que se trate, será responsabilidad única y exclusiva del Arrendatario. Previo al inicio de los trabajos correspondientes, el Arrendatario se obliga a entregar al Arrendador, copias de todos dichos documentos así obtenidos. Asimismo, será responsabilidad del Arrendatario mantener dichas licencias, permisos, autorizaciones, seguros y demás documentos vigentes durante el tiempo que sea necesario para llevar a cabo las obras o instalaciones de que se trate.

En caso de que el Arrendatario requiera para la obtención las licencias, permisos y autorizaciones citadas en el párrafo anterior, copias de las licencias, permisos y autorizaciones respecto al Inmueble y que conforme a este Contrato sean responsabilidad del Arrendador, este último deberá proporcionar copias de dichas licencias al Arrendatario en un término que no deberá exceder de 10 (diez) días hábiles posteriores a la solicitud por escrito por parte del Arrendatario.

Inciso 5.03. Inspección. Durante todo el tiempo en que el Arrendatario ocupe o tenga la posesión del Inmueble, el Arrendador, a su costa, tendrá derecho de inspeccionar el mismo. El Arrendatario conviene y se obliga a permitir que el Arrendador, o a las personas que el Arrendador indique al Arrendatario por escrito con por lo menos 3 (tres) días hábiles de anticipación a la fecha en que la visita correspondiente vaya a llevarse a cabo, tengan acceso al Inmueble. Las actividades de inspección del Inmueble por parte del Arrendador deberán en todo caso llevarse a cabo en días y horas hábiles, deberán cumplir keep such licenses, permits and authorizations, insurance policies and other documents, in effect during the time necessary to carry out the related works or installations.

In case that the Tenant requires for obtaining the licenses, permits and authorizations mentioned in paragraph above, copies of the licenses, permits and authorizations of the Premises and that according to this Agreement are the responsibility of the Landlord, the latter shall deliver such licenses to Tenant within a term not exceeding 10 (ten) business days following the written request by the Tenant.

Section 5.03. Inspection. During the time in which the Tenant occupied or had possession of the Premises, the Landlord, at its own cost, shall have the right to inspect the Premises. The Tenant agrees and binds to allow the Landlord or the persons notified in writing to Tenant with at least 3 (three) business days in advance to the date in which the corresponding visit is to take place, have access to Premises. The inspection activities to the Premises by Landlord shall in all cases be carried out in business days and hours, and shall comply with the internal regulations and security policies of Tenant within the Premises, and in all cases such visits shall be assisted by a representative of the Tenant.

Likewise, the Tenant agrees and accepts that the inspection activities to be carried out by the Landlord within the Premises pursuant to that set forth in this Section, include the faculty of the persons carrying out those inspection activities to: (i) take photographs of the Premises; provided that, such photographs shall in no case show the production processes of the Tenant and that the Tenant, through the representative appointed to assist the inspection visit, may review the cameras used in the visit to delete those photographs that do not correspond only to the Premises and the structural elements and installations of the same, (ii) take samples of the soil and water of the Premises and its surroundings, (iii) take photographs con los reglamentos y políticas internas de seguridad del Arrendatario y no podrán estorbar o impedir las actividades del Arrendatario dentro del Inmueble y en todo caso en dichas visitas deberá estar presente un representante designado por el Arrendatario.

Asimismo, el Arrendatario conviene y acepta que las labores de inspección que lleve a cabo el Arrendador dentro del Inmueble conforme a lo previsto en este Inciso, incluyen la facultad de las personas que lleven a cabo dichas actividades de inspección para: (i) tomar fotografías del Inmueble; en el entendido de que dichas fotografías no podrán en ningún caso mostrar los procesos productivos del Arrendatario y que el Arrendatario a través del representante designado para presenciar la visita podrá además revisar las cámaras utilizadas en la visita para borrar aquellas fotografías que no correspondan únicamente al Inmueble y a los elementos estructurales e instalaciones del mismo, (ii) tomar muestras del suelo y agua dentro del Inmueble y sus alrededores, (iii) tomar fotografías y muestras de cualquier elemento que presumiblemente corresponda a una Condición de Contaminación (según dicho término se define más adelante) y (iv) tomar fotografías y muestras de cualquier daño encontrado en el Inmueble.

Inciso 5.04. Costos a Beneficio del Inmueble. Las obras e instalaciones que realice el Arrendatario en el Inmueble correrán en todo caso a cargo única y exclusivamente del Arrendatario. Excepto según se establece en el Inciso 5.05 siguiente, todas las obras e instalaciones realizadas en el Inmueble y que no puedan ser retiradas sin menoscabo o daño al Inmueble accederán a este. El Arrendador no estará obligado a indemnizar o compensar al Arrendatario por concepto de mejoras hechas al Inmueble, excepto en los casos previstos por los artículos /*/ y /*/ del código civil para el estado de /*/.

Inciso 5.05. Retiro de Bienes del Arrendatario.

and samples of any element that presumably constitutes a Contamination Condition (as such term is defined below) and (iv) take photographs and samples of any damage to the Premises.

Section 5.04. Costs for the Benefit of the Premises. The works and installations made by the Tenant at the Premises shall be in all cases at the exclusive cost of the Tenant. Except for that set forth in Section 5.05 below, all works and installations made in the Premises and that may not be removed without damaging the Premises shall inure to it. Landlord shall be under no obligation to indemnify or compensate the Tenant for improvements made to the Premises, except in the cases described in articles /*/ and /*/ of the civil code for the state of /*/.

Section 5.05. Removal of Tenant’s Property. At the termination, whether scheduled or anticipated of this Agreement, the Tenant shall carry out, at its own cost and expense, all necessary works to remove from the Premises, all machinery, equipment, furniture, installations, cabling, vehicles and all other goods, except for those that because of being attached to the Premises cannot be removed without detriment to the Premises, that the Tenant, its employees, representatives, officers, agents, consultants, visitors or any other person may have introduced at the Premises during the Term and the Extension(s).

At the expiration, whether scheduled or anticipated of this Agreement, the Tenant shall return the Premises in the same conditions in which it received it from Landlord, except for: (i) the constructions, installation and accessories that may have been added to the Premises and may not be removed without detriment to the Premises, except in the case that at the time of having authorized such constructions, installations or accessories, the Landlord and Tenant had agreed that the same should be removed by Tenant at the expiration of this Agreement, in which case the Tenant shall carry out, at its own cost and expense, the necessary works in order to remove such constructions, installations and accessories, and deliver the Premises in the same conditions in which it received it at the beginning of the Term, and (ii) the natural wear and tear due to the lapse of time and the normal use of the Premises while in possession of

A la terminación, ya sea anticipada o programada, de este Contrato, el Arrendatario llevará a su cargo y costo, todas las labores necesarias para retirar del Inmueble, toda la maquinaria, equipo, mobiliario, instalaciones, cableados, vehículos y demás bienes, excepto aquellos que queden fijos al Inmueble y que no puedan ser retirados sin detrimento del Inmueble, que el Arrendatario, sus empleados, representantes, directores, agentes, asesores, visitantes o cualquier otra persona hubieren introducido en el Inmueble durante el Plazo o la(s) Prorroga(s).

A la terminación, ya sea anticipada o programada, de este Contrato, el Arrendatario deberá entregar el Inmueble en las mismas condiciones en que lo recibió del Arrendador, excepto por: (i) las construcciones, instalaciones y accesorios que hubieran sido adicionadas al Inmueble y que no puedan ser removidos sin detrimento del Inmueble, salvo que al momento de haber autorizado dichas construcciones, instalaciones o accesorios, el Arrendador y el Arrendatario hubieran convenido que los mismos debían ser retirados por el Arrendatario a la terminación de este Contrato, en cuyo caso el Arrendatario llevará a cabo, a su cargo y costo, las obras necesarias para retirar dichas construcciones, instalaciones y accesorios y entregar el Inmueble en las condiciones en que lo recibió del Arrendador al inicio del Plazo, y (ii) el desgaste natural derivado del paso del tiempo y del uso normal que sufra el Inmueble mientras el mismo esté en posesión del Arrendatario.

Cualquier bien o propiedad del Arrendatario que permanezca en el Inmueble después de la terminación, ya sea anticipada o programada, de este Contrato, y después de transcurridos 5 (cinco) días hábiles de la notificación que por escrito haga el Arrendador al Arrendatario al respecto, se entenderán abandonadas a favor del Arrendador, quien podrá, a su sola y exclusiva discreción: (i) retener para sí dichos bienes así abandonados, o (ii) disponer de ellos the Tenant.

Any property of the Tenant that remain at the Premises after the expiration, whether scheduled or anticipated, of this Agreement, and after 5 (five) business days from the written notice made by the Landlord to the Tenant on that regard, shall be considered as abandoned in favor of the Landlord, whom may, at its sole discretion: (i) retain such abandoned property, or (ii) dispose of such property in the manner that the Landlord may see fit. Tenant acknowledges that the Landlord will not incur in any liability before the Tenant or any third party, in determining the destiny of the abandoned property in the terms of this paragraph, and the Tenant agrees to keep the Landlord free and safe of any and all liability in this regard.

Any abandoned property at the Premises pursuant to that set forth in paragraph above, shall be considered as payment in kind by Tenant to Landlord for those costs and expenses in which Landlord may incur in removing and disposing of such abandoned property, without the need of any consent, confirmation, declaration or further action by Tenant, whom from this moment confirms its will for such goods to be considered as payment in kind for the above mentioned costs and expenses.

Section 5.06. Maintenance by Tenant. As per that set forth in article /*/ of the civil code for the state of /*/, the Tenant at its own cost shall carry out all ordinary maintenance activities of the Premises, as well as its installations and equipments, including without limitation, pipes, air condition, heating, electrical installation, windows, glasses, doors, signage, paint, carpets, non-structural walls, ordinary maintenance of the fire protection system and those ordinary maintenance activities detailed in the maintenance manual attached hereto as Exhibit “5” (the “Maintenance Manual”), as well as those damages caused by the Tenant, its directors, officers, employees, consultants, representatives, contractors, managers, visitors or any other person for which the Tenant is legally liable.

en la manera en que el Arrendador lo disponga. El Arrendatario reconoce que el Arrendador no incurrirá en responsabilidad alguna frente al Arrendatario o frente a cualquier tercero, al determinar el destino de los bienes abandonados en los términos de este párrafo, y el Arrendatario se obliga a mantener al Arrendador libre y en paz y a salvo de toda y cualquier responsabilidad a ese respecto.

Cualquier bien que quede abandonado en el Inmueble de acuerdo a lo establecido en el párrafo anterior, se considerará como dación en pago al Arrendador por parte del Arrendatario, por concepto de los gastos y costos en los que incurra el Arrendador en la remoción y disposición de dichos bienes así abandonados, sin que se requiera de ningún consentimiento, confirmación, declaración o acto posterior por parte del Arrendatario, quien desde este momento confirma su voluntad para que dichos bienes sea considerados como dación en pago de los gastos y costos antes mencionados.

Inciso 5.06. Mantenimiento del Arrendatario. En términos de lo previsto por el artículo /*/ del código civil para el estado de /*/, el Arrendatario a su costa deberá llevar a cabo las labores de mantenimiento ordinario del Inmueble y de las instalaciones y equipos instalados del mismo, incluyendo sin limitar, tuberías, aire acondicionado, calefacción, instalación eléctrica, ventanas, vidrios, andenes, puertas, señalamientos, pintura, alfombras, paredes no estructurales, divisiones, mantenimiento ordinario del sistema contra incendio y de aquellas labores de mantenimiento ordinario que se detallan en el manual de mantenimiento que se agrega a este Contrato como Anexo “5” (el “Manual de Mantenimiento”), así como de aquellos daños causados por el Arrendatario, sus directores, funcionarios, empleados, asesores, representantes, contratistas, factores, dependientes, visitantes o cualquier otra persona por la que el Arrendatario sea legalmente responsable.

In any case, Tenant shall be responsible of keeping the Premises clean and in good condition, as well as to hire those garbage and dangerous residuals generated by the activities of the Tenant at the Premises.

All maintenance works carried out by the Tenant pursuant to that set forth in this Section, shall be made with quality materials and in a manner that the Premises are preserved in the conditions in which it was delivered (except for the wear and tear due to the lapse of time and the normal use of the Premises) and such maintenance shall comply with all applicable regulations, as well as with the provisions of this Agreement and the Maintenance Manual.

Section 5.07. Maintenance by Landlord. As per that set forth in article /*/ of the civil code for the state of /*/, Landlord expressly agrees and assumes the obligation to carry out at its own cost and expense, all necessary repairs exclusively related to the structural elements of the Premises under normal wear and tear conditions. Additionally, shall be responsible for the hidden defects of the Premises, during the Term and the Extension(s). Landlord's maintenance obligations pursuant to this Section, shall be subject to the conditions that the need of such repairs do not derive from actions or omissions of the Tenant, its directors, officers, employees, consultants, representatives, contractors, managers, visitors or any other person for which the Tenant is legally responsible; or derives from the business, industry or activities of the Tenant at the Premises.

For the purposes of the first paragraph of this Section, lack of maintenance pursuant to Section 5.06 above, shall be considered as omission of the Tenant.

According to that set forth in article /*/ of the civil code for the state of /*/, the Tenant shall notify in writing to Landlord, as soon as it gets knowledge of the existence of any defect in the Premises that may constitute a hidden or structural defect at the Premises, for the Landlord to carry out the necessary repairs, provided that the Tenant shall be

En todo caso el Arrendatario será responsable de mantener el Inmueble limpio y en buen estado, así como de contratar los servicios de recolección de basura y residuos peligrosos que se requieran de acuerdo a las actividades del Arrendatario en el Inmueble.

Todas las labores de mantenimiento que lleve a cabo el Arrendatario de conformidad con lo previsto en este Inciso, serán hechas con materiales de calidad y de modo tal que el Inmueble se conserve en el mismo estado en que fue recibido por el Arrendatario (excepto por el desgaste natural por el transcurso del tiempo y el uso normal del Inmueble) y dicho mantenimiento deberá cumplir con todas las regulaciones aplicables, así como con las disposiciones de este Contrato y del Manual de Mantenimiento.

Inciso 5.07. Mantenimiento del Arrendador. En términos de lo previsto por el artículo /*/ del código civil para el estado de /*/, el Arrendador conviene expresamente y asume la obligación de llevar a cabo a su costo y gasto las reparaciones necesarias exclusivamente relacionadas con los elementos estructurales del Inmueble, bajo condiciones de uso normal. Adicionalmente, será responsable de los vicios ocultos en el Inmueble, durante el Plazo y la(s) Prórroga(s). Las obligaciones de mantenimiento del Arrendador conforme a este Inciso, estarán condicionadas a que la necesidad de las mismas no derive de actos u omisiones de parte del Arrendatario, sus directores, funcionarios, empleados, asesores, representantes, contratistas, factores, dependientes, visitantes o cualquier otra persona por la que el Arrendatario sea legalmente responsable; o derive del negocio, industria o actividades del Arrendatario en el Inmueble.

Para los efectos del primer párrafo de este Inciso, se entenderá por omisión del Arrendatario el no cumplir con sus obligaciones de mantenimiento conforme a lo previsto en el responsible of all damages and prejudices caused due to its omission.

In case of existence of any hidden or structural defect in the Premises, the Landlord shall appear to the Premises in order to evaluate the same within the 5 (five) calendar days following the notice referred to in paragraph above (except in case of emergency, in which case, the Landlord shall appear the following day of the reception of the notice). Landlord will submit to the Tenant, within the 5 (five) calendar days following the date in which the Landlord appeared at the Premises to evaluate the defect (except in case of emergency, in which case, the Landlord shall submit it at the day following the day in which the evaluation of the defect was made), a report (i) describing the defect, (ii) confirming, if in its opinion, is a hidden or structural defect, (iii) the probable causes of the same, (iv) the actions to be carried out in case that the Landlord results responsible for repairing the defect, (v) estimated time for its repair, in the understanding that the Landlord shall make is best effort to complete the relevant repair as soon as possible, and (vi) the manner in which the repair shall be carried out.

Tenant shall allow Landlord, its employees, contractors and other appointed persons, to access the Premises in order to carry out the necessary works and repairs in terms of this Section 5.07; provided that the Landlord notifies in writing to Tenant, with at least 2 (two) business days in advance, except in case of emergency, which will not require previous notice; in the understanding that, the Landlord, its employees, contractors and other appointed persons must comply with all internal regulations and policies and will avoid, as much as possible to interfere with Tenant’s operations.

Any definitive repair of a hidden or structural defect shall not take longer than 45 (forty five) calendar

Inciso 5.06 anterior.

De conformidad con lo previsto en el artículo /*/ del código civil para el estado de /*/, el Arrendatario deberá notificar por escrito al Arrendador, tan pronto como tenga conocimiento acerca de la existencia de cualquier defecto en el Inmueble que pudiera constituir un vicio oculto o un defecto estructural en el Inmueble, para que el Arrendador proceda a llevar a cabo las reparaciones necesarias; en la inteligencia de que el Arrendatario será responsable de los daños y perjuicios que su omisión cause.

En caso de existir algún vicio oculto o defecto estructural en el Inmueble, el Arrendador acudirá al Inmueble con el propósito de evaluar el mismo dentro de los 5 (cinco) días naturales siguientes a la fecha en que hubiere recibido la notificación a que se hace referencia en el párrafo que antecede (salvo en caso de emergencia, en cuyo caso el Arrendador deberá acudir a más tardar al día siguiente a la fecha en que hubiere recibido la notificación). El Arrendador deberá presentar al Arrendatario, dentro de los cinco (5) días naturales siguientes al fecha en que el Arrendador acudió al Inmueble para realizar la evaluación del desperfecto (salvo en caso de emergencia, en cuyo caso el Arrendador deberá presentarlo a más tardar al día siguiente a la fecha en que haya acudido al Inmueble para realizar la evaluación del desperfecto), un informe en el que (i) se detalle el defecto, (ii) según su opinión declare si es o no un defecto estructural o vicio oculto, (iii) las causas probables del mismo, (iv) las acciones que se llevarán a cabo para su reparación en caso de ser responsabilidad del Arrendador conforme a este Contrato, (v) el tiempo estimado para completar la reparación de que se trate en el entendido de que el Arrendador hará sus mejores esfuerzos para que la reparación se lleve a cabo lo antes posible y (vi) la manera en que se llevará a cabo la reparación del mismo.

days, except that such repair cannot be reasonably carried out in such term, in which case, it shall be considered that the Landlord is in compliance with its obligations hereunder if during such term delivers to Tenant evidence that the actions necessary for the repair are in process, as well as a report detailing (i) the repair, (ii) the reasons for which more time is required, (iii) the estimated completion date for the repair and (v) the temporary measures to be adopted in order for the Tenant to keep using the Premises in an ordinary fashion.

If the repairs require to interfere with the normal use and enjoyment of the Premises by Tenant, the parties acting in good faith, shall agree in writing the manner in which the repairs will be conducted in order to reduce such interference as much as possible. In this case, the Tenant shall have the right to a rental reduction during the time in which it cannot use the Premises, as per that set forth in articles /*/ and /*/ of the civil code for the state of /*/, but only in proportion to the percentage of the Premises that cannot be used.

In case of any repair by Landlord, it shall make sure that has the adequate personnel with the necessary technical capacity and experience to perform the corresponding works, and that such personnel has the necessary civil liability insurance necessary to cover any damage that they might cause to the property of the Tenant inside the Premises and will keep the Tenant free and safe and will indemnify the Tenant for any damage, loss, cost or expense related to any action that such personnel may try against the Tenant alleging any labor relationship with the Tenant, but no in case of civil liability of the Tenant with respect to such personnel due to actions of the Tenant, its directors, officers, employees, consultants, contractors, representatives, managers, visitors or any other person for which the Tenant is legally responsible, affecting such personnel.

El Arrendatario deberá permitir al Arrendador, sus empleados, contratistas y demás personas designadas por el Arrendador, el acceso al Inmueble, con el fin de realizar las obras y reparaciones que fuesen necesarias en términos de este Inciso 5.07; siempre que el Arrendador envíe aviso por escrito al Arrendatario con por lo menos 2 (dos) días hábiles de anticipación, salvo en caso de emergencia donde no se requerirá de aviso previo; en el entendido de que, el Arrendador, sus empleados, contratistas y demás personas designadas por el Arrendador deberán cumplir con los reglamentos y políticas internas de seguridad del Arrendatario y en la medida de lo posible no deberán interferir con las operaciones del Arrendatario.

El tiempo para la reparación definitiva de un vicio oculto o defecto estructural no podrá exceder de 45 (cuarenta y cinco) días naturales, salvo que de manera justificada y razonable la reparación no pueda ser llevada a cabo dentro de dicho plazo, en cuyo caso, se considerará que el Arrendador está en cumplimiento de su obligación conforme a este Inciso en el caso de que durante dicho plazo entregue al Arrendatario evidencia de que se están llevando a cabo las acciones tendientes a la reparación de que se trate, tales como el ordenar los materiales o elementos necesarios para dicha reparación y un informe en el que se detalle: (i) la reparación, (ii) se justifique el motivo por el que se requiere más tiempo, (iii) la fecha estimada para completar la reparación de que se trate y (iv) las medidas provisionales que tomará para que el Arrendatario pueda seguir utilizando el Inmueble de manera normal.

Si la realización de las reparaciones de que se trate requieren intervenir con el uso y goce normal del Inmueble por el Arrendatario, las partes actuando de buena fe, acordarán por escrito la manera en que se llevarán a cabo las reparaciones para reducir al mínimo indispensable dicha interferencia. En este caso, el Arrendatario tendrá derecho a una reducción

Should the Landlord refuses to carry out any maintenance action that according to this Agreement or to the applicable law correspond to it, the Tenant may exercise the actions conferred upon it according to article /*/ of the civil code for the state of /*/.

Except for that set forth in this Section, Landlord is not obliged to make any kind of repair or maintenance activity at the Premises.

en la renta durante el tiempo en que no pueda hacer uso del Inmueble, de acuerdo a lo previsto en los artículos /*/ y /*/ del código civil para el estado de /*/, pero sólo en la proporción que corresponda al porcentaje del Inmueble del cual no puede hacer uso.

En caso de cualquier reparación a cargo del Arrendador, este deberá cerciorarse de que el personal utilizado cuenta con la capacidad técnica y experiencia para hacer el trabajo que corresponda, y que dicho personal cuente con los seguros de responsabilidad civil necesarios para cubrir cualquier daño que pudieran causar a los bienes propiedad del Arrendatario que se encuentren dentro del Inmueble y mantendrá al Arrendatario libre, en paz y a salvo y le indemnizará respecto de cualquier daño, pérdida, costo o gasto relacionado con cualquier acción que dicho personal pudiera intentar en contra del Arrendatario alegando alguna relación o vínculo laboral con el Arrendatario, más no por responsabilidad civil del Arrendatario respecto de dicho personal por cualquier acción del Arrendatario, sus directores, funcionarios, empleados, asesores, representantes, contratistas, factores, dependientes, visitantes o cualquier otra persona por la que el Arrendatario sea legalmente responsable, que afecte a dichas personas.

En caso de que el Arrendador se negaré a realizar cualquier labor de mantenimiento que en términos de este Contrato o de la ley aplicable le correspondiera, el Arrendatario podrá ejercer las acciones que le confieren el artículo /*/ del código civil para el estado de /*/.

Excepto por lo previsto en este Inciso, el Arrendador no está obligado a hacer ningún otro tipo de reparación o actividad de mantenimiento en el Inmueble.

CLÁUSULA VI Obligaciones	CLAUSE VI Obligations

Inciso 6.01. Obligaciones del Arrendatario. Mientras el Arrendatario continúe en posesión del Inmueble, el Arrendatario expresamente conviene y se obliga a todo lo siguiente:

a.  Pagar la renta en los montos, forma y tiempo previstos por la Cláusula IV de este Contrato.

b.  Responder de los daños y pérdidas que sufra el Inmueble por culpa o negligencia del Arrendatario, sus directores, funcionarios, empleados, asesores, representantes, contratistas, factores, dependientes, visitantes o cualquier otra persona por la que el Arrendatario sea legalmente responsable, salvo por aquellos que ingresen al Inmueble por solicitud o instrucción del Arrendador.

c.  Destinar el Inmueble exclusivamente a los usos permitidos conforme al Inciso 2.03 del presente Contrato.

d.  Notificar al Arrendador acerca de la necesidad de llevar a cabo las reparaciones a que se refiere el Inciso 6.07 de este Contrato, bajo la pena de pagar los daños y perjuicios que su omisión causen.

e.  Notificar al Arrendador, dentro de un plazo razonable después de su descubrimiento, acerca de cualquier usurpación o novedad dañosa que otro haya hecho o abiertamente prepare en el Inmueble, so pena de pagar los daños y perjuicios que su omisión cause, en términos de lo previsto por el artículo /*/ del código civil para el estado de /*/.

f.  Notificar al Arrendador, de inmediato, respecto de cualquier reclamación notificada al Arrendatario por parte de cualquier autoridad o tercero, relativa a cualquiera de los asuntos a que se refiere la Cláusula VIII del presente Contrato.

g.  Cumplir en sus términos con todas las disposiciones de ley aplicables al Arrendatario y al Inmueble (incluyendo, sin

Section 6.01. Tenant’s Obligations. While the Tenant remains in possession of the Premises, the Tenant expressly covenants to the following:

a.  Pay the rent in the amounts and the manner set forth in Clause IV of this Agreement.

b.  Be liable for the damages and losses suffered by the Premises due to fault or negligence of the Tenant its directors, officers, employees, consultants, contractors, representatives, managers, visitors or any other person for which the Tenant is legally responsible, except for those persons accessing the Premises at the request or instruction by the Landlord.

c.  Use the Premises exclusively for the permitted uses pursuant to Section 2.03 of this Agreement.

d.  Notify the Landlord of the need to carry out the repairs referred to in Section 6.07 of this Agreement, under penalty of paying the damages and prejudices caused by its omission.

e.  Notify the Landlord, within a reasonable term after getting knowledge of, any invasion or damage that another person have done or is preparing against the Premises, under penalty of paying the damages and prejudices caused by its omission in the terms of that set forth in article /*/ of the civil code for the state of /*/.

f.  Immediately notify the Landlord with respect to any claim initiated against the Tenant by any authority or third party, related to any of the matters set forth in Clause VIII of this Agreement.

g.  Comply in its term with all applicable laws related to the Tenant and to the Premises (including without limitation, the provisions of the Environmental Legislation (as such term is defined below) and particularly to limitar, las disposiciones de la Legislación Ambiental (según dicho término se define más adelante) y, particularmente, con aquellas leyes, reglamentos, decretos, circulares y/o directrices de autoridades competentes, ya sean de carácter federal, estatal y/o municipal y del Reglamento del Parque.

h.  Pagar las contribuciones, derechos, cuotas de conexión, aportaciones, depósitos de cargos, depósitos en garantía, gastos de elaboración de proyecto ejecutivo, aportaciones por KVA’s y/o cualquier otro cargo por servicios de agua, tratamiento de aguas residuales, drenaje, electricidad, alcantarillado, teléfono y cualquier otro servicio que requiera el Arrendatario, los que serán contratados directamente por y a nombre del propio Arrendatario y pagados por éste a las empresas u organismos que presten dichos servicios. El Arrendatario entregará al Arrendador, previa solicitud por escrito de este último, copias de las evidencias de pago de dichos servicios. El Arrendatario mantendrá en paz y a salvo al Arrendador respecto de cualquier demanda, cobro, costo, gastos, riesgo o reclamación proveniente de la falta de pago de cualquiera de dichos servicios. Esta obligación sobrevivirá a la terminación, ya sea anticipada o programada de este Contrato, respecto de aquellas reclamaciones que dichos proveedores tuvieren en contra del Arrendatario derivadas de, o relacionadas con los servicios contratados por éste.

El Arrendador no asume ningún tipo de responsabilidad por retrasos por parte de las empresas proveedoras de los servicios antes mencionadas en la contratación y conexión de dichos servicios, toda vez que el Arrendador no tiene control ni injerencia sobre ninguna de dichas empresas.

i.  Pagar a partir de la Fecha de Inicio del Arrendamiento las cuotas de mantenimiento correspondientes al Inmueble. A la fecha de este Contrato, la cuota de mantenimiento asciende a la cantidad de US$0./*/ (/*/ centavos) de all those laws, regulations, decrees, circular and/or order of the competent authorities, whether federal, state or municipal, and those of the Park Regulations.

h.  Pay the contributions, rights, connection quotas, charge deposits, security deposits, expenses for elaboration of executive project, KVA’s contributions and /or any other charge and expenses for water, residual water treatment, drainage, electricity, sewer, telephone and any other utility required by the Tenant, which shall be directly hired by and in the name of the Tenant and shall be paid directly to the entities providing such services. Tenant shall deliver to Landlord, upon written request of the latter, copies of the payment evidence of such services. Tenant shall keep Landlord free and safe of any claim, charge, cost, expense, risk or demand derived from lack of payment of any such services. This obligation shall survive the termination, whether scheduled or anticipated of this Agreement, with respect to those claims initiated by such service providers against the Tenant derived from, or related to the services hired by the latter.

Landlord assumes not kind of liability for delays by the above mentioned service providers in connecting or contracting such services, since the Landlord does not control or has any kind of influence on any such companies.

i.  From the Lease Commencement Date, pay the fees for maintenance corresponding to the Premises. As of the date of this Agreement the maintenance fees is the amount of US$0./*/ (/*/cents) of Dollar per square meter of the Land assigned to the Premises per year, to pay for the regular common areas maintenance of the Park, such as power and water consumption,

Dólar por metro cuadrado de Terreno asignado al Inmueble por año para pagar los gastos de mantenimiento regular de las áreas comunes del Parque, tales como electricidad y consumo de agua, vigilancia, jardinería, recolección de basura en áreas comunes, operación del tratamiento de aguas, sistema contra incendio general, etc., pagaderos mensualmente durante la vigencia de este Contrato.

Los montos no están incluidos dentro de la renta mensual establecida conforme a la Cláusula IV anterior; por lo tanto serán pagados en adición a la renta mensual y de conformidad con lo aquí establecido y se incrementará en términos de lo previsto en el Reglamento del Parque.

j.  Contratar las coberturas de seguro a que se refiere el Inciso 6.03 siguiente.

k.  Llevar a cabo las obras de mantenimiento y reparación del Inmueble previstos por el Inciso 5.06 de este Contrato.

l.  No ceder, subarrendar o de cualquier otra manera permitir el uso, goce, posesión o disfrute del Inmueble por cualquier tercero, excepto por lo previsto en este Contrato en especial lo previsto en el Inciso 10.03; y

m.  No modificar en cualquier forma el Inmueble sin el consentimiento previo y por escrito del Arrendador para tal efecto y no llevar a cabo en el Inmueble mejoras de importancia sin el consentimiento previo y por escrito del Arrendador.

Inciso 6.02. Obligaciones del Arrendador. Mientras el Arrendatario continúe en posesión del Inmueble, el Arrendador expresamente conviene y se obliga a todo lo siguiente:

a.  Desarrollar, ya sea directamente o a través de los contratistas, subcontratistas y proveedores seleccionados, el Inmueble para darlo en surveillance, landscaping, common areas garbage recollection, water treatment operation, general fire protection system etc.), payable monthly in installments during the term of this Agreement.

The above fees, are not included in the monthly rent amount stated in Clause IV; and therefore shall be paid in addition to the monthly rent in accordance with the provisions stated herein, and shall be increased in terms of that set forth in the Park Regulations.

j.  Hire the insurance policies described in Section 6.03 below.

k.  Carry out the maintenance and repair activities to the Premises, set forth in Section 5.06 of this Agreement.

l.  Not to assign, sublease or in any other manner allow the use, enjoyment or possession of the Premises by any third party, except for that set forth in this Agreement, specially that set forth in Section 10.03; and

m.  Not to modify in any manner the Premises without the previous written consent of the Landlord to that effect and not to carry out any important improvements to the Premises without the previous and written consent of the Landlord.

Section 6.02. Landlord’s Obligations. While the Tenant remains in possession of the Premises, the Landlord expressly covenants to the following:

a.  Develop, whether directly or through the contractors, subcontractors and suppliers selected, the Premises to lease them to the Tenant pursuant to the terms established herein.

b.  Grant the temporal pacific use and

arrendamiento al Arrendatario en los términos que aquí se establecen.

b.  Otorgar el uso pacífico y posesión temporal del Inmueble al Arrendatario, en los términos, condiciones y limitaciones que se establecen en este Contrato.

c.   Responder de los daños, pérdidas, gastos y costos que sufra el Inmueble y/o el Arrendatario por culpa o negligencia del Arrendador, sus directores, funcionarios, empleados, agentes, representantes, contratistas, visitantes o cualquier otra persona por la que el Arrendador sea legalmente responsable.

d.  Llevar a cabo las reparaciones a que se refiere el Inciso 5.07 anterior; y

e.   Las demás que se establezcan en este Contrato a su cargo.

Inciso 6.03. Seguros. El Arrendatario en este acto conviene y se obliga en contratar y mantener vigentes a partir de la Fecha de Inicio del Arrendamiento y durante el Plazo y la(s) Prórroga(s), las coberturas de seguro que a continuación se listan, las que en todo caso deberán ser contratadas con una aseguradora debidamente autorizada para operar en México.

i.  Seguro de responsabilidad civil actividades e inmuebles por una suma asegurada por lo menos igual a US$/*/ Dólares, por evento, renovable anualmente durante el Plazo y la(s) Prórroga(s).

ii.  Seguro de responsabilidad civil arrendatario por una suma asegurada igual al valor de reposición del Inmueble (sin considerar la parte del Terreno que abarque el mismo), por evento, renovable anualmente durante el Plazo y la(s) Prórroga(s). Para efectos de lo anterior, se acuerda que el valor de reposición del Inmueble durante el possession of the Premises to the Tenant, in the terms, conditions and limitations set forth in this Agreement.

c.  Be liable for the damages, losses, costs and expenses suffered by the Premises and/or the Tenant due to the fault or negligence of the Landlord, its directors, officers, employees, agents, representatives, contractors, visitors or any other person for which the Landlord is legally responsible.

d.  Carry out the repairs referred to in Section 5.07 above; and

e.  All other set forth in this Agreement.

Section 6.03. Insurance. The Tenant hereby agrees and covenants to hire and keep from the Lease Commencement Date and during the Term and the Extension(s), the insurance policies listed below, which shall, in all cases, be hired with duly insurance companies duly authorized to operate in Mexico.

i.  Civil liability insurance activities and properties, for an insured amount of at least US$/*/ Dollars, per event, renewable every year during the Term and the Extension(s).

ii.  Tenant’s civil liability insurance for an insured amount equivalent to the replacement value of the Premises (without considering the portion of Land assigned to the same), per event, renewable every year during the Term and the Extension(s). For the purposes herein, it is hereby agreed that the replacement value of the Premises for the first anniversary of this Agreement is the amount of US$/*/, and thereafter, every year the Landlord shall notify in writing to the tenant the applicable replacement value.

iii.  In case applicable, insurance against losses or damages caused by boilers (or compressors) malfunction or internal explosion of a boiler or a high pressure primer aniversario de este Contrato será la cantidad de US$/*/, y posteriormente cada año el Arrendador indicará por escrito al Arrendatario el valor de reposición aplicable.

iii.  En caso de ser aplicable, seguro contra pérdidas o daños por calentadores (o compresores) malfuncionamiento o explosión interna de un calentador o compresor de alta presión instalado en el Inmueble, por los montos por evento sugeridos por la aseguradora de que se trate, dependiendo del tipo, calidad y cantidad de equipos de esta naturaleza que el Arrendatario instale en el Inmueble; y

iv.  Aquellas coberturas que determine el Arrendatario para la protección de los bienes de su propiedad que se encuentren dentro del Inmueble, toda vez que el Arrendador no será responsable de los contenidos del mismo, salvo por culpa o negligencia del Arrendador, sus directores, funcionarios, empleados, agentes, representantes, contratistas, visitantes o cualquier otra persona por la que el Arrendador sea legalmente responsable.

Las pólizas de seguro listadas en los incisos (i) a (iii) anteriores deberán (x) incluir al Arrendador como beneficiario adicional o preferente, según sea el caso, y según aplique su interés en la cobertura de que se trate, (y) contener un endoso de errores y omisiones, y (z) no tener coaseguro.

El Arrendatario conviene en entregar al Arrendador, dentro de los 5 (cinco) días hábiles siguientes a la Fecha de Inicio del Arrendamiento, y posteriormente en la fecha de expiración de las pólizas de seguro compressor installed at the Premises, for the amounts per event suggested by the related insurance company, depending on the type, quality and quantity of such equipments that the Tenant installs at the Premises, and

iv. Those insurance policies determined by the Tenant with regard to its property within the Premises, considering that the Landlord shall not be responsible for the contents of the same, except for fault or negligence of the Landlord, its directors, officers, employees, agents, representatives, contractors, visitors or any other person for which the Landlord is legally responsible.

The insurance policies listed in paragraphs (i) to (iii) above shall (x) include the Landlord as additional or preferred insured, as its interest may appear in the corresponding policy, (y) endorsement for mistakes or omissions and (z) without co-insurance.

The Tenant agrees to deliver to Landlord within the 5 (five) business days following the Lease Commencement Date, and thereafter, in the date of expiration of the corresponding insurance policies, a coverage certificate or another original document issued by the applicable insurance company, by which it is evidenced that the insurance policies mentioned above have been duly hired by the tenant and that the corresponding premiums have been paid in full. Should the Tenant fail to deliver the certificates of coverage and other documents herein mentioned, there shall be the presumption that the Tenant had breached its obligations pursuant to this Section 6.03 and Landlord, without prejudice of that set forth in Clause IX of this Agreement, may, without being obliged to, acquire such insurance policies in the name and on behalf of the Tenant, and in such case the Tenant shall reimburse the Landlord the cost of the insurance policies paid by the Landlord, plus interests at the interest rate set forth in Section 4.06 above, calculated with respect to the number of days from the date in which the Landlord had paid such amounts and the date in which the Tenant effectively reimbursed such amounts to Landlord and such amounts shall be secured by the Security Deposit and the Guaranty (as such term is defined correspondientes, un certificado de cobertura u otro documento original emitido por la aseguradora de que se trate, en la que se haga constar que las coberturas de seguro antes mencionadas han sido debidamente contratadas por el Arrendatario y que las primas correspondientes han sido pagadas en su totalidad. Si el Arrendatario omite entregar los certificados de cobertura y demás documentos aquí establecidos, existirá la presunción de que el Arrendatario ha incumplido con su obligación conforme a este Inciso 6.03 y el Arrendador, sin perjuicio de lo previsto por la Cláusula IX de este Contrato, podrá, sin estar obligado a ello, adquirir dichas coberturas de seguro a nombre y por cuenta del Arrendatario y, en dicho caso, el Arrendatario deberá reembolsar al Arrendador el costo de las primas de seguros pagadas por el Arrendador, más intereses sobre dicha cantidad a una tasa de interés anual igual a la tasa que se detalla en el Inciso 4.06 anterior, calculada respecto del número de días transcurridos desde la fecha en que el Arrendador hubiere pagado dichas cantidades y hasta la fecha en que el Arrendatario efectivamente reembolse dichos montos al Arrendador y dichas cantidades estarán garantizadas por el Depósito en Garantía y por la Fianza (según dicho término se define más adelante).

En el caso de cualquier siniestro en el Inmueble que provoque daños o destrucción al mismo, el Arrendatario deberá notificar de inmediato por escrito al Arrendador y llevar a cabo cualquier acción o entregar cualquier aviso, documentación o declaración que sea necesaria en relación con dicho siniestro y pagar los deducibles correspondientes para el debido y correcto cobro de las pólizas de seguro aplicables, debiendo, en su caso, entregar al Arrendador las cantidades recibidas de la aseguradora que debido a su interés le correspondan.

Todas las pólizas de seguros, o certificados de seguros, emitidas de conformidad con este below).

In the case of casualty at the Premises causing damages or destruction of the same, the Tenant shall notify in writing to the Landlord and carry out any action or deliver any notice, document or declaration required in connection with such casualty and to pay the corresponding deductible for the due and correct payment of the applicable insurance policies, and should deliver to Landlord all insurance proceeds corresponding to Landlord according to its respective interest in the relevant insurance policy.

All insurance policies or certificates of coverage issued pursuant to this Section 7.03, shall include a clause by which the relevant insurance policy agrees that the insurance policies issued in connection with the Premises and this Agreement, shall not be cancelled or modified without notice to Landlord, given with at least 30 (thirty) business days in advance to the date of the intended modification or cancellation, and that such notice shall be made according to that set forth in that regard in this Agreement.

Section 6.04. Compliance of Tenant’s Obligations by Landlord. In case that the Tenant fails to comply with its obligations hereunder, the Landlord after 10 (ten) calendar days following the day next to that in which the Tenant had been notified in writing on the corresponding breach (except in case of emergency) and without implying a waiver or release to the compliance of such obligations by Tenant pursuant to this Agreement, may, without being obliged to do so, carry out any action necessary to resolve any breach by Tenant. Any amount paid by the Landlord to cure any breach by the Tenant, shall be on the account of the Tenant and such costs shall be reimbursed by the Tenant within the 5 (five) business days following the date in which Tenant received the related evidence. Should the Tenant fail to timely reimburse the corresponding amounts, then, the Tenant shall pay to Landlord default interests at the rate set forth in Section 4.06 above and such amounts shall also be

Inciso 7.03, deberán contener una cláusula por la cual la aseguradora de que se trate acuerde que las pólizas de seguro por ella emitidas en relación con el Inmueble y este Contrato, no serán canceladas o modificadas sin que medie notificación al respecto al Arrendador, dada con por lo menos 30 (treinta) días hábiles de anticipación a la fecha en que se pretenda llevar a cabo la modificación o cancelación de que se trate, y que dicha notificación deberá darse de conformidad con lo previsto al respecto en este Contrato.

Section 15.20   Inciso 6.04. Cumplimiento de las Obligaciones del Arrendatario por el Arrendador. En el caso de que el Arrendatario incumpla con las obligaciones del Arrendatario conforme a este Contrato, el Arrendador, después de 10 (diez) días calendario contados a partir del día siguiente a la fecha en que hubiera notificado por escrito al Arrendatario acerca de su incumplimiento (salvo en caso de emergencia) y sin que ello implique renuncia o liberación del cumplimiento de las obligaciones del Arrendatario conforme a este Contrato, podrá, sin estar obligado a ello, llevar a cabo cualquier acto con el propósito de solventar el incumplimiento del Arrendatario. Cualquier cantidad pagada por el Arrendador para el cumplimiento de las obligaciones del Arrendatario, serán por cuenta del Arrendatario y dichos costos serán reembolsados dentro de los 5 (cinco) días hábiles posteriores a la recepción de la documentación respectiva. En caso de que el Arrendatario no lleve a cabo dicho reembolso puntualmente, entonces, el Arrendatario deberá pagar al Arrendador intereses moratorios a una tasa igual a la establecida en el Inciso 4.06 anterior y dichas cantidades se entenderán también garantizadas por el Depósito en Garantía y por la Fianza (según dicho término se define más adelante).

Inciso 6.05. Cumplimiento de las Obligaciones del Arrendador por el Arrendatario. En el caso de que el Arrendador incumpla con las obligaciones que a su cargo derivan de este Contrato, el Arrendatario, después de 10 (diez) días calendario contados a partir del día siguiente a la fecha en que hubiera notificado por escrito al Arrendador acerca de su guaranteed by the Security Deposit and the Guaranty (as such term is defined below).

Section 6.05. Compliance of Landlord’s Obligations by Tenant. In case that the Landlord fails to comply with its obligations hereunder, the Tenant after 10 (ten) calendar days following the day next to that in which the Landlord had been notified in writing on the corresponding breach (except in case of emergency) and without implying a waiver or release to the compliance of such obligations by Landlord pursuant to this Agreement, may, without being obliged to do so, carry out any action to cure such breach. Any amount paid by the Tenant to cure any breach by the Landlord, shall be on the account of the Landlord and such costs shall be reimbursed by the Landlord within the 5 (five) business days following the date in which Landlord received the related evidence. Should the Landlord fail to timely reimburse the corresponding amounts, then, the Landlord shall pay to Landlord default interests at the rate set forth in Section 4.06 above.

incumplimiento (salvo en caso de emergencia) y sin que ello implique renuncia o liberación del cumplimiento de las obligaciones del Arrendador conforme a este Contrato, podrá, sin estar obligado a ello, llevar a cabo cualquier acto para cumplir con las obligaciones incumplidas por el Arrendador. Cualquier cantidad pagada por el Arrendatario para el cumplimiento de las obligaciones del Arrendador, serán por cuenta del Arrendador y dichos costos serán reembolsados dentro de los 5 (cinco) días hábiles posteriores a la recepción de la documentación respectiva. En caso de que el Arrendador no lleve a cabo dicho reembolso puntualmente, entonces, el Arrendador deberá pagar al Arrendatario intereses moratorios a una tasa igual a la establecida en el Inciso 4.06 anterior.

CLÁUSULA VII

Obligaciones Ambientales

Inciso 7.01. Obligaciones Ambientales. (A) El Arrendador declara que, hasta donde es de su conocimiento, hasta antes de la Fecha de Inicio del Arrendamiento, el Inmueble no ha contenido asbestos, transformadores de Bifenilos Policlorados (BPC) o cualquier otro Material Peligroso (según dicho término se define más adelante), o presentado alguna Condición de Contaminación (según dicho término se define más adelante), ni tampoco existen o han existido tanques subterráneos de almacenamiento diferentes de tanques de agua potable, ni se ha llevado a cabo cualquier almacenamiento, tratamiento, uso, disposición, descarga o descarga potencial descarga de cualquier Material Peligroso (según dicho término se define más adelante) en, dentro, debajo, alrededor, en el perímetro o cerca del Inmueble que pudiera causar una Condición de Contaminación (según dicho término se define más adelante) en el Inmueble.

El Arrendador conviene y se obliga a indemnizar y mantener al Arrendatario y a sus respectivos accionistas, directores, agentes, empleados, sucesores, delegados fiduciarios,

CLAUSE VII

Environmental Obligations

Section 7.01. Environmental Obligations. (A) The Landlord hereby warrants and represents that up to the Lease Commencement Date, the Premises do not contain asbestos, Polychlorinated Biphenyls (PCBs) transformers, or other Hazardous Materials (as such term is defined below), or present any Contamination Condition (as such term is defined below) or underground storage tanks different from water tanks, nor has been used to keep, treat, use, dispose, release or potential release of any Hazardous Materials (as such term is defined below) in, within, below, in the surroundings, in the perimeter, or nearby the Premises, that may cause a Contamination Condition (as such term is defined below) of the Premises.

The Landlord covenants and agrees to indemnify and hold harmless Tenant and its respective shareholders, directors, officers, employees, trustee delegates, successors, legal representantes y cesionarios, libres y a salvo de cualquier reclamación, daño, responsabilidad, pérdida, resolución, acuerdo y costos (incluyendo sin limitación, honorarios razonables y documentados de abogados y gastos) en relación con la liberación o descarga de Materiales Peligrosos (según dicho término se define más adelante) derivados de, o resultantes de, o en cualquier forma relacionados con, (i) violaciones a la Legislación Ambiental (según dicho término se define más adelante) previo a, y durante el período durante el cual se realicen mejoras al Inmueble, y (ii) contaminación del Inmueble por el Arrendador, sus directores, funcionarios, empleados, asesores, representantes, contratistas, factores, dependientes, visitantes o cualquier otra persona por la que el Arrendador sea legalmente responsable durante el Plazo o la(s) Prórroga(s). La presente indemnización estará limitada al monto que corresponda a las multas y gastos relacionados con cualquier sanción impuesta por las autoridades gubernamentales en materia ambiental, más los costos de las remediaciones que sean necesarias para corregir el incumplimiento de que se trate y los costos documentados efectivamente erogados por la parte que tenga derecho a dicha indemnización.

(B) El Arrendatario, a su costa, se obliga a, y garantiza que, durante el Plazo y la(s) Prórroga(s), el Inmueble será mantenido y las operaciones del Arrendatario en el Inmueble serán conducidas de acuerdo a la Legislación Ambiental (según dicho término se define más adelante), que el Arrendatario no procesará, combinará, de ninguna forma utilizará, almacenará, desechará, derramará, reciclará, introducirá ni permitirá que se introduzca al Inmueble ningún Material Peligroso (según dicho término se define más adelante) o considerado como contaminante por la Legislación Ambiental (según dicho término se define más adelante).

El almacenamiento temporal de sustancias

representatives and assigns from and against all claims, damages, liabilities, losses, judgments, settlements and costs (including, without limitation, reasonable attorney's fees and expenses) in connection with Hazardous Materials (as such term is defined below) arising out of, or resulting from: (i) violations to the Environmental Law (as such term is defined below) before and during the period in which the improvements are made to the Premises and (ii) contamination of the Premises by the Landlord or by its directors, officers, employees, consultants, representatives, contractors, managers, visitors or any other person for which the Landlord is legally responsible during the Term and the Extension(s).This indemnification shall be limited to the amount corresponding to the fines and expenses related to any sanction imposed by any governmental authority in environmental matters, plus the costs related to the remediation actions necessary to correct the relevant breach, and the documented costs effectively incurred by the party having the right to be indemnified.

(B) Tenant covenants and agrees that, at its own cost, that throughout the Term and the Extension(s), the Premises will be maintained and Tenant’s operation will be conducted in accordance with the Environmental Law, (as such term is defined below), that Tenant will not process, combine, in any manner use, keep, dispose, spill, recycle or introduce or allow to be introduced at the Premises, any Hazardous Materials (as such term is defined below) or any material considered as contaminant by the Environmental Law (as such term is defined below).

The use or temporal storage of hazardous materials used in the ordinary process of the Tenant or those used for cleaning of the peligrosas utilizadas en el proceso ordinario del Arrendatario o de aquellas sustancias utilizadas para fines de limpieza del Inmueble, no implicarán un incumplimiento del Arrendatario conforme a este Inciso 8.01 (B), siempre y cuando, dichas sustancias sean manejadas con el cuidado debido y se encuentren en volúmenes acordes para su uso.

(C) En caso de así requerirlo el negocio o industria del Arrendatario a ser instalado en el Inmueble, éste realizará a su cargo todos y cada uno de los estudios de riesgo ambiental, impacto ambiental, reportes previos, reportes continuos, permisos para emisiones al ambiente de cualquier tipo y aquellos otros que de conformidad con la Legislación Ambiental (según dicho término se define más adelante) se requieran, y deberá entregar al Arrendador copias de dichos documentos dentro de los 10 (diez) días calendario siguientes al requerimiento escrito del Arrendador.

Asimismo, el Arrendatario se obliga a contratar por su cuenta y riesgo, los servicios de disposición de Materiales Peligrosos (según dicho término se define más adelante) que su negocio o industria requiera, debiendo entregar al Arrendador, previa solicitud por escrito de este último, evidencia de que los Materiales Peligrosos (según dicho término se define más adelante) producidos por el Arrendatario han sido dispuestos en términos de la Legislación Ambiental (según dicho término se define más adelante).

(D) El Arrendatario, a su costa, se obliga a entregar al Arrendador dentro de los 30 (treinta) días naturales siguientes a la fecha de terminación, ya sea anticipada o programada, del presente Contrato un estudio ambiental denominado Environmental Site Assessment phase 1 or phase 2 dependiendo de las actividades llevadas a cabo por el Arrendatario ene l Inmueble, elaborado con base en la norma ASTM E 1527 – 05 en su última edición, emitido por un auditor ambiental independiente, que refleje que durante el Plazo

Premises, will not imply a breach by Tenant to this Section 8.01 (B), as long as, such substances are being managed with the due care and are in reasonable volumes for their intended use.

(C) In case it is required by the business or industry of the Tenant to be installed in the Premises, the Tenant will perform at its expense each and all of the studies of environmental risk and environmental impact, previous or continuous reports as required pursuant to the Environmental Law (as such term is defined below), and must deliver to Landlord copies of all of said studies within the ten (10) calendar days following the written request of the Landlord.

Likewise, the Tenant hereby agrees to hire and maintain, at its own cost and expense, Hazardous Materials (as such term is defined below) collection services that its business or industry requires, having to deliver to Landlord, upon written request by the latter, evidence that the Hazardous Materials (as such term is defined below) have been disposed according to the Environmental Law (as such term is defined below).

(D) Tenant agrees, at its cost, to provide to Landlord, within the 30 (thirty) calendar days following the termination, whether scheduled or anticipated, of this Agreement, a environmental report known as Environmental Site Assessment phase 1 or phase 2 depending on the activities carried out by the Tenant at the Premises, based on norm ASTM E 1527 – 05 in its last edition, issued by and independent environmental auditor, that will evidence that during the Term and the Extension(s), the Tenant complied with its obligations derived from the Environmental Law (as such term is defined below), allowing the Tenant the access

y la(s) Prórroga(s), el Arrendatario dio cumplimiento a sus obligaciones derivadas de la Legislación Ambiental (según dicho término se define más adelante), permitiendo en su caso el Arrendador al Arrendatario el acceso al Inmueble únicamente para este fin. En caso de que dicho estudio refleje la necesidad de llevar a cabo estudios adicionales y/o Acciones de Remediación (según dicho término se define más adelante), el Arrendatario se obliga a llevar a cabo todos dichos estudios adicionales y/o Acciones de Remediación (según dicho término se define más adelante) necesarias para que el Inmueble cumpla con lo previsto en la Legislación Ambiental (según dicho término se define más adelante).

En la medida en que lo exija la Legislación Ambiental (según dicho término se define más adelante), será responsabilidad del Arrendatario el informar a las autoridades ambientales acerca de la terminación, ya sea anticipada o programada, de este Contrato y la suspensión de sus actividades en el Inmueble, dando para ello los avisos de abandono de sitio que sean necesarios (en caso de que se requieran), copias de los cuales, junto con los acuerdos de archivo emitidos por las autoridades ambientales, deberán ser entregados al Arrendador a más tardar el día hábil anterior a la fecha en la que el Arrendador deba de devolver el Depósito en Garantía conforme a lo previsto en el Inciso 5.03 anterior; en el entendido de que, en caso que el Arrendatario incumpla con su obligación de entregar los documentos previstos en este apartado (D) en dicha fecha, el Arrendador se entenderá para todos los efectos como irrevocablemente autorizado por el Arrendatario para aplicar hasta donde alcance el Depósito en Garantía para efectos de dar dichos avisos a las autoridades y llevar a cabo cualquier acto necesario para tal efecto, en caso de que el Depósito en Garantía fuere insuficiente para tal propósito el Arrendatario conviene en pagar al Arrendador cualquier cantidad adicional que el Arrendador hubiera gastado para dicho fin, contra entrega de los to the Premises for such purposes. In case that such assessment reflects the need to carry out additional studies and/or Remedial Actions (as such term is defined below), the Tenant binds itself to make those additional studies and /or Remedial Actions (as such term is defined below) necessary for the Premises to comply with the Environmental Law (as such term is defined below).

To the extent required by Environmental Law (as such term is defined below), Tenant shall be responsible for notifying the environmental authorities of the termination, whether scheduled or anticipated of this Agreement) and the termination of its activities at the Premises, by giving the site abandonment notices that may be necessary (if required), copies of which, along with the corresponding resolutions issued by the environmental authorities, shall be delivered to the Landlord at the latest on the day before the date in which the Landlord should return the Security Deposit pursuant to that provided in Section 5.03 above; provided that in case that the Tenant fails to deliver the documents referred to in this section (D), the Landlord shall be considered as irrevocably authorized by the Tenant to use the Security Deposit up to its limit to give all such notices to the authorities and to carry out any action required to that effect, in case that the Security Deposit be insufficient for such purposes, then Tenant agrees to pay to Landlord, any additional amount paid by the Landlord to that end, against delivery of the corresponding evidence. Delay in such payment shall bind the Tenant to pay default interest at the rate set forth in Section 3.06 above and shall also be guaranteed by the Guaranty (as such term is defined below).

comprobantes correspondientes. El retraso en dicho pago, obligará al Arrendatario al pago de intereses moratorios conforme a la tasa establecida en el Inciso 3.06 anterior y estará garantizado además por la Fianza (según dicho término se define más adelante).

(E) El Arrendatario en este acto conviene y se obliga a defender, indemnizar y mantener al Arrendador y a sus respectivos accionistas, socios, sucesores, cesionarios, directores, empleados, agentes, representantes, subsidiarias, afiliadas, delegados fiduciarios, factores y dependientes, libres, en paz y a salvo respecto de cualquier reclamación, daño, responsabilidad, pérdida, resolución, transacción, multas, penalidades, gastos y costos (incluyendo sin limitar honorarios razonables y documentados de abogados y gastos) y gastos derivados de las Acciones de Remediación (según dicho término se define más adelante) en relación con Materiales Peligrosos (según dicho término se define más adelante) o contaminantes o cualesquiera Condiciones de Contaminación (según dicho término se define más adelante) o contaminación, derivados o resultantes de, o en cualquier forma relacionados con: (i) la posesión del Inmueble por parte del Arrendatario, o (ii) las actividades del Arrendatario en el Inmueble durante el Plazo y la(s) Prórroga(s), o (iii) cualquier elemento reflejado en el estudio ambiental o en el aviso de abandono de sitio a que se refiere el párrafo D) anterior, que sean atribuibles a la posesión del Inmueble por el Arrendatario o a sus actividades en el mismo, o (iv) cualesquiera violaciones del Arrendatario respecto de la Legislación Ambiental (según dicho término se define más adelante).

Para los efectos de este Contrato, los siguientes términos tendrán los significados que a continuación se les atribuyen:

“Acciones de Remediación” significa todas las medidas necesarias para efectos de dar cumplimiento o liberar cualquier obligación a la

(E) Tenant hereby agrees to indemnify, defend and hold the Landlord and its respective shareholders, partners, successors, assignees, directors, employees, agents, representatives, subsidiaries, trustee delegates, affiliates and managers harmless with respect to any and all claims, damages, liabilities, losses, resolutions, transactions, fines, costs and expenses (including without limitation reasonable and documented attorney fees and expenses) and expenses related to Remedial Actions (as such term is defined below) in connection with Hazardous Materials (as such term is defined below) or contaminating materials or any Contamination Conditions (as such term is defined below), arising out of or resulting from: (i) Tenant’s possession of the Premises, or (ii) Tenant’s activities at the Premises during the Term and its Extension(s), or (iii) any issue reflected at the environmental study or at the site abandonment notice referred to in paragraph D) above, attributable to Tenant’s possession of, or activities at the Premises, or (iv) any violations by the Tenant to the Environmental Law (as such term is defined below).

For purposes of this Agreement, the following terms will have the meanings set forth herein:

“Remedial Actions” means all measures needed to comply or release any obligation according to the Environmental Law to (i) clean, remove, treat, repair, contain, eliminate, cover or in any other way adjust or regulate the Hazardous Materials in indoors or outdoors, (ii) prevent or control the release of Hazardous Materials in a way that impedes its

Legislación Ambiental, para (i) limpiar, remover, tratar, reparar, contener, eliminar, cubrir o de cualquier otra manera ajustar o regular los Materiales Peligrosos en áreas internas o externas, (ii) prevenir o controlar las liberaciones de Materiales Peligrosos de tal forma que se impida su migración, o acción perjudicial o amenaza a la salud, bienestar o en el medio ambiente, o (iii) llevar a cabo estudios o análisis para adoptar acciones correctivas, o proceder con investigaciones, estudios de restauración o reparación y estudios para adoptar acciones correctivas posteriores (o trabajo de limpieza posterior), evaluaciones, pruebas y supervisión en, o en las inmediaciones del Inmueble.

“Condición de Contaminación” significa, con respecto al Inmueble: (i) condiciones, actividades permanentes u omisiones en actuar, que contravengan la Legislación Ambiental, o que hayan tenido como resultado, o que desde un punto de vista razonable, amenacen resultar en una liberación de Materiales Peligrosos, (ii) condiciones resultantes de liberaciones previas de Materiales Peligrosos que hayan contaminado o que, desde un punto de vista razonable, amenacen contaminar el suelo, subsuelo, aire, el medio ambiente en general, el agua ya sea superficial o subterránea, y (iii) condiciones que, desde un punto de vista razonable, amenacen tener como resultado la exposición humana potencialmente dañina a Materiales Peligrosos.

“Legislación Ambiental” significa todas las leyes, reglamentos, decretos, normas, ordenamientos o resoluciones federales, estatales o municipales que en el presente o en el futuro se dicten para efectos de regular aspectos en materia de, recursos ambientales o naturales, o para regular todo lo relativo a contaminantes, incluyendo aquellas leyes sobre el uso, generación, almacenaje, remoción, recuperación, tratamiento, manejo, transportación, disposición, control, descarga o exposición a contaminantes, que apliquen o migration, or prejudicial effect, or threat to health, wealth or environment, or (iii) to conduct studies or analysis in order to adopt corrective actions, or proceed with investigations, reparation or restoration studies and studies to adopt future corrective actions (or future cleaning work), evaluations, testing and supervision at or near the Premises.

“Contamination Condition” means, with respect to the Premises: (i) conditions, permanent activities or omissions, contrary to the Environmental Law, or have resulted, or from a reasonable point of view, threaten to result in a release of Hazardous Materials, (ii) existent conditions as a result of previous releases of Hazardous Materials that had contaminated or that, from a reasonable point of view, threaten to contaminate the ground, water, or underground water, and (iii) existent conditions that, from a reasonable point of view, threaten to result in human exposure to Hazardous Materials.

“Environmental Law” means any laws, regulations, decrees, standards, ordinances or resolutions of federal, state or municipal nature currently in effect or that may be in effect in the future to regulate environmental or natural resources, or to regulate everything regarding contaminants, including those laws applicable to the use, generation, storage, removal, recovery, treatment, management, transportation, disposal, control, discharge or exposure of contaminants, applicable or that may apply to the Park and/or to the Tenant's activities. The term Environmental Laws includes, without limitation, the Civil Code for the State of /*/, the General Law on Ecologic Balance and Environmental Protection, the Federal Law on Environmental Responsibility, the General Law to Prevent Waste and Integral

puedan aplicar al Parque y/o a las actividades del Arrendatario. El término Legislación Ambiental incluye sin limitar, el Código Civil para el estado de /*/, la Ley General del Equilibrio Ecológico y la Protección al Ambiente, Ley Federal de Responsabilidad Ambiental, la Ley General para la Prevención y Gestión Integral de los Residuos, la Ley de Aguas Nacionales, la Ley de Agua para el estado de /*/, la Ley de Protección Civil para el estado de /*/, el Reglamento para la Gestión de Integral de Residuos del estado de /*/, así como las Normas Oficiales Mexicanas: NOM-001-SEMARNAT-1997, NOM-002-SEMARNAT-1996, NOM-052-SEMARNAT-2005, NOM-053-SEMARNAT-1993, NOM-081-SEMARNAT-1994, NOM-138-SEMARNAT/SS-2003, y NOM-147-SEMARNAT-SSA1-2004 (así como los lineamientos internos utilizados por la Procuraduría Federal de Protección al Ambiente para suelos contaminados y su remediación) y las modificaciones, reformas y adiciones a las mismas.

“Materiales Peligrosos” significa cualquier desperdicio tóxico, contaminante, sustancia peligrosa, sustancia tóxica, basura, desperdicio especial, petróleo, sustancias, residuos o desperdicios derivados del petróleo, sustancias, residuos o desperdicios radioactivos, ya sea en forma líquida, sólida o gaseosa, o cualquier elemento constituido de dicha sustancia, residuo o desperdicio, o cualquier otra sustancia o materia regulada o definida en la Legislación Ambiental, incluyendo, sin limitar, desperdicios, residuos, materiales o sustancias que: (i) se les denomine “Material Peligroso” y/o “Desperdicio Peligroso” y/o “Residuos Peligrosos”, de conformidad con la Legislación Ambiental, o (ii) aparezcan listados o caracterizados y considerados como “Peligrosos” conforme a las Normas Oficiales Mexicanas que sean aplicables, o (iii) sean designados y considerados como “desperdicios peligrosos” en términos de la Legislación Ambiental, o (iv) tengan características corrosivas, radioactivas, explosivas, tóxicas, inflamables, o biológicamente infecciosas.

Management Thereof, the Domestic Water Law, the Water Law for the State of /*/, the Civil Protection Law for the State of /*/, the Regulations for Integral Management of Waste for the State of /*/, as well as Mexican Official Standards: NOM-001-SEMARNAT-1997, NOM-002-SEMARNAT-1996, NOM-052-SEMARNAT-2005, NOM-053-SEMARNAT-1993, NOM-081-SEMARNAT-1994, NOM-138-SEMARNAT/SS-2003, and NOM-147-SEMARNAT-SSA1-2004 (as well as internal guidelines used by the Federal Environmental Protection Agency for contaminated soil and remediation), and amendments, modifications and additions thereto.

“Hazardous Materials” means any toxic waste, contaminant, dangerous substance, toxic substance, waste, special waste, petroleum, substances or waste derived from petroleum, radioactive substances or waste, whether liquid, solid or in gaseous form, or any element elaborated with such substance, trace or waste, or any other substance or material regulated or defined in the Environmental Law, including, without limitation, waste, traces, materials or substances which: (i) are defined as “Hazardous Material” and/or “Hazardous Waste” and/or “Hazardous Traces”, in accordance with the Environmental Law, or (ii) appear listed or characterized and considered like “Dangerous” by the Official Mexican Norms NOM-052-SEMARNAT-2005 and NOM-053-SEMARNAT-1993, or (iii) are designated and considered as “Hazardous Waste” in terms of the Environmental Law, or (iv) have corrosives, radioactive, explosive, toxic, flammable, biological infectious characteristics.

CLÁUSULA VIII

Rescisión

Inciso 8.01. Rescisión por el Arrendador. En el supuesto de que cualquier de los siguientes eventos (cada una, una “Causa de Rescisión”) ocurra:

i.  El Arrendatario omita o se atrase en el pago de la renta conforme a la Cláusula IV de este Contrato y dicha omisión o retraso permanezca sin ser subsanado por un periodo de 5 (cinco) días naturales siguientes a la fecha en que el Arrendador le hubiera notificado por escrito al Arrendatario; o

ii.  El Arrendatario ceda los derechos que le derivan del presente Contrato o subarriende ya sea parcial o totalmente el Inmueble, o de cualquier otra forma conceda el uso, posesión o goce parcial o total del Inmueble a terceros: (a) de manera distinta a la permitida en este Contrato o (b) sin el consentimiento previo y por escrito del Arrendador para tal efecto; o

iii.  El Arrendatario lleve a cabo cualquier obra en, o modificación al Inmueble, excepto según se permite conforme a este Contrato; o

iv.  El Arrendatario destine el Inmueble a cualquier uso distinto al establecido en el Inciso 1.03 anterior, o utilice el Inmueble para almacenar, ocultar y/o mezclar bienes de procedencia ilícita o producto de actividades ilícitas; que sean instrumento, objeto o producto de un delito; producto de delitos patrimoniales o de delincuencia organizada; que estén siendo utilizados para la comisión de un delito; o de cualquier manera relacionados o vinculados con delitos. En este caso la rescisión operará de manera inmediata

CLAUSE VIII

Rescission

Section 8.01. Rescission by Landlord. In the case that any of the following events (each a “Cause of Rescission”) occurs:

i.  Tenant fails or delays in the payment of the rent pursuant to Clause IV of this Agreement, and such omission or delay remains uncured for a period of 5 (five) calendar days following the date in which the Landlord had notified in writing to the Tenant; or

ii.  The Tenant assigns its rights from this Agreement or subleases, whether partially or totally the Premises, or in any other manner grants the use, possession or enjoyment of the Premises, whether partially or totally to third parties, (a) in a way different to that permitted hereunder, or (b) without the previous written consent of the Landlord to that effect; or

iii.  The Tenant carries out any work or modification to the Premises, except as permitted in accordance to this Agreement; or

iv.  The Tenant uses the Premises in a manner different from that established in Section 1.03 above, or uses the Premises to store, hide and/or mix goods of illegal origin, instrument, object or product of a crime; product of economic crimes or organized crime; be utilized to commit a crime; or in any manner related to crimes. In this case the rescission shall operate immediately without any cure period; or

v.  The Tenant breaches any of the provisions of the Park Regulations and such breach remains uncured or without being contested, for a period of 15 (fifteen)

sin que exista plazo para remediación; o

v.  El Arrendatario incumpla con cualquiera de las disposiciones del Reglamento del Parque, y dicho incumplimiento subsista sin ser subsanado o haber sido formalmente impugnado durante un período mayor a 15 (quince) días naturales siguientes a la fecha en que el Arrendador o el administrador del Parque le notifiquen acerca de dicho incumplimiento; o

vi.  El Arrendatario se oponga o de cualquier otra forma impida el acceso a las personas designadas por el Arrendador para inspeccionar el Inmueble según se establece en el Inciso 5.03, o para llevar a cabo los trabajos de reparación a que se refiere el Inciso 5.07 de este Contrato; o

vii.  El Arrendatario incumpla con cualquiera otra de sus obligaciones conforme al presente Contrato (diferentes a la falta de pago a que se hace referencia en el párrafo (i) de este Inciso y al uso del Inmueble que se describe en el párrafo (iv) de este Inciso) y dicho incumplimiento permanezca sin ser subsanado durante más de treinta (30) días naturales siguientes a la fecha en que dicho incumplimiento hubiere sido notificado por parte del Arrendador al Arrendatario; o

viii.  El Arrendatario incumpla generalizadamente con el pago de sus obligaciones, conforme al Artículo 9 de la Ley de Concursos Mercantiles, o admita expresamente su inhabilidad para liquidar sus deudas en lo general, o lleve a cabo una cesión en beneficio de acreedores; o el Arrendatario sea declarado en concurso mercantil, entre en estado liquidación o disolución, o calendar days following the date in which the Landlord or the administrator of the Park notified Tenant about such breach; or

vi.  The Tenant opposes or in any manner impedes the access to the Premises to the persons appointed by the Landlord pursuant to Section 5.03 above, or to carry out the repair works referred to in Section 5.07 of this Agreement; or

vii.  The Tenant breaches any other of its obligations under this Agreement (different to the lack of payment referred to in paragraph (i) of this Section and the use of the Premises described in paragraph (iv) of this Section) and such breach remains uncured during more than 30 (thirty) calendar days following the date in which such breach had been notified by Landlord to Tenant; or

viii.  Tenant’s general failure to pay its obligations, as defined in Article 9 of the Commercial Reorganization and Bankruptcy Law, or expressly admits its inability to pay its debts in general, or makes an assignment for the benefit of its creditors; or the Tenant is declared in bankruptcy, commercial insolvency, liquidation or dissolution, or that it requests an order of suspension or designation of a trustee, fiduciary or any other intervening officer of the Tenant or any substantial part of its property; or the Tenant, through its shareholders meeting or board of directors or in any other manner, resolves through the necessary corporate acts, to authorize any of the events described in this paragraph viii; or any competent authority declares a stay or payment stop, for any reason, of the Tenant’s debts; or

ix.  The Tenant abandons the Premises; however, a temporary stop of operations during which security personnel is que pretenda una orden de suspensión o designación de un síndico, fiduciario, o cualquier otro funcionario interventor del Arrendatario o de cualquier parte substancial de sus activos; o el Arrendatario, a través de su asamblea de accionistas o consejo de administración o de cualquier otra forma, resuelva mediante los actos corporativos necesarios autorizar cualquiera de los eventos que se describen en este párrafo viii; o cualquier autoridad competente declare una moratoria o suspensión de pagos, por cualquier causa, de las deudas del Arrendatario; o

ix.  El Arrendatario abandone el Inmueble; sin embargo, un paro temporal de operaciones durante el cual se mantenga personal de seguridad en el Inmueble, se continúe con el cumplimiento de las obligaciones al amparo del presente Contrato, incluyendo sin limitar las obligaciones de pago de rentas y de mantenimiento del Inmueble, no será considerado como “abandono”; o

x.   Se genere cualquier gravamen sobre el Inmueble o cualquier parte del mismo, o se entable cualquier reclamación derivada de cualquier obra o instalación llevada a cabo por el Arrendatario o a nombre de éste, ya sea que dicha obra o instalación hubiere sido o no autorizada por el Arrendador conforme a lo previsto en este Contrato, y el Arrendatario no cancelara el gravamen o resolviera la reclamación de que se trate dentro de los treinta (30) días naturales siguientes a la fecha en que dicho gravamen hubiere sido creado o dicha reclamación iniciada.

Entonces, el Arrendador podrá, mediante aviso por escrito al Arrendatario con 30 (treinta) días maintained at the Premises, and continues complying with its obligations under this Agreement, including without limitation the rental payments and maintenance of the Premises, shall not be considered as abandonment; or

x.    Any lien arises over the Premises or any part thereof, or any claim is filed, derived from any work, job or installation carried out by Tenant or in its name, regardless of whether such work had been authorized or not by the Landlord according to the provisions herein, and the Tenant does not cancel the lien or resolve the claim within thirty (30) calendar days following the date on which such lien was created or such claim brought.

Then, the Landlord may, through written notice to the Tenant with at least 30 (thirty) calendar days in advance, rescind this Agreement, clearly identifying the Cause of Rescission; in which case, this Agreement shall be considered as terminated on the thirtieth day following the date of the notice, without the need of presentation, demand, judicial declaration, protest or additional notice of any kind, all of which, in the most ample way permitted by law, is hereby waived by the Tenant, and the Tenant will have to (i) deliver the possession of the Premises on the date the rescission of this Agreement becomes effective, (ii) comply with all provisions of this Agreement related to the delivery of the Premises including its obligations under Section 7.01 of this Agreement, and (iii) pay the penalty set forth in Section 8.02 below and any other amount that pursuant to this Agreement should be paid by to the Landlord. Any rescission notice by the Landlord pursuant to this Section 8.01 shall be without effect if within such 30 (thirty) calendar days period, the Tenant cures the corresponding Cause of Rescission. In the case of delay or omission in rental payments, the only manner for the Tenant to suspend the rescission of this Agreement shall be delivering to Landlord the due and unpaid amount along with the corresponding interests pursuant to that set forth in Section 4.06 of this Agreement, within the period established in number (i) of this Section.

naturales de anticipación, rescindir el presente Contrato, identificando claramente la Causa de Rescisión; en cuyo caso, el presente Contrato se tendrá por terminado precisamente el trigésimo día (30) siguiente a la fecha de la notificación, sin necesidad de presentación, demanda, declaración judicial, protesto o aviso adicional de cualquier naturaleza, a todo lo cual, de la manera más amplia permitida por la legislación aplicable, el Arrendatario renuncia expresamente en este acto, debiendo el Arrendatario (i) hacer entrega de la posesión del Inmueble en la fecha en que la rescisión de este Contrato surta sus efectos, (ii) dar cumplimiento a todas las disposiciones de este Contrato en lo relativo a la entrega del Inmueble, incluyendo su obligación conforme al Inciso 7.01 de este Contrato, y (iii) pagar la penalidad que se establece en el Inciso 8.02 siguiente y cualquier otra cantidad que conforme a este Contrato deba al Arrendador. Cualquier aviso de rescisión dado por el Arrendador conforme a este Inciso 8.01 quedará sin efecto inmediatamente, si el Arrendatario subsana la Causa de Rescisión correspondiente dentro de dicho periodo de 30 (treinta) días naturales. En el caso de retraso u omisión en el pago de rentas, la única manera que tendrá el Arrendatario de suspender la rescisión de este Contrato, será exhibiendo al Arrendador el comprobante de pago íntegro de la cantidad debida y no pagada, junto con los intereses aplicables de acuerdo a lo previsto en el Inciso 4.06 de este Contrato dentro del plazo establecido en el numeral (i) de este Inciso.

El hecho de que cualquier aviso de rescisión quede sin efecto conforme a lo previsto en el párrafo anterior, no impedirá al Arrendador dar nuevos avisos por la misma o diferentes Causas de Rescisión en el caso de que se actualicen los supuestos correspondientes después de que el aviso de rescisión anterior hubiera quedado sin efecto.

Inciso 8.02. Penalidad en caso de Rescisión por el Arrendador. Toda vez que el presente Contrato se celebra por un plazo forzoso y el

The fact that any rescission notice be without effect pursuant to that provided for in the paragraph above, shall not impede the Landlord to give new rescission notices for the same or for different Causes of Rescission in case that the same are applicable after the last rescission notice became uneffective.

Section 8.02. Penalty in case of Rescission by the Landlord. Since this Agreement is being entered into for a mandatory term and the monthly payment of the rents is just a form of paying the full consideration for the use and enjoyment of the Premises pursuant to this Agreement, in the case that the same is rescinded by the Landlord as per the provisions of Section 8.01 above, the Tenant shall pay to the Landlord a penalty for rescission equivalent to the amount of nominal pending rents for the Term or for the Extension in effect at the time the rescission of this Agreement becomes effective.

The Tenant agrees and binds to pay to the Landlord the penalty for rescission set forth in this Section 8.02, in one single payment on the date in which the possession of the Premises is returned to the Landlord pursuant to that set forth in Section 8.01 above, notwithstanding that established in Section 8.04 below.

Section 8.03. Rescission by Tenant. In the event of default by the Landlord to its obligations hereunder and provided that such default remains without being cured for more than 45 (forty five) calendar days, from the date in which the Tenant notified the Landlord about such breach, or if such breach cannot be cured within such 45 (forty five) calendar days period, that Landlord fails to undertake the necessary actions to start curing such breach (including the realization of temporary repairs) within the 45 (forty five) calendar days period following the date of the above mentioned term and pago mensual de las rentas es sólo una manera de hacer el pago por la contraprestación total por el uso y goce del Inmueble conforme a este Contrato, en el supuesto de que el presente Contrato sea rescindido por el Arrendador según se establece en el Inciso 8.01 anterior, el Arrendatario deberá pagar al Arrendador por concepto de penalidad por rescisión, un monto igual a las rentas nominales pendientes por devengar en el Plazo o en la Prórroga en vigor, al momento en que la rescisión de este Contrato surta sus efectos.

El Arrendatario conviene y se obliga a pagar al Arrendador la penalidad por rescisión establecida en este Inciso 8.02, en un solo pago en la fecha en que devuelva la posesión del Inmueble al Arrendador conforme a lo previsto en el penúltimo párrafo del Inciso 8.01 anterior, no obstante lo previsto en el Inciso 8.04 siguiente.

Inciso 8.03. Rescisión por el Arrendatario. En el supuesto de incumplimiento por parte del Arrendador respecto de sus obligaciones conforme a este Contrato, y siempre y cuando, dicho incumplimiento permanezca sin ser subsanado por más de cuarenta y cinco (45) días naturales contados a partir de la fecha en que el Arrendatario hubiera notificado al Arrendador sobre dicho incumplimiento; o si dicho incumplimiento no pudiera ser subsanado dentro de dicho período de cuarenta y cinco (45) días naturales, que el Arrendador incumpla con adoptar las medidas necesarias para subsanar el incumplimiento de que se trate (incluyendo sin limitar la realización de reparaciones temporales) dentro de dicho plazo de cuarenta y cinco (45) días naturales aquí mencionado y entregue al Arrendatario evidencia documental al respecto o en el supuesto de que el Arrendador entre en estado de disolución o liquidación o sea declarado en concurso mercantil; el Arrendatario tendrá derecho de: (i) subsanar dicho incumplimiento con cargo al Arrendador, o (ii) rescindir este Contrato dando un simple aviso por escrito al Arrendador con al menos 15 delivers to the Tenant documentary evidence to that respect, or if the Landlord is subject to dissolution or liquidation or declared in bankruptcy, the Tenant shall have the right to: (i) cure such default, or (ii) to rescind this Agreement by simple notice delivered to the Landlord with at least 15 (fifteen) calendar days in advance to the effective date of termination, without the need of presentment, demand, judicial declaration, protest or notice of any nature, to the extent permitted by law.

In no case, the responsibility of the Landlord derived from damages and prejudices caused due to a breach on its side, may exceed the amount of the rents pending to be paid to the Landlord during the Term or the Extension in effect at the time in which the rescission of this Agreement by the Tenant.

Section 8.04. Possession in Case of Abandonment. The parties agree that the fact that the Tenant abandons the Premises shall authorize the Landlord to immediately take possession of the same, without any judicial declaration, in order to avoid damages to the same; as well as to avoid future damages to the Landlord for having the Premises abandoned and in conditions of being possessed by any third party without right to do so.

It is hereby agreed that the possession of the Premises as set forth herein shall not release the Tenant from its responsibility for any damages suffered by the Premises until the date in which the Landlord takes possession of the same, but will do so from those damages caused after such date. To that end, the parties agree that the Landlord must request the

(quince) días naturales de anticipación a la fecha efectiva de terminación, sin necesidad de presentación, demanda, declaración judicial, protesto o aviso adicional de cualquier naturaleza, en la medida permitida por la ley.

En ningún caso, la responsabilidad a cargo del Arrendador derivada de daños y perjuicios causados con motivo de un incumplimiento de su parte, podrá exceder del monto de las rentas pendientes por pagar al Arrendador durante el Plazo o la Prórroga que estuviera en vigor al momento de la rescisión de este Contrato por parte del Arrendatario.

Inciso 8.04. Posesión en caso de Abandono. Las partes convienen que el hecho de que el Arrendatario abandone el Inmueble, autorizará al Arrendador para que de inmediato y sin necesidad de declaración judicial alguna, tome posesión del Inmueble, con el propósito de evitar deterioro y daños al mismo; así como un perjuicio mayor al Arrendador al quedar el Inmueble abandonado y susceptible de ser poseída por cualquier persona sin título legítimo para dicho fin.

Queda convenido que la toma de posesión del Inmueble conforme a lo aquí previsto no relevará al Arrendatario de sus respectivas responsabilidades derivadas de cualquier daño causado al Inmueble hasta la fecha en que el Arrendador tome posesión del Inmueble, pero si respecto de daños causados con posterioridad a la fecha en que el Arrendador hubiere tomado la posesión del Inmueble. Para tales efectos, queda convenido que el Arrendador deberá solicitar la presencia de un fedatario público que haga constar en un instrumento público, el estado en que se encuentra el Inmueble al momento en que el Arrendador toma posesión del mismo y un inventario de los bienes existentes dentro del Inmueble en esa fecha. Los gastos y costos incurridos por el Arrendador al tomar la posesión del Inmueble en los términos establecidos en este Inciso 8.04, correrán a cargo del Arrendatario, quien deberá

presence of a notary public to evidence the state in which the Premises are at that time, and to make an inventory of any goods existing within it at such date. Likewise, the expenses incurred by the Landlord in taking possession of the Premises in the terms set forth in this Section 8.04 shall be borne by the Tenant, who shall reimburse all such costs and expenses to the Landlord within the three (3) days following the date in which Tenant receives the corresponding proofs of payment. The parties acknowledge that the obligation to reimburse the Landlord contained herein is also covered by the the Security Deposit and the Guaranty (as such term is defined below).

The possession of the Premises by the Landlord pursuant to this Section, shall not release Tenant from its responsibility under Section 7.01 above, or from that derived from any breach to its obligations hereunder.

For the purposes of this Section 8.04, the Premises shall be considered as “abandoned” when there is no physical presence of employees, contractors, representatives (including security personnel) or any other person depending or having any type of contractual or labor relationship with the Tenant within the Premises. The Premises shall not be considered “abandoned” as long as rent payments are current, even when there is not physical presence of employees of Tenant therein.

reembolsar todos dichos costos y gastos al Arrendador dentro de los tres (3) días hábiles siguientes a la fecha en que reciba los comprobantes correspondientes. Las partes reconocen que la obligación de reembolso al Arrendador aquí contenida, se encuentra garantizada también por el Depósito de Garantía y por la Fianza (según dicho término se define más adelante).

La toma de posesión del Inmueble por parte del Arrendador conforme a este Inciso, no liberará al Arrendatario de su responsabilidad conforme al Inciso 7.01 anterior, ni de aquella derivada del incumplimiento de sus demás obligaciones conforme a este Contrato.

Para efectos de este Inciso 8.04 se entenderá que el Inmueble ha sido “abandonado” cuando no haya presencia física de empleados, contratistas, representantes (incluyendo personal de seguridad) o persona alguna que dependa o tenga cualquier tipo de relación contractual o laboral con el Arrendatario dentro del Inmueble. El Inmueble no se considerará como “abandonado” en tanto los pagos de renta estén al corriente, aunque no haya presencia física de personal del Arrendatario en la misma.

CLÁUSULA IX

Fianza

Inciso 9.01. Fianza. El Fiador a través de su firma en este Contrato, se constituye en fiador del Arrendatario para con el Arrendador, garantizando absoluta e incondicional todas y cada una de las obligaciones del Arrendatario conforme al presente Contrato (las “Obligaciones”), incluyendo, sin limitar, el pago a su vencimiento, ya sea que dicho pago sea programado o sea anticipado, de todas y cada una de las rentas que se devenguen conforme al presente Contrato, así como de las penas convencionales y demás cargas, costos, gastos y obligaciones de pago del Arrendatario conforme al presente Contrato. En lo sucesivo a la fianza otorgada por el Fiador conforme a

CLAUSE IX

Guaranty

Section 9.01. Guaranty. The Guarantor, through its signature in this Agreement, becomes the guarantor of the Tenant for the benefit of the Landlord, guaranteeing absolutely and unconditionally each and every one of the payment obligations of the Tenant hereunder (the “Obligations”), including, without limitation, payment as due, if said payment is scheduled or accelerated, of each and every one of the rental payments accrued hereunder, as well as other charges, costs, expenses and other payment obligations of the Tenant hereunder. The guaranty granted by the Guarantor under this Paragraph hereinafter will be known as the “Guaranty”.

este párrafo se le denominará, la “Fianza”.

Inciso 9.02. Fianza Absoluta. El Fiador garantiza que las Obligaciones se pagarán y cumplirán estrictamente de acuerdo con los términos del presente Contrato, no obstante cualquier disposición de ley, reglamento, mandamiento, vigente o que en el futuro se dicte en cualquier jurisdicción, que afecte cualquiera de dichos términos o los derechos del Arrendador respecto de los mismos. La responsabilidad del Fiador conforme a este Contrato será subsistente, absoluta e incondicional, no obstante:

i.  El cambio en el tiempo, lugar o la forma de pago, o de cualquier otro término o condición de todas o cualquiera de las Obligaciones, o de cualquier reforma, renuncia o dispensa del presente Contrato, ya sea que cuente o no con la aprobación del Fiador o que el Fiador hubiera sido o no notificado al respecto.

ii.  El cambio, liberación u omisión de perfeccionar cualquier garantía o cualquier liberación, reforma, renuncia o dispensa de los términos de cualquier otra garantía para todas o cualquiera de las Obligaciones.

iii.  Que el Fiador no pueda subrogarse en los derechos y privilegios del Arrendador; o

iv.  Que el Arrendador no requiera judicialmente al Arrendatario el cumplimiento de cualquiera de las Obligaciones, dentro del mes siguiente al vencimiento de cualquiera de dichas Obligaciones o a la fecha en que se vuelvan exigibles, o si habiéndolo hecho, deja de promover en el juicio entablado por un término mayor a 3 (tres) meses calendario.

Esta Fianza subsistirá o será reinstaurada,

Section 9.02. Absolute Guaranty. The Guarantor guarantees that the Obligations will be paid and strictly completed pursuant to the terms of this Agreement, notwithstanding any provision of law, regulation, order, in effect as of the date hereof or in the future in any jurisdiction, which might affect any of said terms or the rights of the Landlord regarding the same. The responsibility of the Guarantor hereunder will be prevailing, absolute and unconditional, notwithstanding:

i.  Change of time, place or form of payment, or of any other term or condition of any or all of the Obligations, or any variation, amendment or exemption to this Agreement, whether or not with the approval of the Guarantor or that the Guarantor had been notified in that regard; and

ii.  Change, discharge or omission from perfecting any guarantee or any discharge, amendment, waiver or exemption of the terms of any other guarantee for any or all of the Obligations.

iii.  That the Guarantor cannot subrogate in the rights and privileges of the Landlord; or

iv.  That the Landlord does not judicially requires payment of any of the Obligations to Tenant within the month immediately following to the date when such Obligations became due, or if having done so, stops any judicial proceeding for a term exceeding 3 según sea el caso, si en cualquier momento, cualquier pago de cualquiera de las Obligaciones tuviere que ser devuelto por el Arrendador por cualquier causa, o por cualquier motivo, todo ello como si dicho pago no hubiera sido hecho.

Inciso 9.03. Renuncia. El Fiador renuncia por este medio a toda diligencia, presentación, requerimiento, protesto, aviso de aceptación respecto a cualquiera de las Obligaciones y a esta Fianza, y a todo requisito de que el Arrendador o cualquiera de sus cesionarios o causahabientes ejercite cualquier derecho o tome cualquier medida en contra del Arrendatario o de cualquier otra persona o entidad, o ejecute cualquier garantía (en su caso), puesto que la intención del Fiador es de renunciar a todo derecho de exigir que se ejerciten o agoten recursos en contra del Arrendatario o de cualquier persona o entidad antes de que se proceda en contra de dicho Fiador, por lo que renuncia expresamente en este acto a los beneficios de orden y excusión, y a los derechos que le otorgan los Artículos /*/ del código civil para el estado de /*/.

Inciso 9.04. Subrogación. El Fiador no podrá ejercitar derecho alguno que sea adquirido por vía de subrogación conforme a esta Fianza o por cualquier hecho derivado de la misma o de cualquier otra manera, hasta que todas las Obligaciones hayan sido íntegramente pagadas y satisfechas conforme a este Contrato. Si cualquier cantidad fuere pagada al Fiador a cuenta de dichos derechos de subrogación en algún momento en el que todavía no hubieren sido totalmente pagadas o satisfechas todas o cualquiera de las Obligaciones, dicha cantidad se mantendrá en depósito para beneficio del Arrendador y se entregará al Arrendador de inmediato para aplicarse al pago de las Obligaciones de conformidad con el presente Contrato. Si (i) el Fiador pagare al Arrendador o cumpliere con todas o cualquier parte de las Obligaciones, y (ii) todas las Obligaciones hubieren sido totalmente pagadas y satisfechas, el Arrendador suscribirá y

(three) calendar months.

This Guaranty will remain in effect or will be reissued, as the case may be, if at any time any payment of any of the Obligations has to be returned by the Landlord for any cause, or for any reason, all as if said payment had not been made.

Section 9.03. Waiver. Guarantor hereby expressly waives to any diligence, presentation, requirement, protest, notice of acceptance of any of the Obligations and to this Guaranty, and to any requirement that the Landlord or any assignee or successor exercise any right or take any action against the Tenant or any other person or entity, or executes any other guarantee (in its case), since it is the intention of the Guarantor to waive to the right to have any rights or resources being exhausted against the Tenant or any other person or entity before being able to proceed against the Guarantor, so hereby waives to the benefits of order and exhaustion and to the rights conferred upon by Articles /*/ of the civil code for the state of /*/.

Section 9.04. Subrogation. Guarantor cannot exercise any right acquired by means of subrogation pursuant to this Guaranty, or by means of any fact deriving of the same, or any other way until all the Obligations have been fully paid, fulfilled and satisfied pursuant to this Agreement. In case any amount is paid to the Guarantor to pay such subrogation rights in a moment in which the Obligations have not been totally paid, fulfilled or satisfied, such amount shall be maintained in deposit for the benefit of the Landlord and will be delivered to the Landlord to be applied to the payment of the Obligations pursuant to this Agreement. If (i) the Guarantor pays to the Landlord or fulfills all or any of the Obligations, and (ii) all entregará al Fiador, a solicitud de éste, documentos apropiados (pero sin recurso, obligación, declaración o garantía alguna), que sean necesarios para hacer constar el traspaso por vía de subrogación a dicho Fiador, de un derecho sobre las Obligaciones como consecuencia de dicho pago o satisfacción de las Obligaciones por parte del Fiador.

Inciso 9.05. Subsistencia de la Fianza. Las obligaciones del Fiador conforme a este Contrato son subsistentes y por lo tanto, (i) subsistirán en pleno vigor y efecto hasta que todas las Obligaciones y todas las cantidades pagaderas por el Arrendatario al Arrendador conforme al presente Contrato hayan sido totalmente pagadas y satisfechas, (ii) obligarán al Fiador, sus sucesores y cesionarios permitidos, y (iii) beneficiarán a y serán exigibles por el Arrendador, sus sucesores, cesionarios y causahabientes.

Inciso 9.06. Pagos. Todos los pagos que el Fiador haga conforme a esta Fianza, serán hechos de conformidad con los términos y condiciones previstos por la Cláusula III de este Contrato

Obligations are totally paid, fulfilled and satisfied, the Landlord will issue and deliver to the Guarantor, upon request, appropriate documents, but without recourse, obligation, declaration or guarantee, that may be necessary to document the assignment by subrogation to said Guarantor, of a right on the Obligations as a consequence of said payment or satisfaction performed by the Guarantor.

Section 9.05 Continuity of Guaranty. The obligations of the Guarantor hereunder are continuous and therefore (i) will continue in full force and effect until all the Obligations and all amounts owed by the Tenant to the Landlord hereunder have been fully paid, or satisfied, (ii) bind the Guarantor, its permitted successors and assignees and (iii) will benefit and be enforceable by the Landlord, its successors and assignees.

Section 9.06. Payments. All the payments made by the Guarantor under this Guaranty, shall be made pursuant to the terms and conditions set forth in Clause IV hereof.

CLÁUSULA X

Varios

Inciso 10.01. Modificaciones. Ninguna modificación de término o condición alguna de este Contrato, y ningún consentimiento o dispensa en relación a cualquiera de dichos términos o condiciones tendrá efecto legal alguno, a menos de que conste por escrito y este suscrito por todas las partes, y aun en dicho caso, dicha modificación, consentimiento o dispensa sólo surtirá efectos para el fin específico para el cual haya sido otorgado.

Ninguna conducta entre las partes, costumbre o práctica de industria, y ninguna evidencia

CLAUSE X

Miscellaneous

Section 10.01. Modifications. No modification of any term or condition herein, nor any consent or exemption to such terms or conditions will be legal, unless it is approved in writing and signed by the legal representatives of all the parties, and even in such case, such modification, consent or exemption will be effective only for the specific purpose for which it has been granted.

No course of conduct among the parties, custom or practice in the industry, and no extrínseca de ningún tipo o naturaleza podrá ser utilizada para la interpretación de este Contrato ni usada para alterar, suplementar o modificar cualquiera de los términos de este Contrato.

Inciso 10.02. Domicilios; Avisos. (A) Las partes convienen que los domicilios que establecen en este Inciso, constituyen sus domicilios para todo lo relacionado con este Contrato, incluyendo cualquier notificación o diligencia derivada de o relacionada con este Contrato y/o el Inmueble.

(B) Todos los avisos y comunicaciones que se requieran en términos de este Contrato, deberán constar por escrito y enviarse (i) por correo certificado con acuse de recibo, o (ii) entregarse personalmente con acuse de recibo, o (iii) entregarse de manera fehaciente, ya sea ante fedatario público o ante dos testigos. Todos los avisos y comunicaciones deberán dirigirse a la parte a quien se pretenda dar dicha notificación o aviso, al domicilio que aparece a continuación, y en su caso, con porte previamente pagado.

Al Arrendador: Bosque de Ciruelos 304, piso 7, Col. Bosques de las Lomas, México, D.F., 11700.

At’n: Director Jurídico

Al Arrendatario: /*/

Al Fiador: /*/

Todos los avisos y comunicaciones así dirigidos y enviados se considerarán entregados en la fecha en que sean efectivamente recibidos por el destinatario según conste en el acuse de recibo o en el instrumento público en el que conste la notificación. Las partes podrán designar un nuevo domicilio para efectos de este Inciso 10.02 notificándolo a las otras partes en la forma prevista por este Inciso con por lo menos 10 (diez) días de anticipación a la fecha de dicho cambio de domicilio, de lo contrario cualquier notificación o diligencia extrinsic evidence of any kind shall be sued for the interpretation of this Agreement, nor used to alter, supplement or modify any of the terms of this Agreement.

Section 10.02. Domiciles; Notices. (A) The parties hereby agree that the domiciles set forth in this Section, constitute their domiciles for everything related to this Agreement, including any notice or legal action derived from or related to this Agreement and/or the Premises.

(B) Any notice and communication required under this Agreement shall be made in writing and sent by (i) certified mail acknowledgement of reception requested, or (ii) delivered in person to the recipient with acknowledgement of receipt, or (iii) delivered before notary public or two witnesses. All such notices and communications shall be sent to the intended recipient to the domiciles below, and in its case, postage prepaid:

To Landlord: Bosque de Ciruelos 304, Piso 7, Col. Bosques de las Lomas, México, D.F., 11700.

At’n: Legal Representative

To Tenant: /*/

To Guarantor: /*/

All notices and communications sent in the above mentioned form shall be considered as delivered when effectively received by the addressee according to the corresponding return of receipt or in the public document prepared in connection with the notification. The parties may designate a new domicile for the purposes of this Section 10.02, by giving notice to the other parties in the manner set forth in this Section with at least 10 (ten) days in advance to the date on which such change is intended to be effective, otherwise any notice practicada en el domicilio anterior, surtirá todos sus efectos legales.

Inciso 10.03. Subarrendamiento; Cesión. (i) El Arrendatario no podrá ceder sus derechos conforme al presente Contrato, ni subarrendar o conceder el uso, goce o posesión del Inmueble o de una parte del mismo a persona alguna, sin el consentimiento previo y por escrito del Arrendador para tal efecto.

(ii) El Arrendador podrá libremente y sin limitación alguna, ceder, transmitir, afectar en fideicomiso, gravar o de cualquier otra forma descontar los derechos de cobro que deriven del presente Contrato sin limitación alguna, siempre y cuando, no se perturbe la posesión del Inmueble por parte del Arrendatario.

El Arrendatario expresamente reconoce y conviene que el presente Arrendamiento está sujeto y subordinado al Contrato de Fideicomiso, cualesquier contratos de servidumbre y cualesquier renovaciones, modificaciones, extensiones, reemplazos y sustituciones de cualquiera de los anteriores, que actualmente o en un futuro afecten el Inmueble. Esta disposición será autosuficiente y ningún instrumento de subordinación adicional será requerido; en el entendido sin embargo que, conforme sea solicitado, el Arrendatario deberá firmar y entregar documento(s) en forma aceptable confirmando dicha subordinación. El Arrendador podrá ceder las rentas y los intereses de este Arrendamiento al tenedor de cualquier hipoteca, gravamen u otro acreedor. En caso de que se le haya proporcionado al Arrendatario el nombre y dirección de cualquier acreditante, el Arrendatario deberá entregarle un aviso de cualquier incumplimiento relevante del Arrendador (fuera de cualquier aviso y periodo de cura aplicable) así como un periodo razonable (fuera de cualquier periodo de cura) para subsanar dicho incumplimiento. A solicitud razonable por parte del Arrendatario y al entero costo y gasto del Arrendatario, el Arrendador causará que el or diligence practiced at the previous domicile shall produce all its legal effects.

Section 10.03. Sublease; Assignment. (i) The Tenant may not assign its rights hereunder, or sublease or grant the use, possession or enjoyment of the Premises whether in whole or in part, without previous written consent from the Landlord for such purposes.

(ii) The Landlord may freely assign, transfer, vest in trust, lien or in any other manner discount or encumber the collection of rights derived hereunder, without any limitation, provided that the possession of the Premises by the Tenant is not affected.

Tenant expressly acknowledges and agrees that this Lease is subject and subordinate to the Security Trust Agreement, any easement agreements and to any renewals, modifications, extensions, replacements, and substitutions of any of the foregoing, now or hereafter affecting the Premises. This provision shall be self-operative and no further instrument of subordination shall be required; provided however, that upon request, Tenant shall execute and deliver instrument(s) in recordable form confirming this subordination. Landlord may assign the rents and its interest in this Lease to the holder of any mortgage, lien or other loan provider. Provided Tenant shall have been provided the name and address of any lender, Tenant shall give such party notice of any material Landlord default or breach hereunder (beyond any applicable notice and cure period) as well as a reasonable period (beyond any period for Landlord so to cure) to cure such default. Upon reasonable request by Tenant and at Tenant’s sole cost and expense, Landlord shall cause the [holder of any such superior mortgage/lien] [trustee] to enter into an attornment and non-disturbance agreement with Tenant, in such [mortgage holder´s] [trustee´s] standard form, generally providing that[,subject to Tenant´s performance of all the terms, covenants and conditions hereof,]

[tenedor de cualquier hipoteca/gravamen] [fiduciario] celebre con el Arrendatario un acuerdo de no perturbación, bajo los formatos del [acreedor hipotecario][fiduciario], estableciendo en términos generales que [sujeto al cumplimiento del Arrendatario a los términos, obligaciones y condiciones establecidos en el presente], el uso y posesión del Arrendatario sobre el Inmueble no será perturbado por dicha parte bajo la ejecución o el ejercicio de cualquier recurso. [El Arrendatario expresamente reconoce y conviene que, de conformidad con el Contrato de Fideicomiso, el Arrendador ha cedido todos sus derechos e intereses (pero no sus obligaciones) del y en el Inmueble y este Arrendamiento incluyendo sin limitación, el derecho a cobrar y recibir las rentas y cualesquiera otras cantidades pagaderas por el Arrendatario al Arrendador, para los fines del Contrato de Fideicomiso. Las partes del presente expresa e irrevocablemente se obligan y convienen que, a la fecha del presente cualquiera y todas las obligaciones de cualquier naturaleza como arrendador son únicamente a cargo, y únicamente ejecutables en contra de [INCLUIR NOMBRE DEL ARRENDADOR]. El Arrendatario deberá entregar al Fideicomisario en Primer Lugar un aviso por escrito de cualquier incumplimiento relevante por parte del Arrendador conforme al presente (fuera de cualquier aviso o periodo de cura aplicable) así como un periodo razonable (fuera de cualquier periodo del Arrendador para subsanar) para subsanar dicho incumplimiento; en el entendido sin embargo, que el Fideicomisario en Primer Lugar en ningún caso estará obligado o en cualquier caso requerido a subsanar dicho incumplimiento. [En la medida necesaria para dar efecto a esta sección 11.03] el Arrendatario conviene en celebrar uno o más convenios modificatorios a este Arrendamiento requerido por el Fiduciario (de conformidad con las instrucciones del Fideicomisario en Primer Lugar) y siempre que el mismo no extienda cualquier obligación relevante ni contravenga cualesquier derechos materiales del Arrendatario. Para los fines del

Tenant´s use and possession of the Premises will not be disturbed by such party upon a foreclosure or other exercise of a remedy thereunder. [Tenant expressly acknowledges and agrees that, pursuant to the Security Trust Agreement, Landlord has assigned all of its rights and interest (but not its obligations) in and to the Premises and this Lease including without limitation, the right to collect and receive rents and all other amounts payable by Tenant hereunder, to the Trustee, for the purposes of the Security Trust Agreement. The parties hereto expressly and irrevocably covenant and agree that, as of the date hereof any and all obligations and/or liabilities of any nature whatsoever as lessor are held solely by, and are enforceable solely against, [INSERT LANDLORD´S NAME]. Tenant shall give the Trust Beneficiary written notice of any material Landlord default or breach hereunder (beyond any applicable notice and cure period) as well as a reasonable period (beyond any period for Landlord so to cure) to cure such default; provided however, that the Trust Beneficiary shall not in any event be obligated or otherwise required to cure any such default. [To the extent necessary to give effect to this Section 11.03,] Tenant agrees to enter into one or more amendment(s) to this Lease required by the Trustee (in accordance with and pursuant to the instructions of the Trust Beneficiary) and provided same neither expands any material obligations or liabilities nor contracts any material rights of Tenant hereunder. For purposes hereof, Landlord notifies Tenant that the address for notices of the Trust Beneficiary is following:

[____________________]

presente, el Arrendador notifica al Arrendatario que el domicilio para recibir notificaciones del Fideicomisario en Primer lugar es el siguiente:

[__________________________]

En relación con lo anterior:

a.   El Arrendatario acepta que reconocerá al comprador que adquiera la Propiedad o los Derechos de Cobro bajo este Contrato por ejecución bajo el Fideicomiso, como el cesionario de todos los derechos del Arrendador por el plazo restante (incluyendo prórrogas) del plazo del Contrato de Arrendamiento bajo los términos y condiciones del mismo.

b.   (i) El Fiduciario o cualquier adquirente del Inmueble y/o los Derechos de Cobro, por ejecución bajo el Fideicomiso, deberá reconocer al Arrendatario y su posesión del Inmueble, así como los derechos bajo este Contrato, y (ii) en tanto el Arrendatario no se encuentre en incumplimiento bajo este Contrato la ocupación del Arrendatario del Inmueble no podrá ser afectada durante el término del Contrato.

c.  En caso de que se lleve a cabo la ejecución bajo el Fideicomiso, y en tanto el Arrendatario no se encuentre en incumplimiento de este Contrato, el Fiduciario no podrá terminar este Contrato, ni afectar la posesión, el uso y el disfrute del Arrendatario.

d.  En tanto el Fiduciario sea el titular de los Derechos de Cobro de este Contrato, el Arrendatario únicamente puede ejercer acciones en contra de [____] para el cumplimiento de las obligaciones del Arrendador, en relación con este Contrato, por lo que el Fiduciario y el Fideicomisario en Primer Lugar y el patrimonio del Fideicomiso no tendrán responsabilidad alguna liberándoles de

In connection with the foregoing,

a.   Tenant agrees that it will attorn to and recognize a purchaser or a transferee who acquires the Premises and/or the Lease Rights due to a foreclosure of the Trust Agreement, as the assignee of any and all rights of Landlord for the unexpired balance (and any extensions, if exercised) of the term of said Lease upon the same terms and conditions set forth in the Lease.

b.   (i) Trustee or any purchaser or transferee who acquires the Premises and/or the Lease Rights due to a foreclosure of the Trust Agreement, shall recognize Tenant under the Lease and Tenant’s possession of the Premises leased to it, and Tenant’s rights and privileges under the Lease, and (ii) so long as Tenant is not in default under the Lease, Tenant’s occupancy of its leased Premises shall not be disturbed by the Trustee during the term of the Lease.

c.   In the event that it should become necessary to foreclose the Trust Agreement, and so long as Tenant is not in default under the Lease, Trustee will neither terminate the Lease, nor disturb the quiet enjoyment or peaceable possession of Tenant under the Lease.

d.   So long as the Trustee is the holder of the Lease Rights, Tenant shall look solely to [_____] for the performance of all Landlord’s covenants, obligations and/or liabilities under, or relating to, the Lease, and therefore the Trustee, the Beneficiary and all assets constituting the trust estate of the Trust Agreement shall have no liability or responsibility therefor and are hereby irrevocably released from any such obligations, covenants and/or liabilities.

e.    In the event that any purchaser or transferee (including without limitation, Trust Beneficiary) who acquires the Premises and/or cualquier responsabilidad de dichas obligaciones.

e.  En caso de que cualquier adquirente del Inmueble o de los derechos de cobro de este Contrato (incluyendo el Fideicomisario en Primer Lugar) bajo ejecución del Fideicomiso (el “Nuevo Propietario”), se subrogara en los derechos y obligaciones del Arrendador, el Nuevo Propietario se obligará a los términos y condiciones de este Contrato de Arrendamiento, y el Arrendatario ejercerá sus derechos frente al Nuevo Propietario por cualquier incumplimiento al Contrato de Arrendamiento, en el entendido que el Nuevo Propietario no

i.  será responsable de actos u omisiones del anterior arrendador;

ii.  estará obligado respecto del pago de cualquier renta o renta adicional que el Arrendatario haya pagado en adición a la renta del mes en curso a cualquier arrendador, o por cualquier depósito de seguridad o cualquier otro monto que el Arrendatario haya pagado por adelantado a cualquier arrendador;

iii.  obligado respecto de cualquier modificación, transmisión o terminación del Arrendamiento que no haya cumplido con los requerimientos establecidos en el Contrato de Fideicomiso;

iv.  obligado en relación con las declaraciones de este Contrato; o the Lease Rights due to a foreclosure of the Trust Agreement (“New Owner”) shall succeed to the interest of Landlord under the Lease, any such New Owner agrees to be bound to Tenant under all of the terms, covenants and conditions of the Lease, and Tenant shall thereafter have the same remedies against such New Owner for any breach or non-compliance with any provision in the Lease that Tenant might have had under the Lease against the Landlord if such New Owner had not succeeded to the interest of Landlord, provided that such New Owner shall not be

i.  liable for any act or omission of any prior landlord (including Landlord); or

ii.

bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord) or by any security deposit, cleaning deposit or other sum that Tenant may have paid in advance to any prior landlord (including Landlord); or

iii.

bound by any amendment, modification, assignment or termination of the Lease made in violation of the terms and conditions of the Trust Agreement; or

iv.

obligated or liable with respect to any representations or warranties contained in the Lease; or

v.

liable to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property which is not entered into by Trustee or Beneficiary.

v.  obligado frente al Arrendatario o cualquier otra persona por cualquier conflicto entre las disposiciones del Contrato de Arrendamiento y las disposiciones de cualquier arrendamiento sobre la Propiedad que no haya sido celebrado por el Fiduciario o el Fideicomisario en Primer Lugar.

f.  El Arrendatario reconoce y acuerda que (i) tienen conocimiento de que los Derechos de Cobro (incluyendo la renta y los montos pagaderos bajo este Contrato) han sido transmitidos al Fiduciario, para beneficio del Fideicomisario en Primer Lugar, como garantía del Contrato de Crédito; (ii) el Arrendatario pagará la renta y cualquier otros montos bajo el Contrato de Arrendamiento directamente al Fiduciario en la cuenta o cuentas designadas para dicho fin; y (iii) según resulte aplicable, este Contrato cumple o satisface cualquier requerimiento a la celebración de un contrato de uso pacífico.

g.   El Arrendatario deberá, de tiempo en tiempo, entregar los certificados que el Fiduciario o el Fideicomisario en Primer Lugar razonablemente le soliciten, en relación con la vigencia del Contrato de Arrendamiento, el pago de rentas, y cualquier otro asunto que el Fiduciario o el Fideicomisario en Primer Lugar razonablemente soliciten, en la forma que sea razonablemente aceptable para el Arrendatario;

h.   Ni el Fideicomiso ni cualquier otro documento de garantía celebrado en relación con el mismo, se entenderá como que sujeta a dicha garantía cualquier activo no adherido al Inmueble, signos o demás activos no pertenecientes al Inmueble, del Arrendatario o sus subarrendatarios o licenciatarios, en los

f.   Tenant hereby acknowledges and agrees that: (i) Tenant has notice that the Lease Rights (including the rent and all other sums due under the Lease) have been assigned to Trustee, for the benefit of the Beneficiary, as security for the Loan; (ii) Tenant shall pay rent and all other sums due under the Lease directly to the Trustee in the account or accounts designated for such purpose in such notice; and (iii) to the extent applicable, this Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement.

g.   Tenant shall, from time-to-time, deliver such certificates as Trustee or Beneficiary shall reasonably request as to the continuance of the Lease in effect, as to payment of rents thereunder, and as to such related matters as Trustee or Beneficiary shall reasonably request in a form reasonably acceptable to Tenant.

h.   Neither the Trust Agreement nor any other security instrument executed in connection therewith shall cover or be construed as subjecting in any manner to the lien thereof, any movable trade fixtures, signs or other personal property at any time owned by Tenant or its permitted subtenants or licensees on or within the Premises leased to Tenant, regardless of the manner or mode of attachment thereof, subject to the provisions of the Lease.

i.   Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien or the provisions of the Trust Agreement.

j.   In the event Beneficiary acquires title to the Premises, Beneficiary shall have no

términos de este Contrato.

i.  Nada en este Contrato debe interpretarse en el sentido que puede afectar la garantía creada bajo el Fideicomiso.

j.   En el caso que cualquier beneficiario adquiera la propiedad del Inmueble, el Beneficiario no tendrá obligación más allá de las establecidas en este Contrato.

Inciso 10.04. Ley Aplicable; Jurisdicción. (i) El presente Contrato se regirá por las leyes sustantivas aplicables en el Estado de /*/, México.

(ii) Para todo lo relativo a la interpretación y cumplimiento de este Contrato y para el caso de controversia derivada del mismo, las partes se someten expresamente a los tribunales competentes del domicilio del Inmueble y en este acto, cada una de las partes renuncia expresamente a cualquier otro fuero o jurisdicción que le pudiera corresponder por sus domicilios presentes o futuros, por ley o por cualquier otro motivo.

Inciso 10.05. Acuerdo Total. El presente Contrato y sus anexos contiene el acuerdo íntegro entre las partes del mismo respecto del arrendamiento del Inmueble, tiene el objeto de ser la expresión final de la voluntad de las partes en dicho respecto, y constituye la declaración completa y exclusiva de los términos de dicho acuerdo, y deja sin efecto cualesquiera negociaciones, acuerdos, entendimientos, contratos, declaraciones o garantías anteriores, si las hubiera respecto del obligation nor incur any liability beyond the one established in this Lease Agreement.

Section 10.04. Applicable Law; Jurisdiction. (A) This Agreement shall be governed by the substantive laws applicable in the State of /*/, Mexico.

(ii) For everything related to the interpretation and/or performance of this Agreement, and in case of controversy derived from the same, the parties hereby expressly submit themselves to the competent courts of the domicile of the Premises, and hereby expressly waive any other forum or jurisdiction available to them by reason of their domiciles, by law or by any other reason.

Section 10.05. Entire Agreement. This Agreement and its annexes contains the entire agreement between the parties to the same with respect to the lease of the Premises, is intended as a final expression of such parties' agreement with respect to the subject matter of this Agreement, is intended as a complete and exclusive statement of the terms of such agreement, and supersedes all previous negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to the subject matter of this Agreement.

Section 10.06. Interpretation Rules. (A) The headings of each Clause, Section or Paragraph herein appear only for the convenience of the parties and will not affect in any manner the legal interpretation of this Agreement or the contents of such clauses and sections.

(B) Words defined in singular shall include the plural form, and viceversa.

(C) When any term set forth in this Agreement is specified in business days, it shall be understood as any day that: (i) is not a Saturday or a Sunday, or (ii) is not a day in which the objeto del presente Contrato.

Inciso 10.06. Reglas de Interpretación. (A) Los títulos que aparecen frente a cada Cláusula, Inciso o Párrafo de este Contrato aparecen sólo para la conveniencia de las partes y no afectarán de modo alguno la interpretación del mismo o el contenido de cada una de dichas cláusulas e incisos.

(B) Las palabras definidas en singular incluirán el plural y viceversa.

(C) Cuando algún plazo establecido en este Contrato se especifique en días hábiles, se entenderá por estos, cualquier día que: (i) no sea un sábado o un domingo, o (ii) no sea un día en que los bancos que operan en México estén autorizados para cerrar.

(D) Cualquier referencia a cláusulas, incisos, numerales o párrafos, se refieren a cláusulas, incisos, numerales o párrafos de este Contrato, a menos que expresamente se especifique lo contrario.

(E) Cualquier referencia a "a este Contrato", "en este Contrato" o "de este Contrato", o similares, significa una referencia al presente Contrato en su totalidad y no a una porción del mismo, a menos que expresamente así se establezca.

(F) Cuando no se establezca un plazo específico para el cumplimiento de alguna obligación contenida en el presente Contrato, se entenderá que el plazo es de 3 (tres) días hábiles.

Inciso 10.07. Ejemplares. Este Contrato se firma en cuatro (4) ejemplares cada uno de los cuales constituye un original, y todos en su conjunto constituyen uno y el mismo Contrato.

Inciso 10.08. Anuncios y Rótulos. El Arrendador autoriza al Arrendatario a instalar en el banking institutions that operate in Mexico are authorized to close.

(D) Any reference to clauses, sections, numbers or paragraphs, refers to clauses, sections, numbers or paragraphs of this Agreement, unless otherwise specifically stated.

(E) Any reference to "this Agreement", "in this Agreement", or "from this Agreement", or similar, means a reference to this Agreement as a whole and not to a portion of the same, unless otherwise expressly stated.

(F) Whenever there is not a mention of a specific term for fulfilling any obligation hereunder, it shall be understood that the term is of 3 (three) business days.

Section 10.07. Counterparts. This Agreement is signed in four (4) original counterparts, each of the same constitutes an original, and all of them jointly constitute one and the same Agreement.

Section 10.08. Signage. Landlord authorizes the Tenant to place at the Premises those signs related to its denomination or commercial activity, but in all cases, such signs shall comply with the provisions applicable to the Premises and the Park Regulations. In no case sings which height exceeds that of the Premises, or painted signs in the roof of the Premises are allowed.

Upon termination by any reason of this Agreement, Tenant agrees to remove each and all of the signage installed at the Premises, and to restore the area in which such signage had been placed, including any de-coloration that the installation of such signage would have caused to the Premises, in order to return the same to the Landlord in the state in which Tenant received it according to this Agreement.

Inmueble aquellos anuncios relativos a su denominación o giro comercial, pero en todo caso dichos anuncios o rótulos, deberán de cumplir con las disposiciones legales aplicables al Inmueble y el Reglamento del Parque. En ningún caso se podrán instalar anuncios cuya altura supere la altura máxima del Inmueble, ni se permitirán anuncios en el techo del Inmueble.

A la terminación por cualquier causa de este Contrato, el Arrendatario se obliga a retirar todos y cada uno de los anuncios o rótulos que hubiere instalado en el Inmueble, y a restaurar la superficie en la que dichos anuncios o rótulos se hubieren colocado, incluyendo cualquier decoloración que la instalación de dichos anuncios o rótulos hubiere causado en el Inmueble, a fin de devolverlo al Arrendador en el mismo estado en que la recibió conforme a lo previsto en este Contrato.

Inciso 10.09. Material Promocional y Reportes. El Arrendatario autoriza desde este momento al Arrendador para incluir fotografías del Inmueble, así como la denominación del Arrendatario y/o del grupo económico al que pertenece, dentro de sus materiales promocionales y de sus reportes periódicos a inversionistas y autoridades. El Arrendador y el grupo económico al cual pertenece, estará autorizado a proveer a las autoridades y a aquellas otras entidades que sea necesario, aquella información que en relación a este Contrato, deban de revelar en términos de cualquier ley aplicable, incluyendo leyes y regulaciones en materia de valores a las que están sujetos.

Este Inciso no constituye ni deberá interpretarse como una licencia o permiso para uso de propiedad industrial y/o intelectual del Arrendatario.

Inciso 10.10. Gastos. Los gastos incurridos por cada una de las partes en la elaboración y negociación del presente Contrato, incluyendo sin limitar, honorarios de asesores legales e

Section 10.09. Advertisement Material and Reports. Tenant authorizes the Landlord to include photographs of the Premises, as well as the name of the Tenant and/or of the economic group to which it belongs, within its advertisement materials and within its periodical reports to investors and authorities. The Landlord and the economic group to which it belongs, are authorized to provide to the authorities and those other entities as may be necessary, the information that related to this Agreement they should reveal by effect of any applicable law, including any law or regulation related to the securities market, to which they are subject of.

This Section does not constitute, or shall be interpreted as a license or permit to use industrial and/or intellectual property of the Tenant.

Section 10.10. Expenses. Expenses incurred by the parties in the elaboration and negotiation of this Agreement, including without limitation, professional fees of legal counselors, real estate advisors, will be borne by the party that incurred in them or which retained the services of such people, and each of the parties hereby agrees to indemnify and hold harmless the other parties herein, free and clear with respect to any claim, whether judicial or extra judicial, that any of the aforementioned individuals undertake against the other parties of this Agreement by the services which, in its case, such individual had rendered to the party in this Agreement that contracted it, and to reimburse such other parties regarding all those expenses incurred by reason of the defense of any such claim, including, without limitation, attorney’s fees and related expenses.

Section 10.11. Labor Obligations. Each of the parties will be responsible for complying with the obligations arising from their quality of inmobiliarios, correrán por cuenta exclusiva de la parte que los hubiere incurrido o que hubiere contratado los servicios de dichas personas, y en este acto cada una de las partes se obliga a mantener a las demás partes de este Contrato, libres, en paz y a salvo respecto de toda y cualquier reclamación, ya sea judicial o extrajudicial, que cualquiera de las personas antes mencionadas iniciare en contra de las otras partes de este Contrato por los servicios que, en su caso, dicha persona hubiere prestado a la parte de este Contrato que la hubiere contratado, y a indemnizar a dichas otras partes respecto de todos aquellos daños, pérdidas, gastos, costos, multas y penalidades en que hubieren incurrido con motivo de dicha reclamación, incluyendo sin limitar, honorarios razonables y documentados de abogados y gastos relacionados.

Inciso 10.11. Obligaciones Laborales. Cada una de las partes será responsable de dar cumplimiento a las obligaciones que derivadas de su carácter de patrón le imponga la Ley Federal del Trabajo y demás regulaciones que le sean aplicables respecto de sus trabajadores, incluyendo sin limitar sus obligaciones de proveer un lugar de trabajo en condiciones de higiene y seguridad a sus trabajadores y las normas oficiales mexicanas aplicables a los patrones, y desde este momento cada una de ellas se obliga a mantener a las demás partes de este Contrato, libres, en paz y a salvo respecto de toda y cualquier acción, que cualquiera de sus empleados por cualquier causa iniciare en contra de las otras partes de este Contrato, y a indemnizar a dichas otras partes respecto de todos aquellos daños, pérdidas, perjuicios, gastos, costos, multas, indemnizaciones y penalidades en que hubieran incurrido con motivo de dichas acciones, incluyendo sin limitar, honorarios razonables y documentados de abogados y gastos relacionados.

Adicionalmente, las partes se comprometen a que en todas sus relaciones respetarán los derechos humanos de sus empleados y todas employers pursuant to the Federal Labor Law (Ley Federal del Trabajo) and other applicable regulations with respect to their workers, including without limitation their obligations to provide a secure and hygienic working place to their respective workers and to the Mexican official norms applicable to employers, and from this moment, each of them agrees to indemnify and hold harmless the other parties of this Agreement, clear and free from any and all action, whether judicial or extrajudicial, that any of their workers, for any reason undertake against any of the other parties to this Agreement, and to reimburse to said other parties, all those expenses in which they had incurred by reason of the defense of any such action, including without limitation, attorney’s fees and related expenses.

Additionally, the parties agree that in their respective relationships the human rights of their employees and from all persons in general will be respected, avoiding discrimination, harassment, abuse or intimidation in any manner, in connection with: age, language or origin, nationality, race, civil status, gender, pregnancy, diseases as VIH, ideas, opinions or freedom of expression, physical capabilities, political or sexual preferences, or social and economic condition.

The parties agree to be bound, in all related to this Agreement to the following:

1.   Act according to ethical and moral principles in their activities, as well as with respect and in compliance to their own ethics codes and internal regulations.

2.  Refrain from using child labor; and

3.   Comply with the legislation relative to

las personas en general, evitando la discriminación, el acoso el abuso o la intimidación en cualquiera de sus formas, en relación a: edad, lenguaje u origen, nacionalidad o raza, estado civil, género, embarazo, enfermedades como SIDA, ideas, opiniones o libertad de expresión, capacidades físicas especiales, preferencias políticas o sexuales, religión; o condición social y económica.

Las partes se comprometen a apegarse, en lo conducente y relacionado con el presente Contrato a lo siguiente:

1.  Actuar con principios éticos y morales en sus acciones, así como con respeto y en apego en lo que corresponda a sus propios códigos de ética y regulaciones internas.

2.  Abstenerse de emplear mano de obra infantil; y

3.  Cumplir con la legislación en materia de protección de medio ambiente, seguridad e higiene en el lugar de trabajo.

En caso de generarse sanciones o multas de autoridades competentes por incumplimiento a los principios mencionados en el presente Inciso y que se encuentren incorporados en las leyes aplicables, la parte en incumplimiento deberá hacer frente a los mismos dejando a salvo a las otras partes de toda responsabilidad, y a indemnizarlas respecto de todos aquellos daños, pérdidas, perjuicios, gastos, costos, multas, indemnizaciones y penalidades en que hubieran incurrido con motivo de dichas acciones, incluyendo sin limitar, honorarios razonables y documentados de abogados y gastos relacionados.

Inciso 10.12. Entrega de Estados Financieros/Certificados. El Arrendatario y el Fiador convienen, dentro de los 10 (diez) días hábiles siguientes a la solicitud por escrito del environmental protection, security and hygiene in the working place.

In case of any penalties or sanctions from the competent authorities due to the breach to the principles mentioned in this Section and the same are included within applicable laws, the party in breach must keep the other free and clear from any responsibility and to indemnify them with respect to all damages, loses, costs, expenses, sanctions, indemnifications and penalties incurred by them by reason of such actions, including without limitation, reasonable and documented attorney's fees and expenses related thereto.

Section 10.12. Delivery of Financial Statements/Estoppels. Tenant and Guarantor agree to deliver to the Landlord, within 10 (ten) calendar days following the written request by the Landlord, a copy of its annual financial statements, provided that, the Landlord shall not request it more than once in a year.

Tenant shall deliver, within ten (10) days after Landlord's written request therefor, a certificate to the party designated in such request, in the form supplied by Landlord along with the written request, certifying that this Lease is unmodified and in full force and effect (or stating any modifications then in effect), that there are no defenses or offsets thereto (or stating those claimed by Tenant), the dates to which rent has been paid, and as to any other information reasonably requested.

Section 10.13. Language. This Agreement is signed in both Spanish and English language, however, the parties hereby agree that in case of doubt, inconsistency or controversy regarding the interpretation or compliance of this Agreement, the Spanish language version shall always prevail.

Arrendador; en el entendido de que el Arrendador no podrá solicitarlo más de una vez al año, entregar una copia de sus estados financieros anuales.

El Arrendatario deberá entregar, dentro de los diez (10) días siguientes a la solicitud escrita del Arrendador, un certificado a la persona designada en dicha solicitud, en la forma que para tal efecto le proporcione el Arrendador junto con la solicitud, certificando que el presente Arrendamiento no ha sido modificado y se encuentra en pleno vigor y efecto (o declarando cualquier modificación que haya ocurrido), que no hay defensas o compensaciones (o declarando aquellas reclamadas por el Arrendatario), los días en que la renta ha sido pagada, y cualquier otra información razonablemente solicitada.

Section 15.21   Inciso 10.13. Idioma. Este Contrato se firma de modo simultáneo en idiomas inglés y español, sin embargo las partes convienen que en caso se duda, inconsistencia o controversia en relación con la interpretación o cumplimiento de este Contrato, la versión en español siempre prevalecerá.

Inciso 10.14. No Asociación. Ninguno de los términos y condiciones de este Contrato deberá interpretarse como un asociación, sociedad, asociación en participación, consorcio ni ningún otro tipo de figura asociativa entre las partes, quienes para todos los efectos legales a que haya lugar, son y seguirán siendo entidades con personalidad y patrimonio propios e independientes una de la otra y que tienen una relación contractual conforme a los términos de este Contrato, que constituyen los términos bajo los cuales cada una quiso obligarse.

Inciso 10.15. Datos Personales y Aviso de Privacidad. Las partes acuerdan que el uso y manejo de los datos personales intercambiados entre sí solamente serán utilizados para la calificación, negociación, elaboración, ejecución, administración, financiamiento y

Section 10.14. No Association. None of the terms and conditions of this Agreement shall be interpreted as an association, company, partnership, consortium or any other kind of associative figure among the parties, whom for all legal effects, are and will continue to be entities with their own personality and patrimony independent one from the other, and they only have a contractual relationship in the terms of this Agreement, which constitute the terms under which each of them wanted to be bound.

Section 10.15. Personal Data and Privacy Notice. The parties agree that the use and handling of personal data exchanged among them shall only be used for the qualification, negotiation, preparation, execution, administration, financing and exercise of any of the rights derived from this Agreement, and for preparing the reports that each of them might need to submit to authorities and to investors, for which the parties hereby grant their express consent.

The parties agree that none of them may reveal or transfer private information received by other party, without the consent of the party proprietary of such information, or without the order of a competent authority for such purpose.

Any material change to the information previously delivered by any of the parties to the other, must be notified in writing to the recipient of the information.

Each party individually agrees to adopt all security measures necessary to protect the confidentiality of the information of the other party, which must be at least the same used for protecting its own information, and to respect the provisions set forth in the Federal Law of Protection to Personal Data in Possession of

ejercicio de los derechos que derivan de este Contrato, y para los reportes que cada una de ellas debe rendir a autoridades y a inversionistas, para lo cual las partes de este Contrato otorgan su consentimiento expreso.

Las partes convienen que ninguna podrá divulgar o transferir la información privada que haya sido entregada por cada una de ellas a la otra parte, sin el consentimiento de la parte titular de dicha información, o sin que medie ordenamiento de autoridad competente al respecto.

Cualquier cambio material a la información previamente entregada por cada una de las partes a la otra parte, deberá ser notificado por escrito a la parte que hubiera recibido dicha información.

Cada parte se obliga en lo individual a adoptar las medidas de seguridad para proteger en todo momento la confidencialidad de la información de la otra parte, las cuales no podrán ser menores a las utilizadas para proteger su propia información, y a respetar las disposiciones establecidas en la Ley Federal de Protección de Datos Personales en Posesión de los Particulares, su reglamento y demás ordenamientos legales aplicables.

Inciso 10.16. Actividad Lícita. Manifiestan las partes bajo protesta de decir verdad que sus ingresos y los recursos con los que cumplirán las obligaciones contenidas en el presente instrumento serán siempre de procedencia lícita, y que ninguna de sus actividades es ilícita, delictiva o de cualquier manera auxiliar en la comisión de delito alguno.

EN TESTIMONIO DE LO CUAL, las partes suscriben el presente Contrato a través de sus representantes debidamente autorizados para tal efecto, en la fecha que se señala en el proemio del mismo, después de haber revisado los términos y condiciones de este Contrato con la asesoría de los profesionales que cada una estimó convenientes, y de haber

Particulars, its regulations and all other applicable legal provisions.

Section 10.16. Legal Activities. The parties express under oath that their income and the resources that will be used to comply with their obligations under this Agreement, shall be from legal origin and none of their activities is illegal, criminal or in any other manner auxiliary in committing a crime.

IN WITNESS WHEREOF, the parties execute this Agreement, through their respective and duly authorized representatives to that effect, in the date first above written, after having reviewed the terms and conditions of this Agreement with the advisory of the professionals that each of them deemed convenient and having understood the legal effects of the same.

comprendido el alcance legal del mismo

El Arrendador/ The Landlord /*/ Por/ By:_________________________________ Nombre/ Name: /*/ Cargo/ Title: Apoderado/ Representative	El Arrendatario/ The Tenant /*/ Por/ By:_________________________________ Nombre/ Name: /*/ Cargo/ Title: Apoderado/ Representative

Por/By:_________________________________ Nombre/ Name: /*/ Cargo/ Tile: Apoderado/ Representative

Lista de Anexos/ List of Annexes

Anexo / Exhibit “1”	Plano del Terreno / Plan of the Land
Anexo / Exhibit "2"	Licencia de uso de suelo / Zoning License
Anexo / Exhibit “3”	Plano de ubicación del Inmueble / Specifications and location plan of the Premises
Anexo / Exhibit “4”	Reglamento del Parque / Park Regulations
Anexo / Exhibit “5”	Manual de Mantenimiento / Maintenance Manual

Anexo / Exhibit “1”

Plano del Terreno / Plan of the Land

Ver [__] páginas anexas / See [__] pages attached

Anexo / Exhibit “2”

Licencia de uso de suelo / Zoning License

Ver [__] páginas anexas / See [__] pages attached

Anexo / Exhibit “3”

Plano de ubicación del Inmueble / Specifications and location plan of the Premises

Ver [__] páginas anexas / See [__] pages attached

Anexo / Exhibit "4"

Reglamento del Parque / Park Regulations

Ver [__] páginas anexas / See [__] pages attached

Anexo / Exhibit “5”

Manual de Mantenimiento / Maintenance Manual

Ver [__] páginas anexas / See [__] pages attached

EXHIBIT I

ORGANIZATIONAL CHART

EXECUTION COPY

EXHIBIT J

PERSONAL PROPERTY LOCATED AT rEAL pROPERTY

1.	Nepsa

Real Property: Montaña 176, Col. La Perla. Naucalpan de Juárez, State of Mexico

Landlord: QVCII, S. de R.L. de C.V.

Tenant: Nepsa de México, S.A. de C.V.

Personal Property:

Item	Description	Quantity	Price	Total
1	Fixed chair, vinyl	1	140.00	$ 140.00
2	Fixed chair, vinyl	1	180.00	$ 180.00
3	Fixed chair, vinyl	2	210.00	$ 420.00
4	Fixed chair, vinyl	23	240.00	$ 5,520.00
5	Stackable chair, pliana	2	250.00	$ 500.00
6	Retractable screen	1	310.00	$ 310.00
7	Chair with pallet base metal with vinyl lining	28	330.00	$ 9,240.00
8	Whiteboard with flipchart	1	340.00	$ 340.00
9	Metal chair, rak brand, stackable, vinyl	58	370.00	$ 21,460.00
10	Whiteboard with flipchart scissor	1	410.00	$ 410.00
11	Rotating chair without carpet, plastic seat and back	1	510.00	$ 510.00
12	Whiteboard	1	540.00	$ 540.00
13	Corner Table with metal base	1	540.00	$ 540.00
14	Whiteboard	1	600.00	$ 600.00
15	Whiteboard	1	610.00	$ 610.00

16	Whiteboard	1	610.00	$ 610.00
17	Wooden table covered formica	1	720.00	$ 720.00
18	Table for melanime Printer	2	740.00	$ 1,480.00
19	Axial extractor	2	760.00	$ 1,520.00
20	Work table	4	780.00	$ 3,120.00
21	Trolley with wheels for trays	1	810.00	$ 810.00
22	Lockers	259	820.00	$ 212,380.00
23	Gray cabinet lined with fabric cover	40	870.00	$ 34,800.00
24	Work table	1	880.00	$ 880.00
25	Metal chair with fixed armrests	8	990.00	$ 7,920.00
26	Metal chair with fixed armrests	11	1,100.00	$ 12,100.00
27	Rotating chair without armrest, pliana fabric	1	1,150.00	$ 1,150.00
28	Wooden table	3	1,170.00	$ 3,510.00
29	Rotating chair without carpet, pliana fabric	2	1,220.00	$ 2,440.00
30	Metal pedestal with 2 paper drawers and drawer file cabinet	36	1,260.00	$ 45,360.00
31	Metal chair with fixed armrests	1	1,290.00	$ 1,290.00
32	Plastic chair, rotating with wheels and armrests, fabric	16	1,300.00	$ 20,800.00
33	Plastic chair, rotating with wheels and armrests, fabric	31	1,380.00	$ 42,780.00
34	Laserjet printer type 4L, Brand: Packard Hewelett	2	1,400.00	$ 2,800.00
35	Working table with metal base and cover formica	11	1,470.00	$ 16,170.00
36	Fixed armchair upholstered in pliana	1	1,530.00	$ 1,530.00
37	Metal filing cabinet, 3 drawers	3	1,530.00	$ 4,590.00
38	Semi executive rotating chair with armrests, fabric lining	26	1,550.00	$ 40,300.00
39	Trolley stainless steel basket	3	1,560.00	$ 4,680.00
40	Laboratory metal cabinet, covered formica	1	1,570.00	$ 1,570.00
41	Metal pedestal with 2 paper drawers and drawer file cabinet	2	1,580.00	$ 3,160.00
42	Single sink with 2 keys	1	1,620.00	$ 1,620.00
43	Service trolley stainless steel 1 shelf	2	1,650.00	$ 3,300.00
44	Water purifier brand ogden includes cartridge type filters	1	1,660.00	$ 1,660.00
45	Trolley in stainless steel with double tray holder	1	1,710.00	$ 1,710.00

46	Metal pedestal with 2 paper drawers and drawer file cabinet	2	1,710.00	$ 3,420.00
47	Service trolley stainless steel	2	1,730.00	$ 3,460.00
48	Service trolley stainless steel	1	1,800.00	$ 1,800.00
49	Frigobar with no data sheet	1	1,860.00	$ 1,860.00
50	Trolley for trays and cutlery in stainless steel	1	1,940.00	$ 1,940.00
51	Metal filing cabinet, 4 drawers	1	1,970.00	$ 1,970.00
52	Trolley for trays and cutlery in stainless steel	1	1,990.00	$ 1,990.00
53	Metal desk 1 pedestal	1	2,060.00	$ 2,060.00
54	Sofa for visitors, fabric	1	2,120.00	$ 2,120.00
55	Filing desk brand metallic riviera, 3 drawers	2	2,210.00	$ 4,420.00
56	Round wooden table with wooden base	1	2,240.00	$ 2,240.00
57	Archivist mark metallic 3-drawer Steel PM	1	2,240.00	$ 2,240.00
58	Shelf for pots	1	2,240.00	$ 2,240.00
59	Round wooden table with wooden base	1	2,260.00	$ 2,260.00
60	Radio transmitter brand Motorola	4	2,280.00	$ 9,120.00
61	Working table with metal base and cover dims formica 1.50 x 0.55 mts	1	2,330.00	$ 2,330.00
62	Horizontal metal filing cabinet with 3 drawers	1	2,330.00	$ 2,330.00
63	Sofa for visitors, 1 black leather armrest	1	2,370.00	$ 2,370.00
64	Base Radius Control motorola brand GM 300	1	2,390.00	$ 2,390.00
65	Wood corner table type in formica round	1	2,420.00	$ 2,420.00
66	Frigobar national brand DM	1	2,500.00	$ 2,500.00
67	Worktable stainless steel	1	2,510.00	$ 2,510.00
68	Executive rotating armchair, wooden base and armrests, high back, fabric tapestry	17	2,680.00	$ 45,560.00
69	Shelf for fruits and vegetables	1	2,690.00	$ 2,690.00
70	Metal table with upholstered vinyl exploration	1	2,690.00	$ 2,690.00
71	Fume hood stainless steel	2	2,690.00	$ 5,380.00
72	Metal shelf	5	2,740.00	$ 13,700.00
73	Worktable stainless steel	1	2,740.00	$ 2,740.00
74	Eyewash in shower brand industrial group Fij, made of stainless steel	1	2,740.00	$ 2,740.00
75	Shelf with 3 shelves to place earthenware	1	2,780.00	$ 2,780.00

76	File cabinet metallic brand Riviera	1	2,800.00	$ 2,800.00
77	File cabinet metallic brand Riviera	3	2,810.00	$ 8,430.00
78	Executive rotating chair, wooden base and armrests, high back, fabric tapestry	12	2,940.00	$ 35,280.00
79	Metal cabinet	2	3,050.00	$ 6,100.00
80	Cooler supplier for soda fountain brand Jet Sprax	1	3,060.00	$ 3,060.00
81	Executive rotating armchair, wooden base and armrests, high back, fabric tapestry	4	3,100.00	$ 12,400.00
82	Sofa visit, 2p, 1 black leather armrest	1	3,130.00	$ 3,130.00
83	Executive swivel armchair, wooden base and armrests, high back, fabric tapestry	13	3,140.00	$ 40,820.00
84	Archivist horizontal metal	5	3,140.00	$ 15,700.00
85	Worktable stainless steel	1	3,230.00	$ 3,230.00
86	Laboratory metal cabinet, covered formica	1	3,290.00	$ 3,290.00
87	Worktable with stainless steel sink	1	3,320.00	$ 3,320.00
88	Type centrifugal pump, 2-1 / 2 General Electric engine size	1	3,420.00	$ 3,420.00
89	Pump brand BOMVSA motor 1/2 HP	2	3,420.00	$ 6,840.00
90	Safe box brand MOSLER	1	3,470.00	$ 3,470.00
91	Granite Formica covered metal table	3	3,500.00	$ 10,500.00
92	Table for crockery stainless steel	1	3,860.00	$ 3,860.00
93	Double sink with drainer and mixer tap	1	4,040.00	$ 4,040.00
94	Dosifier Pump brand PFC type AM-1	1	4,080.00	$ 4,080.00
95	Executive rotating chair, wooden base and armrests, high back, fabric tapestry	3	4,440.00	$ 13,320.00
96	Hood for washing crockery	1	4,450.00	$ 4,450.00
97	Grill Royal-3 brand burners	1	4,490.00	$ 4,490.00
98	Dosifier Pump brand PROMINENT	1	4,710.00	$ 4,710.00
99	Metal cabinet	3	5,030.00	$ 15,090.00
100	Executive rotating armchair, wooden base and armrests, high back, fabric tapestry	3	5,050.00	$ 15,150.00
101	Pump Brand AMSTRONG	1	5,120.00	$ 5,120.00
102	Executive rotating armchair, wooden base and armrests, high back, fabric tapestry	1	5,210.00	$ 5,210.00
103	Vertical cylindrical tank type flat tops	1	5,210.00	$ 5,210.00
104	Rectangular boardroom table, wooden deck	1	5,390.00	$ 5,390.00
105	Air extractor (CVE-65-2) mark ARMEE	3	5,440.00	$ 16,320.00

106	Double sink and drainer with 2 keys	1	5,480.00	$ 5,480.00
107	Metallic safe	1	5,640.00	$ 5,640.00
108	Wood executive desk	12	5,650.00	$ 67,800.00
109	Fryer Royal brand stainless steel	1	5,650.00	$ 5,650.00
110	Laboratory metal cabinet, covered formica	2	5,810.00	$ 11,620.00
111	Personal computer brand Compaq Desk Pro model, type DP2000	2	5,830.00	$ 11,660.00
112	Laboratory metal cabinet, covered formica	2	5,920.00	$ 11,840.00
113	Personal computer, brand Make, Model: 333S	1	6,120.00	$ 6,120.00
114	Metal table covered Formica granite	9	6,300.00	$ 56,700.00
115	6 monitors Compaq brand, model V45 (out of service)	6	1,066.67	$ 6,400.02
116	Stove Brand: Royal with oven	1	6,820.00	$ 6,820.00
117	Plate with 6 burners stainless steel	1	6,820.00	$ 6,820.00
118	Jockey pump brand Sentinel	1	7,000.00	$ 7,000.00
119	Stove with 2 hotplates Royal	1	7,170.00	$ 7,170.00
120	American brand refrigerator	1	7,200.00	$ 7,200.00
121	Cold table, wooden base covered stainless steel	1	7,200.00	$ 7,200.00
122	Stove with 2 hotplates Royal	1	7,270.00	$ 7,270.00
123	Double sink with prewash hose and drainer	1	7,270.00	$ 7,270.00
124	Wood executive desk	7	7,360.00	$ 51,520.00
125	Freezer American brand	2	7,450.00	$ 14,900.00
126	Cold table, wooden base covered stainless steel	1	7,660.00	$ 7,660.00
127	Pump vs. Fire centrifugal type	1	7,900.00	$ 7,900.00
128	Simple work station consists of 2 metal screens lined fabric	9	8,140.00	$ 73,260.00
129	Hydropneumatic horizontal cylindrical tank shape	1	8,440.00	$ 8,440.00
130	Arm scale, brand Esher with stainless steel platform	1	8,720.00	$ 8,720.00
131	Closed-circuit camera TV and 4 brand Genesis	4	8,750.00	$ 35,000.00
132	Print Center Point, IBM brand, model 53360	1	8,910.00	$ 8,910.00
133	Gas storage tank TATSA brand, model EB-5000-IF	2	9,520.00	$ 19,040.00
134	Submersible pump, brand Crane Deming size 2 "1 HP motor RPM 1745	1	9,630.00	$ 9,630.00
135	Laboratory metal cabinet, covered formica	1	9,870.00	$ 9,870.00

136	Air extractor, brand ARMEEChicago Centrifugal type	1	10,180.00	$ 10,180.00
137	Boardroom table for two sec, wooden deck in two sections	1	10,590.00	$ 10,590.00
138	Coffee machine gas with 2 tanks and 3 keys, national brand	1	10,950.00	$ 10,950.00
139	White electronic display	1	10,960.00	$ 10,960.00
140	Smoke extraction hood	1	11,130.00	$ 11,130.00
141	American brand refrigerator	2	11,430.00	$ 22,860.00
142	Pump brand crane deming centrifugal type	1	11,480.00	$ 11,480.00
143	Agitator	3	11,520.00	$ 34,560.00
144	Air conditioning unit brand Trane	2	11,580.00	$ 23,160.00
145	Double work station consists of: 3 metal lined fabric screens	14	12,110.00	$ 169,540.00
146	Air extractor	1	12,230.00	$ 12,230.00
147	Server brand: Compaq Proliant 1500 type with monitor and keyboard brand: Compaq	1	12,400.00	$ 12,400.00
148	Table 2-door refrigerator with stainless steel	1	12,660.00	$ 12,660.00
149	Pump vs Fire centrifugal type	1	12,660.00	$ 12,660.00
150	Neumatic Pump brand ARO	2	13,880.00	$ 27,760.00
151	Buffer tank brand NTL BD	1	14,040.00	$ 14,040.00
152	Buffer tank brand NTL BD	1	14,040.00	$ 14,040.00
153	Centrifugal extractor brand ARMEE	1	14,040.00	$ 14,040.00
154	Secretarial module comprises: two screens	3	14,360.00	$ 43,080.00
155	Monitor sequencer Genesis brand	1	14,770.00	$ 14,770.00
156	Table for dirty crockery stainless steel	1	15,260.00	$ 15,260.00
157	Goulds brand horizontal centrifugal pump	2	15,710.00	$ 31,420.00
158	Metal sink 2 doors, tarja	1	16,080.00	$ 16,080.00
159	Centrifugal extractor brand ARMEE	1	16,230.00	$ 16,230.00
160	Laboratory metal cabinet	1	16,250.00	$ 16,250.00
161	Centrifugal pump brand Goulds	1	16,570.00	$ 16,570.00
162	Laboratory metal cabinet in the form of "L", covered formica	1	17,050.00	$ 17,050.00
163	Agitator Tank	1	17,280.00	$ 17,280.00
164	Laboratory metal cabinet, covered formica	1	17,950.00	$ 17,950.00
165	Air extractor brand Armee	1	18,400.00	$ 18,400.00

166	Air extractor brand Armee	1	19,830.00	$ 19,830.00
167	Microwave oven Hobart Model HM1000 brand	1	21,100.00	$ 21,100.00
168	Washing air nozzle unit motordriven 2 C.P.	1	21,590.00	$ 21,590.00
169	Electrical Substations and substation brand boards, S.A .	1	24,300.00	$ 24,300.00
170	Service bar stainless steel	1	24,450.00	$ 24,450.00
171	Service bar stainless steel	1	25,190.00	$ 25,190.00
172	Motor control center brand ECSSA	1	25,400.00	$ 25,400.00
173	Slicer brand Rheninghaus	1	30,870.00	$ 30,870.00
174	Air conditioning unit brand York	3	31,170.00	$ 93,510.00
175	Air conditioners brand Mnisplit York	1	31,780.00	$ 31,780.00
176	Capacitor BenchABB brand	1	32,510.00	$ 32,510.00
177	Vertical cylindrical tank type flat top	1	35,530.00	$ 35,530.00
178	Vertical cylindrical tank type flat top	1	44,680.00	$ 44,680.00
179	Air conditioning unit brand Carrier	1	47,500.00	$ 47,500.00
180	Electric transformer brand Continental Electric	1	47,960.00	$ 47,960.00
181	Electrical distribution board brand Federal Pacific	1	51,070.00	$ 51,070.00
182	Electric transformer Brand Squared	1	53,870.00	$ 53,870.00
183	Jacketed tank for hot water	1	54,230.00	$ 54,230.00
184	Metalic Laboratory metal table	2	57,270.00	$ 114,540.00
185	Switchboard Federal Pacific brand	1	66,390.00	$ 66,390.00
186	Air conditioning unit brand York	2	67,630.00	$ 135,260.00
187	Agitator forTank	2	82,210.00	$ 164,420.00
188	Air conditioning unit brand York	1	89,830.00	$ 89,830.00
189	Metal hood	1	90,960.00	$ 90,960.00
190	Water Heater brand Teledyne	1	92,400.00	$ 92,400.00
191	Compressor brand Gardner Denver	4	98,440.00	$ 393,760.00
192	Filter press	1	115,030.00	$ 115,030.00
193	CO2 detector system brand Fike	1	120,110.00	$ 120,110.00
194	Heat Exchanger type tubes and shell brand Herdel	2	125,660.00	$ 251,320.00
195	Mark Gardner Denver Compressor	1	148,910.00	$ 148,910.00

196	Distribution board brand Federal Pacific	1	157,250.00	$ 157,250.00
197	Hobart brand dishwasher	1	193,690.00	$ 193,690.00
198	Atendance control equipment	1	199,910.00	$ 199,910.00
199	Electric transformer Brand Voltran	1	205,750.00	$ 205,750.00
200	Fire protection system	1	256,960.00	$ 256,960.00
201	Board for low voltage distribution brand pacific federal	1	284,990.00	$ 284,990.00
202	Capacitor Bench ABB brand	1	140.00	$ 140.00
203	Tubular chair	25	250.00	$ 6,250.00
204	White board	1	300.00	$ 300.00
205	Hub brand Synoptics	1	620.00	$ 620.00
206	Table 4 wheels	1	360.00	$ 360.00
207	Round wooden table	1	360.00	$ 360.00
208	Table for PC	1	370.00	$ 370.00
209	CPU	1	1,066.67	$ 1,066.67
210	Display	3	1,066.67	$ 3,200.01
211	White monitor	6	1,066.67	$ 6,400.02
212	Laser Jet Printer	1	1,400.00	$ 1,400.00
213	Fiing desk	17	765.00	$ 13,005.00
214	Desk	1	1,118.00	$ 1,118.00
215	Showcase	1	1,030.00	$ 1,030.00
216	Shelf	6	1,120.00	$ 6,720.00
217	Workbench	1	1,255.00	$ 1,255.00
218	Bell / extractor	1	1,345.00	$ 1,345.00
219	Eyewash with shower	1	1,370.00	$ 1,370.00
220	Showcase 4 pieces	3	500.00	$ 1,500.00
221	Sink	1	500.00	$ 500.00
222	Desk	2	500.00	$ 1,000.00
223	Workstation	9	4,070.00	$ 36,630.00
224	Coffee machine	2	500.00	$ 1,000.00

225	Metal sink 4 door	1	500.00	$ 500.00
226	Distribution board	4	5,000.00	$ 20,000.00
227	Electrical panel	4	5,000.00	$ 20,000.00
228	Laboratory table	2	1,000.00	$ 2,000.00
229	Starter Compressor	2	1,000.00	$ 2,000.00
				$ 5,998,959.72

EXECUTION COPY

EXHIBIT K

FORM LOAN REQUEST

TO:

METROPOLITAN LIFE INSURANCE COMPANY (“Lender”)

FROM:

VESTA BAJÍO, S. DE R.L. DE C.V.,
VESTA BAJA CALIFORNIA, S. DE R.L. DE C.V.,
QVC, S. DE R.L. DE C.V.
QVCII, S. DE R.L. DE C.V., AND
WTN DESARROLLOS INMOBILIARIOS DE MÉXICO, S. DE R.L. DE C.V.

(each a “Borrower” and collectively, “Borrowers”)

RE: Loan Agreement dated as of July ___, 2016

This is a Loan Request (“Loan Request”) delivered pursuant to Section 1.01(b) of the Loan Agreement. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Loan Agreement. Borrowers hereby request Lender to disburse to Borrowers US$30,073,000 (the “Second Funding Disbursement”).

Borrowers represent and warrant that (i)  Borrowers, all of the Borrower’s Constituents, as the case may be (A) are free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors and (B) are solvent, both in that the value of their assets exceeds their liabilities and that it is likely that they will be able to pay their debts, including, where applicable, payments required by the Loan Documents and the Unsecured Indemnity Agreement, as they become due in the foreseeable future; (ii) no Event of Default or default exists under any of the Loan Documents or the Unsecured Indemnity Agreement or will exist immediately subsequent to the Second Funding Disbursement requested herein; (iii) all of the representations and warranties made by Borrower in the Loan Documents and the Unsecured Indemnity Agreement remain true and correct in all material respects as of the date hereof and will continue to be true and correct in all material respects on the date of the Second Funding Disbursement requested herein as if remade on and as of such dates; and (iv) all of the conditions precedent with respect to the Second Funding Disbursement have been satisfied as of the date of this Loan Request or will be satisfied as of the date of the Second Funding Disbursement. This Loan Request is given to you to induce you to fund the amount given above and it is intended that you shall rely upon this Loan Request in approving the disbursement of such funds.

Borrower understands that it has the option to receive a check for the Second Funding Disbursement requested herein. Borrower has, however, requested in lieu of a check and as an accommodation to Borrower, that Lender wire transfer the Second Funding Disbursement as designated below. The Second Funding Disbursement shall be deemed received by Borrower when JP Morgan/Chase (or another bank selected by Lender) has initiated the wire transfer of such funds in accordance with the aforementioned instructions. Borrower specifically acknowledges that, subject to Lender requesting JP Morgan/Chase (or another bank selected by Lender) to wire the Second Funding Disbursement in accordance with the foregoing instructions, interest on the Second Funding Disbursement shall commence to accrue as of the date of such wire is initiated. Borrower further understands that Lender shall have no liability for failure or delay in the delivery of the Second Funding Disbursement in this manner, all such responsibility being hereby specifically assumed by Borrowers.

Borrower’s Wire Instructions:

[Borrower to provide wire instructions]

Executed and delivered this ____ day of __________, 2016.

BORROWER:

EXHIBIT L

SECOND FUNDING TRUST PROPERTIES

No. 1	Borrower	Tenant	Property	Surface SF	Property Title	Property Value
26	QVCII, S. de R.L. de C.V.	Industrias Camca, S.A. de C.V.	Av. De la Cañada No 31 Lot 20, Block IV, Fracc. Industrial Park Bernardo Quintana (2nd Stage), El Marqués, Queretaro. Lot number 20, block IV at the second stage of the Industrial Park “Bernardo Quintana”, Santiago de Queretaro, Queretaro.	36,274	Public deed number 55,803, dated December 31, 2002, granted before Erick Espinosa Rivera notary public ascribed to Notary Public number 10 of Queretaro.	$1,648,000
27	QVC, S. de R.L. de C.V.	Man Truck & Bus Mexico, S.A. De C.V.	Santa Rosa de Viterbo No. 7, Lot 7 Block II Industrial Park Finsa, El Marques, Queretaro. Lot number 7, block II, Industrial Park Finsa Queretaro, municipality del Marques, Queretaro.	105,443	Public deed number 30,311, dated December 1st, 2014, granted before Ponciano Lopez Juarez , Notary Public number 222 of Mexico City	$5,800,000
28	Vesta Bajio, S. de R.L. de C.V.	Frenos y Mecanismos S. de R.L. de C.V.	Av. La Griega No. 109, Fraction of lots 26, 27 28 and 29 of Block V Industrial Park Queretaro Resulting lot of the merger of lots 27, portion of lot 26, lot 28 and portion of lot 29, block V, property located at Av. La Griega. Without number at the Industrial Park Queretarro, located at the county of Santa Ana Jauregui, municipality of Queretaro, Queretaro.	128,629	Public deed number 85,531 dated November 22, 2005, granted before Alejandro Esquivel Macedo, Notary Public number 8 of Queretaro	$8,515,000
29	Vesta Bajio, S. de R.L. de C.V.	Fletes Mexico Carga Express, S. de R.L. de C.V.	Parcel 339B Z8 P1/1, Ejido Buena Vista, Santa Rosa de Jáuregui, Querétaro.	53,820	Public deed number 61,230, dated July 18, 2005, granted before Erick Espinosa Rivera notary public ascribed to Notary Public number 10 of Queretaro.	$2,899,000
30	Vesta Bajio, S. de R.L. de C.V.	Novem Car Interior Design México, S.A. de C.V.	Calle Jurica Number 113, Industrial Park Queretaro, Querétaro Lot 13, block II, lot 14, block II and the resulting lot of the merger of portion 1 from the subdivision of lots 16 and 15 , block II, of the Industrial Park Queretaro.	127,025	Public deed number 65,199, dated August 28, 2007, granted before Alejandro Serrano Berry Notary Public ascribed to Notary Public number 7 pf Queretaro.	$7,192,000
31	Vesta Bajio, S. de R.L. de C.V.	Bodycote Thermal Processing de México, S. de R.L. de C.V.	Lots 19, 20, 21, 22 y 23, Block 6, Industrial and Business Park las Colinas, Silao, Guanajuato.	80,030	Public deed number 17,761, dated July 16, 2008, granted before Ponciano Lopez Juarez, Notary Public number 222 of Mexico City.	$4,811,000
32	Vesta Bajio, S. de R.L. de C.V.	RSB Transmissions de Mexico S de R.L. de C.V.	Lot 7, block 9, Ave. Eucalipto at the corner of Ave. Fresno, Industrial and Business Park Las Colinas, Silao, Guanajuato.	56,034	Public deed number 17,762, , dated July 16, 2008, granted before Ponciano Lopez Juarez, Notary Public number 222 of Mexico City.	$2,961,000

No. 1	Borrower	Tenant	Property	Surface SF	Property Title	Property Value
33.1	Vesta Bajio, S. de R.L. de C.V.	Fábricas de Calzado Andrea, S.A. de C.V.	Av. Paseo de las Colinas No. 218, 220, 222, 224, 226, 228, 230, 232 Industrial and Business Park las Colinas, Silao, Guanajuato Resulting lot of the merger of 6 the lots numbered 17, 19, 21, 23, 25 and 27, block 2, Industrial and Business Park Las Colinas at the municipality of Silao, Guanajuato.	64,583	Public deed number 17,764, dated July 16, 2008, granted before Ponciano Lopez Juarez, Notary Public number 222 of Mexico City.	$6,744,000
33.2		Contour Hardening de México, S. de R.L. de C.V.		16,146
33.5		Contour Hardening de México, S. de R.L. de C.V.		16,146
33.3		Baxter S.A. de C.V.		16,146
33.4		Roche Industries Professional de Mexico S. de R.L. de C.V.		16,146
34.1	Vesta Bajio, S. de R.L. de C.V.	CGS Automotive de México S. de R.L. de C.V.	Av. Fresno No. 217, 219, 221 y 223 Industrial and Business Park Las Colinas, Silao, Guanajuato. Resulting lot of the merger of the industrial estate formed by the lots numbered 18, 20,22 and 24 with the lot number 26, block 2 of the Industrial and Business Park Las Colinas, at the municipality of Silao, Guanajuato.	32,292	Public deed 17,763, dated July 16, 2008, granted before Ponciano Lopez Juarez, Notary Public number 222 of Mexico City.	$5,233,000
34.2		CGS Automotive de México S. de R.L. de C.V.		16,146
34.3		Mahle Behr Rio Bravo S. de R.L. de C.V.		48,438
35	Vesta Bajio, S. de R.L. de C.V.	Fábricas de Calzado Andrea, S.A. de C.V.	Lots 28, 30 y 32 Block II, Industrial and Business Park las Colinas, Silao, Guanajuato	68,362	Public deed number 17,756 dated July 16, 2008, granted before Ponciano Lopez Juarez, Notary Public number 222 of Mexico City.	$3,672,000
38	Vesta Baja California, S. de R.L. de C.V.	Lear Electrical Systems de México, S. de R.L. de C.V.	Lots 12 and 13 Industrial Park Los Bravos II, Calle Hacienda de las Torres y Los Bravos 2000	143,157	Public deed number 60,212, dated August 13, 2014, granted before Gabriel Escobar y Ezeta, public notary number 5 of the State of Mexico	$10,595,000
39				57,119

SCHEDULE 3.11

POST CLOSING OBLIGATIONS

1.  Within one hundred and twenty (120) Business Days of the Execution Date, Borrower shall cause the Rosarito Trust Property to be substituted with a Replacement Property in accordance with the terms and conditions set forth in Section 10.07 of this Agreement (the “Required Rosarito Substitution”). In the event that the Required Rosarito Substitution cannot be effected in the time period described in this Section 1 (the “Required Substitution Period”), Borrower shall cause the Rosarito Trust Property to be the subject of a Property Release in accordance with the terms and conditions set forth in Section 10.06 of this Agreement (the “Required Rosarito Release”) within thirty (30) days following the expiration of the Required Substitution Period. The Required Rosarito Substitution shall not be counted as a Permitted Property Substitution with respect to the condition set forth in Section 10.07(c) and (h), and the conditions set forth in Section 10.06(f) shall not be required to be satisfied in connection with the Required Rosarito Release.

2.  Within one hundred and twenty (120) Business Days of the Execution Date, Borrower shall cause the SMR Trust Property to be subdivided, and have its measures and boundaries amended, in each case in a manner acceptable to Lender. Upon completion of such subdivision, Lender shall release from the Security Trust the excess portion of SMR Trust Property.

3.  Within one hundred and twenty (120) Business Days of the Execution Date, Borrower shall cause the 3M Trust Property to be subdivided, and have its measures and boundaries amended, in each case in a manner acceptable to Lender. Upon completion of such subdivision, Lender shall release from the Security Trust the excess portion of 3M Trust Property.

4.  Within one hundred and twenty (120) Business Days of the Execution Date, Borrower shall cause the Fabricas de Calzado Andrea and Multitenant Norte Trust Property to be subdivided and merged in such a way that their respective measures and boundaries be corrected, in each case in a manner acceptable to Lender.

5.  Within one hundred and twenty (120) Business Days of the Execution Date, Borrower shall cause the amendment of the measures and boundaries (deslinde catastral) of Wilson Trust Property in a manner acceptable to Lender.

6.  Within one hundred and twenty (120) Business Days of the Execution Date, Borrower shall cause the Vishay Trust Property to be merged with a fraction of the adjacent plot in a manner acceptable to Lender, so that no part of the Vishay Trust Property or its accessories invade the adjacent plot of land.

7.  Borrower shall deliver to Lender, on the tenth (10th) Business Day following the Initial Funding Date, a letter executed by the notary public under which the Security Trust Agreement will be granted certifying (i) that the public deed evidencing the release and termination of the Existing Liens has been executed by Borrower and the beneficiary thereunder, including a copy of such public deed; (ii) that the public deed evidencing the transfer and conveyance to Trustee of the Trust Property (excluding the Second Funding Trust Property) has been executed by Borrower and Trustee, including a copy of such public deed; (iii) and that the first counterparts of such public deeds will be filed for registration before the applicable Public Registries of Property (Registro Público de la Propiedad) while the preventive notices regarding the Trust Property (excluding the Second Funding Trust Property) are still in effect.

8.   Borrower shall deliver to Lender, on the third (3rd) Business Day following the Initial Funding Date, evidence that supports that the public deed evidencing the transfer and conveyance to Trustee of the Trust Property (excluding the Second Funding Trust Property) has been filed for registration before the Sole Registry of Movable Property (Registro Único de Garantías Mobiliarias), in accordance with terms set forth therein.

9.  Borrower shall deliver to Lender, on the tenth (10th) Business Day following the Second Funding Date, a letter executed by the notary public under which the Security Trust Agreement will be granted certifying (i) that the public deed evidencing the transfer and conveyance to Trustee of the Second Funding Trust Property has been executed by Borrower and Trustee, including a copy of such public deed; and (ii) that the first counterparts of such public deeds will be filed for registration before the applicable Public Registry of Property (Registro Público de la Propiedad) while the preventive notices regarding the Second Funding Trust Property are still in effect.

10.  Borrower shall deliver to Lender, on the third (3rd) Business Day following the Second Funding Date, evidence that supports that the public deed evidencing the transfer and conveyance to Trustee of the Second Funding Trust Property has been filed for registration before the Sole Registry of Movable Property (Registro Único de Garantías Mobiliarias), in accordance with terms set forth therein.

11.  As soon as possible, but in any case within eighty (80) Business Days following the date on which the public deeds evidencing the release and cancelation of the Existing Liens and the Security Trust Agreement are filed before the applicable Public Registry of Property, Borrower shall deliver to Lender the second counterparts of the public deeds evidencing the release and cancellation of the Existing Liens (in all cases, including the information of the relevant recordation before the relevant Public Registry of Property ) and the first counterparts of the public deeds evidencing the Security Trust Agreement duly registered and sealed by the applicable Public Registry of Property; provided, however, that at the end of such sixty (60) day period, if Borrower delivers a certification from the notary public indicating that the registration of such public deeds have not been completed for causes not attributable to the Borrower, then such period will be automatically extended for an additional sixty (60) day period.

12.   As soon as possible, but in any case within thirty (30) Business Days following the date on which the public deeds evidencing the release and cancelation of the Existing Liens and the Security Trust Agreement are delivered pursuant to the preceding paragraph, Borrower shall deliver to Lender no-lien certificates for each of the Trust Properties, issued by the applicable Public Registry of Property, evidencing Trustee as beneficial owner of such Trust Property and that the Trust Property is free and clear of all liens and encumbrances (other than any encumbrances in favor of Lender) and Permitted Exceptions.